    As filed with the Securities and Exchange Commission on October 9, 1998
                                                      Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                               ________________
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ________________
                         ABC RAIL PRODUCTS CORPORATION
            (Exact name of registrant as specified in Its charter)

          DELAWARE                         3462,2743                   36-3498749
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)     Classification Code Number)      Identification No.)

      ABC RAIL PRODUCTS CORPORATION                          Robert W. Willmschen, Jr.
        200 South Michigan Avenue                        Executive Vice President and Chief
              Suite 1300                                         Financial Officer
        Chicago, Illinois  60604                           ABC Rail Products Corporation
             (312) 322-0360                                   200 South Michigan Avenue
        (Address, Including Zip Code,                                Suite 1300
  and Telephone Number, Including Area Code,                  Chicago, Illinois  60604
 of Registrant's Principal Executive Offices)                      (312) 322-0360
                                                       (Name, Address, Including Zip Code,
                                                         and Telephone Number, Including
                                                         Area Code, of Agent For Service)

                                   COPIES TO:

  Jones, Day, Reavis & Pogue      NACO, Inc.                         Schiff Hardin & Waite
  77 West Wacker                  2001 Butterfield Road              6600 Sears Tower
  Chicago, Illinois 60601-1692    Suite 502                          Chicago, Illinois  60606
  (312) 782-3939                  Downers Grove, Illinois 60515      (312) 258-5606
  Attn: Gary T. Johnson, Esq.     (630) 852-1300                     Attn: Robert J. Regan, Esq.
                                  Attn: Joseph A. Seher,
                                  Chairman of the Board and
                                  Chief Executive Officer

                               ________________


       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement and the effective time of the merger (the "Merger") of a subsidiary of ABC Rail Products Corporation and NACO, Inc., as described in the Agreement and
 Plan of Merger, dated September 18, 1998 (the "Merger Agreement") attached as Exhibit A to the Proxy Statement/Prospectus forming a part of this Registration
                                  Statement.

                               ________________
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                       CALCULATION  OF  REGISTRATION  FEE

===========================================================================================================================
       Title of Each Class of                               Proposed Maximum      Proposed Maximum
          Securities to be                Amount to be       Offering Price          Aggregate            Amount of
             Registered                    Registered             Per Unit         Offering Price      Registration Fee
---------------------------------------------------------------------------------------------------------------------------

  Common Stock, par value $.01              9,552,694 (2)           N.A.            $7,417,000 (3)            $2,188
   per share together with
   preference stock purchase
   rights (1)
---------------------------------------------------------------------------------------------------------------------------
  Warrants to purchase Common Stock,          480,406 (4)           NA                      NA                   NA (5)
   par value $.01 per share
===========================================================================================================================


--------------------------------------------------------------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

(1) This Registration Statement also covers the associated preferred stock purchase rights ("ABC Rights") issued pursuant to a Rights Agreement, dated as of September 19, 1995, as amended, between ABC Rail Products Corporation and LaSalle National Trust, N.A., as rights agent. Until the occurrence of certain prescribed events, the ABC Rights are not exercisable, are evidenced by the certificates for the ABC common stock and will be transferred along with and only with such securities. Thereafter, separate certificates will be issued representing one ABC Right for each share of ABC common stock, subject to adjustment for dilution.
(2) Includes the maximum number of shares of Common Stock to be registered hereunder that may be issuable pursuant to the Merger as described herein. Also includes, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), such indeterminate number of shares of Common Stock as may be issuable upon exercise of the Warrants.
(3) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(f)(2) of the Securities Act. Pursuant to Rule 457(f)(2), $7,417,000 represents the book value of the NACO Common Stock as of August 23, 1998, the most recent practical date for determination.
(4) Reflects Warrants to purchase an aggregate of up to 480,406 shares of Common Stock. Pursuant to Rule 416 under the Securities Act, an indeterminate number of shares of Common Stock is being registered to cover any adjustments in the number of shares issuable upon exercise of the Warrants.
(5) Pursuant to Rule 457(g) no separate registration fee is required because the common stock underlying the warrants is being registered herewith.

                         ABC RAIL PRODUCTS CORPORATION

                            SHARES OF COMMON STOCK
                  TO BE ISSUED IN CONNECTION WITH THE MERGER
                                 OF NACO, INC.
                                      AND
                 A SUBSIDIARY OF ABC RAIL PRODUCTS CORPORATION
                               ________________

                             CROSS-REFERENCE SHEET
                   Pursuant to Item 501(b) of Regulation S-K
            Showing the Location in the Proxy Statement/Prospectus
               of the Information Required by Part I of Form S-4

     Item of Form S-4                                            Location or Caption in Proxy Statement/Prospectus
     ----------------                                            -------------------------------------------------

 A. INFORMATION ABOUT THE TRANSACTION

 1.  Forepart of the Registration
     Statement and Outside Front Cover
     Page of Prospectus..................                        Facing Page of the Registration Statement; Letter of
                                                                 Chairman and Chief Executive Officer


 2.  Inside Front and Outside Back Cover
     Pages of Prospectus.................                        Table of Contents

 3.  Risk Factors, Ratio of Earnings to                          Questions and Answers About the Merger; Summary of the
     Fixed Charges and Other                                     Proxy Statement Prospectus; Summary Unaudited Pro
     Information.........................                        Forma Combined Financial Data; Comparative Per Share
                                                                 Data; Market Prices For ABC Common Stock; Cautionary
                                                                 Statement Concerning Forward-Looking Statements; Risk
                                                                 Factors and Other Considerations; NACO Selected
                                                                 Historical Financial Data; ABC Selected Historical
                                                                 Financial Data

 4.  Terms of the Transaction............                        Questions and Answers About the Merger; Summary of the
                                                                 Proxy Statement Prospectus; The Merger; Description of
                                                                 ABC Capital Stock; Comparative Rights of ABC
                                                                 Stockholders and NACO Stockholders

 5.  Pro Forma Financial Information.....                        Summary of Proxy Statement/Prospectus; Unaudited Pro
                                                                 Forma Combined Condensed Financial Information
 6.  Material Contracts With the Company
     Being Acquired......................                        The Merger

 7.  Additional Information Required For
     Reoffering by Persons and Parties
     Deemed to be Underwriters...........                        Not Applicable


 8.  Interests of Named Experts and
     Counsel.............................                        Not Applicable

 9.  Disclosure of Commission Position
     on Indemnification for Securities
     Act Liabilities.....................                        Not Applicable


 B.  INFORMATION ABOUT THE REGISTRANT

10.  Information With Respect to S-3
     Registrants.........................                        Business of ABC; ABC's Management's Discussion and
                                                                 Analysis of Financial Condition and Results of Operations;
                                                                 Where You Can Find More Information
11.  Incorporation of Certain Information
     by Reference........................                        Description of ABC Capital Stock; Where You Can Find
                                                                 More Information
12.  Information With Respect to S-2 or
     S-3 Registrants.....................                        Not Applicable

13.  Incorporation of Certain Information
     by Reference..................................                  Not Applicable

14.  Information With Respect to
     Registrants Other Than S-3 or S-2
     Registrants...................................                  Not Applicable


 C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.  Information With Respect to S-3
     Companies.....................................                  Not Applicable

16.  Information With Respect to S-2 or
     S-3 Companies.................................                  Not Applicable

17.  Information With Respect to
     Companies Other than S-2 or S-3
     Companies.....................................                  Summary of Proxy Statement/Prospectus; Risk Factors
                                                                     and Other Considerations; Market Prices for ABC
                                                                     Common Stock; NACO Selected Historical Financial Data;
                                                                     NACO Management's Discussion  and Analysis of
                                                                     Financial Condition and Results of Operations; Business of
                                                                     NACO; NACO Consolidated Financial Statements
 D. VOTING AND MANAGEMENT INFORMATION

18.  Information if Proxies, Consents or
     Authorizations are to be Solicited............                  Letter of Chairman and Chief Executive Officer; Summary
                                                                     of Proxy Statement/Prospectus; The Special Meeting,
                                                                     Voting and Proxies; The Merger; Business of NACO;
                                                                     Stock Ownership; Stockholder Proposals; Where You Can
                                                                     Find More Information
19.  Information if Proxies, Consents or
     Authorizations Are Not to be
     Solicited, or in an Exchange Offer............                  Not Applicable

                         ABC RAIL PRODUCTS CORPORATION
                           200 South Michigan Avenue
                                  Suite 1300
                           Chicago, Illinois  60604


Dear ABC Stockholder:

     You are cordially invited to attend a special meeting of stockholders of ABC Rail Products Corporation which will be held at x:00 a.m., local time, on ___________, __1998, at _______________, Chicago, Illinois.

     At this important special meeting, we will be taking action necessary to approve a merger transaction. Your company has entered into an Agreement and Plan of Merger that provides for a merger between ABC and NACO Inc. NACO will become a wholly-owned subsidiary of ABC. The combined parent company will be named ABC-NACO Inc. NACO is a supplier of freight car suspension systems and other railroad products as well as steel castings used in flow control products.

     We believe this merger of equals will create one of the largest suppliers of technologically advanced products for the railroad industry. The agreement couples two complementary companies that are well-positioned in their respective segments of the rail supply industry.

      You will continue to hold your ABC shares and NACO stockholders will receive newly-issued shares of ABC, representing approximately 50 percent of the combined company, on a fully diluted basis taking into account shares that may be issued upon exercise of options or warrants. You will be asked to approve the issuance by ABC of its shares to be issued to NACO stockholders. The exact number of shares to be issued is based on an exchange ratio provided for in the merger agreement. We will also seek your approval to amend your company's charter to provide for a classified board of directors. In addition we will ask for your vote to approve the change in your company's name to ABC-NACO Inc. The attached Proxy Statement/Prospectus provides you with information regarding all these proposals.

     On September 17, 1998, your board of directors received the written opinion of its financial adviser, Salomon Smith Barney, that as of such date and based on assumptions made, procedures followed, matters considered and limitations on the review undertaken as described in the opinion, the exchange ratio is fair from a financial point of view to the holders of ABC common stock. The full text of the opinion of Salomon Smith Barney is set forth as exhibit B to the accompanying Proxy Statement/Prospectus.

     Your board of directors has unanimously approved the merger agreement and determined that the transactions contemplated by it are fair to and in the best interests of ABC and the ABC stockholders. Your board of directors unanimously recommends that stockholders of ABC vote FOR the issuance of shares in the merger, FOR the charter amendment creating a classified board and FOR the change in the name of the company.

     YOUR APPROVAL OF THE ISSUANCE OF THE SHARES OF ABC COMMON STOCK AND THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION ARE CONDITIONS TO THE MERGER. WE WILL NOT COMPLETE THE MERGER UNLESS EACH OF THE SHARE ISSUANCE, THE AMENDMENT TO ESTABLISH A CLASSIFIED BOARD AND THE AMENDMENT TO CHANGE THE NAME OF THE COMPANY IS APPROVED BY ABC'S STOCKHOLDERS.

     SEE "RISK FACTORS AND OTHER CONSIDERATIONS" BEGINNING ON PAGE 15 FOR CERTAIN MATTERS YOU SHOULD CONSIDER.

     Your vote is important no matter how many shares you hold. Even if you plan to attend the meeting, I urge you to mark, sign and date the enclosed proxy and return it promptly in the enclosed postage paid envelope. The giving of a proxy will not prevent you from voting in person at the meeting. If you have any questions prior to the special meeting or need further assistance please call our proxy solicitor, Corporate Investor Communications, Inc., at 1-888-296-3301.

     Thank you and I look forward to seeing you at the meeting.

                                   Sincerely,

                                   Donald W. Grinter
                                   Chairman and Chief Executive Officer

--------------------------------------------------------------------------------
     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS
     HAVE NOT APPROVED OR DISAPPROVED THE MERGER DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OR THE ABC COMMON STOCK TO BE ISSUED IN THE
     MERGER, AND THEY HAVE NOT DETERMINED WHETHER THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. FURTHERMORE, THE
     SECURITIES AND EXCHANGE COMMISSION HAS NOT DETERMINED THE FAIRNESS OR MERITS OF THE MERGER. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

     ABC common stock is traded on the Nasdaq Stock Market under the symbol "ABCR."

     This Proxy Statement/Prospectus is dated ________, 1998 and is first being mailed to ABC stockholders on or about ______, 1998. This Proxy
Statement/Prospectus is also being provided to NACO stockholders on or about that date.

                         ABC RAIL PRODUCTS CORPORATION
                           200 South Michigan Avenue
                                  Suite 1300
                           Chicago, Illinois  60604


          ----------------------------------------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON______ __, 1998

          ----------------------------------------------------------

To the Stockholders of ABC Rail Products Corporation:

     Notice Is Hereby Given that a special meeting of stockholders of ABC Rail Products Corporation, a Delaware corporation ("ABC"), will be held at ________________________, Chicago, Illinois on __________, 1998, at [TIME],
local time, for the following purposes:

          1. To consider and vote upon a proposal to approve the issuance of shares (the "Share Issuance") of common stock, par value $0.01 per share, together with the associated stock purchase rights, of ABC (the "ABC common stock") pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 17, 1998, among ABC, NACO, Inc. ("NACO") and ABCR Acquisition Sub, Inc. The Merger Agreement provides for the merger of ABCR Acquisition Sub, Inc. with and into NACO (the "Merger"). The Share Issuance, the Merger and the Merger Agreement are more fully described in the accompanying Proxy Statement/Prospectus, and a copy of the Merger Agreement is attached as Exhibit A to the Prospectus/Proxy Statement.

          2. To consider and vote upon a proposal to amend ABC's certificate of incorporation to provide for a classified board of directors as provided in the Merger Agreement (the "Classified Board Amendment").

          3. To consider and vote upon a proposal to amend ABC's certificate of incorporation to change the name of the corporation to "ABC-NACO Inc." as provided in the Merger Agreement (the "Corporate Name Amendment").

          4. To consider and vote upon a proposal to postpone or adjourn the special meeting, if proposed by the ABC board of directors (the "Adjournment Proposal").

          5. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

     The close of business on                , 1998 has been fixed as the record
date for determination of the stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof.

     THE BOARD OF DIRECTORS OF ABC UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE SHARE ISSUANCE, THE CLASSIFIED BOARD AMENDMENT, THE CORPORATE NAME AMENDMENT AND THE ADJOURNMENT PROPOSAL.

     APPROVAL OF THE SHARE ISSUANCE, THE CLASSIFIED BOARD AMENDMENT AND THE CORPORATE NAME AMENDMENT ARE EACH A CONDITION TO COMPLETION OF THE MERGER. WE WILL NOT COMPLETE THE MERGER UNLESS EACH OF THESE MATTERS IS APPROVED BY STOCKHOLDERS. LIKEWISE, WE WILL NOT ADOPT THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION IF THE ISSUANCE OF SHARES IN THE MERGER IS NOT APPROVED BY ABC STOCKHOLDERS.

     Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed, postage-paid envelope so that your vote can be recorded. If you are attending the special meeting and desire to do so, you may revoke your proxy card and vote in person, even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.


                               By order of the board of directors,


                               Executive Vice President, Chief Financial Officer and Secretary


Dated:  ______ __, 1998

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED, POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL PROPOSALS. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATE-MENT/PROSPECTUS AT ANY TIME BEFORE THE PROXY HAS BEEN VOTED AT THE SPECIAL MEETING.

                               TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----
QUESTIONS AND ANSWERS ABOUT THE MERGER...........................................       1

SUMMARY OF  PROXY STATEMENT/PROSPECTUS...........................................       4
     The Companies...............................................................       4
          ABC Rail Products Corporation..........................................       4
          NACO, Inc..............................................................       4
          The Combined Company...................................................       4
     The Special Meeting.........................................................       4
     Recommendation of the Board of Directors....................................       5
     Required Vote...............................................................       5
     Security Ownership of Management and Principal Stockholders.................       5
     Opinion of ABC Financial Adviser............................................       6
     Opinion of NACO Financial Adviser...........................................       6
     Interests of Certain Persons in the Merger..................................       6
          Officer and Director Positions.........................................       6
          Classified Board.......................................................       6
          Indemnification........................................................       6
          Voting Agreement.......................................................       7
          Registration Rights Agreement..........................................       7
     Conditions to the Merger....................................................       7
     Termination of the Merger Agreement.........................................       7
     Termination Fees............................................................       8
     Amendment or Waiver.........................................................       8
     No Solicitation.............................................................       8
     No Appraisal Rights.........................................................       8
     Material Federal Income Tax Consequences....................................       8
     Forward-looking Statements..................................................       9
     Summary Unaudited Pro Forma Combined Financial Data.........................       9
     Comparative Per Share Data..................................................      10
     Market Prices for ABC Common Stock..........................................      12
     Cautionary Statement Concerning Forward-Looking Statements..................      12

RISK FACTORS AND OTHER CONSIDERATIONS............................................      15
     Risks Related to the Merger.................................................      15
          Uncertainties in Integrating the Businesses and Achieving
           Benefits of Merger....................................................      15
          Refinancing of Indebtedness............................................      15
     Risks Related to Our Business and Operations as ABC-NACO....................      16
          Business Fluctuations..................................................      16
          Competition............................................................      16
          Reliance on Certain Customers..........................................      16
          Requirement for Continuous Improvement of Production Technologies......      17
          Foreign Manufacturing..................................................      17
          Foreign Currency Fluctuations..........................................      17
          Effect of Regulation on Our Rail Products Business.....................      17
          Year 2000 Compliance; Replacement of Computer Systems..................      18
          Labor Relations........................................................      18
          Seasonality............................................................      18
          Environmental Compliance...............................................      18
     Other Considerations Related to the Merger..................................      19
          Changes in Voting Interest.............................................      19

          Effect of ABC Stock Price Fluctuations.................................       19

THE SPECIAL MEETING, VOTING AND PROXIES..........................................       20
     Purpose; Time and Place.....................................................       20
     Record Date; Voting Rights..................................................       20
     Quorum......................................................................       20
     Required Vote...............................................................       20
     Proxies.....................................................................       21
     Cost of Solicitation........................................................       21
     Adjournment.................................................................       21
     NACO Stockholders...........................................................       21

THE MERGER.......................................................................       22
     General.....................................................................       22
     Background of the Merger....................................................       22
     Recommendation of the ABC Board and Reasons for the Merger..................       24
     Recommendation of the NACO Board and Reasons for the Merger.................       26
     Benefits of the Merger......................................................       27
     Opinion of Financial Adviser to ABC.........................................       28
     Opinion of Financial Adviser to NACO........................................       31
     Merger Consideration; Exchange Ratio........................................       36
     Effective Time of the Merger................................................       37
     Conversion of Shares; Procedures for Exchange of Certificates...............       37
     Management and Operations After the Merger..................................       38
     Interests of Certain Persons in the Merger..................................       38
     Resale of ABC Common Stock..................................................       39
     Accounting Treatment........................................................       39
     Nasdaq Listing..............................................................       39
     Amendment to ABC Rights Agreement...........................................       39
     Material Federal Income Tax Consequences....................................       40
          General................................................................       40
          Treatment of ABC and Its Stockholders, Merger Subsidiary and NACO......       40
          Treatment of Holders of NACO Common Stock..............................       40

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION.....................       42
     Unaudited Pro Forma Combined Condensed Balance Sheet as of July 31, 1998....       43
     Unaudited Pro Forma Combined Condensed Statement of Operations
          For The Year Ended July 31, 1998.......................................       44
     Unaudited Pro Forma Combined Condensed Statement of Operations
          For The Year Ended July 31, 1997.......................................       45
     Unaudited Pro Forma Combined Condensed Statement of Operations
          For The Year Ended July 31, 1996.......................................       46
     Notes to Unaudited Pro Forma Combined Condensed Financial Information.......       47

NACO SELECTED HISTORICAL FINANCIAL DATA..........................................       49

NACO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
     AND RESULTS OF OPERATIONS...................................................       51

BUSINESS OF NACO.................................................................       61

ABC SELECTED HISTORICAL FINANCIAL DATA...........................................       81


ABC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS...........................................................       83

BUSINESS OF ABC..................................................................       88

DESCRIPTION OF ABC CAPITAL STOCK.................................................       94
     General.....................................................................       94
     Common Stock, Rights and Series A Preferred Stock...........................       94
          Common Stock...........................................................       94
          Rights and Series A Preferred Stock....................................       94
     Preferred Stock.............................................................       96
     Certain Effects Of Authorized But Unissued Stock............................       97
     Certain Charter and Bylaw Provisions........................................       97
     Registrar and Transfer Agent................................................       98

COMPARATIVE RIGHTS OF ABC STOCKHOLDERS AND NACO STOCKHOLDERS.....................       98
     Authorized Shares of Capital Stock..........................................       98
     Redemption and Repurchase of Capital Stock..................................       99
     Liquidation Rights..........................................................       99
     Voting Rights...............................................................       99
     Supermajority Voting Requirements; Business Combinations....................       99
     Preemptive Rights...........................................................      100
     Appraisal Rights............................................................      100
     Special Meetings of Stockholders............................................      100
     Stockholder Action Without a Meeting........................................      100
     Stockholder Proposal Procedures.............................................      101
     Stockholder Rights Plan.....................................................      101
     Board of Directors; Removal; Vacancies......................................      101
     Indemnification.............................................................      101
     Limitation of Personal Liability of Directors...............................      101
     Amendment of Charter Documents..............................................      102
     Amendment of By-Laws........................................................      102

THE MERGER AGREEMENT.............................................................      103
     The Merger..................................................................      103
     Effective Time..............................................................      103
     Conversion of Shares; Exchange of Stock Certificates; No Fractional Shares..      103
     Representations and Warranties..............................................      104
     Certain Covenants...........................................................      105
          Conduct of Business Pending the Merger.................................      105
          Special meetings of Stockholders.......................................      106
          No Solicitation........................................................      106
          Additional Agreements..................................................      107
     Conditions to the Merger....................................................      107
          Conditions to Each Party's Obligation to Effect the Merger.............      107
          Additional Conditions to NACO's Obligation to Effect the Merger........      108
          Additional Conditions to ABC's Obligation to Effect the Merger.........      108
     Termination.................................................................      109
     Termination Fees............................................................      110
     Expenses....................................................................      111
     Amendment, Extension and Waiver.............................................      112

AMENDMENTS TO ABC CERTIFICATE OF INCORPORATION...................................      112
     Classified Board............................................................      112

          Description of Classified Board Amendment..............................      112
          Reasons for Classified Board Amendment.................................      113
          Possible Anti-takeover Effects of the Classified Board Amendment.......      113
          Anti-takeover Provisions of The DGCL...................................      113
          Possible Consequences of the Anti-takeover Effects of the Classified
          Board Amendment........................................................      114
          Vote Required for Approval of Classified Board Amendment...............      115
          Directors Recommend a Vote For the Classified Board Amendment..........      115
     Change of Corporate Name....................................................      115

STOCK OWNERSHIP..................................................................      115

EXPERTS..........................................................................      118

LEGAL MATTERS....................................................................      118

STOCKHOLDER PROPOSALS............................................................      119

WHERE YOU CAN FIND MORE INFORMATION..............................................      119

NACO CONSOLIDATED FINANCIAL STATEMENTS...........................................      F-1

EXHIBIT A    MERGER AGREEMENT....................................................      A-1

EXHIBIT B    OPINION OF SALOMON SMITH BARNEY INC.................................      B-1

EXHIBIT C    OPINION OF ROBERT W. BAIRD & CO. INCORPORATED.......................      C-1

EXHIBIT D    FORM OF AMENDMENTS TO ABC CERTIFICATE OF INCORPORATION..............      D-1

          -----------------------------------------------------------------
               This document incorporates important business and financial information about ABC that is not included in or delivered with this document. You may obtain this information without charge upon written or oral request from ABC at the following address:

                    ABC Rail Products Corporation
                    200 South Michigan Avenue
                    Suite 1300
                    Chicago, Illinois 60604
                    (312) 322-0360
                    Attention: Robert W. Willmschen, Jr.
                         Executive Vice President and Chief Financial Officer

               If you would like to request documents, please do so by __________ to receive them before the meetings. If you request any incorporated documents, ABC will mail them to you by first-class mail, or other equally prompt means, within one business day of receipt of your request.
          -----------------------------------------------------------------

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.   WHY ARE THE TWO COMPANIES PROPOSING TO MERGE?

     ABC and NACO believe that combining the companies will create one of the largest suppliers of technologically advanced products and services for the railroad industry. The merger will couple two complementary companies that are well-positioned in their respective segments of the rail supply industry.

Q.   HOW WILL THE MERGER WORK?

     NACO will merge with a subsidiary of ABC and thus become a subsidiary of ABC. ABC will issue shares of its common stock to the existing stockholders of NACO in exchange for their NACO shares. As part of the merger, ABC will change its name to ABC-NACO Inc. The issuance of ABC shares to the former NACO stockholders will result in those former NACO stockholders having 50% of the ownership of ABC-NACO (on a fully diluted basis) after the merger. The remaining 50% will be held by the current ABC stockholders. The terms of the merger are set out in the merger agreement that has been signed by ABC and NACO.

Q.   HOW ARE ABC STOCKHOLDERS TREATED IN THE MERGER?

     You will not have to exchange your shares and the number of shares you hold in the new company, ABC-NACO, will not change. After the merger, the existing ABC stockholders will own about 50% of the combined company on a fully diluted basis.

Q.   HOW ARE NACO STOCKHOLDERS TREATED IN THE MERGER?

     Each outstanding share of NACO common stock will be exchanged for a specified number of shares of ABC common stock. This number, referred to as the exchange ratio, is determined by a formula set out in the merger agreement. At the date of the merger agreement, the exchange ratio would have been about 8.7. At that exchange ratio, each share of NACO common stock would be converted to 8.7 shares of ABC common stock. (NACO stockholders will receive cash for fractional shares.) The merger agreement provides for adjustment to the exchange ratio to ensure that, after completion of the merger, the ABC stockholders and NACO stockholders will each hold 50% of the outstanding shares of ABC on a fully diluted basis.

Q.   HOW IS THE EXCHANGE RATIO SET?

     The exchange ratio is not a fixed number. It will be set according to a formula agreed to in the merger agreement. The purpose of the formula is to maintain the proportionate ownership of the combined company at 50% to the ABC stockholders and 50% to the NACO stockholders on a fully diluted basis. By fully diluted basis we mean taking into account all outstanding shares plus shares that may be issued on the exercise of ABC options, rights or warrants and the shares that may be issued on the exercise of NACO rights or warrants. In the merger agreement, ABC and NACO have agreed as to how all their currently outstanding options, rights and warrants should be treated for purposes of the exchange ratio calculation. The number of shares issuable under the formula for most of these options, rights and warrants is fixed. However, the number of shares issuable on exercise of ABC options is determined by a formula taking into account the weighted average market price of the ABC common stock over a 15 day period prior to the date the merger is completed. Therefore, changes in the ABC market price affect the exchange ratio determined by the formula.

     A more detailed summary of how the exchange ratio will be determined, including examples based on different ABC stock prices, is included under "The Merger -- Merger Consideration; Exchange Ratio."

Q.   CAN THE MERGER BE TERMINATED BECAUSE OF THE ABC STOCK PRICE?

     The merger agreement allows either ABC or NACO to terminate the merger if the average price of the ABC common stock over a specified 60 day period prior to the merger is below $13 per share. Historical stock prices for ABC common stock are included under "Market Prices for ABC Common Stock." You should check newspaper or other listings for recent ABC stock prices.

Q.   WHAT ARE SOME OF THE BENEFITS OF THE MERGER?

     We currently expect to achieve at least $20 million to $25 million in annual benefits or synergies (on a pre-tax basis) as a result of the merger. These synergies are expected to be partially achieved during fiscal 1999, with the majority achieved in fiscal year 2000 and the balance thereafter. Of this range, we expect to realize about $13 million to $16 million from improvements to our wheel manufacturing operations; approximately $4 million to $5 million from improvements to other manufacturing operations; approximately $2 million from increased sales of NACO's products through ABC's distribution network; and approximately $1 million to $2 million of lower costs from combining certain general and administrative functions of the combined company. We cannot be sure that we will be able to achieve these estimated improvements and savings. Details on the benefits of the merger, including the expenses and capital expenditures necessary to achieve these benefits, are included under "The Merger -- Benefits of the Merger" and "-- Management and Operations After the Merger."

Q.   WHAT WILL BE VOTED ON AT THE ABC SPECIAL MEETING?

     We will ask the ABC stockholders to approve the following items in connection with the merger:

          -- the issuance of shares of ABC common stock to the NACO stockholders

          -- the amendment to the ABC certificate of incorporation to establish a classified board of directors

          -- the amendment to the ABC certificate of incorporation to change the name of the company to ABC-NACO Inc.

     WE WILL NOT COMPLETE THE MERGER UNLESS EACH OF THESE PROPOSALS IS APPROVED BY THE REQUIRED VOTE OF ABC COMMON STOCKHOLDERS. We will also ask you to vote on whether we should adjourn the meeting if the board of directors decides to solicit more votes for approval of these items.

Q.   DO THE NACO STOCKHOLDERS HAVE TO APPROVE THE MERGER?

     Yes.  NACO will also hold a stockholders meeting to approve the merger.

Q.   WHAT DO I DO IF I AM AN ABC STOCKHOLDER?

     ABC stockholders should mail in your signed proxy card in the return envelope as soon as possible so that your shares can be voted at the ________, 1998 special meeting.

Q.   WHAT DO I DO IF I AM A NACO STOCKHOLDER?

     NACO stockholders will receive this document as a prospectus of ABC for the ABC common stock. You should also receive directly from NACO information regarding the time and place of the NACO meeting and how to vote at the NACO meeting.

Q. IF MY ABC SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

     Your broker will vote your shares only if you provide instructions on how to vote. You should contact your broker and ask what directions your broker will need from you. Your broker will not be able to vote your shares without instructions from you.

Q:   CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

     Yes. You can change your vote at any time before your proxy is voted at the special shareholder meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. Third, you can attend the meeting and vote in person. Your attendance alone will not, however, revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q.   WHAT ARE THE TAX CONSEQUENCES OF THE MERGER?

     The exchange of shares of NACO common stock for shares of ABC common stock in the merger will be tax-free to NACO stockholders for federal income tax purposes. Holders of NACO common stock will pay taxes on any cash received for fractional shares. The merger will not be taxable to current holders of ABC common stock or to ABC.

Q.   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

     We expect the merger to be completed by the end of 1998.

Q.   WHEN WILL ABC HOLD ITS NEXT ANNUAL MEETING OF STOCKHOLDERS?

     We have decided to postpone our regular annual meeting of stockholders that would have been held in November 1998. You will receive a notice regarding the date of the meeting and any matters to be voted upon prior to the next annual meeting.

Q.   WHERE CAN I GET ADDITIONAL INFORMATION?

     If you are an ABC stockholder you should contact:

          ABC Rail Products Corporation
          200 South Michigan Avenue
          Suite 1300
          Chicago, Illinois 60604
          Attention: Robert W. Willmschen, Jr., Executive Vice President and Chief Financial Officer
          (312) 322-0360

     If you are a NACO stockholder you should contact:

          NACO, Inc.
          2001 Butterfield Road
          Suite 502
          Downers Grove, Illinois 60515
          Attention: Wayne R. Rockenbach, Senior Vice President and Chief Financial Officer
          (630) 852-1300

                    SUMMARY OF  PROXY STATEMENT/PROSPECTUS

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents referred to in "Where You Can Find More Information" (page 119). The merger agreement is attached as Exhibit A to this document. We encourage you to read the merger agreement. It is the legal document that governs the merger. The page references below will direct you to further information in this document regarding the topic covered under that caption.

THE COMPANIES

     ABC Rail Products Corporation  (Page 81)

     ABC is a leader in the engineering, manufacturing and marketing of replacement products and original equipment for the North American freight railroad and rail transit industries. The company's products include specialty trackwork, such as rail crossings and switches; mechanical products, such as railcar, locomotive and idler wheels, mounted wheel sets and metal brake shoes; classification yard products and automation systems; and railroad signal and communications systems, engineering, installation and maintenance services. In its fiscal year ended July 31, 1998, ABC's mechanical products accounted for 48% of total sales, trackwork products accounted for 44% and signal and communication systems accounted for 8%.

     ABC's offices are at 200 South Michigan Avenue, Suite 1300, Chicago, Illinois 60604 and its telephone number is (312) 322-0360.

     NACO, Inc.  (Page 49)

     NACO is a leader in the design, manufacture and supply of highly engineered cast steel and related products for the railroad and flow control markets. NACO designs, manufactures and supplies a broad line of technologically advanced products. NACO's proprietary products include high performance freight car trucks, freight car trucks employing Barber (R) suspension systems, a wide variety of freight car and locomotive couplers and related products. NACO also produces locomotive truck frames and other locomotive castings to customer specifications and provides fully assembled locomotive trucks on a just-in-time basis. NACO's flow products group produces high integrity steel alloy valve bodies and related components for manufacturers of industrial flow control systems. Customers who produce flow control equipment for the natural gas, pulp and paper, oil, chemical, waste control and water treatment industries use NACO's flow products. In its fiscal year ended on March 29, 1998, sales of NACO's rail products accounted for 77 percent of NACO's total sales, while sales of flow control products accounted for 23 percent of NACO's total sales. NACO is a privately held company.

     NACO's offices are at 2001 Butterfield Road, Suite 502, Downers Grove, Illinois 60515 and its telephone number is (630) 852-1300.

     The Combined Company

     The combined company's customers will include all of the Class I railroads and major owners, builders and lessors of freight cars and locomotives in North America. Major customers also will include regional and short-line railroads, rail transit systems and manufacturers of industrial flow control systems. ABC's largest customers are Burlington Northern Santa Fe Corporation and Union Pacific Corporation. NACO's largest customers are TTX Company, General Electric Transporation Systems, a unit of the General Electric Company and Thrall Car Manufacturing Co.

THE SPECIAL MEETING  (Page 20)

     The ABC special meeting is scheduled to be held at __:__ .m., local time, on __________, ______ ___, 1998, at the __________, Chicago, Illinois and at any
adjournment or postponement thereof. The record date for the determination of holders of ABC common stock entitled to notice of and to vote at the special meeting is __________, 1998. On the record date, ________ shares of ABC common stock were outstanding and entitled to vote.

     At the special meeting, ABC stockholders will be asked to approve the following matters in connection with the merger:

          -- the issuance of shares of ABC common stock to the NACO stockholders

          -- the amendment to the ABC certificate of incorporation to establish a classified board of directors

          -- the amendment to the ABC certificate of incorporation to change the name of the company to ABC-NACO Inc.

RECOMMENDATION OF THE BOARD OF DIRECTORS  (Page 24, 26)

     THE ABC BOARD OF DIRECTORS, BY A UNANIMOUS VOTE, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT, THE ISSUANCE OF THE ABC SHARES IN THE MERGER AND THE AMENDMENTS TO THE ABC CERTIFICATE OF INCORPORATION. THE ABC BOARD OF DIRECTORS RECOMMENDS THAT ABC'S STOCKHOLDERS VOTE (1) FOR APPROVAL OF THE ISSUANCE OF SHARES, AND (2) FOR APPROVAL OF THE TWO AMENDMENTS TO THE CERTIFICATE OF INCORPORATION. WE WILL NOT COMPLETE THE MERGER UNLESS ALL THESE MATTERS ARE APPROVED BY THE ABC STOCKHOLDERS. LIKEWISE, WE WILL NOT ADOPT THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION IF THE ISSUANCE OF SHARES IN THE MERGER IS NOT APPROVED BY ABC STOCKHOLDERS.

     The NACO board of directors also has unanimously approved the merger.

REQUIRED VOTE  (Page 20)

     The issuance of ABC shares to holders of NACO shares in the merger requires the affirmative vote of a majority of the votes cast on the proposal. Each of the amendments to the certificate of incorporation requires the affirmative vote of a majority of the total outstanding ABC shares. Approval of any other matter at the meeting requires the affirmative vote of a majority of the ABC shares present or represented by proxy at the special meeting. Each ABC stockholder is entitled to one vote per share on each matter.

     Adoption of the merger agreement by the NACO stockholders requires the affirmative vote of a majority of the outstanding NACO shares. Mr. Joseph A. Seher, Chairman of the Board and Chief Executive Officer of NACO, beneficially owns, directly or indirectly, 569,179 shares of NACO common stock, constituting approximately 56% of the outstanding NACO Common stock. As part of the transaction, Mr. Seher has agreed to vote all of such shares in favor of adoption of the merger agreement.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS  (Page 115)

     At September 1, 1998, the officers and directors of ABC beneficially owned approximately 10% of the issued and outstanding shares of ABC common stock. At September 1, 1998, the officers and directors of NACO beneficially owned approximately 81% of the issued and outstanding shares of NACO common stock.

     After the merger, the executive officers and directors of the combined company, as a group, will own approximately 45% of the issued and outstanding shares of the combined company assuming an exchange ratio of 8.7.

     Holdings of executive officers, directors and major stockholders of ABC and NACO are described under "Stock Ownership."

OPINION OF ABC FINANCIAL ADVISER  (Page 28)

     In deciding to approve the merger, one of the factors that ABC's board of directors considered was the opinion of its financial adviser, Salomon Smith Barney Inc., that, as of September 17, 1998 and based upon and subject to the considerations set forth in such opinion, the exchange ratio was fair, from a financial point of view, to the holders of ABC common stock. ABC URGES ITS STOCKHOLDERS TO READ CAREFULLY THE ENTIRE SALOMON SMITH BARNEY OPINION ATTACHED AS EXHIBIT B TO THIS DOCUMENT.

OPINION OF NACO FINANCIAL ADVISER  (Page 31)

     In deciding to approve the merger, one of the factors that NACO's board of directors considered was the opinion of its financial adviser, Robert W. Baird & Co. Incorporated, that, as of September 17, 1998 and based upon and subject to the considerations set forth in such opinion, the exchange ratio was fair, from a financial point of view, to the holders of NACO common stock. NACO STOCKHOLDERS SHOULD READ CAREFULLY THE ENTIRE ROBERT W. BAIRD & CO. INCORPORATED OPINION ATTACHED AS EXHIBIT C TO THIS DOCUMENT.

INTERESTS OF CERTAIN PERSONS IN THE MERGER  (Page 38)

     Officer and Director Positions

     The merger agreement provides that the ABC-NACO board of directors will have eight members, including Mr. Donald W. Grinter, Chairman and Chief Executive Officer of ABC and Mr. Joseph A. Seher, Chairman and Chief Executive Officer of NACO. In addition, ABC expects to designate Mr. Jean-Pierre M. Ergas, Mr. James E. Martin and Mr. George W. Peck, current directors of ABC, to serve as directors after the merger. NACO expects to designate Mr. Richard A. Drexler, Mr. Daniel W. Duval and Mr. Willard H. Thompson, current directors of NACO, to serve after the merger.

     Mr. Grinter will serve as Chairman of the Board of ABC-NACO and Mr. Seher will act as Chief Executive Officer. Mr. Vaughn W. Makary, NACO's President and Chief Operating Officer, will serve as President and Chief Operating Officer and Mr. Robert W. Willmschen, Jr., ABC's Executive Vice President and Chief Financial Officer will serve as Chief Financial Officer of the combined company.

     Classified Board

     ABC stockholders are being asked to approve an amendment to the ABC certificate of incorporation to create a classified board to become effective at the same time as the merger. This means that the ABC-NACO board will be divided into three groups or classes. The directors selected by the board for Class I will have a term which will expire at the first annual meeting of stockholders following the merger, those in Class II will have a term which will expire at the second annual meeting following the merger and those in Class III will have a term expiring at the third annual meeting following the merger. After the board is classified, each future election of directors will be for a three year term. At the time of the merger, the board of ABC-NACO will set the size of the board at eight members and the non-continuing ABC directors will resign. The board will then fill the vacancies with the persons designated by NACO to be directors and establish the classes.

     Indemnification

     In the merger agreement, ABC agrees that each officer and director of NACO and its subsidiaries before the merger will continue after the merger to have all indemnification rights and limitations on liability that were in place before the merger with respect to claims related to their service as officers and directors prior to the completion of the merger.

     Voting Agreement

     Joseph A. Seher, Chairman of the Board and Chief Executive Officer of NACO, beneficially owns, directly or indirectly, 569,179 shares of NACO common stock constituting approximately 56% of the outstanding NACO common stock. As part of the transaction, Mr. Seher has agreed to vote such shares in favor of adoption of the merger agreement.

     Registration Rights Agreement

     ABC will enter into a registration rights agreement with each of NACO's affiliates. The form of the registration rights agreement is attached as Exhibit H to the merger agreement which is attached as Exhibit A to this Proxy Statement/Prospectus. The registration rights agreement provides the NACO affiliates with the ability to have the shares of ABC common stock they receive in the merger to be registered for resale. It is a condition to NACO's obligation to consummate the merger that ABC execute the registration rights agreement.

CONDITIONS TO THE MERGER  (Page 107)

     ABC and NACO will not complete the merger unless a number of conditions are satisfied or, if permitted, waived by them. These include:

     1. NACO stockholders must adopt and approve the merger agreement and the merger;

     2. ABC stockholders must approve the issuance of ABC shares to the NACO stockholders and the amendments to the ABC certificate of incorporation;

     3. We must receive all required governmental and regulatory approvals and any waiting periods required by law must have passed;

     4. There must be no law, regulation or order making the merger illegal or prohibiting the merger;

     5. We must receive legal opinions confirming the tax-free nature of the merger;

     6. We must receive a letter from ABC's independent public accountants stating that the merger will qualify for "pooling-of-interests" method of accounting; and

     7. The Nasdaq must approve the shares of ABC common stock issuable in the merger for listing on the Nasdaq Stock Market's National Market System.

TERMINATION OF THE MERGER AGREEMENT  (Page 109)

     ABC and NACO mutually can agree to terminate the merger agreement at
any time without completing the merger.   In addition, either company can
terminate the merger agreement if:

     1.  The merger is not completed before February 28, 1999;

     2.  A governmental authority prohibits the merger;

     3. NACO stockholders do not adopt and approve the merger agreement and the merger;

     4. ABC stockholders do not approve the issuance of ABC shares to the NACO stockholders and the amendments to the ABC certificate of incorporation;

     5. If the average price of the ABC common stock over a 60 day period prior to the merger date is below $13 per share.

     6. The other party materially breaches or fails to comply with (and fails to cure such breach or failure within the requisite time period) any of its representations, warranties, covenants or agreements set forth in the merger agreement; or

     7. Under certain circumstances, if the board of directors of a party withdraws or modifies its recommendation to its stockholders in accordance with the merger agreement or accepts an acquisition proposal from a third party.

TERMINATION FEES  (Page 110)

     The merger agreement requires ABC or NACO to pay the other party a $5,000,000 termination fee and reimburse the other party $2,000,000 for expenses if the merger agreement is terminated upon the occurrence of certain of the events described above under the caption "-- Termination of the Merger Agreement."

AMENDMENT OR WAIVER  (Page 112)

     The merger agreement may be amended by ABC or NACO at any time before or after the approval by the stockholders. After such stockholder approval no amendment may be made which by law would require stockholder approval unless such stockholder approval is obtained.

     At any time before the merger is completed, ABC or NACO may waive any time limit, any inaccurate representation or any other requirement of the merger agreement. No waiver can be made which by law would require stockholder approval unless such stockholder approval is obtained.

NO SOLICITATION  (Page 106)

     ABC and NACO have each agreed, subject to certain limited exceptions, not to initiate or engage in any discussions or negotiations with another party regarding a business combination with such other party while the merger is pending.

NO APPRAISAL RIGHTS

     Neither NACO stockholders nor ABC stockholders are entitled to dissenters' appraisal rights in connection with the merger. ABC stockholders are not entitled to dissenters' appraisal rights in connection with the issuance of stock or amendments to the ABC certificate of incorporation.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES  (Page 40)

     The merger is structured so that none of ABC, ABC's merger subsidiary, NACO or the ABC common stockholders or NACO common stockholders will recognize any gain or loss for federal income tax purposes in connection with the merger (except for taxes payable because of cash received instead of fractional ABC shares by NACO stockholders). The merger is conditioned on receipt of legal opinions regarding these federal income tax consequences.

     As of the date of this document, ABC and NACO have received opinions from their counsel that the merger is tax free. It is a condition to the completion of the merger that these opinions be confirmed. We will not waive this condition unless stockholder approval of the transaction is resolicited.

     TAX MATTERS CAN BE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER
TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION.   YOU SHOULD CONSULT YOUR
OWN TAX ADVISORS TO FULLY UNDERSTAND THE TAX CONSEQUENCES OF THE MERGER TO YOU.

FORWARD-LOOKING STATEMENTS  (Page 12)

     This document contains forward-looking statements that are subject to certain risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of ABC, NACO and the combined company as well as statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," or similar expressions. You should understand that certain important factors, in addition to those discussed elsewhere in this document and in the documents that are incorporated herein by reference, could affect the future results of the combined companies and could cause those results to differ materially from those expressed in our forward-looking statements.

SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA (Page 42)

     The following table sets forth certain summary unaudited pro forma combined condensed financial data giving effect to the Merger using the pooling-of-interests method of accounting. For a complete description of these pro forma data, see "Unaudited Pro Forma Combined Condensed Financial Information" included elsewhere herein.

     ABC's fiscal year ends on July 31. NACO's fiscal year ends on the Sunday closest to March 31. ABC's fiscal year-end will be adopted by the combined entity as the annual financial reporting period. For purposes of the pro forma data included in this Proxy Statement/Prospectus, the year-ends of the two companies have not been conformed, as permitted under Regulation S-X promulgated by the Securities and Exchange Commission ("SEC"). For purposes of presenting these pro forma data, the financial position of NACO as of June 28, 1998, March 30, 1997 and March 31, 1996 and the results of NACO's operations for the twelve months ended June 28, 1998, March 30, 1997 and March 31, 1996, are combined with ABC's financial position as of July 31, 1998, 1997 and 1996 and the results of ABC's operations for the twelve months ended July 31, 1998, 1997 and 1996, respectively. Accordingly, revenues of $70.3 million and net income of $0.9 million representing NACO's results of operations for the period March 31, 1997 to June 29, 1997 are excluded from the Statement of Operations Data.

     The unaudited pro forma data reflect the application of the pooling-of-interests method of accounting for the Merger. Under this method of accounting, the recorded assets, liabilities, income and expenses of ABC and NACO are combined and recorded at their historical cost amounts, except as noted below.

     As permitted in a pooling-of-interests business combination, the unaudited pro forma data reflect certain adjustments to conform the accounting policies of both companies, as described in Note 2 to the Unaudited Pro Forma Combined Condensed Financial Information. These adjustments retroactively conform, for all periods presented, the accounting policies of both companies, consistent with the intent to present both companies as though they had always been combined.

     ABC-NACO expects to record material pre-tax special charges which could aggregate from $15 million to $20 million ($11 million to $14 million after-tax) following consummation of the Merger to cover the direct costs of the Merger, the cost of integrating certain aspects of the businesses of ABC and NACO, the cost of asset rationalizations and employee terminations to eliminate duplicate functions and excess capacity, and debt refinancing costs. These special charges were not included in the unaudited pro forma data. Management estimates that incremental capital expenditures of approximately $9 million over a period of eighteen months following consummation of the Merger will also be necessary to implement the actions necessary to achieve the synergy benefits described herein.

     The unaudited pro forma data also do not reflect synergistic savings that management believes may be realized following the Merger. The ABC and NACO management teams have preliminarily estimated annual pre-tax synergy improvements of between $20 million and $25 million, the majority of which can be achieved within eighteen months of the Merger. Management expects the transaction to be accretive to earnings per share during fiscal year 1999, before special charges and before estimated synergy benefits.

     The unaudited pro forma data should be read in conjunction with, and are qualified in their entirety by, the "Unaudited Pro Forma Combined Condensed Financial Information" included elsewhere herein, and the separate historical consolidated financial statements and notes thereto of ABC and NACO. The financial statements of ABC are incorporated by reference into this Proxy Statement/Prospectus; the financial statements of NACO appear elsewhere herein.

     The Unaudited Pro Forma Combined Condensed Financial Information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the Merger been consummated at the dates indicated, nor is it indicative of future operating results or financial position of the combined companies.

                                                                    As of and for  the Year Ended July 31,
                                                                    ---------------------------------------
                                                                   1998              1997             1996
                                                                   ----              ----             ----
                                                                      (In thousands, except per share data)
STATEMENT OF OPERATIONS DATA:
Net sales                                                         $634,921          $535,718          $519,209
Cost of sales                                                      541,096           465,777           448,469
                                                                  --------          --------          --------
               Gross profit                                         93,825            69,941            70,740
Selling, general and administrative expenses                        57,824            49,629            42,869
Other operating expenses                                                 -            (1,430)            5,955
                                                                  --------          --------          --------
               Operating income                                     36,001            21,742            21,916
Other non-operating income                                          (1,616)           (1,041)           (2,333)
Interest expense                                                    13,862            12,620             9,526
                                                                  --------          --------          --------
    Income before income taxes, cumulative effect of                23,755            10,163            14,723
     accounting change and extraordinary item
Provision for income taxes                                           9,601             3,914             5,539
                                                                  --------          --------          --------
    Income before cumulative effect of accounting change and      $ 14,154          $  6,249          $  9,184
     extraordinary item                                           ========          ========          ========
Income before cumulative effect of accounting change and
 extraordinary item per share:
               Basic                                                 $0.79             $0.36             $0.54
               Diluted                                               $0.77             $0.34             $0.52
Weighted average shares outstanding:
               Basic                                                17,850            17,593            16,983
               Diluted                                              18,474            18,145            17,613
BALANCE SHEET DATA:
Total assets                                                      $425,297          $340,142          $262,568
Total debt (including cash overdrafts)                             208,131           156,927           105,550
Stockholders' equity                                                92,446            78,363            59,486


COMPARATIVE PER SHARE DATA

     The following table sets forth selected comparative per share data for ABC and NACO on an historical and unaudited pro forma combined and pro forma combined equivalent basis giving effect to the Merger using the pooling-of-interests method of accounting. The information is derived from the historical financial statements of ABC and NACO and the Unaudited Pro Forma Combined Condensed Financial Information, all of which are incorporated by references or included elsewhere in this Proxy Statement/Prospectus. This information should be read in conjunction with such historical and pro forma financial statements and the related notes thereto. See "Where You Can Find More Information," "NACO Consolidated Financial Statements" and "Unaudited Pro Forma Combined Condensed Financial Information". The pro forma combined per share data are intended for informational purposes and do not purport to represent what the combined company's results of operations would have been had the Merger, in fact, occurred at an earlier date, or project the results for any future date or period. Upon consummation of the Merger, the actual financial position and results of operations of the combined company will differ, perhaps significantly, from the pro forma per share data reflected herein due to a variety of factors, some of which may not be under the control of the combined company.


                                                                                                        NACO
                                                      Historical                                     Pro Forma
                                          ---------------------------------        Pro Forma          Combined
                                              ABC(1)              NACO(2)          Combined(3)      Equivalent(4)
                                          ---------------       -----------       -----------       -------------
Income before cumulative effect
of accounting change and
extraordinary item per share:

Basic:
    1998                                      $0.82                $5.41              $0.79              $ 6.87

    1997                                       0.41                 2.47               0.36                3.13

    1996                                       1.05                 0.59               0.54                4.70

Diluted:

    1998                                       0.81                 5.13               0.77                6.70

    1997                                       0.41                 2.34               0.34                2.96

    1996                                       1.03                 0.56               0.52                4.52

Book value per common share:
    As of July 31, 1998                        9.72                 7.04               5.17               44.98

________________________________
(1) The ABC earnings per share data are for its historical fiscal years ended July 31. The ABC book value per share is as of July 31, 1998.

(2) The NACO earnings per share data are for its historical fiscal years ended on the last Sunday in March. The NACO book value per share is as of June 28, 1998.

(3) The pro forma combined per share information was computed with total pro forma shares of the combined company assuming an Exchange Ratio of 8.7. Additionally, as more fully described under "Unaudited Pro Forma Combined Condensed Financial Information," the periods and dates combined to arrive at these pro forma per share data were not conformed, as permitted under the SEC regulations.

(4) The NACO pro forma combined equivalent per share information represents the pro forma combined per share information multiplied by an assumed Exchange Ratio of 8.7.

MARKET PRICES FOR ABC COMMON STOCK

     ABC's common stock is traded on the Nasdaq Stock Market's National Market System under the symbol "ABCR". The following table sets forth, for the periods indicated, the high and low sales prices of the ABC common stock as reported on Nasdaq and dividends declared. ABC did not pay any dividends during fiscal
1997 or 1998.

                                                               ABC Rail Products
                                                    ------------------------------------
                                                        High                     Low
                                                    ----------                ----------

               ABC 1997 FISCAL YEAR

          First Quarter                               $22.125                   $14.750
          Second Quarter                               21.625                    14.500
          Third Quarter                                22.250                    13.750
          Fourth Quarter                               19.625                    15.250

               ABC 1998 Fiscal Year

          First Quarter                                20.875                    16.500
          Second Quarter                               21.750                    17.000
          Third Quarter                                19.875                    17.125
          Fourth Quarter                               19.250                    14.250

               ABC 1999 Fiscal Year

          First Quarter (through _______, 1998)

     On September 16, 1998, the last full trading day prior to the public announcement of the execution of the merger agreement, the closing price of one share of ABC common stock as reported on the Nasdaq National Market System was $13.25.

     On ______, 1998, the most recent practicable date prior to the printing of this Proxy Statement/Prospectus for which sales price information was obtainable, the last sale price of one share of ABC common stock as reported on the Nasdaq National Market System was $___.

     Because the market price of the ABC common stock is subject to fluctuation, the market value of the ABC common stock that holders of NACO common stock will receive in the merger may increase or decrease prior to the merger and the number of shares to be received based on the exchange ratio may vary based on the formula in the merger agreement. STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE ABC COMMON STOCK.

     On September 15, 1998, there were approximately 63 holders of record of ABC common stock.

     NACO is privately-held and there is, therefore, no established public trading market for the NACO common stock. For information regarding the NACO common stock, see "Comparative Per Share Data" and "Naco Selected Historical Financial Data."

     ABC-NACO's dividend policy following the merger will be determined by the ABC-NACO board of directors from time to time based upon the results of operations and financial condition of ABC-NACO, the terms of debt instruments and such other factors as the ABC-NACO board considers relevant. Financial covenants and other restrictions contained in the credit facilities and other agreements relating to ABC-NACO's indebtedness may require it to meet certain financial tests and may restrict its ability to pay dividends.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     Certain matters discussed in this Proxy Statement/Prospectus constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. The following discussion is intended to identify the forward-looking statements and certain factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

     Forward-looking statements include the information concerning possible or assumed future results of operations of ABC-NACO, as the combined company, and other future events set forth under "Questions and Answers About the Merger," "Risk Factors and Other Considerations -- Risks Related to the Merger -- Uncertainties in Integrating the Business and Achieving Benefits of the Mergers," "-- Refinancing of Indebtedness," "Risk Factors -- Risks Relating to Our Business and Operations as ABC-NACO," "The Merger -- Recommendations of the ABC Board and Reasons for the Merger," "-- Recommendations of the NACO Board and Reasons for the Merger," "-- Benefits of the Merger," "-- Opinion of Financial Adviser to ABC," "-- Opinion of Financial Adviser to NACO," "-- Management and Operations After the Merger," "Unaudited Pro Forma Combined Condensed Financial Information," and other statements in this Proxy Statement/Prospectus identified by words such as "anticipate," "estimate," "expect," "intend," "believe," and "objective," and include, in particular, the statements as to:

          (i) the ability of the combined company to compete more effectively in its markets;

          (ii) the anticipated levels and sources of synergies and cost savings resulting from the Merger;

          (iii) the anticipated manner in which identified cost savings and synergies will be achieved;

          (iv) the ability of the combined entity to further diversify through acquisitions or development of new business and the marketing and delivery of new products and services;

          (v) the ability to attract and retain qualified employees and the anticipated benefits to employees;

          (vi) the ability of ABC and NACO to obtain all required consents and approvals necessary to consummate the Merger;

          (vii) the expected accounting treatment and federal income tax consequences of the Merger;

          (viii) the beliefs of the ABC board and the basis for those beliefs set forth under "The Merger --Recommendation of the ABC Board and Reasons for the Merger;"

          (ix) the beliefs of the NACO board and the basis for those beliefs set forth under "The Merger --Recommendation of the NACO Board and Reasons for the Merger;"

          (x) the estimates, projections and forecasts analyzed by ABC's financial adviser in connection with its opinion as set forth under "The Merger -- Opinion of Financial Adviser to ABC;" and

          (xi) the estimates, projections and forecasts analyzed by NACO's financial adviser in connection with its opinion as set forth under "The Merger -- Opinion of Financial Adviser to NACO."

     Readers are cautioned not to place undue reliance on such forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the combined company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors may affect ABC-NACO's operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause ABC-NACO's actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following: general economic and business conditions; industry capacity; changes in technology; changes in political, social and economic conditions; regulatory matters; challenges associated with the integration of the operations of ABC and NACO; regulatory delays or conditions imposed by regulatory bodies in approving the Merger; adverse regulatory treatment; the ability of ABC and NACO to implement and realize anticipated synergies and cost savings from the Merger; the actual costs required to effect the Merger and to realize synergies and cost savings; the loss of any significant customers; changes in business strategy or development plans; actual future costs of operating expenses such as rail and scrap steel, self-insurance claims and employee wages and benefits; actual costs of continuing investments in technology; the availability of capital to finance possible acquisitions and to refinance debt; the ability of management to implement the strategy of acquisitions and process improvements; changes in the capital markets affecting the ability to finance capital requirements; and the other factors listed in the ABC Form 10-K or in other reports previously or hereafter filed by ABC with the SEC, which are incorporated by reference herein. Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Neither ABC nor NACO assumes any obligation to update such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

                     RISK FACTORS AND OTHER CONSIDERATIONS

     You should consider carefully all of the information contained in this document, including the following factors which relate to our combined business as ABC-NACO:

RISKS RELATED TO THE MERGER

     Uncertainties in Integrating the Businesses and Achieving Benefits of
Merger

     ABC and NACO have entered into the merger agreement with the expectation that the merger will result in certain benefits, including, without limitation, cost savings, operating efficiencies, revenue enhancements and other synergies. See "The Merger -- Recommendation of the ABC Board and Reasons for the Merger" and "-- Recommendation of the NACO Board and Reasons for the Merger." Achieving the benefits of the merger will depend in part upon the integration of our businesses in an efficient manner, and there can be no assurance that this will occur. This integration of ABC's and NACO's businesses will require substantial attention from management. Diversion of management attention from and any difficulties encountered in the transition and integration process could have a material adverse effect on the revenues, levels of expenses and operating results of the combined company. There can be no assurance that we will realize any of the anticipated benefits of the merger. For a discussion of other factors and assumptions related to the synergy estimates, see "The Merger -- Recommendation of the ABC Board and Reasons for the Merger," "-- Recommendation of the NACO Board and Reasons for the Merger," and "-- Benefits of the Merger."

     Refinancing of Indebtedness

     ABC currently has a $90 million credit facility agreement under which it may borrow for general corporate purposes. NACO currently has a $35 million credit facility agreement for general corporate purposes. The merger may not be completed without the consent of the lenders under these agreements. We currently expect to replace each of these separate credit facility agreements (which would eliminate the need for such consents) with a new credit agreement for use by the combined company. We will have to obtain a credit facility sufficient to replace the existing facilities and fund cash needed for costs relating to the merger, working capital and capital expenditures. We do not know if we can obtain this new credit facility in a sufficient amount or on terms as favorable as the terms of the existing agreements.

     NACO has $15 million of outstanding 11.75% subordinated notes held by Northwestern Mutual Life. The merger would constitute a "change in control" as defined in these notes. We will be required to offer to repurchase the full principal amount of the notes from Northwestern on a change in control, plus pay a substantial prepayment premium (currently estimated at $3 million). We currently expect to make the required offer to repurchase the notes or to seek Northwestern's consent to keep the notes outstanding.

     We believe that all other agreements relating to outstanding indebtedness either (a) will not have any default or repayment obligation caused by the merger, (b) will be amended with the consent of the lender to allow the merger or (c) will be refinanced on reasonable terms if necessary in order for the merger to be completed. We currently believe we will have access to adequate funds on reasonable terms to pay the repurchase price of the 11.75% notes, including the premium, if required, and to refinance the other debt necessary to complete the merger. Nevertheless, we cannot be certain that we will be able to obtain sufficient funds on reasonable terms to refinance all these obligations, or to successfully negotiate any required amendments, consents or waivers to these debt agreements, to allow the merger to be completed.

     Following the merger and the expected refinancings, we will remain a highly leveraged company. On a pro forma basis, after giving effect to the merger, total indebtedness of ABC-NACO as of July 31, 1998 would have been $201.6 million (exclusive of the effect of any prepayment premiums or costs of refinancing or costs of the merger).

RISKS RELATED TO OUR BUSINESS AND OPERATIONS AS ABC-NACO

     Business Fluctuations

     Demand for railroad products generally fluctuates in response to overall economic conditions, changes in freight traffic and other factors. In economic downturns, railroads and other customers may defer certain expenditures. Reductions in freight traffic may reduce demand for our replacement products by reducing wear. Railroads, particularly Class I railroads, can experience operational problems as a result of heavier traffic demands, which have an unpredictable impact on railroad expenditures for new and replacement products, including those sold by us.

     The flow control industry also fluctuates particularly in response to economic conditions and changes in oil prices. Our flow control business or results of operations could be materially adversely affected during economic downturns or periods of depressed oil prices.

     Competition

     We operate in highly competitive markets, and face significant competition from a limited number of established companies in the United States. Some competitors have greater financial resources than we have. Currently, no single company competes with us across all of our product lines. However, we cannot be sure that competition in one or more of our product lines will not reduce our profitability. Historically, we have experienced limited foreign competition due to the specialized nature of many of our products, the importance of product approvals by the Association of American Railroads, compliance with the American Railroad Engineering Association specifications and the cost of shipping. However, we cannot be sure that foreign competition will not increase in the future.

     Reliance on Certain Customers

     The railroad supply market has a highly concentrated customer base. Our principal specialty trackwork customers are the North American Class I railroads, although we also sell specialty trackwork to a number of regional and short-line railroads as well as rail transit systems. Our wheel and wheel mounting customers include the Class I railroads, regional and short-line railroads, railcar and locomotive manufacturers and railroad service companies. Our metal brake shoe customers include railroads, rail transit systems and manufacturers of railcar and locomotive braking systems. ABC's largest customers are Burlington Northern Santa Fe Corporation and Union Pacific Corporation, which each accounted for approximately 18% of ABC's net sales for fiscal 1998. No other customer accounted for more than 10% of ABC's fiscal 1998 net sales. ABC's five largest customers accounted for approximately 54% of its net sales during fiscal 1998. A significant decrease in business from any of these customers, or the loss of any major customer, could have a material adverse effect on us.

     NACO's portion of our business focuses sales and marketing efforts on customers that are leaders in the railroad and flow control industries. As a result, a relatively small number of customers are responsible for a significant portion of net sales in any given year. NACO's ten largest customers accounted for approximately 70%, 68% and 65% of NACO's net sales in fiscal 1997, 1996 and 1995, respectively. NACO's three largest customers are TTX Company, GE Transportation and Thrall Car Manufacturing Co. In fiscal 1997, 1996 and 1995, TTX Company accounted for approximately 17%, 11% and 11%, respectively, of NACO's net sales; GE Transportation accounted for approximately 16%, 13% and 18%, respectively, of NACO's net sales; and Thrall Car Manufacturing Co. accounted for approximately 11%, 14% and 8%, respectively, of NACO's net sales. The loss of, or a significant decrease in, business from any of these three customers or from other substantial customers could have a material adverse effect on our business or results of operations.

     The flow control industry is currently experiencing significant consolidation. In fiscal 1997, four of NACO's ten largest customers (measured by net sales) were in the flow control industry. Due to consolidation in the flow control industry, we will be competing for orders from a smaller number of larger flow control customers. The loss of business from any of our substantial flow control customers could have a material adverse effect on our business or results of operations.

     Requirement for Continuous Improvement of Production Technologies

     Our ability to continue to meet customer specifications with respect to performance, cost, quality, delivery time and service will depend, in part, upon our ability to remain technologically competitive. Our business may from time to time require significant additional capital. In addition, improvements to production processes may cause significant disruption to the normal manufacturing process flow. Major capital expenditures by ABC in the last two fiscal years include a major upgrade of machining operations at the Calera, Alabama wheel plant, which is operational, and a new rail mill in Chicago Heights. NACO's principal railroad products manufacturing facilities in the United States, Canada and Mexico currently are operating at full capacity. NACO is nearing completion of the conversion and expansion of one of the plants at our Sahagun, Mexico facility, which is scheduled to be fully operational by the end of calendar 1998. We expect the completed plant to increase the production capacity of certain of our railroad products. If we are unable to complete the conversion and expansion on time or as planned, we may not be able to manufacture certain of our railroad products for our customers on a timely basis which may adversely impact our relationships with such customers. Our inability to continuously improve production technologies in order to remain competitive could have a material adverse effect on our business.

     Foreign Manufacturing

     We are subject to numerous risks inherent in foreign manufacturing, including the following: fluctuations in currency exchange rates; economic and political instability; restrictive actions by foreign governments; the laws and policies of the United States affecting the importation of goods (including duties, quotas and taxes); and trade and foreign tax laws.

     Foreign Currency Fluctuations

     In addition to manufacturing products in the United States, we manufacture products in Canada, Mexico and Scotland. As a result, a significant portion of our costs and expenses are incurred in currencies other than U.S. dollars. Currently, the value of the U.S. dollar in comparison to local currencies in Mexico and Canada is very favorable. However, adverse fluctuations in the value of the U.S. dollar in comparison to local currencies in the countries in which we operate may have a negative impact on our financial results in the future.

     Effect of Regulation on Our Rail Products Business

     The Association of American Railroads promulgates a wide variety of rules and regulations governing safety, including, among other things, the design, performance and manufacture of equipment used on freight cars in interchange service throughout the North American railroad system. Existing products have undergone and new products are required to undergo extensive and rigorous Association of American Railroads testing and approval processes. Similarly, the casting facilities of railroad products manufacturers are required to be certified and to undergo periodic inspections in order to continue to produce Association of American Railroads certified products. If we fail to maintain the Association of American Railroads certifications of our railroad products facilities in North America or obtain Association of American Railroads certifications of new facilities or railroad products, our business or results of operations could be materially adversely affected.

     Countries outside of North America also have regulatory authorities that regulate railroad safety, freight car design, and the design, performance and manufacture of component parts for railcars used on their railroad systems. In addition, certain European countries have created an entity known as the Union Internationale des Chemins de Fer, whose function is to promulgate regulations for safety matters, including the design and manufacture of freight car equipment which is used in interchange service on European railroad systems. If we fail to obtain and maintain certifications of our product offerings within the various countries in which we market outside of North America or as required by the Union Internationale des Chemins de Fer, our ability to market and sell railroad products in those countries could be materially adversely affected.

     Year 2000 Compliance; Replacement of Computer Systems

     Many existing computer systems and applications, and other control devices, use only two digits to identify a year in the date field, without considering the impact of the upcoming change in the century. As a result, such systems and applications could fail or create erroneous results unless corrected so that they can process data related to the Year 2000.

     ABC and NACO both have projects underway to address Year 2000 problems. We are implementing changes in information systems technology that will enable our systems to process transactions in the Year 2000. This entails the replacement of substantially all of our existing financial and operating information systems with fully-compliant new systems. In addition, we are currently reviewing other systems to ensure that they are Year 2000 compliant. We are also reviewing the possible effects that might arise from the interaction of our computer systems with those of our suppliers and customers should their computer systems not be Year 2000 compliant.

     We cannot be sure that we will be able to address the Year 2000 issues for all of our software and applications in a timely manner or that we will not encounter unexpected difficulties or significant additional expenses relating to adequately addressing the Year 2000 issue. If we or our major customers or suppliers fail to address adequately the Year 2000 issues, or we fail to successfully integrate or convert our computer systems generally, our business or results of operations could be materially adversely affected.

     Labor Relations

     Labor unions represent approximately 68% of ABC's employees and 83% of NACO's employees. We believe that our labor relations are satisfactory. NACO resolved a six-day work stoppage in May 1998 at its Hamilton, Ontario facility (the second in the last three years) and a four-day work stoppage in June 1998 at its Sahagun, Mexico facility. However, we cannot be certain that work stoppages will not occur in the future or that we will reach new agreements upon expiration of our union contracts. If we suffer work stoppages or fail to reach new agreements with our unions, our business or results of operations could be materially adversely affected.

     Seasonality

     The peak season for installation of specialty trackwork extends from March through October, when weather conditions are generally favorable for installation, and, as a result, net sales of specialty trackwork have historically been more concentrated in the period from January to June, a period roughly corresponding to the second half of ABC's fiscal year. In addition, a number of ABC's facilities close for regularly scheduled maintenance in late summer and late December, which tends to reduce operating results during the first half of our fiscal year. Consequently, the majority of ABC's net sales of specialty trackwork have historically occurred in the second half of its fiscal year. In addition, transit industry practice with respect to specialty trackwork generally involves the periodic shipment of large quantities, which may be unevenly distributed throughout the year. For fiscal 1998, sales of specialty trackwork products accounted for approximately 44% of ABC's net sales.

     NACO has experienced, and may in the future experience, fluctuations in quarterly results of operations. A number of NACO's facilities, as well as those of certain of its customers, close for regularly scheduled maintenance in the summer, and NACO and certain of its customers also close for extended holiday periods in December. As a result, NACO's operating results for its second and third fiscal quarters tend to be lower than other quarters.

     Environmental Compliance

     We are subject to a variety of environmental laws and regulations governing discharges to air and water, the handling, storage and disposal of hazardous or solid waste materials and the remediation of contamination associated with releases of hazardous substances. Although we believe that we are in material compliance with all of the various regulations applicable to its business, there can be no assurance that requirements will not change in the future or that we will not incur significant costs to comply with such requirements.

OTHER CONSIDERATIONS RELATED TO THE MERGER

     Changes in Voting Interest

     The merger agreement provides for the current stockholders of NACO to receive ABC common stock in the merger which will result in such NACO stockholders owning approximately 50% on a fully diluted basis of the voting power of ABC-NACO after the merger (including shares that may be issued upon exercise of options, warrants and other rights). This issuance will constitute substantial dilution of the voting interest in ABC of the current ABC stockholders. Following the merger, Mr. Seher will beneficially own, directly or indirectly, approximately 26% of the voting power of ABC-NACO on a fully diluted basis. The existing directors and officers of NACO (including Mr. Seher) currently hold about 81% of the NACO common stock and after the merger will hold about 40% of ABC-NACO common stock.

     Effect of ABC Stock Price Fluctuations

     The price of the ABC common stock may vary significantly from the price as of the date of execution of the merger agreement, the date of this document or the date of the special stockholder meeting. These variances may be due to changes in the businesses, operations, results and prospects of ABC or NACO, market assessments of the likelihood that the merger will be consummated and the timing thereof, general market and economic conditions, and other factors. For example, between September 17, 1997 and September 17, 1998, the closing sales price of the ABC common stock has ranged from a high of $21.75 to a low of $10.00. In addition, the stock market generally has experienced significant price and volume fluctuations. These market fluctuations could have a material adverse effect on the market or liquidity of the ABC common stock. Lower stock prices for the ABC common stock will result in a lower exchange ratio. Examples showing the exchange ratio based on different ABC common stock prices are included under "The Merger -- Merger Consideration; Exchange Ratio."

     Either ABC or NACO may terminate the merger agreement if the average trading price of the ABC common stock over a 60 day period prior to the merger is below $13 per share. ABC or NACO can only terminate the merger agreement in this situation if they give notice to the other party at least 48 hours prior to the meeting of stockholders (or, if the meetings are not on the same day, within 48 hours prior to the last meeting to be held). The 60 day period for calculating the average must end within four trading days of the date of the meeting (or, if the meetings are not on the same day, prior to the date of the last meeting). The historical market prices of ABC common stock are included under "Market Prices for ABC Common Stock."

                    THE SPECIAL MEETING, VOTING AND PROXIES

     This document is being furnished to ABC's common stockholders in connection with the solicitation of proxies by the ABC board of directors from the ABC stockholders for use at the ABC special meeting. This document is also being provided to the holders of NACO common stock as a prospectus in connection with the offer by ABC to such NACO stockholders of the ABC common stock to be issued in the merger.

PURPOSE; TIME AND PLACE

     The ABC special meeting is scheduled to be held on _______ ___, 1998, at __:__ _.m., local time, at _____________Chicago, Illinois and at any adjournment
or postponement thereof.   The purpose of the special meeting is to approve the
following matters in connection with the merger:

          -- the issuance of shares of ABC common stock to the NACO stockholders

          -- the amendment to the ABC certificate of incorporation to establish a classified board of directors

          -- the amendment to the ABC certificate of incorporation to change the name of the company to ABC-NACO Inc.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT
AND DETERMINED THAT THE TRANSACTIONS CONTEMPLATED BY IT ARE FAIR TO AND IN THE BEST INTERESTS OF ABC AND THE ABC STOCKHOLDERS. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF ABC VOTE FOR THE ISSUANCE OF SHARES IN THE MERGER, FOR THE CHARTER AMENDMENT ESTABLISHING A CLASSIFIED BOARD AND FOR THE CHANGE IN THE NAME OF THE CORPORATION.

     Certain members of the ABC board of directors and certain members of the NACO board of directors will become directors and/or employees of ABC-NACO following consummation of the merger. Therefore, such directors and officers have these and other interests in the Merger Agreement that are in addition to the interests of stockholders of ABC or NACO generally and that could potentially represent conflicts of interest. The board of directors of ABC and the board of directors of NACO were aware of these interests and considered them, among other matters, in approving the Merger Agreement. See "The Merger -
- Interests of Certain Persons in the Merger."

RECORD DATE; VOTING RIGHTS

     Holders of record of shares of ABC common stock at the close of business on _____ ___, 1998, the record date, will be entitled to notice of and
to vote at the special meeting.   As of the record date, [_______] shares of ABC
common stock were issued and outstanding and entitled to vote. Each outstanding share of ABC common stock is entitled to one vote upon each matter presented at the special meeting.

QUORUM

     The holders of a majority of the shares of ABC common stock issued and outstanding must be present in person or represented by proxy at the ABC special meeting for a quorum to be present. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be considered present for the purpose of establishing a quorum.

REQUIRED VOTE

     The issuance of the ABC common stock to holders of NACO common stock in the merger (the "Share Issuance") requires the affirmative vote of a majority of the votes cast on the proposal. The amendment to the ABC certificate of incorporation to establish a classified board of directors (the "Classified Board Amendment") and the amendment to the ABC certificate of incorporation to change the name of the company to "ABC-NACO Inc." (the "Corporate Name Amendment") each requires the affirmative vote of a majority of the total outstanding shares of ABC common stock. Approval of any other matter at the meeting requires the affirmative vote of a majority of the ABC shares present or represented by proxy at the special meeting. Each ABC stockholder is entitled to one vote per share on each matter.

     The directors and executive officers of ABC, together with their affiliates as a group, own beneficially approximately 10% of the issued and
outstanding shares of ABC common stock.   Except for those persons identified
under "Stock Ownership -- ABC Stock Ownership", no person holds of record or, to the knowledge of ABC management, owns beneficially more than 5% of the outstanding ABC common stock.

PROXIES

     Holders of ABC common stock may vote either in person or by properly executed proxy. By completing and returning the form of proxy, you authorize
the persons named therein to vote all your ABC shares on your behalf.   All
completed returned will be voted in accordance with the instructions indicated on such proxies. If no instructions are given, properly executed proxies will be voted FOR approval of the Share Issuance and FOR approval of the Classified Board Amendment and the Corporate Name Amendment and FOR any proposal to postpone or adjourn the special meeting. In addition, the persons designated in such proxies will have discretion to vote on any matter incident to the conduct of the ABC special meeting.

     You may revoke a previously granted proxy at any time before it is voted by filing with the Secretary of ABC a revoking instruction or another duly executed and subsequently dated proxy or by attending the meeting and voting in person. Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy.

     Under Delaware law, properly executed proxies that are marked "abstain" or are held in "street name" by brokers that are not voted on one or more particular proposals (if otherwise voted on at least one proposal) will be counted for purposes of determining whether a quorum is present at the special meeting. Abstentions will have the same effect as a vote against the proposal to which such abstention applies. Broker non-votes will be treated neither as a vote for nor as a vote against any of the proposals to which such broker non-votes apply. Proxies and ballots will be received and tabulated by American Stock Transfer and Trust Company, ABC's transfer agent.

     PLEASE DO NOT SEND ANY SHARE CERTIFICATE WITH YOUR PROXY CARDS.

COST OF SOLICITATION

     ABC will bear the cost of the solicitation of proxies for the ABC special meeting, except that ABC and NACO will share equally expenses incurred
in connection with printing and filing this document.   Proxies may be solicited
by certain officers and employees of ABC or its subsidiaries by mail, by telephone, personally or by other communications, without compensation apart
from their normal salaries.   ABC has retained Corporate Investor
Communications, Inc. to assist in the solicitation of proxies from ABC stockholders, including brokers' accounts, at a fee for such services of $7,500 and reasonable out-of-pocket expenses.

ADJOURNMENT

     The ABC special meeting may be adjourned to another date and/or place for any proper purpose (including, without limitation, for the purpose of soliciting additional proxies). We are asking for your vote to approve such an adjournment (the "Adjournment Proposal") if proposed by the ABC board of directors.

NACO STOCKHOLDERS

          NACO stockholders will receive additional information directly from NACO regarding the time and place of the NACO meeting and how to vote at the NACO meeting.

                                  THE MERGER

GENERAL

     The Merger Agreement dated as of September 17, 1998 (the "Merger Agreement") by and among NACO, ABC and ABCR Acquisition Sub, Inc. (the "Merger Subsidiary") is the legal document that governs the merger transaction described herein. The Merger Agreement provides for the merger of Merger Subsidiary with and into NACO, as a result of which NACO will become a wholly owned subsidiary of ABC (the "Merger"). ABC will be renamed "ABC-NACO Inc." ("ABC-NACO"). As a result of the Merger, the former stockholders of NACO will own 50 percent of the outstanding voting shares of ABC-NACO on a fully diluted basis. We expect to complete the Merger by year-end 1998.

     The Merger Agreement is summarized under the heading "The Merger Agreement." The full text of the Merger Agreement is set out in Exhibit A to this document. You should read the summary and Exhibit A in their entirety.

BACKGROUND OF THE MERGER

     Since the early 1990's, the management of ABC periodically has analyzed various potential strategic options that might be available to ABC, including possible business combinations with other rail products and services companies. It long has been the view of management that the railroad products industry is undergoing consolidation. In addition, ABC management has noted the trend toward the outsourcing of more and more functions by railroads and has believed that rail suppliers delivering an integrated package of complementary products would be favored by customers over suppliers of component parts. ABC's manufactured products include, among others, railcar wheels, and mounted wheel sets, which are components of a railcar undercarriage. If a single company, such as ABC, could build a complete undercarriage, that company would be able to design, engineer and sell an integrated system so as to achieve the highest performance level and increase the attractiveness of its proprietary product offerings to customers.

     The management of NACO also periodically has analyzed various strategic options, including possible business combinations with other rail products and services companies, and, alternatively, an initial public offering of its common stock. Affiliation with a public rail products and services company, or being a public company in its own right, management believed, could maximize shareholder value and provide NACO with a platform for future growth. In addition, NACO management has seen the same trends towards consolidation and outsourcing in the rail products and services industry. For NACO, whose manufactured products include, among others, freight car trucks and freight car couplers and related products, delivering a complete undercarriage also would be an important step in meeting customer needs and becoming a premier supplier of technologically advanced products and services for the railroad industry.

     Due to the nature of their respective businesses, ABC and NACO provide complementary products and services for many of the same customers. As a result, ABC and NACO were familiar with each other's business and operations. From time to time, they have bid and were awarded contracts from European railroads for delivery of complete railcar undercarriages.

      ABC and NACO have held discussions with each other and with other rail products and services companies regarding possible strategic alliances and business combinations. During the summer of 1997, Donald W. Grinter, Chairman and Chief Executive Officer of ABC, and Joseph A. Seher, Chairman and Chief Executive Officer of NACO, with the assistance of various company representatives and financial advisers, discussed the possibility of a combination transaction. In connection with those discussions, ABC and NACO entered into an agreement dated June 5, 1997 regarding the confidentiality of any evaluation material reviewed. The exploratory discussions with NACO were terminated and the possibility of a business combination between ABC and NACO was dismissed by both parties on or about September 19, 1997 at a meeting between Messrs. Grinter and Seher, following which both parties requested that the evaluation materials be returned.

     Following September 19, 1997, ABC continued to receive exploratory calls from various other companies regarding their possible interest in exploring a strategic transaction, but these inquiries were not actively pursued by ABC. Working with its financial adviser, NACO determined to prepare for the registration of its common stock with the SEC in an initial public offering. NACO prepared a draft registration statement during the spring and summer of 1998, but did not file it with the SEC.

     Messrs. Grinter and Seher met on March 17, May 19, and June 17, 1998, at which times the possibility of a transaction between ABC and NACO was discussed. On July 10, 1998, Messrs. Grinter and Seher met again to discuss the possibility of a transaction between ABC and NACO. This meeting also included Robert W. Willmschen, Jr., ABC's Executive Vice President and Chief Financial Officer and Wayne R. Rockenbach, NACO's Senior Vice President and Chief Financial Officer. On July 22 and 23, Messrs. Grinter and Willmschen accompanied Mr. Seher and Vaughn W. Makary, NACO's President and Chief Operating Officer, on a visit to the Sahagun, Mexican operations of NACO.

     At a meeting in Chicago on July 28, 1998, there was a presentation to Messrs. Grinter and Willmschen from Robert W. Baird & Co. Incorporated ("Baird"), NACO's financial adviser, about the possibility of a strategic transaction between ABC and NACO. The next day, Mr. Grinter, accompanied by three other members of ABC's board of directors, Norman Doerr, James E. Martin and George W. Peck IV, visited NACO's Technologies facility at Lombard, Illinois. They were given a tour of that site led by Mr. Seher. ABC's board of directors met at its regularly-scheduled meeting beginning on July 30 and discussed the possibility of a transaction between ABC and NACO. Mr. Grinter and other ABC officers continued to explore the possibility of a strategic combination. NACO's board of directors also held a regular meeting on July 30 which reviewed the status of negotiations with ABC. Following these meetings, in telephone calls between Messrs. Grinter and Seher, a strategic merger of equals emerged as the framework for analyzing the terms of a possible transaction.

     On August 6, ABC and NACO entered into a Mutual Exclusivity Agreement pursuant to which each company agreed not to solicit, initiate or encourage the submission of any proposal or offer from any person relating to the acquisition of any of their respective capital stock or other voting securities or any substantial portion of their respective assets (exclusive of the filing by NACO of a preliminary prospectus with the SEC, so long as there was no public distribution thereof) or to participate in any discussions or negotiations regarding, furnishing any information with respect to, assisting or participating in, or facilitating any effort by any person to do the foregoing. The original term of this Mutual Exclusivity Agreement was until September 11, 1998.

     On August 11, 1998, a meeting was held in Chicago at the offices of Baird. Also in attendance were representatives from NACO, ABC, their respective counsel and Baird. Legal and accounting due diligence began shortly thereafter. ABC retained Salomon Smith Barney Inc. ("Salomon") to serve as its financial adviser on August 13. The first draft of a Merger Agreement was circulated to the working group on August 17 by Schiff Hardin & Waite, counsel for NACO. The draft proposed a strategic merger of equals between ABC and NACO. On August 19, a working group meeting was held at the office of Salomon in Chicago to discuss various transactional issues. In attendance were representatives of ABC, NACO, as well as their counsel and financial advisers. On August 21, management due diligence presentations were given by ABC and NACO at the office of Salomon in Chicago. In attendance were representatives of ABC, NACO, as well as their counsel and financial advisers.

     ABC's board of directors met in a special meeting on August 31 and reviewed the status of discussions between representatives of ABC and NACO. The ABC board of directors considered presentations by its legal counsel, Jones, Day, Reavis & Pogue, and Salomon. Following that meeting, ABC's officers continued to explore the possibility of a strategic combination. Messrs. Grinter and Seher agreed orally to extend the term of the Confidentiality Agreement until September 11, 1998.

     NACO's board of directors met on September 3, with its legal counsel, Schiff Hardin & Waite, and its financial adviser, Baird, to discuss the status of the merger discussions with ABC. ABC's board of directors met at a special meeting on September 9 and reviewed the status of discussions between representatives of ABC and NACO. Mr. Seher, as well as Messrs. Makary and Rockenbach, attended that meeting. Following that meeting, ABC's and NACO's officers and representatives continued to explore the possibility of a strategic combination. Work on a possible transaction continued with a meeting at the office of Salomon on September 13 at which counsel and financial advisers to ABC and NACO resolved certain open items regarding the proposed Merger Agreement and related issues. On September 14, Messrs. Grinter and Seher orally agreed to extend the Mutual Exclusivity Agreement until September 21, 1998.

     On the morning of September 17, 1998, counsel and the financial advisers held a teleconference and resolved remaining issues, subject to board review and approval. Later that day, NACO's board of directors met at a special meeting and approved the proposed transaction following presentations by Baird and Schiff Hardin & Waite. Baird discussed its written opinion that, as of such date and subject to the assumptions and limitations set forth therein, the Exchange Ratio (as proposed in the Merger Agreement) was fair, from a financial point of view, to the holders of NACO common stock. Schiff Hardin & Waite reviewed the terms of the definitive Merger Agreement and the legal standards applicable to the NACO Board's consideration of the proposed "merger of equals" transaction. ABC's board of directors met at a special meeting on September 17 and approved the transaction following presentations by Salomon and Jones, Day, Reavis & Pogue. Salomon discussed its written opinion that, as of such date and subject to the assumptions and limitations set forth therein, the Exchange Ratio was fair, from a financial point of view, to the holders of ABC common stock. Jones, Day, Reavis & Pogue reviewed the terms of the definitive Merger Agreement and the legal standards applicable to the ABC Board's consideration of the proposed "merger of equals" transaction. Officers of ABC and of NACO executed the Merger Agreement later that evening and the two companies issued a joint press release announcing the transaction.

RECOMMENDATION OF THE ABC BOARD AND REASONS FOR THE MERGER

     THE ABC BOARD BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTEREST OF, ABC AND THE ABC STOCKHOLDERS. ACCORDINGLY, THE ABC BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE ABC STOCKHOLDERS VOTE FOR THE SHARE ISSUANCE, THE CLASSIFIED BOARD AMENDMENT AND THE CORPORATE NAME AMENDMENT, ALL OF WHICH ARE NECESSARY TO COMPLETE THE MERGER.

     The ABC board believes that the consummation of the Merger presents a unique opportunity to create a premier supplier of technologically advanced products and services for the railroad industry.

     In reaching its decision to approve the Merger Agreement, the ABC board consulted with ABC management, as well as with its financial and legal advisers, and considered a variety of factors, including the following:

     (i) The ABC board's familiarity with and review of ABC's business, operations, financial condition, earnings and prospects.

     (ii) The anticipated effectiveness of the Merger in implementing and accelerating ABC's strategy to be a broader based supplier of products to the rail industry and the benefits associated with NACO's strong position as the leading designer and producer of high performance freight car suspension systems ("trucks") and as the leading supplier of other types of freight car trucks, locomotive truck frames, freight car couplers and other products, the depth of NACO's management team and the quality of its operations.

     (iii) The business, operations, financial condition, earnings and prospects of each of ABC and NACO. In making its determination, the ABC board took into account the results of ABC's due diligence review of NACO's business.

     (iv) The scale, scope and strength of the operations of the combined company, in that the combined company would be North America's number one manufacturer of specialty trackwork; the number one supplier of high-performance freight car trucks; the number two producer of railcar wheels and distributor of mounted wheel sets; the number one or number two supplier of all other types of freight car trucks, freight car couplers and related products as well as locomotive truck frames; a rapidly growing supplier of railroad signal system services; and a leading producer of high integrity steel castings used in flow products.

     (v) The competitive advantage that the combined company would have through the combination of NACO's technological strengths as a designer and producer of freight car trucks with ABC's strengths as a producer of freight car wheels and assembler of wheel sets, thus permitting the combined company to design, engineer and sell railcar suspension systems, complete with wheels, which can achieve the highest performance level.

     (vi) The further competitive advantage that the combined company would have as a result of incorporating NACO's considerable process technology and know-how in the production of steel castings by the combined company for high quality, low cost, railcar wheels as well as to achieve a leadership position in trackwork castings.

   (vii) The additional competitive advantage that the combined company would have as a result of introducing the sale and distribution of various freight car and locomotive repair parts produced by NACO into ABC's existing geographically dispersed wheel assembly facilities, and expanding the location of wheel assembly facilities, particularly in Mexico.

   (viii) The anticipated financial impact of the proposed transaction on the combined company's future financial performance, including, without limitation, the accretive impact (before special charges and before estimated synergy benefits) on ABC-NACO's earnings per share beginning in fiscal 1999. The combined company's ability to achieve such results depends on various factors, a number of which will be beyond its control, including the regulatory environment, economic conditions, unanticipated changes in business conditions and inflation. There can, therefore, be no assurance in this regard. See "Cautionary Statement Concerning Forward-Looking Statements."

     (ix) The expectation that the Merger would result in synergies for the combined company's operations, including significant operating advantages relative to competitors and to ABC on a stand-alone basis, as well as the possibility of enhancing revenues through substantial cross-selling opportunities. The ABC board noted that, although no assurances could be given that any particular level of synergies will be achieved, the managements of ABC and NACO had identified potential pre-tax synergies in the form of operating improvements, cost savings and enhanced annual revenues of approximately $20 million to $25 million annually following consummation of the Merger some of which can be achieved in fiscal 1999; the majority of which can be achieved in fiscal 2000; and the balance thereafter. The board also considered the expenses and capital expenditures necessary to achieve these benefits. See "-- Benefits of the Merger" and "-- Management and Operations After the Merger."

     (x) The structure of the Merger and the terms of the Merger Agreement, which were reciprocal in nature, including the fact that the Exchange Ratio provides reasonable certainty as to the number of shares of ABC common stock to be issued in the Merger and that the Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and for "pooling of interests" accounting treatment.

     (xi) The proposed arrangements with members of management of ABC and NACO, including that Mr. Grinter would serve as Chairman of the board of the combined company after the Merger, Mr. Seher would serve as Chief Executive Officer of the combined company after the Merger, Mr. Makary would serve as President and Chief Operating Officer of the combined company, and Mr. Willmschen would serve as Executive Vice President and Chief Financial Officer of the combined company after the Merger, and that Messrs. Grinter and Seher, along with three non-management members of each of ABC's and NACO's current boards of directors would be members of the eight person board of directors of the combined company following the Merger. See "-- Management and Operations after the Merger."

    (xii) The opinion of Salomon that, as of September 17, 1998, the Exchange Ratio was fair, from a financial point of view, to the holders of ABC common stock. See "---Opinion of Financial Adviser to ABC."

   (xiii) The belief of ABC's senior management and the ABC board that ABC and NACO share the same values and commitments and that their managements possess complementary skills and expertise.

     The foregoing discussion of the information and factors considered by the ABC board is not intended to be exhaustive but includes all material factors considered by the ABC board. In reaching its determination to approve and recommend that Merger, the ABC board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. The ABC board is unanimous in its recommendation that ABC stockholders vote for the Share Issuance, the Classified Board Amendment and the Corporate Name Amendment, all of which are necessary to complete the Merger.

RECOMMENDATION OF THE NACO BOARD AND REASONS FOR THE MERGER

          THE NACO BOARD BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, NACO AND THE NACO STOCKHOLDERS. ACCORDINGLY, THE NACO BOARD HAS UNANIMOUSLY APPROVED THE AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT NACO STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

          The NACO board believes that the consummation of the Merger presents a unique opportunity to create a premier supplier of technologically advanced products and services for the railroad industry.

          In reaching its decision to approve the Agreement, the NACO board consulted with NACO management, as well as with its financial and legal advisers, and considered a variety of factors, including the following:

          (i) The NACO board's familiarity with and review of NACO's business, operations, financial condition, earnings and prospects.

          (ii) The anticipated effectiveness of the Merger in implementing and accelerating NACO's strategy to be a broader based supplier of products to the rail industry and the benefits associated with ABC's strong position as North America's leading producer of specialty trackwork; as the second leading producer of railcar wheels and distributor of mounted wheel sets and a rapidly growing supplier of railroad signal system services, the depth of ABC's management team and the quality of its operations.

          (iii) The business, operations, financial condition, earnings and prospects of each of ABC and NACO. In making its determination, the NACO board took into account the results of NACO's due diligence review of ABC's business.

          (iv) The competitive advantage that the combined company would have through the combination of NACO's technological strengths as a designer and producer of freight car trucks with ABC's strengths as a producer of freight car wheels and assembler of wheel sets, thus permitting the combined company to design, engineer and sell railcar suspension systems, complete with wheels, which can achieve the highest performance level.

          (v) The further competitive advantage that the combined company would have as a result of incorporating NACO's considerable process technology and know-how in the production of steel castings by the combined company for high quality, low cost, railcar wheels as well as to achieve a leadership position in trackwork castings.

          (vi) The additional competitive advantage that the combined company would have as a result of introducing the sale and distribution of various freight car and locomotive repair parts produced by NACO into ABC's existing geographically dispersed wheel assembly facilities, and expanding the location of wheel assembly facilities, particularly in Mexico.

          (vii) The fact that NACO stockholders will receive registered shares of ABC common stock in the Merger and that, as a result, NACO stockholders will have the ability, consistent with legal and other restrictions, to publicly sell their interests in the combined company after consummation of the Merger.

          (viii) The anticipated financial impact of the proposed transaction on the combined company's future financial performance, including, without limitation, the accretive impact (before special charges and before estimated synergy benefits) on ABC-NACO's earnings per share beginning in fiscal 1999. The combined company's ability to achieve such results depends on various factors, a number of which will be beyond its control, including the regulatory environment, economic conditions, unanticipated changes in business conditions and inflation. There can, therefore, be no assurance in this regard. See "Cautionary Statement Concerning Forward-Looking Statements."

          (ix) The expectation that the Merger would result in synergies for the combined company's operations, including significant operating advantages relative to competitors and to NACO on a stand-alone basis, as well as the possibility of enhancing revenues through substantial cross-selling opportunities. The NACO board noted that, although no assurances could be given that any particular level of synergies will be achieved, the managements of ABC and NACO had identified potential pre-tax synergies in the form of operating improvements, cost savings and enhanced annual revenues of approximately $20 million to $25 million annually following consummation of the Merger some of which can be achieved in fiscal 1999; the majority of which can be achieved in fiscal 2000; and the balance thereafter. The board also considered the expenses and capital expenditures necessary to achieve these benefits. See "-- Benefits of the Merger" and "-- Management and Operations After the Merger."

          (x) The structure of the Merger and the terms of the Merger Agreement, which were reciprocal in nature, including the fact that the Exchange Ratio provides reasonable certainty as to the number of shares of ABC common stock to be issued in the Merger and that the Merger is intended to qualify as a reorganization under Section 368(a) of the Code, and for "pooling of interests" accounting treatment.

          (xi) The proposed arrangements with members of management of ABC and NACO, including that Mr. Grinter would serve as Chairman of the board of the combined company after the Merger, Mr. Seher would serve as Chief Executive Officer of the combined company after the Merger, Mr. Makary would serve as President and Chief Operating Officer of the combined company, and Mr. Willmschen would serve as Executive Vice President and Chief Financial Officer of the combined company after the Merger, and that Messrs. Grinter and Seher, along with three non-management members of ABC's and NACO's current boards of directors would be members of the board of directors of the combined company following the Merger. See "-- Management and Operations after the Merger."

          (xii) The opinion of Baird that, as of September 17, 1998, the Exchange Ratio was fair, from a financial point of view, to NACO's stockholders. See "--Opinion of Financial Adviser to NACO."

          (xiii) The belief of NACO's senior management and the NACO board that ABC and NACO share the same values and commitments and that their managements possess complementary skills and expertise.

          The foregoing discussion of the information and factors considered by the NACO board is not intended to be exhaustive but includes all material factors considered by the NACO board. In reaching its determination to approve and recommend that Merger, the NACO board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. The NACO board is unanimous in its recommendation that NACO stockholders vote for approval and adoption of the Agreement.

BENEFITS OF THE MERGER

          While there can be no assurances as to the achievement of the combined company's business and financial goals, ABC and NACO currently expect to achieve at least $20 million to $25 million in annual pre-tax synergies as a result of the Merger. These synergies are expected to be partially achieved during fiscal 1999, with the majority achieved in fiscal year 2000 and the balance thereafter. Of this range, ABC and NACO expect to realize approximately $13 million to $16 million from improvements to the wheel manufacturing operations; approximately $4 million to $5 million from improvements to other manufacturing operations; approximately $2 million from increased sales of NACO's products through ABC's distribution network; and approximately $1 million to $2 million of lower costs from combining certain general and administrative functions of the combined company. The estimated improvements in the wheel manufacturing operations are expected to result from increased volume and lower unit costs from applying NACO's technology to ABC's Calera foundry and by freeing up capacity at Calera by utilizing NACO's foundries to make specialty products currently made at the Calera plant. The estimated $4 to $5 million of improvements to other manufacturing operations is expected to result from application of NACO's technology to other ABC plants and alternative production sourcing within the combined company. The enhanced revenues are expected to be achieved through the introduction of the sale of a greater number of products within the combined company's wheel assembly and distribution facilities as well as through expanding such facilities.

OPINION OF FINANCIAL ADVISER TO ABC

          Salomon has delivered a written opinion to the ABC board that, as of September 17, 1998, the Exchange Ratio (determined as provided in the Merger Agreement) is fair, from a financial point of view, to ABC's stockholders. No limitations were imposed by the ABC board upon Salomon with respect to the investigations made or procedures followed by Salomon in rendering the opinion.

          The full text of the opinion of Salomon, which sets forth the assumptions made, matters considered and limits on the review undertaken by Salomon, is attached as Exhibit B to this Joint Proxy Statement/Prospectus and incorporated by reference herein. ABC stockholders are urged to read this opinion in its entirety.

          Salomon's opinion is directed only to the fairness, from a financial point of view, to ABC stockholders of the Exchange Ratio and does not address ABC's underlying business decisions to effect the Merger. Salomon's opinion was delivered pursuant to its engagement by the ABC board and is directed solely to the ABC board for its benefit and use in considering the Merger. Salomon's opinion was not rendered with a view toward serving as or constituting a recommendation to any ABC stockholder as to how such stockholder should vote with respect to the Merger.

          In conducting its analysis and arriving at its opinion, Salomon reviewed and analyzed, among other things, (a) the Agreement and Plan of Merger by and among ABC and NACO; (b) certain publicly available information concerning ABC, including the Annual Report on Form 10-K of ABC for the fiscal year ended July 31, 1997; (c) certain financial information concerning the business, operations, assets and prospects of ABC, including financial forecasts and projections, furnished to Salomon by the senior management of ABC for purposes of Salomon' s analysis; (d) certain publicly available information concerning the trading of, and the trading market for, the ABC common stock; (e) certain internally prepared documents relating to NACO which Salomon discussed with NACO management; (f) certain publicly available information concerning NACO; (g) certain financial information concerning the business, operations, assets and prospects of NACO, including financial forecasts and projections, furnished to Salomon by the senior management of NACO for purposes of Salomon's analysis; (h) certain analyses and estimates prepared by senior management of ABC and NACO concerning ABC and NACO as combined entities; (i) certain publicly available information with respect to certain of such other companies' securities; and (j) certain publicly available information concerning the nature and terms of certain other transactions that Salomon considered relevant to its inquiry. To the extent Salomon reviewed financial forecasts and projections for specific periods, Salomon did not consider such information to be material to its opinion as to the Exchange Ratio to be offered to holders of ABC common stock. Salomon also participated in meetings with certain officers and representatives of ABC and NACO, and their respective counsel, to discuss the foregoing, including, in particular, certain cost savings and operating synergies, including potential consolidation of corporate staff and operating facilities and more efficient utilization of operating assets, intended to be derived from the Merger. See "-
- Recommendation of the ABC Board and Reasons for the Merger." Salomon also took into account its assessment of general economic, market and financial conditions, as well as its experience in connection with similar transactions and securities valuation generally.

          In its review and analysis and in arriving at its opinion, Salomon assumed and relied upon the accuracy and completeness of all the financial and other information provided by or on behalf of ABC or NACO or publicly available and it did not assume any responsibility for independent verification of any such information or any independent evaluation or appraisal of the assets and liabilities of ABC or NACO. With respect to forecasts and projections, as well as estimates and analyses with respect to cost savings and operating synergies intended to be derived from the Merger, Salomon assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of ABC and NACO. Salomon expressed no view as to such forecasts, projections, estimates and analyses, or the assumptions on which they are based. Salomon also assumed, with ABC's consent, that the ABC Merger will qualify as a "reorganization" within the meaning of
Section 368(a) of the Code and on the advice of ABC accountants that the Merger will be recorded as a pooling-of-interests transaction under generally accepted accounting principles ("GAAP"). Salomon did not assume any responsibility for making, or obtain, any independent evaluations or appraisals of the properties or facilities of ABC or NACO. Salomon's engagement in connection with the Merger did not include the solicitation of, and it did not solicit, prospective acquirors of all or a part of ABC. Salomon participated in negotiations and reviewed the terms of the Merger. Salomon's opinion is based upon conditions (including market prices for ABC common stock) as it existed and could be evaluated by Salomon as

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

of the respective dates of Salomon's opinion and does not represent an opinion as to the price at which shares of ABC common stock will trade if and when issued pursuant to the Merger.

          In arriving at its opinion, Salomon performed a variety of financial and comparative analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Salomon did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significant and relevance of each analysis and factor. Accordingly, Salomon believes that its analyses must be considered as a whole and that considering any portion of such analysis and of the factors considered therein, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion.

          The following is a summary of analyses performed by Salomon in connection with its opinion.

          Stock Trading History. Salomon reviewed the performance of the market price and trading volume of the ABC common stock for the period beginning at September 15, 1997 and ended at September 14, 1998. From this review, Salomon observed that ABC had lost nearly half its value after reaching its 52 week high in December 1997, during a period when ABC achieved analysts' estimates for earnings per share ("EPS") during the year. In addition, Salomon analyzed ABC's relative stock price performance for the same period as compared to an index of ABC's comparable companies and the S&P Composite Index. From this review, Salomon concluded that, relative to the two indices, ABC's stock price had witnessed a steady decline during the prior six months. Furthermore, Salomon reviewed ABC's 60-day moving trading average. From this review, Salomon concluded that the 60-day moving trading average of ABC's stock price per share had not reached the $13.00 per share level during the previous twelve months, the price of ABC's stock at which ABC or NACO can terminate the Merger Agreement.

          Contribution Analysis. Salomon reviewed the relative contribution of each of ABC and NACO to the combined company with respect to revenues, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT"), net income, total assets, total debt and total equity for ABC's unaudited fiscal year ended July 31, 1998 and NACO's latest twelve months ended June 30, 1998. In addition, as part of the contribution analysis, Salomon reviewed credit ratios, including total debt to EBITDA and total debt to book capitalization. Salomon calculated the relative contribution of each of ABC and NACO to the pro forma combined company, prior to merger cost savings and restructuring charges. The analysis indicated ABC would have contributed 50.1% to total revenues for the combined company, 52.0% to total EBITDA of the combined company, 49.5% to total EBIT of the combined company, 52.7% to total net income of the combined company, 69.4% to total assets of the combined company, 72.5% to total debt of the combined company, and 92.4% to total stockholders' equity of the combined company. Salomon compared the relative contribution of ABC to the pro forma combined company to the pro forma ownership of ABC stockholders of 50.0% on a fully diluted basis and concluded that such comparison supported its opinion as to the fairness of the Exchange Ratio from a financial point of view to holders of ABC common stock.

          Comparable Company Analysis. In the context of a transaction such as the Merger where an exchange ratio is based upon the recent and long-term respective market valuations of the companies involved, among other factors, a comparable company analysis is often used to confirm the consistency of market valuation of the companies involved, as compared to each other and to other companies deemed to be relevant. Salomon reviewed and compared the financial, operating and market performance for ABC and the financial and operating performance of NACO to the following group of publicly-traded companies: The Greenbrier Companies, Harmon Industries, Inc., Johnstown America Industries, Inc., L.B. Foster Company, MotivePower Industries, Inc., Trinity Industries, Inc., Varlen Corporation, and Westinghouse Air Brake Company (the "Comparable Group"). Salomon selected the Comparable Group of companies on the basis of various factors, the most important of which was each company's concentration in the rail supply products business. Salomon examined certain publicly available or estimated financial and market data for each member of the Comparable Group, including: the ratios of firm value (defined as equity market value adjusted by adding long-term debt and subtracting cash, marketable securities and estimated cash proceeds from the exercise of certain stock options) to the latest twelve months ("LTM") revenues, LTM EBITDA and LTM EBIT; and the ratios of price per share to First Call earnings estimates for 1998 and 1999. The analysis indicated that the median multiples of LTM revenues, LTM EBITDA, LTM EBIT, 1998 First Call earnings estimates and 1999 First Call earnings estimates were 0.7x, 5.5x, 7.7x, 16.3x and 1 1.0x respectively. As a multiple of LTM revenues, LTM EBITDA and LTM EBIT, ABC traded at 0.8x, 7.9x and 13.4x, respectively. As a multiple of actual 1998 earnings and 1999 First Call earnings estimates, ABC traded at 16.3x and 11.0x, respectively.

          For valuation purposes, Salomon calculated a range based on the Comparable Group's multiples highlighted above which Salomon judged to be appropriate. Salomon applied the multiple range to each of ABC's and NACO's LTM financial information as provided by the respective management teams. Assuming net debt of $146.0 million for ABC and $55.3 million for NACO, Salomon arrived at an implied equity value range of $115 million to $145 million for ABC and an implied equity value range of $150 million to $180 million for NACO.

          Selected Precedent Transactions. In the context of a transaction such as the Merger where an exchange ratio is based upon the recent and long-term respective market valuations of the companies involved, among other factors, a comparable acquisition analysis is often used to confirm market valuations of the companies involved, as compared to acquisitions deemed to be relevant. Salmon selected nine comparable acquisitions which occurred between May 1994 and November 1997 ("Acquisition Comparables") on the basis of various factors, the most important of which was each acquisition occurred in the rail supply products business. The Acquisition Comparables included the following transactions (acquiror/target): Rail Acquisitions Corp./Portec Inc.-Railway Products; Finmeccanica S.p.A./Union Switch & Signal; Westinghouse Air Brake Company/Vapor Corporation; Varlen Corporation/Brenco; Trinity Industries, Inc./Transcisco Industries, Inc.; Trinity plc/MI Douglas & Schopf Maschinenbau; ABC Rail Products Corp./GE Railcar Wheel & Parts Services Corp.-Wheel Mounting Business; Harmon Industries/Servo Corporation of America-Transportation Division; and Dimelng, Scbreiber & Park/VMV Enterprise Inc. Salomon examined certain publicly available financial data for each member of the Acquisition Comparables, including: the ratios of adjusted purchase price as a multiple of revenues, EBITDA and EBIT. The analysis indicated that the median multiples of revenues, EBITDA, and EBIT were 0.9x, 8.1x and 8.lx, respectively.

          For valuation purposes, Salomon calculated a range based on the Acquisition Comparables' multiples highlighted above which Salomon judged to be appropriate. Salomon applied the multiple range to each of ABC's and NACO's LTM financial information as provided by the respective management teams. Assuming net debt of $146.0 million for ABC and $55.3 million for NACO, Salomon arrived at an implied equity value range of $125 million to $155 million for ABC and an implied equity value range of $160 million to $190 million for NACO.

          Discounted Cash Flow Analysis. Using a discounted cash flow analysis, Salomon estimated the present value of the future cash flows that each ABC and NACO could produce under various assumptions in accordance with five-year financial forecasts, formulated by the managements of ABC and NACO and thereafter compiled by Salomon, and certain variants thereof. Salomon calculated the estimated present value of the future cash flows of ABC as the sum of (i) the aggregate discounted value (using various discount rates from 9.0% to 11.0%) of the five year unlevered free cash flow of ABC plus (ii) the discounted value (using various discount rates from 9.0% to 11.0%) of the final year's projected EBITDA multiplied by numbers representing various terminal or exit multiples (ranging from 5.0x to 7.0x). Salomon calculated the estimated present value of the future cash flows of NACO as the sum of (i) the aggregate discounted value (using various discount rates from 12.0% to 14.0%) of the five year unlevered free cash flow of NACO plus (ii) the discounted value (using various discount rates from 12.0% to 14.0%) of the final year's projected EBITDA multiplied by numbers representing various terminal or exit multiples (ranging from 5.0 x to 7.0x). This analysis produced a range of equity values for each of ABC and NACO.

          For valuation purposes, Salomon calculated a range of implied equity values based on ABC's and NACO's unlevered free cash flow which were derived from the companies' financial forecasts, the various discount rates highlighted above and the various terminal or exit multiples highlighted above. Assuming net debt of $146.0 million for ABC and $55.3 million for NACO, Salomon arrived at an implied equity value range of $220 million to $260 million for ABC and an implied equity value range of $290 million to $340 million for NACO.

          Discounted Cash Flow Analysis (Sensitivity). Salomon performed the same analysis described in the "Discounted Cash Flow Analysis" section with the exception of modifications to both ABC's and NACO's five-year forecasts. In both analyses revenues, gross margins and EBIT margins were modified making the five-year forecast more conservative, while in the NACO analysis the discount rate was reduced by 200 basis points to a range of 10% to 12%.

          For valuation purposes, Salomon calculated a range of implied equity values based on ABC's and NACO's unlevered free cash flow which were derived from the companies' financial forecasts, the various discount rates highlighted above and the various terminal or exit multiples highlighted above. Assuming net debt of $146.0 million for ABC and $55.3 million for NACO, Salomon arrived at an implied equity value range of $130 million to $170 million for ABC and an implied equity value range of $180 million to $210 million for NACO.

          Salomon is an internationally recognized investment banking firm and regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes. The ABC board selected Salomon as its financial adviser on the basis of Salomon's international reputation, its experience in transactions similar to the Merger and its familiarity with ABC and its business. In the course of its business, Salomon may trade the securities of ABC for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

          Pursuant to the terms of an engagement letter dated August 13, 1998, ABC has agreed to pay Salomon $750,000 following the execution of a definitive agreement and an additional fee equal to a designated percentage of the aggregate consideration, less any amount previously paid. Based on a closing stock price on September 18, 1998 of $15.563 per share, Salomon's additional fee would have been approximately $1.9 million. In addition, ABC has agreed to pay Salomon's reasonable expenses or, if the Merger is not consummated, an equal amount to the reasonable expenses of Salomon in connection with the Merger or the termination thereof. No additional fees will be paid to Salomon for its opinion. Whether or not the Merger is consummated, ABC has also agreed to indemnify Salomon, and certain related persons, against certain liabilities relating to or arising out of its engagement, including certain liabilities under federal securities laws.

          As noted under the caption "Recommendation of the ABC Board and Reasons for the Merger," the fairness opinion of Salomon was only one of many factors considered by the ABC board in determining to approve the Merger.

OPINION OF FINANCIAL ADVISER TO NACO

          NACO retained Baird to act as its financial adviser in connection with the Merger. As part of such services, NACO requested that Baird render its opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of NACO common stock. On September 17, 1998, Baird rendered its opinion to NACO's board of directors to the effect that, as of such date, the Exchange Ratio was fair, from a financial point of view, to the holders of NACO common stock.

          THE FULL TEXT OF BAIRD'S OPINION, DATED SEPTEMBER 17, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY BAIRD IN RENDERING ITS OPINION, IS ATTACHED AS EXHIBIT C TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. BAIRD'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO TO THE HOLDERS OF NACO COMMON STOCK AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY NACO STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER AGREEMENT. THE SUMMARY OF BAIRD'S OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION ATTACHED AS EXHIBIT C. NACO STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY.

          In conducting its investigation and analysis and in arriving at its opinion, Baird reviewed such information and took into account such financial and economic factors as it deemed relevant under the circumstances. In that connection, Baird, among other things: (i) reviewed certain internal information, primarily financial in nature, including projections, concerning the business and operations of NACO and ABC furnished to Baird for purposes of its analysis, as well as publicly available information of ABC including, but not limited to, ABC's recent filings with the SEC and equity analyst research reports prepared by various investment banking firms, including Baird; (ii) reviewed the draft Merger Agreement in the form presented to NACO's board of directors; (iii) compared the historical market prices and trading activity of ABC common stock with those of certain other publicly traded companies Baird deemed relevant; (iv) compared the financial position and operating results of NACO and ABC with those of certain publicly traded companies Baird deemed relevant; (v) compared the proposed financial terms of the Merger with the financial terms of certain other business combinations Baird deemed relevant; and (vi) reviewed the potential pro forma financial effects of the Merger on NACO and ABC based on, among other things, certain estimates of cost savings, synergies and other projected combined benefits expected to result from the Merger (the "Estimated Merger Benefits"), jointly prepared and provided to Baird by the senior managements of NACO and ABC. Baird held discussions with certain members of NACO's and ABC's senior management concerning NACO's and ABC's historical and current financial condition and operating results, as well as the future prospects of NACO and ABC, respectively, and those of ABC-NACO, including the strategic rationale for the Merger. Baird also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Baird deemed relevant for the preparation of its opinion. NACO and ABC determined the Exchange Ratio in arms-length negotiations. NACO did not place any limitation upon Baird with respect to the procedures followed or factors considered by Baird in rendering its opinion.

          In arriving at its opinion, Baird assumed and relied upon the accuracy and completeness of all of the financial and other information that was publicly available or provided to Baird by or on behalf of NACO and ABC, and has not assumed any responsibility to verify any such information independently. Baird assumed, with NACO's consent, that: (i) the Merger will be accounted for as a pooling-of-interests under generally accepted accounting principles; (ii) the Merger will qualify as a tax-free reorganization under the provisions of Section 368(a) of the Code; (iii) all material assets and liabilities (contingent or otherwise, known or unknown) of NACO and ABC are as set forth in the consolidated financial statements of NACO and ABC, respectively; (iv) the Merger will be consummated in accordance with the terms of the Merger Agreement, without any amendment thereto and without waiver by NACO or ABC of any of the conditions to their respective obligations thereunder; and (v) in the course of obtaining the necessary regulatory and other consents or approvals for the Merger, no restrictions, including any divestiture requirements or amendments or modifications to existing agreements, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger. Baird also assumed that the financial forecasts, including the Estimated Merger Benefits, examined by it were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of NACO's senior management as to the future performance of NACO, ABC's senior management as to the future performance of ABC and by both senior managements as to the future performance of ABC-NACO. In conducting its review, Baird did not undertake nor obtain an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of NACO or ABC nor did it make a physical inspection of the properties or facilities of NACO or ABC. Baird's opinion necessarily was based upon economic, monetary and market conditions as they existed and could be evaluated on the date of its opinion, and did not predict or take into account any changes which may occur, or information which may become available, after the date of such opinion. Furthermore, Baird expressed no opinion as to the price or range of prices at which ABC common stock or the common stock of ABC-NACO will trade at any time.

          In rendering it opinion, Baird noted that the Merger Agreement and the other documents relating to the Merger include, among other things, certain provisions which Baird understands are designed to create a balance of control of ABC-NACO after the Merger. Baird also noted that, as a result of the Exchange Ratio, the stockholders of NACO and ABC will have essentially equal ownership interests in ABC-NACO immediately following the Merger. Accordingly, the Exchange Ratio does not reflect a change of control premium to the stockholders of either NACO or ABC, and in rendering its opinion Baird analyzed the Merger as a strategic business combination not involving a sale of control of either NACO or ABC.

          The following is a summary of the material financial analyses performed by Baird in connection with rendering its opinion.

          Historical Stock Price Performance. As part of its analysis, Baird reviewed the recent stock price performance of ABC common stock and compared the stock price performance of ABC common stock with the following seven publicly traded rail supply companies: Atchison Casting Corporation; The Greenbrier Companies, Inc.; Harmon Industries, Inc.; MotivePower Industries, Inc.; Trinity Industries, Inc.; Varlen Corporation and Westinghouse Air Brake Company (the "Selected Comparable Public Companies").

          Selected Public Company Operating Performance Analysis. For purposes of its analysis, Baird reviewed certain publicly available financial information as of the most recently reported period for the Selected Comparable Public Companies including, but not limited to, recent filings with the SEC and news releases. Baird compared the financial position and operating results of NACO and ABC to the Selected Comparable Public Companies with respect to the following: (i) latest available twelve months ("LTM") net sales, which ranged from $264.2 million to $2.6 billion (excluding NACO and ABC); (ii) LTM gross margins, which ranged from 14.8% to 32.3% with a median of 23.9% (excluding NACO and ABC); (iii) LTM income from operations before depreciation and amortization ("EBITDA") margins, which ranged from 9.9% to 19.5% with a median of 13.3% (excluding NACO and ABC); (iv) LTM income from operations ("EBIT") margins, which ranged from 6.9% to 15.4% with a median of 10.4% (excluding NACO and ABC), and (v) LTM net income margins, which ranged from 3.1% to 7.5% with a median of 6.0% (excluding NACO and ABC). Additionally, Baird compared the 5-year projected EPS growth (as provided by First Call consensus estimates) for ABC to the Selected Comparable Public Companies, which ranged from 11.0% to 15.0% with a median of 14.0% (excluding ABC).

          Analysis of NACO Valuation Multiples. Baird calculated the "Implied Total Equity Value" and "Implied Enterprise Value" of NACO to be $119.3 million and $175.1 million, respectively. The Implied Total Equity Value of NACO was obtained by multiplying the last reported sale price on the Nasdaq National Market of ABC common stock of $12.75 per share on September 11, 1998 by the "Adjusted NACO Shares Outstanding", defined as the product of an assumed Exchange Ratio of 8.680x and the total number of outstanding shares of NACO common stock as of the date of the Merger Agreement, including shares issuable upon exercise of a warrant. The last reported sale price on the Nasdaq National Market of ABC common stock of $12.75 per share on September 11, 1998 was used by Baird as a basis for the Average ABC Trading Price (as defined in the Merger Agreement) in the calculation of the assumed Exchange Ratio. The Implied Enterprise Value was obtained by adding NACO's total debt outstanding (as of June 30, 1998 as provided to Baird by NACO senior management) to the Implied Total Equity Value. In performing its analysis, Baird used, among other items, operating statistics for NACO's twelve months ended June 30, 1998 ("NACO's LTM"), as provided by NACO management. NACO's actual fiscal year-end is the Sunday which falls closest to March 31; however, NACO's financial statements were adjusted by NACO senior management to a June 30 year-end for comparison purposes to ABC's July 31 year-end. Therefore, for the purpose of Baird's analyses, the term "fiscal," when used in reference to the operating results of NACO, refers to a year-end of June 30. Baird calculated multiples of the Implied Total Equity Value to NACO's LTM net income and its estimated net income for fiscal 1999 (based on NACO senior management's estimates) and multiples of NACO's Implied Enterprise Value to NACO's LTM net sales, LTM EBITDA and LTM EBIT. The calculations resulted in multiples of the Implied Total Equity Value to net income ("P/E Ratios") of 18.0x based on NACO's LTM net income and 7.3x based on its net income for fiscal 1999. The ratio of Implied Enterprise Value to NACO's LTM net sales, LTM EBITDA and LTM EBIT yielded multiples of 0.6x, 6.0x and 9.3x, respectively.

          Analysis of ABC Valuation Multiples. In order to assess the relative public market valuation of ABC common stock to be issued in exchange for NACO common stock, Baird reviewed various ABC valuation multiples. Baird calculated the "Implied Total Equity Value" and "Implied Enterprise Value" of ABC to be $119.3 million and $271.7 million, respectively. The Implied Total Equity Value of ABC was obtained by multiplying the last reported sale price on the Nasdaq National Market of ABC common stock of $12.75 per share on September 11, 1998 by the Fully Diluted ABC Shares (as defined in the Merger Agreement), which includes the total number of shares of ABC common stock outstanding, fully diluted options and shares issuable pursuant to certain earn-out agreements.
The last reported sale price on the Nasdaq National Market of ABC common stock of $12.75 per share on September 11, 1998 was used as a basis for the Average ABC Trading Price in the calculation of the Fully Diluted ABC Shares. The Implied Enterprise Value was obtained by adding ABC's total debt outstanding (based on audited financial statements as of July 31, 1998 as provided by ABC senior management) to the Implied Total Equity Value. In performing its analysis, Baird used, among other items, operating statistics for ABC's twelve months ended July 31, 1998 ("ABC's LTM"). The term "fiscal," when used in reference to the operating results of ABC, ABC-NACO, or the Selected Comparable Public Companies, refers to a year-end of July 31. Baird calculated multiples of the Implied Total Equity Value to ABC's LTM net income and its estimated net income for fiscal 1999 (based on ABC management's estimates) and multiples of ABC's Implied Enterprise Value to ABC's LTM net sales, LTM EBITDA and LTM EBIT. The calculations resulted in multiples of the Implied Total Equity Value to net income of 16.1x based on ABC's LTM net income and 10.2x based on estimated net income for fiscal 1999. The ratio of Implied Enterprise Value to ABC's LTM net sales, LTM

EBITDA and LTM EBIT yielded multiples of 0.9x, 8.2x and 13.4x, respectively. For purposes of calculating ABC's EBITDA and EBIT, Baird included in such calculation the Equity Income (Loss) of Unconsolidated Joint Ventures.

          Analysis of Selected Publicly Traded NACO Comparable Companies. Baird reviewed certain publicly available financial information as of the most recently reported period and stock market information, as of September 11, 1998, for the Selected Comparable Public Companies. For each comparable company, Baird calculated (based on the latest publicly available information) (i) the Implied Total Equity Value which was obtained by multiplying each respective company's last reported sale price per share on September 11, 1998 by its total number of outstanding shares of common stock, including shares issuable upon exercise of stock options and warrants, less net proceeds from the exercise of such stock options and warrants, and (ii) the Implied Enterprise Value, which was obtained by adding the company's outstanding total debt and subtracting the company's cash and cash equivalents. Baird then calculated multiples, for each comparable company, of Implied Enterprise Value to LTM net sales, LTM EBITDA and LTM EBIT. Baird next compared those multiples to the relevant NACO multiples. An analysis of the multiples of Implied Enterprise Value to LTM net sales, LTM EBITDA and LTM EBIT yielded 0.6x, 6.0x and 9.3x, respectively, for NACO compared to medians of 0.8x, 5.3x and 7.1x, respectively, for the Selected Comparable Public Companies. For NACO and each comparable company, Baird also calculated P/E Ratios based on (i) Adjusted NACO Shares Outstanding and an assumed Average ABC Trading Price of $12.75 per share for NACO and (ii) the closing stock prices as of September 11, 1998 for the Selected Comparable Public Companies and (iii) net income statistics for the LTM and estimated fiscal 1999 periods. An analysis of the P/E Ratios based on NACO's LTM net income and estimated net income for fiscal 1999 yielded multiples of 18.0x and 7.3x, respectively, compared to LTM and estimated fiscal 1999 median multiples of 11.5x and 9.6x, respectively, for the Selected Comparable Public Companies.

          Analysis of Selected Publicly Traded ABC Comparable Companies. In order to assess the relative public market valuation of ABC common stock to be issued in exchange for NACO common stock, Baird reviewed certain publicly available financial information as of the most recently reported period and stock market information as of September 11, 1998, for the Selected Comparable Public Companies. For each comparable company, Baird then compared multiples of Implied Enterprise Value to LTM net sales, LTM EBITDA and LTM EBIT to the relevant ABC multiples. An analysis of the multiples of Implied Enterprise Value to LTM net sales, LTM EBITDA and LTM EBIT yielded 0.9x, 8.2x and 13.4x, respectively, for ABC compared to median multiples of 0.8x, 5.3x and 7.1x, respectively, for the Selected Comparable Public Companies. For ABC and each comparable company, Baird also calculated P/E Ratios based on the closing stock prices as of September 11, 1998, and net income statistics for the LTM and estimated fiscal 1999 periods. An analysis of the P/E Ratios based on ABC's LTM net income and estimated net income for fiscal 1999 yielded multiples of 16.1x and 10.2x, respectively, compared to LTM and estimated fiscal 1999 median multiples of 11.5x and 9.6x, respectively, for the Selected Comparable Public Companies.

          NACO Discounted Cash Flow Analysis. Baird performed a discounted cash flow analysis of NACO, on a stand-alone basis, using NACO senior management's projections for fiscal 1999 through fiscal 2003 without taking into account the Estimated Merger Benefits. In such analysis, Baird applied terminal value multiples of 7.0x to 9.0x to EBIT in fiscal 2003 and used discount rates of 13.0% to 15.0%. Such analysis produced Implied Total Equity Value per share for NACO ranging from $27.73 to $38.12 per share, based on Adjusted NACO Shares Outstanding, which reflects an assumed Exchange Ratio of 8.680x.

          ABC Discounted Cash Flow Analysis. In order to assess the relative public market valuation of ABC common stock to be issued in exchange for NACO common stock, Baird performed a discounted cash flow analysis of ABC, on a stand-alone basis, using ABC senior management's projections for fiscal 1999 through fiscal 2003 without taking into account the Estimated Merger Benefits. In such analysis, Baird applied terminal value multiples of 7.0x to 9.0x to EBIT in fiscal 2003 and used discount rates of 8.5% to 10.5%. Such analysis produced Implied Total Equity Value per share for ABC ranging from $19.77 to $31.05 per share, based on Fully Diluted ABC Shares.

          Contribution Analysis. Baird analyzed NACO's and ABC's relative contribution to ABC-NACO with respect to certain measurements, including net sales, gross profit, EBITDA, EBIT and net income. As a result of the Merger, NACO's stockholders will own approximately 50.0% of the outstanding common stock of ABC-NACO assuming an Exchange Ratio of 8.680x. This compares to NACO's contribution, based on pro forma fiscal 1997 and fiscal 1998 operating results (after giving effect to the Merger and excluding the Estimated Merger Benefits) for ABC-NACO, of approximately 49.9% to 51.7% of net sales, 56.8% to 57.1% of gross profit, 41.0% to 46.7% of EBITDA, 40.2% to 48.4% of EBIT and 35.5% to 47.3% of net income.

          Pro Forma Merger Analysis. In order to assess the financial impact of the Merger, Baird prepared pro forma merger analyses. In conducting its analyses, Baird relied upon certain assumptions described above and projected earnings estimates for NACO (prepared by NACO senior management) and ABC (prepared by ABC management). Baird compared the earnings per share of the common stock of NACO (based on Adjusted NACO Shares Outstanding) and ABC common stock, each on a stand-alone basis, to the earnings per share of the common stock of ABC-NACO on a pro forma basis. This analysis (assuming no transaction-related expenses or Estimated Merger Benefits) indicated that the proposed transaction would be accretive to NACO's stockholders and dilutive to ABC's stockholders on an earnings per share basis in fiscal 1998, and dilutive to NACO's stockholders and accretive to ABC's stockholders on an earnings per share basis in fiscal 1999. Additionally, including a range of cost savings based on the full-year pro forma Estimated Merger Benefits, this analysis indicated that the proposed transaction would be accretive to NACO's and ABC's stockholders in both fiscal 1998 and 1999. The results of the pro forma merger analysis are not necessarily indicative of future operating results or financial position.

          The foregoing summary does not purport to be a complete description of the analyses performed by Baird. The preparation of a fairness opinion is a complex process and is not susceptible to partial analyses or summary description. Baird believes that its analyses must be considered as a whole, and that selecting portions of such analyses without considering all analyses and factors would create an incomplete view of the processes underlying its opinion. Baird did not attempt to assign specific weights to particular analyses. Additionally, no company used in the above analyses is directly comparable to NACO or ABC. Any estimates contained in Baird's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, Baird does not assume responsibility for their accuracy.

          Baird, as part of its investment banking business, is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. NACO retained Baird because of its experience and expertise in the valuation of businesses and their securities in connection with mergers and acquisitions. In the ordinary course of business, Baird may from time to time trade the securities of ABC for its own account and for accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

          Compensation. Pursuant to an engagement letter dated May 22, 1997, as amended and supplemented, between NACO and Baird, NACO agreed to pay Baird, on the closing of the transaction, a transaction fee equal to a specified percentage of the total consideration paid. Based on a closing stock price of $15.563 per share as of September 18, 1998, Baird will be paid a transaction fee
equal to approximately $2.5 million.   Additionally, NACO has agreed to pay
Baird a fee of $150,000 for delivering its fairness opinion on September 17, 1998. NACO has also agreed to reimburse Baird for certain of its reasonable out-of-pocket expenses and to indemnify Baird, its affiliates and their respective directors, officers, employees and agents and controlling persons against certain liabilities relating to or arising out of its engagement, including liabilities under the federal securities laws.

          In the past, Baird has provided investment banking services to NACO, including acting as financial adviser to NACO in evaluating its strategic and financial alternatives. Baird also previously provided investment banking services to ABC from time to time, having acted as managing underwriter in the public offering of shares of ABC common stock in 1994 and of certain debt securities of ABC in 1997. In addition, Baird previously acted as financial adviser to ABC in 1995 and 1996 in connection with certain acquisitions and joint venture arrangements. Baird received customary compensation for the above-mentioned services. Baird is a subsidiary of The Northwestern Mutual Life Insurance Company which currently holds NACO's $15.0 million principal amount senior subordinated note and a related warrant that entitles it to purchase 54,271 shares of NACO common stock for a purchase price of $0.01 per share. In the Merger, this warrant will be converted into the right to purchase a number of shares of the common stock of ABC-NACO equal to the product of 54,271 and the Exchange Ratio.

MERGER CONSIDERATION; EXCHANGE RATIO

          At the Effective Time, each outstanding share of NACO common stock and all rights in respect thereof shall cease to exist and be converted into the right to receive (in addition to cash in lieu of fractional shares) that number of shares of ABC common stock (rounded up to the nearest one thousandth) equal to the number of Fully Diluted ABC Shares divided by the number of Fully Diluted NACO Shares (the "Exchange Ratio"). The exact Exchange Ratio applicable at the Effective Time will be calculated as described below.

          For purposes of calculating the Exchange Ratio, the Merger Agreement provides as follows:

          --   Fully Diluted ABC Shares means:

               (A) the number of shares of ABC common stock outstanding immediately prior to the Effective Time (at September 15, 1998 there were 8,976,304 shares of ABC common stock outstanding); PLUS

               (B) 333,333 shares of ABC common stock issuable in connection with certain "earn out" provisions of acquisition agreements relating to American System Technologies, Inc. and United Railway Signal Group, MINUS any of such 333,333 shares as are actually issued before the Effective Time; PLUS

               (C)  the Fully Diluted ABC Option Shares.

          --   Fully Diluted ABC Option Shares means:

               (A)  the number of In-The-Money ABC Stock Options; TIMES

               (B)  a fraction, the numerator of which is:

                    (i)  the Weighted Average ABC Trading Price, MINUS
                    (ii) the total of all the per-option exercise prices for
                         each In-The-Money ABC Stock Option divided by the total number of In-The-Money ABC Stock Options; and

               (C) the denominator of which is the Weighted Average ABC Trading Price.

          -- In-The-Money ABC Stock Option means each ABC Stock Option outstanding immediately prior to the Effective Time, with an exercise price less than the Weighted Average ABC Trading Price.

          -- Weighted Average ABC Trading Price means, for the period described in the next sentence, the sum of all the sales prices of the ABC common stock on the Nasdaq National Market System, divided by the total number of shares of ABC common stock traded during that period. The average is calculated for a 15 business day period. The last day of the period is the day prior to the fourth business day before the later to occur of the ABC stockholders meeting or the NACO stockholders meeting to consider the Merger.

          --   Fully Diluted NACO Shares means the sum of:

               (A) the number of shares of NACO common stock outstanding immediately prior to the Effective Time, (at September 15, 1998 there were 1,024,106 shares of NACO common stock outstanding); PLUS

               (B) 54,271 shares of NACO common stock issuable on exercise of warrants for NACO common stock ("NACO Rights") outstanding immediately prior to the Effective Time.

          The Exchange Ratio will result in ABC issuing a number of shares of common stock equivalent to the number of shares (including shares issuable on exercise of options, warrants and other rights) then outstanding giving the NACO stockholders 50% of the then outstanding shares on a fully diluted basis. Changes in the market price of the ABC common stock will affect the Exchange Ratio by changing the number of Fully Diluted ABC Option Shares. Examples of the Exchange Ratio resulting from different "Weighted Average ABC Trading Prices" are as follows:

                 -------------------------------------------------------------
                                                        Exchange Ratio
                   Weighted Average              (Number of ABC shares to be
                   ABC Trading Price             issued for each NACO share)
                 -------------------------------------------------------------
                        $13.00                              8.684
                 -------------------------------------------------------------
                         14.00                              8.696
                 -------------------------------------------------------------
                         15.00                              8.706
                 -------------------------------------------------------------
                         16.00                              8.717
                 -------------------------------------------------------------
                         17.00                              8.731
                 -------------------------------------------------------------
                         18.00                              8.743
                 -------------------------------------------------------------
                         19.00                              8.756
                 -------------------------------------------------------------
                         20.00                              8.768
                 -------------------------------------------------------------
                         21.00                              8.781
                 -------------------------------------------------------------
                         22.00                              8.802
                 -------------------------------------------------------------

          In addition, each warrant, option and other right granted by NACO to purchase shares of NACO common stock will be converted into a warrant, option or other right, as the case may be, to purchase shares of ABC common stock in such an amount and at such an exercise price as provided in the Merger Agreement and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time. The number of shares of ABC common stock issuable on exercise of such a converted warrant, option or other right shall be based on the Exchange Ratio and the price to be paid by the holder on such exercise shall be the original exercise price divided by the Exchange Ratio.

EFFECTIVE TIME OF THE MERGER

          The Merger will be effective at the time a Certificate of Merger is duly filed with the Secretary of State of Delaware or such later date or time as is set forth in the Certificate of Merger (the "Effective Time"). The Effective Time will occur as soon as possible after all conditions to the Merger are satisfied.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

          Under the Merger Agreement, ABC will enter into an agreement with American Stock Transfer and Trust Co. (or another bank or trust company selected by ABC and satisfactory to NACO, the "Exchange Agent") to effect the exchange of NACO common stock for ABC common stock. ABC will deposit with the Exchange Agent certificates representing the ABC common stock for conversion to NACO common stock in accordance with the Merger Agreement. Holders of NACO shares of common stock must surrender their certificates representing their NACO common stock to the Exchange Agent and will be entitled to receive in exchange therefore a certificate or certificates representing the number of full shares of ABC common stock into which the NACO shares so surrendered have been converted in accordance with the Merger Agreement, together with cash in lieu of
any fractional shares.   The shares of ABC common stock issued on such
conversion will be considered issued as of the Effective Time. Until the NACO shares are surrendered and exchanged, each outstanding NACO certificate will represent the appropriate number of shares of ABC common stock. No dividend or other distribution, if any, payable to holders of ABC common stock of record at any time after the Effective Time will be paid to the holders of such unsurrendered NACO certificates until such certificates are surrendered for exchange. No interest will be paid on any dividend or other distribution paid on such later surrendered NACO shares. Neither ABC, NACO nor the Exchange Agent will be responsible for any unclaimed dividend or distribution that has been paid over to any public official under any applicable abandoned property, escheat or similar law.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

          In the Merger Agreement, ABC agrees to reduce the members of its board of directors from seven members to four members, including Mr. Grinter and three currently serving non-management members of the board and to cause four persons mutually agreed upon with NACO to be appointed as additional directors of ABC at the Effective Time. At the Effective Time, the ABC-NACO board of directors will consist of eight members. See "-- Interests of Certain Persons in the Merger."

          In addition, the Merger Agreement provides that, after consummation of the Merger, the members of the combined company's board of directors serve for staggered terms and will be classified into three classes of three-year terms. Initially, an equal number of directors from ABC and NACO will be appointed to each class of the board of the combined company. The amendment to the ABC certificate of incorporation to provide for a classified board must be approved by ABC stockholders in order to implement these requirements of the Merger Agreement.

          ABC-NACO expects to record material pre-tax special charges which could aggregate at from $15 million to $20 million ($11 million to $14 million after-tax) following consummation of the Merger to cover the direct costs of the Merger, the cost of integrating certain aspects of the businesses of ABC and NACO, the cost of asset rationalizations and employee terminations to eliminate duplicate functions and excess capacity and debt refinancing costs. Such costs are expected to be incurred within eighteen months after the Merger and substantially all of such costs are expected to require the outlay of cash. These special charges were not included in the unaudited pro forma data. Management estimates that incremental capital expenditures of approximately $9 million over a period of eighteen months following consummation of the Merger will also be necessary to implement the actions necessary to achieve the synergy benefits described herein.

          The combined company will have its corporate headquarters in Chicago, Illinois following the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

          In the Merger Agreement, NACO and ABC have agreed that the ABC-NACO board at the Effective Time will include four directors designated by ABC and four directors designated by NACO, including Mr. Grinter and Mr. Seher. ABC expects to designate Messrs. Ergas, Martin, and Peck. NACO expects to designate Messrs. Drexler, Duval and Thompson. In addition, ABC has agreed that each officer and director of NACO or any of its subsidiaries before the Merger will continue after the Merger to have all indemnification rights and limitations on liability that were in place before the Merger with respect to claims related to their service as officers and directors prior to the completion of the merger.

          Effective at the completion of the Merger, ABC will be bound by and become a party to presently existing change-in-control agreements between NACO and Messrs. Seher, Makary, Waite and Rockenbach.

          ABC also will enter into a registration rights agreement (the "Registration Rights Agreement") with NACO stockholders in the Merger who are deemed to be affiliates (as such term is used in Rule 144 under the Securities
Act) (collectively, the "Holders"). The form of Registration Rights Agreement is attached as Exhibit H to the Merger Agreement included in Exhibit A to this Proxy Statement/Prospectus. It is a condition to NACO's obligation to consummate the Merger that ABC execute the Registration Rights Agreement. Under the Registration Rights Agreement, commencing 180 days after the Effective Time, Holders holding at least two percent (2%) of the then outstanding shares of ABC common stock may demand that ABC file a registration statement under the Securities Act for a public offering of the shares of ABC common stock covered by the Registration Rights Agreement (the "Registrable Securities"), provided that such demand registration relates to at least 360,000 Registrable Securities. In addition, the Holders are entitled to piggyback registration rights under circumstances where ABC proposes to register shares of its common stock in a public offering. The Holders are limited to two demand registrations and one piggy-back registration, subject to certain exceptions. The Registration Rights Agreement terminates on its sixth anniversary, subject to earlier termination for any Holder eligible to sell Registrable Securities in accordance with Rule 145(d)(2) or (3) under the Securities Act.

          The ABC board of directors and the NACO board of directors were each aware of all of the interests described above and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby and in recommending that the stockholders of their respective companies vote for the matters to be considered by them as described in this document.

RESALE OF ABC COMMON STOCK

          All ABC common stock received by NACO stockholders in the Merger will be freely transferable except that ABC common stock received by persons who are deemed to be "affiliates" (as such term is used in Rules 144 and 145 under the Securities Act or for purposes of qualifying for "pooling-of-interests" accounting treatment) of NACO prior to the Merger or affiliates of ABC after the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in case of such persons who become affiliates of ABC) or as otherwise permitted under the Securities Act. In addition affiliates of NACO will have certain restrictions concerning sales or reduction of risk regarding ABC common stock for the 30 day period prior to the Merger and until ABC publicly releases earnings covering a period of at least 30 days of post-Merger operations. Persons who may be deemed to be affiliates of ABC or NACO generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Merger Agreement requires each party to use its reasonable best efforts to cause each person who may be deemed to be an affiliate to deliver to the other party on or prior to the Effective Time a written agreement to the effect that, in the case of any NACO affiliate, such person will not offer or sell or otherwise dispose of any of the ABC common stock issued to such person pursuant to the Merger except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from registration under the Securities Act and, in the case of any NACO affiliate or ABC affiliate, such person will not offer or sell or otherwise dispose of any ABC common stock in a way that would adversely affect the qualification of the Merger for "pooling of interests" accounting treatment.

ACCOUNTING TREATMENT

          For financial accounting purposes, we expect the Merger to be accounted for under the "pooling-of-interests" method of accounting (as defined by Accounting Principle Board Opinion #16, "Business Combinations"). It is a condition to the closing of the Merger that ABC's independent public accountant issues a letter to the effect that it is appropriate to account for the Merger as a pooling of interests.

NASDAQ LISTING

          We expect to list for trading on the Nasdaq National Market System the additional shares of ABC common stock to be issued in connection with the merger. It is a condition to the closing of the Merger that such shares be accepted for listing upon issuance.

AMENDMENT TO ABC RIGHTS AGREEMENT

          Pursuant to the Merger Agreement, ABC entered into Amendment No. 2 dated as of September 18, 1998, amending the Rights Agreement, dated as of September 19, 1995, as previously amended by Amendment No. 1 dated November 18, 1996 (as so amended, the "Rights Agreement") between ABC and LaSalle National Trust, N.A., as rights agent. Amendment No. 2 to the Rights Agreement provides that, notwithstanding anything to the contrary in the Rights Agreement, the Merger Agreement and the transaction contemplated by the Merger Agreement, will not have any effect under the Rights Agreement. In addition, any person beneficially owning 15% or more of the ABC common stock at the Effective Time will not be deemed to be an Acquiring Person (as defined in the Rights

Agreement) unless that person acquires (or becomes associated with another person owning) additional shares of ABC common stock representing 1% or more of the then-outstanding ABC common stock. ABC also amended the Rights Agreement so that any redemption of the Rights (as defined in the Rights Agreement) or any supplement, modification, amendment or waiver of any provision of the Rights Agreement by ABC would not be effective unless it is approved by not less than 80% of the members of the ABC board of directors then in office.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          General

          The following discussion is a summary description of the material federal income tax consequences of the Merger. The discussion is based upon the provisions of the Internal Revenue Code, applicable Treasury Regulations promulgated thereunder, judicial decisions and administrative rulings and practices, all as in effect on the date of this Proxy Statement/Prospectus, and does not address any state, local or foreign income or other tax consequences of the Merger.

          The consummation of the Merger is conditioned, among other things, upon the receipt by ABC of an opinion from Jones, Day, Reavis & Pogue, counsel for ABC, and the receipt by NACO of an opinion from Schiff, Hardin & Waite, counsel for NACO, substantially to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization under Section 368(a) of the Code. Such opinion, which will be dated the date of the closing of the Merger, will be based upon certain customary representations that are expected to be made at the Effective Time by executives of ABC and NACO, and will be subject to certain assumptions and limitations set forth therein. It should be noted that a ruling will not be sought from the IRS regarding the
Merger.   The opinions of counsel referred to above will not be binding on the
IRS, and the IRS may disagree with the conclusions expressed in such opinions.

          Treatment of ABC and Its Stockholders, Merger Subsidiary and NACO

          In accordance with counsels' opinions referred to above, the existing stockholders of ABC will not recognize any gain or loss as a result of the Merger. In addition, ABC, ABC Acquisition Sub, Inc. and NACO, each of which a party to the reorganization within the meaning of Section 368(b) of the Code, will also not recognize any gain or loss as a result of the Merger.

          Treatment of Holders of NACO Common Stock

          The following discussion is not a complete description of all of the federal income tax consequences of the Merger to holders of NACO common stock, and, in particular, does not address all aspects of federal income taxation that may be relevant to a particular holder of NACO common stock in light of such holder's personal investment or tax circumstances, or to a holder of NACO common stock that is subject to special treatment under the federal income tax laws (including life insurance companies, foreign persons, tax-exempt entities, financial institutions, broker-dealers, or holders who acquired NACO common stock pursuant to the exercise of employee stock options or otherwise as compensation). The discussion also assumes that the NACO common stock will be held as capital assets by the holders thereof at the Effective Time of the Merger.

          EACH HOLDER OF NACO COMMON STOCK IS ADVISED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

          In accordance with the opinion of Schiff, Hardin & Waite referred to above, a holder of NACO common stock who exchanges such stock solely for ABC common stock will not recognize any gain or loss. However, to the extent that a holder of NACO common stock receives cash in lieu of a fractional share, such cash payment will be treated under Section 302 of the Internal Revenue Code as a redemption of the fractional share and such redemption will be treated as a distribution in full payment in exchange for such holder's fractional share. A holder who receives cash in lieu of a fractional share will recognize gain or loss in an amount equal to the difference between the cash received and the holder's adjusted basis of such fractional share. Any gain or loss recognized by a holder will, under most circumstances, be treated as capital gain. The aggregate adjusted basis of ABC common stock received in the exchange will generally equal such holder's aggregate adjusted basis in the NACO common stock surrendered. The holding period for shares of ABC common stock received in exchange for shares of NACO common stock pursuant to the Merger will include the holding period of the shares of NACO common stock surrendered, provided such surrendered shares were held as capital assets by the holders at the Effective Time of the Merger.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

          The following Unaudited Pro Forma Combined Condensed Balance Sheet as of July 31, 1998 combines the historical balance sheets of ABC and NACO as if the Merger had been effective on July 31, 1998, after giving effect to certain pro forma adjustments described in the accompanying notes.

          The following Unaudited Pro Forma Combined Condensed Statements of Operations are presented as if the Merger had been effective August 1, 1995 after giving effect to certain pro forma adjustments described in the accompanying notes. ABC's fiscal year ends on July 31; NACO's fiscal year ends on the Sunday closest to March 31. ABC's fiscal year-end will be adopted by the combined company as the annual financial reporting period. For purposes of the pro forma data included in this Proxy Statement/Prospectus, the year-ends of the two companies have not been conformed, as permitted under Regulation S-X promulgated by the SEC. For purposes of presenting Unaudited Pro Forma Combined Condensed Financial Information, the financial position of NACO as of June 28, 1998 and the results of NACO's operations for the twelve months ended June 28, 1998, March 30, 1997 and March 31, 1996 are combined with ABC's financial position as of July 31, 1998 and the results of ABC's operations for the twelve months ended July 31, 1998, 1997 and 1996, respectively. Accordingly, revenues of $70.3 million and net income of $0.9 million representing NACO's results of operations for the period March 31, 1997 to June 29, 1997 are excluded from the Unaudited Pro Forma Combined Condensed Results of Operations.

          The Unaudited Pro Forma Combined Condensed Financial Information and notes thereto reflect the application of the pooling-of-interests method of accounting for the Merger. Under this method of accounting, the recorded assets, liabilities, income and expenses of ABC and NACO are combined and recorded at their historical cost amounts, except as noted below.

          As permitted in a pooling-of-interests business combination, the Unaudited Pro Forma Combined Financial Information reflects certain adjustments to conform the accounting policies of both companies, as described in Note 2 to the Unaudited Pro Forma Combined Condensed Financial Information. These adjustments retroactively conform, for all periods presented, the accounting policies of both companies, consistent with the intent to present both companies as though they had always been combined.

          ABC-NACO expects to record material pre-tax special charges which could aggregate from $15 million to $20 million ($11 million to $14 million after-tax) following consummation of the Merger to cover the direct costs of the Merger, the cost of integrating certain aspects of the businesses of ABC and NACO, the cost of asset rationalizations and employee terminations to eliminate duplicate functions and excess capacity, and debt refinancing costs. These special charges were not included in the Unaudited Pro Forma Combined Condensed Statements of Operations or Balance Sheet. Management estimates that incremental capital expenditures of approximately $9 million over a period of 18 months following consummation of the Merger will also be necessary to implement the actions necessary to achieve the synergy benefits described herein.

          The Unaudited Pro Forma Combined Condensed Financial Information also does not reflect synergistic savings that management believes may be realized following the Merger. The ABC and NACO management teams have preliminarily estimated annual pre-tax synergy improvements of between $20 million and $25 million, the majority of which can be achieved within eighteen months of the Merger. Management expects the transaction to be accretive to earnings per share during fiscal year 1999, before special charges and before estimated synergy benefits.

          The Unaudited Pro Forma Combined Condensed Financial Information should be read in conjunction with, and are qualified in their entirety by, the separate historical consolidated financial statements and notes thereto of ABC and NACO. The financial statements of ABC are incorporated by reference into this Proxy Statement/Prospectus; the financial statements of NACO appear elsewhere herein.

          The Unaudited Pro Forma Combined Condensed Financial Information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the Merger been consummated at the dates indicated, nor is it indicative of future operating results or financial position of the merged companies.

                                 ABC-NACO INC.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF JULY 31, 1998
                                 (IN THOUSANDS)

                                                Historical                     Pro Forma          Pro Forma
                                          ------------------------
                                           ABC               NACO             Adjustments          Combined
                                          ----               ----             -----------          --------
Assets:
   Cash and marketable securities              $      -        $    273             $     -          $    273
   Account receivable, net                       49,708          40,544                   -            90,252
   Inventories, net                              51,973          22,548                   -            74,521
   Other current assets                           4,758           4,086                   -             8,844
                                               --------        --------   -----------------          --------
     Total current assets                       106,439          67,451                   -           173,890
   Property, plant and equipment, net           138,664          61,693                   -           200,357
   Investment in unconsolidated joint
      ventures                                   15,586               -                   -            15,586
   Other non-current assets                      34,652             812                   -            35,464
                                               --------        --------   -----------------          --------
     Total assets                              $295,341        $129,956             $     -          $425,297
                                               ========        ========   =================          ========

Liabilities and Stockholders' Equity:
   Cash overdrafts                             $  6,300        $    260             $     -          $  6,560
   Accounts payable                              24,176          35,518                   -            59,694
   Accrued liabilities                           19,556          15,874                   -            35,430
   Current maturities of long-term debt           2,516           8,856                   -            11,372
                                               --------        --------   -----------------          --------
     Total current liabilities                   52,548          60,508                   -           113,056
   Long-term debt, less current
     maturities                                 143,529          46,670                   -           190,199
   Other noncurrent liabilities                  12,051          15,580               1,965            29,596

   Common stock                                      90               6                   -                96
   Paid-in capital                               67,798             265                   -            68,063
   Retained earnings                             19,325           7,325              (1,965)           24,685
   Cumulative translation adjustment                  -            (398)                  -              (398)
                                               --------        --------   -----------------          --------
     Total stockholders' equity                  87,213           7,198              (1,965)           92,446
                                               --------        --------   -----------------          --------
     Total liabilities and stockholders'
         equity                                $295,341        $129,956             $     -          $425,297
                                               ========        ========   =================          ========

   The accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
            Information are an integral part of this balance sheet.

                                 ABC-NACO INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JULY 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            Historical                          Pro Forma           Pro Forma
                                          ------------------------------
                                            ABC                 NACO           Adjustments          Combined
                                          -----                 ----           -----------          --------
Net sales                                       $319,038         $317,613             $(1,730)         $634,921
Cost of sales                                    281,707          268,495              (9,106)          541,096
                                                --------         --------             -------          --------
   Gross profit                                   37,331           49,118               7,376            93,825
Selling, general and administrative
     expenses                                     18,741           30,190               8,893            57,824
                                                --------         --------             -------          --------
   Operating income                               18,590           18,928              (1,517)           36,001
Equity income of unconsolidated
     joint ventures                               (1,616)               -                   -            (1,616)
Interest expense                                   8,124            5,738                   -            13,862
Other non-operating expense                            -            1,730              (1,730)                -
                                                --------         --------             -------          --------
   Income before income taxes,
      cumulative effect of accounting
      change and extraordinary item               12,082           11,460                 213            23,755
Provision for income taxes                         4,690            4,826                  85             9,601
                                                --------         --------             -------          --------
   Income before cumulative effect of
      accounting change and
      extraordinary item                        $  7,392         $  6,634             $   128          $ 14,154
                                                ========         ========             =======          ========

Income before cumulative effect of
accounting change and extraordinary
 item per share:
   Basic                                        $   0.82                                               $   0.79
   Diluted                                      $   0.81                                               $   0.77
Weighted average shares outstanding:
   Basic                                           8,969                                                 17,850
   Diluted                                         9,121                                                 18,474


   The accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
         Information are an integral part of this financial statement.

                                 ABC-NACO INC.
        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED JULY 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        Historical                    Pro Forma          Pro Forma
                                                  -------------------------
                                                     ABC             NACO             Adjustments         Combined
                                                     ---             ----             -----------         --------
Net sales                                         $  259,190    $   277,726           $   (1,198)        $  535,718
Cost of sales                                        232,069        241,786               (8,078)           465,777
                                                  ----------    -----------           ----------         ----------
   Gross profit                                       27,121         35,940                6,880             69,941

Selling, general and administrative
     expenses                                         14,232         27,532                7,865             49,629

Wilsons asset liquidation gain                             -         (1,430)                   -             (1,430)
                                                  ----------    -----------           ----------         ----------
   Operating income                                   12,889          9,838                 (985)            21,742

Equity income of unconsolidated
     joint ventures                                   (1,041)             -                    -             (1,041)

Interest expense                                       7,378          5,242                    -             12,620

Other non-operating expense                                -          1,198               (1,198)                 -
                                                  ----------    -----------           ----------         ----------
   Income before income taxes,
      cumulative effect of accounting
      change and extraordinary item                    6,552          3,398                  213             10,163

Provision for income taxes                             2,951            878                   85              3,914
                                                  ----------    -----------           ----------         ----------
   Income before cumulative effect of
   accounting change and
   extraordinary item                             $    3,601    $     2,520           $      128         $    6,249
                                                  ==========    ===========           ==========         ==========


Income before cumulative effect of
accounting change and extraordinary
 item per share:

   Basic                                          $     0.41                                             $      0.36

   Diluted                                        $     0.41                                             $      0.34

Weighted average shares outstanding:

   Basic                                               8,709                                                  17,593
   Diluted                                             8,789                                                  18,145


  The accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
         Information are an integral part of this financial statement.

                                 ABC-NACO INC.
        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED JULY 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         Historical                Pro Forma           Pro Forma
                                                    --------------------
                                                     ABC           NACO           Adjustments          Combined
                                                     ---           ----           -----------          --------
Net sales                                           $240,664       $279,758       $  (1,213)           $ 519,209
Cost of sales                                        209,290        245,600          (6,421)             448,469
                                                    --------       --------       ---------            ---------
   Gross profit                                       31,374         34,158           5,208               70,740
Selling, general and administrative
     expenses                                         12,290         24,375           6,204               42,869
Wilsons asset impairment charge                            -          2,800               -                2,800
Special charge                                         3,155              -               -                3,155
                                                    --------       --------       ---------            ---------
   Operating income                                   15,929          6,983            (996)              21,916
Settlement of litigation                              (2,800)             -               -               (2,800)
Equity loss of unconsolidated
     joint ventures                                      144              -               -                  144
Interest expense                                       5,411          4,115               -                9,526
Other non-operating expense                                -          1,536          (1,213)                 323
                                                    --------       --------       ---------            ---------
   Income before income taxes,
      cumulative effect of accounting
      change and extraordinary item                   13,174          1,332             217               14,723

Provision for income taxes                             4,726            726              87                5,539
                                                    --------       --------       ---------            ---------
   Income before cumulative effect of
      accounting change and
      extraordinary item                            $  8,448       $    606       $     130            $   9,184
                                                    ========       ========       =========            =========

Income before cumulative effect of
accounting change and extraordinary
 item per share:

   Basic                                            $   1.05                                           $    0.54
   Diluted                                          $   1.03                                           $    0.52

Weighted average shares outstanding:

   Basic                                               8,062                                              16,983
   Diluted                                             8,220                                              17,613

  The accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
         Information are an integral part of this financial statement.

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION


NOTE 1- BASIS OF PRESENTATION

          The Unaudited Pro Forma Combined Condensed Financial Information assumes the issuance of shares of ABC common stock and common stock equivalents in exchange for all outstanding shares of NACO common stock and common stock equivalents. For purposes of this pro forma information, such exchange was assumed at an Exchange Ratio of 8.7. See "The Merger -- Merger Consideration; Exchange Ratio" for a discussion of how the Exchange Ratio is determined. Such financial information also assumes that the Merger will be accounted for using the pooling-of-interests method of accounting pursuant to Opinion No. 16 of the Accounting Principles Board. The pooling-of-interests method of accounting assumes that the combining companies have been merged from their inception, and the historical financial statements for periods prior to consummation of the Merger are restated as though the companies had been combined from their inception.

          Pursuant to the rules and regulations of the SEC, the Unaudited Pro Forma Combined Condensed Statements of Operations exclude the results of operations associated with extraordinary items and cumulative effects of accounting changes. The Unaudited Pro Forma Combined Condensed Financial Information do not give effect to any cost savings which may result from the integration of ABC's and NACO's operations, nor do they include the special charges directly related to the Merger, which will be incurred to complete the Merger and to achieve such savings.

          The following Unaudited Pro Forma Combined Condensed Statements of Operations are presented as if the Merger had been effective August 1, 1995. ABC's fiscal year ends on July 31; NACO's fiscal year ends on the Sunday closest to March 31. ABC's fiscal year-end will be adopted by the combined entity as the annual financial reporting period. For purposes of the pro forma data included in this Proxy Statement/Prospectus, the year-ends of the two companies have not been conformed, as permitted under Regulation S-X promulgated by the SEC. For purposes of presenting Unaudited Pro Forma Combined Condensed Financial Information, the financial position of NACO as of June 28, 1998 and the results of NACO's operations for the twelve months ended June 28, 1998, March 30, 1997 and March 31, 1996 are combined with ABC's financial position as of July 31, 1998 and the results of ABC's operations for the twelve months ended July 31, 1998, 1997 and 1996, respectively. Accordingly, revenues of $70.3 million and net income of $0.9 million representing NACO's results of operations for the period March 31, 1997 to June 29, 1997 are excluded from the Unaudited Pro Forma Combined Condensed Results of Operations.


NOTE 2- ADJUSTMENTS TO CONFORM ACCOUNTING POLICIES

          As permitted in a pooling-of-interests business combination, the Unaudited Pro Forma Combined Condensed Financial Information reflects certain adjustments to conform the accounting policies of both companies. The pro forma adjustments are as follows:

(a) Reclassifications between cost of sales and selling, general and administrative expenses to conform the presentation of certain plant and administrative costs.

(b) Reclassification between net sales and other non-operating expenses to conform the presentations of cash discounts taken by customers.

(c) Conformity in the method of original adoption of Statement of Financial Accounting Standards No. 106 - "Employers Accounting for Postretirement Benefits Other Than Pensions." ABC chose to recognize the 1993 transition obligation ratably over a 20-year period. NACO chose the option of immediate recognition. ABC-NACO will follow the immediate recognition method.

(d) Estimated provision for income taxes related to pro forma adjustments described at (c) above are based on an assumed combined federal and state income tax rate of approximately 40%.

     As a result, these adjustments retroactively conform, for all periods presented, the accounting policies of both companies, consistent with the intent to present both entities as though they had always been combined.

NOTE 3- MERGER-RELATED CHARGES AND POTENTIAL SAVINGS

     ABC-NACO expects to record material pre-tax special charges which could aggregate from $15 million to $20 million ($11 million to $14 million after-tax) following consummation of the Merger to cover the direct costs of the Merger, the cost of integrating certain aspects of the businesses of ABC and NACO, the cost of asset rationalizations and employee terminations to eliminate duplicate functions and excess capacity and debt refinancing costs. Such costs are expected to be incurred within eighteen months after the Merger and substantially all such costs are expected to require the outlay of cash. These special charges were not included in the Unaudited Pro Forma Combined Condensed Statements of Operations or Balance Sheet. Management estimates that incremental capital expenditures of approximately $9 million over a period of eighteen months following consummation of the Merger will be necessary to implement the actions necessary to achieve the synergy benefits described above. See "The Merger -- Benefits of the Merger" and "-- Management and Operations After the Merger."

     While there can be no assurances as to the achievement of the combined company's business and financial goals, ABC and NACO currently expect to achieve at least $20 million to $25 million in annual pre-tax synergies as a result of the Merger. These synergies are expected to be partially achieved during fiscal 1999, with the majority achieved in fiscal year 2000 and the balance thereafter. Of this range, ABC and NACO expect to realize approximately $13 million to $16 million from improvements to their wheel manufacturing operations; approximately $4 million to $5 million from improvements to other manufacturing operations; approximately $2 million from increased sales of NACO's products through ABC's distribution network; and approximately $1 million to $2 million of lower costs from combining certain general and administrative functions of the combined company. The estimated improvements in the wheel manufacturing operations are expected to result from increased volume and lower unit costs from applying NACO's technology to ABC's Calera foundry and by freeing up capacity at Calera by utilizing NACO's foundries to make specialty products currently made at the Calera plant. The estimated $4 to $5 million of improvements to other manufacturing operations is expected to result from application of NACO's technology to other ABC plants and alternative production sourcing within the combined company. The enhanced revenues are expected to be achieved through the introduction of the sale of a greater number of products within the combined company's wheel assembly and distribution facilities as well as through expanding such facilities.

NOTE 4- NET PER SHARE DATA

     The pro forma combined per share data has been computed based on the combined historical income from continuing operations as adjusted for retroactive changes in certain accounting methods of both companies in order to achieve conformity. The weighted average number of shares outstanding for the periods presented was calculated to give effect to shares assumed to be issued under the terms of the Merger Agreement, as if the Merger and stock issuance had occurred at the beginning of the periods presented. For purposes of this calculation, ABC's weighted average common and equivalent shares outstanding were increased by NACO's weighted average common and equivalent shares outstanding (as adjusted by multiplying by the assumed Exchange Ratio of 8.7) for each period presented.

                    NACO SELECTED HISTORICAL FINANCIAL DATA

     The following table sets forth selected financial data of NACO as of and for the periods indicated. The selected historical financial data of NACO as of March 29, 1998 and March 30, 1997 and for each of the three years in the period ended March 29, 1998, have been derived from the audited financial statements of NACO included in this Proxy Statement/Prospectus. The selected historical financial data of NACO as of March 31, 1996, April 2, 1995 and April 3, 1994 and for each of the two years in the period ended April 2, 1995 are derived from the audited financial statements of NACO not included herein. The selected historical financial data of NACO as of June 28, 1998 and June 29, 1997 and for each of the three month periods then ended are derived from the unaudited financial statements of NACO included in this Proxy Statement/Prospectus and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations of NACO for such interim periods. The NACO results for the three months ended June 28, 1998 are not necessarily indicative of the NACO results to be expected for the full fiscal year. The information set forth below should be read in conjunction with the NACO financial statements and the related notes thereto included under "NACO Consolidated Financial Statements" herein and the information set forth in "NACO Management's Discussion and Analysis of Financial Condition and Results of Operations," included herein.

                                  NACO, INC.

                                                                         FISCAL YEAR ENDED
                                                                         ------------------
                                          MARCH 29, 1998    MARCH 30, 1997   MARCH 31, 1996   APRIL 2, 1995   APRIL 3, 1994(1)
                                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales.............................    $303,258         $277,726         $279,758        $230,484        $145,823
Cost of sales.........................     256,866          241,786          245,600         201,695         130,375
                                          --------         --------         --------        --------        --------
Gross profit..........................      46,392           35,940           34,158          28,789          15,448
Selling, general and administrative
    expenses..........................      29,065           27,532           24,375          16,751          11,840
Wilsons asset impairment charge
    and liquidation (gain)(3).........         -             (1,430)           2,800             -               -
                                          --------         --------         --------        --------        --------
    Income from operations............      17,327            9,838            6,983          12,038           3,608
Other expense, net....................      (1,717)          (1,198)          (1,536)         (1,046)           (643)
Interest expense......................      (5,676)          (5,242)          (4,115)         (1,962)         (1,116)
                                          --------         --------         --------        --------        --------
    Income before income taxes and
      cumulative effect of accounting
      change..........................       9,934            3,398            1,332           9,030           1,849
Provision (benefit) for income
     taxes(4).........................       4,418              878              726          (1,865)            -
                                          --------         --------         --------        --------        --------
    Income before cumulative effect of
      accounting change...............       5,516            2,520              606          10,895           1,849
Cumulative effect of accounting
     change(5)........................         -                -                -               -            (6,089)
                                          --------         --------         --------        --------        --------
Net income (loss).....................    $  5,516         $  2,520         $    606        $ 10,895        $ (4,240)
                                          ========         ========         ========        ========        ========

PER SHARE DATA:
Basic:
    Income before cumulative effect
      of accounting change............    $   5.41         $   2.47         $   0.59        $  10.60        $   1.99
    Net income (loss).................    $   5.41         $   2.47         $   0.59        $  10.60        $  (4.55)
    Weighted average common shares
      outstanding (000's).............       1,020            1,021            1,025           1,028             931
Diluted:
    Income before cumulative effect
      of accounting change............    $   5.13         $   2.34         $   0.56        $  10.60        $   1.99
    Net income (loss).................    $   5.13         $   2.34         $   0.56        $  10.60        $  (4.55)
    Weighted average common shares
      outstanding including assumed
      exercise of warrant (000's).....       1,075            1,075            1,080           1,028             931
OPERATING DATA:
Backlog(6)............................    $ 98,060         $ 55,915         $ 67,209        $117,433        $ 49,021
Depreciation and amortization.........      10,031            8,373            5,425           3,042           1,740
Capital expenditures(7)...............      15,895           11,307           16,619          10,193           8,798
BALANCE SHEET DATA:
Total assets..........................    $121,370         $109,535         $ 93,542        $ 71,713        $ 50,407
Total debt (including cash overdrafts)      53,797           54,938           45,258          21,082          20,577
Stockholders' equity (deficit)........       5,370              (37)          (2,323)         (4,364)        (15,525)

                                                           THREE MONTHS ENDED
                                                           ------------------
                                                  JUNE 28, 1998(2)    JUNE 29, 1997
                                                  ----------------    --------------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales..................................               $ 84,680          $ 70,325
Cost of sales..............................                 71,294            59,665
                                                            ------            ------
    Gross profit...........................                 13,386            10,660
Selling, general and administrative
    expenses...............................                  7,962             6,837
Wilsons asset impairment charge
    and liquidation (gain)(3)..............                    -                 -
                                                            ------            ------
    Income from operations.................                  5,424             3,823
Other expense, net.........................                   (463)             (450)
Interest expense...........................                 (1,461)           (1,399)
                                                            ------            ------
    Income before income taxes and
      cumulative effect of accounting
      change...............................                  3,500             1,974
Provision (benefit) for income
     taxes(4)..............................                  1,450             1,042
                                                            ------            ------
    Income before cumulative effect of
      accounting change....................                  2,050               932
Cumulative effect of accounting
     change(5).............................                    -                 -
                                                            ------            ------
    Net income (loss)......................               $  2,050          $    932
                                                            ======            ======

PER SHARE DATA:
Basic:
    Income before cumulative effect
      of accounting change.................               $   2.00          $   0.91
    Net income (loss)......................               $   2.00          $   0.91
    Weighted average common shares
      outstanding (000's)..................                  1,023             1,021
Diluted:
    Income before cumulative effect
      of accounting change.................               $   1.90          $   0.87
    Net income (loss)......................               $   1.90          $   0.87
    Weighted average common shares
      outstanding including assumed
      exercise of warrant (000's)..........                  1,077             1,075
OPERATING DATA:
Backlog(6).................................               $103,766          $ 62,054
Depreciation and amortization..............                  2,381             2,282
Capital expenditures(7)....................                  5,342             2,694
BALANCE SHEET DATA:
Total assets...............................               $129,956          $108,369
Total debt (including cash overdrafts).....                 55,786            53,963
Stockholders' equity (deficit).............                  7,198               838

__________________________________
(1) Results of operations for fiscal 1993 were adversely affected by a flood which damaged one facility and a fire at another facility.
(2) Results of operations for the three months ended June 28, 1998 were adversely affected by a six-day work stoppage at one facility (Hamilton) and a four-day work stoppage at another facility (Sahagun). Management has estimated that these work stoppages adversely affected sales by approximately $2.2 million and income from operations by approximately $0.9 million during this period.
(3) NACO recorded a $2.8 million write-down in fiscal 1995 and a liquidation gain of $1.4 million in fiscal 1996 in connection with certain actions taken with respect to its Wilsons facility. See "NACO Management's Discussion and Analysis of Financial Condition and Results of Operations," included herein.
(4) Income taxes were not recorded in fiscal 1993 because any taxable income was offset by previously reserved net operating loss carryforwards.
(5) NACO adopted the provisions of Statement of Accounting Standards No. 106, Employer's Accounting for Postretirement Benefits Other Than Pensions, effective March 29, 1993. NACO elected to recognize immediately the cumulative effect of this accounting change, which caused NACO to record an after-tax charge of $6.1 million.
(6) The Company's backlog is based upon actual customer purchase orders that the Company believes are firm and does not include purchase orders anticipated, but not yet placed, in connection with ongoing customer retrofit or production programs.
(7) Excludes expenditures for business acquisitions.

NACO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

     The following discussion and analysis of NACO's consolidated financial condition and consolidated results of operation should be read in conjunction with "NACO Selected Historical Financial Data" and NACO's Consolidated Financial Statements and Notes thereto appearing under "NACO Consolidated Financial Statements." This discussion contains certain forward-looking statements which involve risks and uncertainties. NACO's actual results could differ materially from the results expressed in, or implied by, such statements. See "Cautionary Statement Concerning Forward-Looking Statements."

INTRODUCTION

     NACO is the parent company of National Castings, Inc. ("NCI"), which was formed in 1985 to acquire a substantial portion of the assets of the steel casting operations of Midland-Ross Corporation's National Castings Division. NACO subsequently purchased the Keokuk, Iowa facility (the "Keokuk Facility") in 1987; the Hamilton, Ontario, Canada facility (the "Hamilton Facility") in 1993; the Leven, Fife, Scotland facility (the "Levin Facility") in 1994; Wilsons Foundry and Engineering Company Limited (the "Wilsons Facility") in Bishop Auckland, England in 1994 (which ceased operations and was liquidated in 1996); the Richmond, Texas facility (the "Richmond Facility") in 1996; and the Sahagun, Hidalgo, Mexico facility (the "Sahagun Facility") in 1996.

     NACO reports its operations in three segments: (i) Rail Products Group;
(ii) Flow Products Group; and (iii) Other, which includes the current operations of the Leven Facility and the discontinued operations of the Wilsons Facility. In order to maximize production capacity to satisfy changes in demand for flow control products and railroad products, NACO has historically manufactured and included certain flow control products in its Rail Products Group and certain railroad products in its Flow Products Group. The following table summarizes net sales for NACO's operating segments and net sales by product group within these operating segments, as well as its intercompany sales, for the periods indicated:

                                              Fiscal Year Ended                                      Three Months Ended
                          -----------------------------------------------------------     ------------------------------------
                           March 29, 1998      March 30, 1997        March 31, 1996         June 28, 1998       June 29, 1997
                          ----------------    ----------------      -----------------     ----------------    ----------------
                                                                                                              (Unaudited)
                                                               (Dollar amounts in thousands)
                           Amount      %       Amount       %        Amount        %        Amount      %      Amount       %
                          --------    ---     --------     ---      --------      ---      --------    ---    --------     ---
Rail Products Group:
 Rail                     $213,074    70.3    $ 190,031    68.4     $ 197,233     70.5     $ 63,021    74.4   $ 46,750    66.5
 Flow                          626     0.2            -       -             -        -          194     0.2          -       -
                          --------   -----    ---------   -----     ---------   ------     --------  ------   --------   -----
 Total                     213,700    70.5      190,031    68.4       197,233     70.5       63,215    74.6     46,750    66.5
Flow Products Group:
 Rail                       18,288     6.0       19,793     7.1        29,701     10.6        3,286     3.9      5,763     8.2
 Flow                       64,242    21.2       54,205    19.5        36,156     12.9       15,786    18.6     16,028    22.8
                          --------   -----    ---------   -----     ---------   ------     --------  ------   --------   -----
 Total                      82,530    27.2       73,998    26.6        65,857     23.5       19,072    22.5     21,791    31.0
Other:
 Rail                        2,753     0.9        1,333     0.5         3,759      1.3          950     1.1        290     0.4
 Flow                        6,389     2.1       12,633     4.5        14,113      5.1        2,238     2.7      1,496     2.1
                          --------   -----    ---------   -----     ---------   ------     --------  ------   --------   -----
 Total                       9,142     3.0       13,966     5.0        17,872      6.4        3,188     3.8      1,786     2.5
Intercompany                (2,114)   (0.7)        (269)      -        (1,204)    (0.4)        (795)   (0.9)        (2)      -
                          --------   -----    ---------   -----     ---------   ------     --------  ------   --------   -----
Total net sales           $303,258   100.0    $ 277,726   100.0     $ 279,758    100.0     $ 84,680   100.0   $ 70,325   100.0
                          ========   =====    =========   =====     =========    =====     ========   =====   ========   =====

     NACO's fiscal year ends on the Sunday closest to March 31. Fiscal 1997 ended on March 29, 1998; fiscal 1996 ended on March 30, 1997; fiscal 1995 ended on March 31, 1996.

     NACO's improved net sales over the last several years are attributable primarily to an increased demand for cast steel products in the railroad supply and flow control supply markets. In particular, NACO has benefitted from increased demand for its proprietary products, expanded its manufacturing capabilities, and, as a result of strategic acquisitions, increased manufacturing capacity. NACO also has benefitted from improved economic conditions and industry trends and the specific factors described herein.

     NACO's Rail Products Group has capitalized on its design and development of proprietary product designs and its improvement in its engineering and manufacturing capabilities to increase sales of freight car trucks. Approximately 70% of the Rail Products Group's sales of freight car products in both fiscal 1997 and the three months ended June 28, 1998 were sales of freight car trucks using its high performance Swing Motion(TM) suspension system and trucks using the Barber(R) suspension system. NACO sells its freight car products to the new equipment market and the repair, replacement and retrofit market. During the past three fiscal years, approximately 40% of the freight car products sold by NACO were for repair, replacement or retrofit programs for the existing North American freight car fleet. NACO's success in selling its proprietary products for major retrofit programs is attributable to customer demand for products that provide improved ride quality and lower overall life cycle costs.

     The Rail Products Group also sells railroad products which are produced in accordance with customer-owned designs and specifications, including locomotive truck frames and other cast steel products used on locomotives as well as assembly services for certain types of locomotive trucks. Substantially all of NACO's locomotive sales are for the construction of new locomotives in North America. The significant increases in NACO's sales to the locomotive market over the past three fiscal years are attributable to an increase in demand for larger and more technologically advanced locomotives produced by NACO's customers.

     The Flow Products Group engineers and manufactures steel and high alloy valve housings and related castings for manufacturers of industrial flow control systems. While NACO sells valve housings and related castings primarily to manufacturers of flow control systems, it believes a significant portion of the products it sells are used to repair, replace or upgrade existing flow control systems. The major factors contributing to the increase in the sales of the Flow Products Group over the last three fiscal years are (i) NACO's acquisition of the Richmond Facility from Cooper Cameron Corp. at the end of fiscal 1995, (ii) NACO's entering into a supply agreement with Cooper Cameron Corp. at the end of fiscal 1995, (iii) NACO's increasing penetration in the flow control supply market and (iv) increasing consolidation in NACO's customer base which has led to the wider use of fewer suppliers such as NACO. The Flow Products Group's results historically have included certain railroad castings, which accounted for approximately 22%, 27%, 45% and 17% of net sales of the Flow Products Group in fiscal 1997, 1996 and 1995 and the three months ended June 28, 1998, respectively. In order to maximize production capacity to increase sales to its flow control customers, NACO initiated a program in late fiscal 1996 to relocate the production of certain locomotive products from the Keokuk Facility to the Sahagun Facility and the Hamilton Facility. While this program is expected to be completed in fiscal 1998, NACO expects to continue to manufacture locomotive products at the Keokuk Facility as and when the need requires. NACO also includes in its Flow Products Group the sales of products for military replacement, large on- and off-highway vehicles, pumps and similar heavy capital goods not used in the flow control industry which in total accounted for approximately 6%, 8%, 8% and 7% of reported sales of the Flow Products Group in fiscal 1997, 1996 and 1995 and the three months ended June 28, 1998, respectively.

     NACO has taken several steps to augment its manufacturing capacity and capabilities in response to increased demand for its products. In March 1996, NACO significantly expanded the capacity and capabilities of its Flow Products Group with the acquisition of the Richmond Facility, including its inventories, machinery and equipment. In July 1996, NACO acquired the Sahagun Facility in a court-approved public bidding process arising out of a bankruptcy, and is currently in the process of converting and expanding a portion of the Sahagun Facility into a state-of-the-art railroad products casting facility. In addition, NACO has three supply arrangements in place with casting facilities in three countries designed to provide NACO with additional manufacturing capacity and flexibility. The majority of the products NACO purchases through its supply arrangements are finished products manufactured in accordance with NACO's specifications and, with the exception of any final inspection, are delivered directly to customers. NACO's sales of products purchased from supply arrangements accounted for 4.7%, 5.0%, 5.1% and 4.9% of consolidated net sales in fiscal 1997, 1996 and 1995 and the three months ended June 28, 1998, respectively.

     The comparability of operating results for the last three fiscal years is affected by several events related to the cessation of operations in fiscal 1996 of the Wilsons Facility. NACO acquired the facility in February 1994 and recorded an asset impairment charge of $2.8 million in fiscal 1995 reflecting the write-down of certain assets at the Wilsons Facility. Following continued operating losses, NACO entered into a Company Voluntary Arrangement ("CVA") in May 1996 under United Kingdom insolvency laws. During fiscal 1996, operating losses of the Wilsons Facility exceeded the maximum cumulative losses allowed by the CVA. NACO declined to provide further funding which led the CVA supervisor to declare a failure of the CVA and to appoint receivers in September 1996. The receivers liquidated the assets of the Wilsons Facility with the proceeds applied to liquidation costs and claims of creditors, exclusive of intercompany indebtedness. At liquidation, the liabilities of the Wilsons Facility exceeded its written down asset values carried in NACO's consolidated financial statements, which resulted in a liquidation gain for NACO in fiscal 1996 of $1.4 million. See Note 13 of the Notes to the Consolidated Financial Statements of NACO Inc.

NACO RESULTS OF OPERATIONS

     The following table sets forth results of operations data in dollar amounts and as a percentage of NACO's net sales for the periods indicated:

                                                   Fiscal Year Ended                                Three Months Ended
                               -----------------------------------------------------------    ---------------------------------
                                March 29, 1998      March 30, 1997       March 31, 1996        June 28, 1998     June 29, 1997
                               ----------------    -----------------   -----------------      ---------------   ---------------
                                                                                                  (Unaudited)
                                                       (dollar amounts in thousands)
                                Amount      %       Amount       %        Amount       %       Amount     %      Amount      %
                               -------    -----    --------    -----     --------    -----    --------   ----   --------   ----
Net Sales....................  $ 303,258  100.0    $ 277,726   100.0     $ 279,758   100.0    $ 84,680   100.0  $ 70,325   100.0
Cost of Sales................    256,866   84.7      241,786    87.1       245,600    87.8      71,294    84.2    59,665    84.9
                               ---------  -----    ---------   -----     ---------   -----    --------   -----   -------   -----
    Gross Profit.............     46,392   15.3       35,940    12.9        34,158    12.2      13,386    15.8    10,660    15.1
Selling, General and
 Administrative Expenses.....     29,065    9.6       27,532     9.9        24,375     8.7       7,962     9.4     6,837     9.7
Wilsons Asset Impairment Charge
 and Liquidation (Gain)......          -      -       (1,430)   (0.5)        2,800     1.0           -       -         -       -
                               ---------  -----    ---------   -----     ---------   -----    --------   -----   -------   -----
    Income from Operations...     17,327    5.7        9,838     3.5         6,983     2.5       5,424     6.4     3,823     5.4
Other Expense, net...........    (1,717)   (0.5)      (1,198)   (0.4)       (1,536)   (0.5)       (463)   (0.6)     (450)   (0.6)
Interest Expense.............     (5,676)  (1.9)      (5,242)   (1.9)       (4,115)   (1.5)     (1,461)   (1.7)   (1,399)   (2.0)
                               ---------  -----    ---------   -----     ---------   -----    --------   -----   -------   -----
    Income before Income Taxes.    9,934    3.3        3,398     1.2         1,332     0.5       3,500     4.1     1,974     2.8
Provision for Income Taxes...     (4,418)  (1.5)        (878)   (0.3)         (726)   (0.3)     (1,450)   (1.7)   (1,042)   (1.5)
                               ---------  -----    ---------   -----     ---------   -----    --------   -----   -------   -----
Net Income...................   $  5,516    1.8     $  2,520     0.9      $    606     0.2     $ 2,050     2.4   $   932     1.3
                               =========  =====    =========   =====     =========   =====    ========   =====   =======   =====


NACO THREE MONTHS ENDED JUNE 28, 1998 COMPARED TO THREE MONTHS ENDED JUNE 29,
1997

 Net Sales

  Net sales increased by $14.4 million, or 20.4%, from $70.3 million in the three months ended June 29, 1997 to $84.7 million in the three months ended June 28, 1998. Sales for the Rail Products Group increased by $16.5 million, or 35.2%, from $46.7 million in the three months ended June 29, 1997 to $63.2 million in the three months ended June 28, 1998. The principal reasons for this increase were an increase in sales of freight car trucks, primarily Swing Motion(TM) trucks, which increased by 32.8%, and an increase of 66.9% in sales of locomotive frames, assemblies and other castings. A portion of the increase in locomotive sales was due to the transfer in the first fiscal quarter of fiscal 1998 of the manufacturing and sale of certain locomotive products to the Rail Products Group from the Flow Products Group. Sales in the Rail Products Group were adversely impacted in the three months ended June 28, 1998 by six-day and four-day work stoppages during labor negotiations at the Hamilton Facility and the Sahagun Facility, respectively. Management estimates that sales were adversely affected by approximately $2.2 million during such work stoppages. Sales in the Flow Products Group decreased by $2.7 million, or 12.5%, from $21.8 million in the three months ended June 29, 1997 to $19.1 million in the three months ended June 28, 1998. This decrease occurred primarily in locomotive castings sales as a consequence of the transfer to the Rail Products Group of the manufacture and sale of certain locomotive products from the Flow Products Group. The decrease was also due, in part, to the currently weakening demand in the flow control products market. Sales of the Other segment, which in both three month periods included only the operations of the Leven Facility, were higher in the three months ended June 28, 1998 than the prior year's period by $1.4 million, or 78.5%.

     Gross Profit

     Gross profit increased 25.6% from $10.7 million, or 15.1% of net sales, in the three months ended June 29, 1997, to $13.4 million, or 15.8% of net sales, in three months ended June 28, 1998. Gross profit of the Rail Products Group increased by $2.2 million in the three months ended June 28, 1998 primarily due to a significant increase in sales of substantially all of its railroad products in such period. Gross profit of the Flow Products Group decreased by $0.1 million in the three months ended June 28, 1998 due to lower sales of flow control products in such period. The gross profit of the Other segment increased by $0.6 million in the three months ended June 28, 1998 due to higher sales and better cost absorption.

     Selling, General and Administrative Expenses

     Selling, general and administrative expenses increased by $1.1 million, or 16.5%, from $6.8 million, or 9.7% of net sales, in the three months ended June 29, 1997, to $8.0 million, or 9.4% of net sales, in the three months ended June 28, 1998. The increase in these expenses in the three months ended June 28, 1998 from the prior year's period was primarily attributable to (i) higher compensation and fringe benefits of $0.5 million, (ii) higher advertising and warranty expenses of $0.2 million and (iii) higher net losses due to changes in foreign exchange rates of $0.2 million.

     Income from Operations

     Income from operations increased 41.9% from $3.8 million, or 5.4% of sales in the three months ended June 29, 1997, to $5.4 million, or 6.4% of sales, in the three months ended June 28, 1998. The increase in operating income was due to an improvement in the Rail Products Group, whose income from operations increased by $1.5 million, and the operations at the Leven facility, whose income from operations increased by $0.7 million. Management estimates that the work stoppages that occurred at the Hamilton Facility and the Sahagun Facility in the three month period ended June 28, 1998 adversely affected operating income for such period by approximately $0.9 million, due primarily to the lost gross profit on the shipments that were not made during this period as a result of the work stoppages.

     Other Expense, net

     Other expense, net, was $0.5 million in the three month periods ended June 29, 1997 and June 28, 1998. In both fiscal three month periods, the other expense represented cash discounts offered to customers for accelerated payments of their account balances.

     Interest Expense

     Interest expense increased $0.1 million from $1.4 million in the three months ended June 29, 1997 to $1.5 million in the three months ended June 28, 1998.

     Income Taxes

     The provision for income taxes increased $0.5 million from $1.0 million in the three months ended June 29, 1997 to $1.5 million in the three months ended June 28, 1998 due largely to higher income levels. The effective income tax rate decreased from 52.8% in the three month period ended June 29, 1997 to 41.4% in the three month period ended June 28, 1998. This change was due to higher losses at the Leven Facility that were not tax-benefitted in the three months ended June 29, 1997 as compared to minimal losses in the three months ended June 28, 1998 that were not tax-benefitted.

NACO FISCAL 1997 COMPARED TO FISCAL 1996

     Net Sales

     Net sales increased by $25.5 million, or 9.2%, from $277.8 million in fiscal 1996 to $303.3 million in fiscal 1997. The overall increase in net sales was attributable to increased net sales in each of NACO's two principal products groups: the Rail Products Group and the Flow Products Group. In the Rail Products Group, net sales increased $23.7 million, or 12.5% from $190.0 million in fiscal 1996 to $213.7 million in fiscal 1997. The principal reasons for this increase were (i) an increase of $19.8 million, or 83.5%, in locomotive casting and assembly sales attributable to the transfer of the manufacture and sale of certain locomotive products to the Rail Products Group from the Flow Products Group and a higher volume of frame and assembly sales, and (ii) an increase in freight car products sales of $3.9 million, or 2.3%, primarily attributable to higher sales of freight car trucks. While sales of Swing Motion(TM) trucks increased substantially, sales of other freight car trucks were significantly lower due primarily to a slowdown in orders from Canadian customers. In the Flow Products Group, net sales increased $8.5 million, or 11.5%, from $74.0 million in fiscal 1996 to $82.5 million in fiscal 1997. This increase was primarily the result of higher sales of valve housings and related castings of $10.6 million, and was partially offset by lower sales of locomotive castings of $1.5 million as the production of certain castings was relocated to the Rail Products Group. Sales of the Other segment, which consisted of the combined operations of the Wilsons Facility and the Leven Facility, decreased by $4.8 million due to the cessation of operations at the Wilsons Facility in September 1996 and lower sales by the Leven Facility. Sales at the Leven Facility in fiscal 1997 were impacted by the continued slowdown in orders which resulted from the unfavorable effect of changes in the British Pound Sterling relative to other European currencies.

     Gross Profit

     Gross profit increased 29.1% from $35.9 million, or 12.9% of net sales, in fiscal 1996 to $46.4 million, or 15.3% of net sales, in fiscal 1997. Gross profit of the Rail Products Group increased by $9.7 million in fiscal 1997 due to higher sales of freight car trucks, particularly Swing Motion(TM) trucks, combined with improved operating efficiencies at the Cicero Facility and increased sales of trucks using Barber(R) suspensions made by the Sahagun Facility. Gross profit of the Flow Products Group increased by $1.6 million due primarily to higher sales and improved mix of products at the Keokuk Facility. The gross profit from the Other segment decreased by $0.7 million due to lower sales and less absorption of fixed costs at the Leven Facility.

     Selling, General and Administrative Expenses

     Selling, general and administrative expenses increased by $1.5 million, or 5.6%, from $27.5 million, or 9.9% of net sales, in fiscal 1996 to $29.1 million, or 9.6% of net sales, in fiscal 1997. The increase in these expenses from fiscal 1996 to fiscal 1997 was primarily due to (i) higher compensation and fringe benefits of $1.7 million, (ii) higher depreciation related to the development of Company-wide information systems of $0.4 million and (iii) higher provisions for warranty expense of $0.4 million. The increase was partially offset by (i) the effect of a severance provision of $0.7 million recorded in fiscal 1996 without a comparable charge in fiscal 1997 and (ii) lower licensing fee expenses due to a decrease in sales of freight car trucks using Barber(R) suspensions made by the Hamilton Facility.

     Income from Operations

     Income from operations increased 76.1% from $9.8 million, or 3.5% of sales, in fiscal 1996 to $17.3 million, or 5.7% of sales, in fiscal 1997. This increase was due primarily to the Rail Products Group whose income from operations increased by $9.4 million. In addition, NACO recorded a liquidation gain in fiscal 1996 from the closure of the Wilsons Facility of $1.4 million, which was partially offset by a loss of $1.2 million from the Wilsons Facility in the first half of fiscal 1996. Income from operations, excluding the operating results and liquidation gain attributable to the Wilsons Facility, increased from $9.6 million in fiscal 1996 to $17.3 million in fiscal 1997.

     Other Expense, net

     Other expense, net, increased by $0.5 million from $1.2 million in fiscal 1996 to $1.7 million in fiscal 1997. In both fiscal years, the other expense represents cash discounts offered to customers for accelerated payments of their account balances. The other expense increase in fiscal 1997 was due primarily to higher sales and an increase in cash discounts related to the increase in accelerated payments by customers.

     Interest Expense

     Interest expense increased $0.4 million from $5.2 million in fiscal 1996 to $5.7 million in fiscal 1997. This increase was due to higher borrowing levels and an increase in the weighted average interest rate from 9.4% in fiscal 1996 to 9.9% in fiscal 1997.

     Income Taxes

     The provision for income taxes increased $3.5 million from $0.9 million in fiscal 1996 to $4.4 million in fiscal 1997 due largely to higher income levels. The effective rate for fiscal 1997 was 44.5% which was higher than the U.S. statutory rate primarily as a result of changes in the valuation allowances related to foreign net operating loss carryforwards.

NACO FISCAL 1996 COMPARED TO FISCAL 1995

     Net Sales

     Net sales decreased by $2.0 million, or 0.7%, from $279.8 million in fiscal 1995 to $277.8 million in fiscal 1996. Sales in the Rail Products Group decreased by $7.2 million, or 3.7%, from $197.2 million in fiscal 1995 to $190.0 million in fiscal 1996. The major factors affecting this decrease were (i) a reduction in freight car product sales by $2.3 million, primarily the result of a slow-down in Canadian customers' orders, and (ii) a decrease in locomotive product sales of $4.9 million, primarily the result of lower deliveries of truck frames. Sales in the Flow Products Group increased by $8.1 million, or 12.4%, from $65.9 million in fiscal 1995 to $74.0 million in fiscal 1996. The major factors contributing to this increase were higher valve housing and related casting sales of $17.3 million, due to the inclusion of a full year of sales from the recently acquired Richmond Facility and market expansion benefitting the Keokuk Facility. The increased valve castings sales were offset by a $9.9 million decrease in locomotive castings included in the Flow Products Group as discussed above. The decrease in locomotive sales included in the Flow Products Group's results was largely due to fewer locomotives being built and a higher proportion of DC locomotives built on which NACO supplies fewer cast parts than on the AC locomotives. Sales of the Other segment, which consisted of the combined operations of the Wilsons Facility and the Leven Facility, decreased $3.9 million from $17.9 million in fiscal 1995 to $14.0 million in fiscal 1996. Sales of the Leven Facility increased by $3.2 million from fiscal 1995 to fiscal 1996, and were offset by a decrease of $7.1 million at the Wilsons Facility, which ceased operations in September 1996.

     Gross Profit

     Gross profit increased from $34.2 million, or 12.2% of net sales, in fiscal 1995 to $35.9 million, or 12.9% of net sales, in fiscal 1996. Gross profit of the Rail Products Group decreased by $0.2 million in fiscal 1996 due largely to reduced margins on lower sales at the Hamilton Facility, which were offset in part by improved results on higher volumes at the Cicero Facility and the Sahagun Facility. Gross profit of the Flow Products Group decreased by $1.0 million in fiscal 1996 from the prior fiscal year due to changes in the product mix at the Keokuk Facility and the loss of a supply source based in India. The gross profit of the Other segment improved by $3.0 million going from a negative gross profit of $2.0 million in fiscal 1995 to a positive gross profit of $1.0 million in fiscal 1996.

     Selling, General and Administrative Expenses

     Selling, general and administrative expenses increased by $3.2 million, or 13.0%, from $24.4 million, or 8.7% of net sales, in fiscal 1995 to $27.5 million, or 9.9% of net sales, in fiscal 1996. The increase in these expenses from fiscal 1995 to fiscal 1996 was primarily due to (i) increased expenses in fiscal 1996 of $2.6 million due to the addition of new business units added in the latter part of fiscal 1995 ($1.7 million by NACO Technologies; $0.5 million by the Richmond Facility; and $0.4 million by the Sahagun Facility), (ii) an increase in fiscal 1996 of $1.0 million in depreciation related to a new computer system, (iii) an increase in fiscal 1996 of $0.4 million in travel and related expenses and (iv) an increase in severance expenses of $0.7 million in fiscal 1996. These expenses were offset by a reduction in costs at the Wilsons Facility in fiscal 1996 of $2.3 million due to the cessation of its operations in September 1996.

     Income from Operations

     Income from operations increased 40.9% from $7.0 million, or 2.5% of net sales, in fiscal 1995 to $9.8 million, or 3.5% of net sales, in fiscal 1996. In fiscal 1995, NACO recorded an asset impairment charge of $2.8 million reflecting a write-down of certain assets at the Wilsons Facility. In fiscal 1996, the liquidation of the Wilsons Facility resulted in a $1.4 million liquidation gain for NACO, representing the excess of the liabilities of the Wilsons Facility over its asset values. Income from operations, excluding the operating results and liquidation gain related to the Wilsons Facility, would have been $9.6 million in fiscal 1996 compared to $15.3 million in fiscal 1995, or a decrease of $5.7 million.

     Other Expense, net

     Other expense, net, decreased approximately $0.3 million from $1.5 million in fiscal 1995 to $1.2 million in fiscal 1996 primarily as a result of fiscal 1995 including expenses of $0.3 million related to a canceled initial public offering of NACO's stock. The balance of the other expenses for fiscal 1995 and fiscal 1996 represents cash discounts offered to selected customers for early payment of receivables.

     Interest Expense

     Interest expense increased by $1.1 million from $4.1 million in fiscal 1995 to $5.2 million in fiscal 1996. This increase was due to an increase in the average outstanding borrowings from $34.7 million in fiscal 1995 to $50.7 million in fiscal 1996, although the overall weighted average interest rate decreased from 10.3% in fiscal 1995 to 9.4% in fiscal 1996.

     Income Taxes

     The provisions for income taxes increased by $0.2 million from $0.7 million in fiscal 1995 to $0.9 million in fiscal 1996 due to higher pre-tax income in fiscal 1996.

QUARTERLY RESULTS OF OPERATIONS AND SEASONALITY

     NACO has experienced, and may in the future experience, fluctuations in quarterly results of operations. A number of NACO's facilities, as well as those of certain of its customers, close for regularly scheduled maintenance in the summer, and NACO and certain of its customers also close for extended holiday periods in December. As a result, NACO's operating results for the second and third fiscal quarters tend to be lower than other quarters.

LIQUIDITY AND CAPITAL RESOURCES

     NACO's principal sources of liquidity and capital resources are net cash provided by operations and borrowings under a Revolving Credit Agreement. For fiscal 1995, net cash used in operating activities was $7.1 million, as compared to net cash provided by operating activities of $11.7 million and $17.1 million in fiscal 1996 and 1997, respectively. The increase in net cash flow over such periods was attributable primarily to higher net income and lower increases in net working capital. For the three months ended June 28, 1998 and June 29, 1997, net cash provided by operating activities was $3.4 million and $3.5 million, respectively.

     Historically, net cash provided by operating activities and borrowings under the Revolving Credit Agreement have been used to fund increases in working capital, as necessary, and capital expenditures. In addition, NACO historically has offered selected customers cash discounts for early payment of their accounts receivable balances as a means to better utilize availability under its Revolving Credit Agreement. In fiscal 1995, cash was used to fund an increase in net working capital (net working capital - defined as total current assets less total current liabilities - excluding cash, cash overdrafts, current maturities of long-term debt and net working capital of business acquisitions at the date of purchase) of $17.3 million and cash was generated from a reduction in net working capital of $1.4 million in fiscal 1996 and $0.6 million in fiscal 1997. The net working capital increase for the quarter ended June 28, 1998 was $0.9 million. The changes in net working capital in these periods related primarily to increases in accounts receivable and inventories, which were offset by increases in accounts payable and other liabilities. NACO expects that its investment in accounts receivable will increase in the future as it eliminates its practice of offering cash discounts to customers for earlier than normal payment. NACO has a short production cycle for the majority of its products and inventories have increased at rates substantially lower than the rate at which sales have increased.

     NACO had positive working capital (defined as total current assets less total current liabilities) of $9.9 million at the end of fiscal 1996, $5.4 million at the end of fiscal 1997, and $6.9 million at the end of the three months ended June 28, 1998.

     NACO has made approximately $63 million of capital expenditures (excluding expenditures for business acquisitions) over the last five fiscal years, for an average of approximately $12.5 million per year or 5.0% of net sales. Capital expenditures, excluding expenditures for business acquisitions, were $16.6 million in fiscal 1995 (5.9% of net sales), $11.3 million in fiscal 1996 (4.1% of net sales), $15.9 million in fiscal 1997 (5.2% of net sales) and $2.7 million and $5.3 million in the respective three-month periods ended June 29, 1997 and June 28, 1998 (3.8% and 6.3% of net sales, respectively). Capital expenditures for fiscal 1995 were made to expand production capabilities and install a client server computer system throughout NACO's locations. Capital expenditures in fiscal 1996 and fiscal 1997 and the three months ended June 29, 1998 were largely for projects designed to expand the capacity of and to improve the efficiency of NACO's production facilities. NACO anticipates capital expenditures in the remaining nine months of fiscal 1998 to be between approximately $12 million and $15 million. A substantial portion of these anticipated expenditures will be used to increase manufacturing capacities and capabilities, to increase production throughput and to improve operating efficiencies.

     NACO has had in place since November 1993 a Revolving Credit Agreement with The CIT Group/Credit Finance, Inc. It currently provides for maximum potential borrowings of up to $35.0 million and permits limited advances from NACO's U.S. operating subsidiary borrowers to its non-U.S. operating subsidiaries. Borrowings under the Revolving Credit Agreement are based upon eligible receivables and inventories, as defined, and are secured by substantially all of NACO's assets in the United States. The Revolving Credit Agreement also provides for a term loan of $9.8 million, repayable in equal monthly installments, with a final payment of $3.9 million due at the termination date of the Revolving Credit Agreement on November 30, 2000. Borrowings bear interest at the prime rate plus 0.75%, except for approximately $1.1 million of the term loan, which bears interest at the prime rate plus 1.75%. The Revolving Credit Agreement contains a number of restrictive covenants, including restrictions on dividends, common stock repurchases and mergers and acquisitions, all as defined. As of June 28, 1998, borrowings outstanding under the revolving credit portion of the Revolving Credit Agreement were $21.8 million, and NACO had additional unused availability under the Revolving Credit Agreement, based upon eligible receivables and inventories, of $4.9 million. See "- Risk Factors and Other Considerations" regarding refinancing of indebtedness expected to occur in connection with the merger.

     In March 1995, NACO entered into a Note Agreement with Northwestern, providing for the issuance of a $15.0 million Senior Subordinated Note with a detachable Warrant. The Warrant entitles Northwestern to purchase 54,271 shares of the common stock at a nominal price of $0.01 per share, subject to certain adjustments. The $216,000 fair value of the Warrant as agreed to between the parties was deducted from the face value of the Senior Subordinated Note and added to additional paid-in-capital. The Senior Subordinated Note bears interest at 11.75%, payable

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semiannually, and requires principal payments of $5.0 million in each of 2003,
2004 and 2005. The Note Agreement contains a number of restrictive covenants, including financial covenant tests on fixed charge coverage, tangible net worth maintenance and leverage, as well as restrictions on the payment of dividends and the incurrence of additional indebtedness or liens, all as defined. As of June 28, 1998 and for the four fiscal quarters then ended, the actual fixed charge coverage ratio was 2.27 compared to a required ratio of not less than 1.40; the tangible net worth maintenance amount was $6.6 million compared to a required minimum of $3.2 million; and the actual leverage ratio was 0.43 compared to a maximum ratio of 0.55. The Note Agreement requires that NACO offer to prepay the entire principal amount outstanding should there occur a change in ownership or change in management, all as defined, at a price of 100.0% of the principal amount then outstanding plus a pre-payment penalty based upon a formula set forth in the Note Agreement. Consummation of the Merger will constitute a change in control under the Note Agreement. See "Risk Factors and Other Considerations" regarding refinancing of indebtedness expected to occur in connection with the merger. The proceeds of the Senior Subordinated Note were used to reduce the amount outstanding under NACO's Revolving Credit Agreement, to retire a revolver and term debt facility used by the Hamilton Facility, and to prepay certain minor indebtedness agreements, with the balance invested in short-term U.S. government instruments.

     In April 1995, NACO entered into a Supply Agreement and the related Customer Loan Agreement with Canadian Pacific Limited, a railroad products customer of NACO ("Canadian Pacific"). Under the terms of these agreements, Canadian Pacific agreed to purchase substantially all of its requirements for freight car trucks from NACO through December 31, 1998, at fixed pricing which became adjustable beginning in 1996 for changes based on a producer price index and in 1997 for changes in scrap metal prices. In return for NACO's agreement to supply Canadian Pacific's requirements, Canadian Pacific loaned $6.3 million ($9.0 million Canadian dollars) to NACO pursuant to the Customer Loan Agreement. The loan bears interest, payable quarterly, at the prime rate of the Bank of Montreal plus 2.0%, and is secured by substantially all of the property, plant, and other fixed assets at the Hamilton Facility. Principal on the loan is repaid monthly by NACO based upon the amount of Canadian Pacific's purchases of products, with a maximum repayment in any year of $2.8 million ($4.0 million Canadian dollars). The balance of the loan, which, as of June 28, 1998, was $3.6 million ($5.2 million Canadian dollars), is required to be repaid on December 31, 1998. The proceeds of the Customer Loan Agreement were used to retire certain trade obligations and to increase production capacity at the Hamilton Facility, with the balance invested in short-term bank instruments.

     In connection with the acquisition of certain assets of the Richmond Facility and the acquisition of the Sahagun Facility in 1996, NACO issued acquisition notes of $3.0 million and $5.0 million, respectively, payable to the sellers of the facilities. The Richmond acquisition note is unsecured but guaranteed by NACO and bears interest, payable quarterly, at 8.0% per annum, with monthly principal payments, beginning October 1996 based upon the amount of purchases of products by the seller. The balance of the loan, if any, is required to be repaid on December 31, 1999. The Sahagun acquisition note is guaranteed by NACO and NCI, is secured by a mortgage on the land and buildings acquired and requires 48 monthly payments of $128,880 of principal and interest. The interest rate on the loan is 10.0% per annum.

     As of June 28, 1998, NACO's outstanding debt included $30.1 million under the Revolving Credit Agreement, $14.9 million under the Senior Subordinated Note and $10.5 million under various other debt agreements.

YEAR 2000 COMPLIANCE

     The Year 2000 problem refers to computer applications using only the last two digits to refer to a year rather than all four digits. As a result, these applications could fail or create erroneous results if they recognize "00" as the year 1900 rather than the Year 2000.

     NACO has initiated several projects that include, but are not limited to, information and communication systems; manufacturing and office equipment; business customers and vendors. A summary of these projects is as follows:

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     Information Systems

     During 1997, NACO initiated an extensive search for an integrated manufacturing and financial software package primarily to have the necessary tools to streamline, standardize and simplify the business processes at all of its facilities. At completion of this project, the information systems will also be Year 2000 compliant. This project includes the migration from system 34's, VAX and PC DOS systems located at various locations to two HP servers utilizing ROI's fully integrated Manage 2000 application software. Implementation of the new Manage 2000 system was started in April 1998 and is scheduled for completion in June 1999 and will include NACO's seven manufacturing locations, the technology center and the corporate office. The cost of this project yet to be incurred, which includes software, limited additional hardware and external and direct internal costs of implementation, is estimated to be $4 million, most of which will be capitalized as incurred.

     Communication Systems

     Closely related to the above project are NACO's internal and external communication systems. This project includes the replacement and/or upgrades of personal computers (PC's), standardizing and upgrading all PC software (Windows NT Network, Windows 95/98, Office 97 including Microsoft Exchange, Excel, and
Word), Auto CAD and PRO Engineering, and installation of Frame Relay T1 communication lines to connect local and wide area networks. The installation of the infrastructure at NACO's nine locations is expected to be completed by December 1998. In addition, an assessment of all manufacturing equipment and their related applications, security and fire control systems, safety equipment, utility and telephone systems and office equipment is expected to be completed by December 1998.

     Third Parties

     Year 2000 compliance letters have been sent to NACO's major third parties (customers, vendors, service providers, etc.) to ensure that all significant future business associates are addressing and preparing for the Year 2000. NACO continues to work with all significant third parties and has initiated a tracking system to monitor responses and resolve issues as they arise.

     Year 2000 Risks

     Potential risks to NACO in relation to the completion of Year 2000 compliance projects are:

          - Failure to complete on a timely basis the installation of the integrated financial/manufacturing system

          - Failure to complete on a timely basis the necessary replacements and/or upgrades to the internal and external communication systems

          - Failure to identify and replace all Year 2000 non-compliant manufacturing equipment, utility and/or office equipment

          - Failure of major third parties to identify and implement Year 2000 compliance plans required and/or NACO's failure to timely recognize their non compliance

     Contingency Plans

     Contingency plans, if necessary, are expected to be completed by December 1998 to address the risks discussed above.

     No assurance can be given, however, that NACO will be able to address the Year 2000 issues for all of its software and applications in a timely manner or that it will not encounter unexpected difficulties or significant expenses relating to adequately addressing the Year 2000 issue. If NACO or its major customers, suppliers or other third parties

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

with whom NACO does business fail to address adequately the Year 2000 issues, or NACO fails to successfully integrate or converts its computer systems generally, NACO's business or results of operations could be materially adversely affected.

FOREIGN EXCHANGE

     NACO's U.S. exports are generally invoiced in U.S. dollars. A significant portion of the sales of NACO's foreign subsidiaries for fiscal 1997 and anticipated for fiscal 1998 are invoiced to customers in the United States in U.S. dollars, whereas the costs and expenses incurred in connection with these sales are incurred in local currencies. NACO has not entered into foreign exchange hedges for these transactions.

EFFECTS OF INFLATION

     General price inflation has not had a material impact on NACO's results of operations. When possible, NACO follows the general industry practice of passing on to the customer the changes in the cost of the scrap metal purchased by NACO.

INCOME TAXES

     NACO had net operating loss carryforwards at March 29, 1998 of $3.9 million in the United States and $7.9 million in its foreign subsidiaries. NACO's tax returns have not been examined by applicable revenue authorities and the U.S. net operating loss carryforward could be subject to substantial limitations, including disallowance in total. Due to the uncertainty as to the ultimate realization of its U.S. net operating loss carryforward, NACO has recorded federal income tax provisions at the full federal income tax rate until the uncertainty with respect to the U.S. net operating loss carryforward has been resolved. See Note 11 of the Notes to Consolidated Financial Statements of NACO.

RECENT ACCOUNTING PRONOUNCEMENTS

     In fiscal 1997, NACO adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings per Share, SFAS No. 130, Reporting Comprehensive Income, SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, and SFAS No. 132, Employers' Disclosures About Pension and Other Retirement Benefits, with no material effect on NACO's results of operations or financial condition.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. NACO is required to adopt SFAS No. 133 beginning in the fiscal year ending April 2, 2000. While NACO has not yet quantified the impact of adopting SFAS No. 133 on its financial statements, NACO does not believe it will have a material effect on its results of operations or financial condition.

                               BUSINESS OF NACO
GENERAL

     NACO is a leader in the design, manufacture and supply of highly engineered cast steel and related products for the railroad supply and flow control supply markets. NACO's business is organized into three operating segments - "Rail Products Group," "Flow Products Group" and "Other" - which focus on the sale of railroad products and flow control products. A brief description of each operating segment is presented below.

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     Rail Products Group

     NACO designs, manufactures and supplies a broad line of technologically advanced products for the railroad industry. NACO's proprietary products include
(i) high performance freight car trucks, including a line of trucks employing NACO's Swing Motion(TM) suspension system, the Unitruck II(R) and the Axle Motion II(TM) truck and (ii) freight car couplers and related products, including NACO's High Endurance(TM) rotary coupler and its High Endurance(TM) Reduced Slack Coupler. In particular, demand for the Swing Motion(TM) line has continued to grow and now includes such varied applications as the Class I railroad Autotrack fleet, RoadRailer(R) trailers, coal freight cars and high-speed freight cars attached to North American passenger railcars (i.e., Amtrak). In addition to NACO's proprietary products, NACO is also a major manufacturer of, and has made technological advancements to, freight car trucks that employ the traditional Barber(R) suspension system, and NACO produces a wide variety of couplers and other freight car products. NACO also manufactures railroad products that are produced in accordance with customer-owned designs and specifications, including locomotive truck frames and a variety of other locomotive casting products, and NACO provides fully assembled locomotive trucks on a just-in-time basis. NACO believes, based upon industry information and information obtained from its customers, that it is the leading manufacturer of high performance freight car trucks with an approximately 80% share of the North American market, and that it is the number one or two supplier of all other types of freight car trucks, freight car couplers and related products and locomotive truck frames in North America. NACO's Rail Products Group supplies both the new equipment market and the repair, replacement and retrofit market. All of NACO's railroad products meet or exceed applicable standards and specifications established by the AAR.

     Flow Products Group

     NACO engineers, manufactures and supplies steel and high alloy valve housings and related castings for manufacturers of industrial flow control systems for use in the natural gas, pulp and paper, oil, chemical, waste control and water treatment, and other manufacturing process industries. These products are manufactured in accordance with customer designs and specifications relating to cast integrity, external environment and internal fluid pressure tolerances. NACO believes that its Flow Products Group has a favorable competitive position as a result of its ability to offer its customers one of the widest ranges of steel and high alloy flow control castings and its ability to offer low cost castings through its network of casting facilities and supply arrangements.

     Other

     The "Other" operating segment consists of NACO's current operations at the Leven Facility and its former operations at the Wilsons Facility. The principal purpose of NACO's 1994 acquisition of the Leven Facility was to acquire its rights to and to continue the development of the Replicast(R) ceramic shell casting process. See " - Manufacturing." In addition, the Leven Facility was, along with the Wilsons Facility, a part of NACO's strategy to expand the operations of both its Flow Products Group and its Rail Products Group within Europe. The Leven Facility increased sales of its commercial castings within the United Kingdom during the last three years and currently produces the RoadRailer(R) product which is shipped to the United States and sold by NACO to its Rail Products Group customers. The Wilsons Facility, however, which was acquired to gain entrance to the European flow control markets, was liquidated in 1996 after it continued to incur operating losses following a financial restructuring.

     In 1997, NACO relocated its European railroad products engineering group to the Leven Facility and, along with NACO's European sales and marketing personnel, the Leven Facility has served as a base for NACO's continuing efforts to develop markets for its products in Europe. NACO has recently made the decision to organize its efforts within Europe into a separate operating group and, while efforts to implement that decision are proceeding, the centralization has not yet been finalized. When completed, the European group will focus on adapting, marketing and manufacturing NACO's proprietary railroad products within Europe.

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MARKET OVERVIEW AND INDUSTRY DEMAND - NACO

     Railroad Freight Car Market

     Historically, the railroad supply market has been characterized by fluctuations in demand principally in response to economic conditions. According to the AAR, freight car deliveries in the 1960s and 1970s averaged more than 62,000 units per year and only fell below 40,000 units in two years during that period. The market experienced an unusually severe decline in production of new freight cars and locomotives in the early 1980s due to a combination of factors. Spurred largely by federal tax incentives for capital goods which helped to create attractive freight car hire rates and other perceived benefits of freight car ownership, record numbers of freight cars were purchased in the late 1970s. Production of freight cars peaked at approximately 96,000 units in 1979. The elimination of those tax incentives, combined with increasing competition for freight traffic from the trucking industry, resulted in a substantial overcapacity of freight cars in the railroad industry by the early 1980s. After deregulation of the railroad industry in 1980, railroads consolidated their route systems and downsized their equipment base in an effort to reduce operating costs and improve their competitive position relative to trucking companies. As a result, production of freight cars declined to a record low of approximately 5,900 units in 1983 and deliveries averaged only 20,500 units per year from 1984 through 1992.

     By the early 1990's, the overcapacity of freight cars in the railroad industry had been greatly eliminated, and production of freight cars and locomotives began to grow again as railroads continued their efforts to increase efficiency and reduce costs. According to the AAR and the American Railway Car Institute (the "ARCI"), production of new freight cars has increased significantly over the last five years, and average deliveries increased to 50,600 units per year from 1993 through 1997. Similarly, new locomotive production increased to approximately 1,000 units in 1997, as compared to approximately 460 units in 1992. This growth resulted in part from an economic recovery in the railroad industry, demonstrated by (i) a 49% increase in revenue ton miles hauled by Class I railroads in North America from 919 billion in 1980 to 1,373 billion in 1997 and (ii) a 190% increase in intermodal freight loadings from 3.0 million in 1980 to 8.7 million in 1997. Other key factors contributing to such growth include advances in freight car and locomotive technology, the significant growth of intermodal transportation as an alternative to other forms of long-haul freight transportation (which has resulted in the technological obsolescence of certain types of freight cars presently in service), upgrades to existing freight cars and locomotives and increased replacement of the aging freight car and locomotive fleets. NACO expects these trends to cause retirements from the freight car and locomotive fleets, resulting in greater demand for new equipment, as well as opportunities to provide replacement products to railroads and other owners and users of freight cars and locomotives.

     Flow Control Supply Market

     The flow control supply market is fragmented among hundreds of different suppliers which manufacture valve castings and fittings consisting of various metals, including iron, steel, brass, bronze and nickel-base and high alloys. NACO focuses on the manufacture of steel and high alloy castings and does not compete in other segments of the flow control supply market. Since 1987, shipments of steel and high alloy flow control castings have grown as a result of rising industrial production and increased demand from companies in certain industries, such as the oil and gas industry, which require the distinctive characteristics of steel and high alloy castings necessary for compliance with safety and pollution control standards.

NACO BUSINESS STRATEGY

     NACO's principal goal has been to achieve continuing sales and earnings growth by capitalizing on and further developing the competitive advantages of both its Rail Products Group and its Flow Products Group. The key elements of NACO's strategy for achieving this goal has been to:

     (1) Build Upon Its Commitment to Technology Leadership through NACO Technologies

     NACO believes its commitment to technology differentiates it from its competitors. NACO historically has made substantial investments in attracting, training and retaining highly skilled technical employees and developing

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

highly engineered products, including its proprietary line of high performance freight car trucks which were first introduced in large-scale commercial applications in the early 1990's. In October 1995, NACO formed NACO Technologies, a stand-alone research, development and product testing facility in Lombard, Illinois, as the focus of its ongoing technology efforts. Today, NACO Technologies employs 50 people, including 35 design and engineering professionals who employ state-of-the-art computer-based design and engineering systems and three-dimensional software modeling to identify, test and develop new and enhanced products for NACO's target markets, to improve NACO's existing products, and to enhance NACO's manufacturing processes. NACO believes its commitment to technology has enabled it to become a principal supplier to customers that are the leaders in the railroad supply and flow control industries.

     (2)  Enhance Existing and Develop New High Performance Proprietary Products

     NACO's focus in the Rail Products Group has been and will remain on the development, manufacture and sale, both domestically and internationally, of its wide range of proprietary freight car truck and coupler products. NACO's proprietary products are designed to provide customers with superior performance and lower overall life-cycle costs. For example, NACO believes that the advantages offered by its portfolio of high performance freight car trucks - ride quality, fuel savings, reduced maintenance costs and longer service life - will enable it to maintain and strengthen its competitive position in that market. NACO's Advanced Vehicle Dynamics(TM) design technology has contributed to NACO's leading North American market position in high performance freight car trucks. NACO also has incorporated proprietary patented features into its manufacture of freight car trucks employing the Barber(R) suspension system and coupler products employing traditional AAR designs.

     (3) Implement Innovative Manufacturing Process Improvements, such as Advanced Precision Technology(TM), Replicast(R) Technology and Six Sigma

     NACO has improved and intends to continue to improve its manufacturing processes through technological innovation. Its Advanced Precision Technology(TM) enables NACO to design and produce castings with a much greater degree of dimensional accuracy compared with traditional manufacturing processes. Advanced Precision Technology(TM) permits NACO to produce precisely dimensioned and lighter weight castings which have the same or improved strength and durability as castings produced with traditional technologies. NACO has implemented a "Six Sigma" initiative which employs statistical measurement techniques in all phases of NACO's design, engineering, customer service and manufacturing processes. NACO's Six Sigma initiative analyzes and statistically measures both the output and the cost of the various processes and procedures employed by NACO in its day-to-day operations. This initiative will permit NACO to optimize the efficiency and minimize the cost of each component part of its operations. NACO also has focused on the development of Replicast(R) ceramic shell casting technology as a potentially superior alternative to sand casting, with potential applications across NACO's line of railroad and flow control products. NACO recently launched a commercial production line employing the Replicast(R) ceramic shell technology to produce traditional AAR coupler products after extensive testing and refinement at NACO Technologies and its Leven casting facility. NACO believes that its Replicast(R) technology will enable it to increase its manufacturing capacity and produce higher quality products at lower prices and with reduced turnaround times.

     (4)  Focus on Customer Relationships with Industry Leaders

     NACO continually strives to be a primary supplier of products it manufactures to customers that are leaders in the railroad and flow control industries, principally by capitalizing on the performance and cost features of its products and services. In its Flow Products Group, NACO emphasizes its "partnership" role in providing a broad range of high integrity steel castings for all aspects of the customer's operations. As a "partner," NACO works directly with the customer to design the steel casting, build the tooling needed to manufacture the casting, test a sample casting to ensure that it meets the customer's specifications, and manufacture or procure the casting for delivery to the customer as needed to meet the customer's production schedule. NACO believes its partnering approach will yield further benefits for its Flow Products Group as valve and pump manufacturers continue to consolidate and reduce the number of their outside suppliers.

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

     (5) Capitalize on Low-Cost and Versatile Manufacturing Capabilities, particularly through the Expansion of the Sahagun Facility

     NACO has made approximately $63 million of capital investments (excluding business acquisitions) in its manufacturing facilities and NACO Technologies during the last five fiscal years, for an average of approximately $12.5 million per year or 5.0% of net sales. These expenditures have been made principally for product and process improvements designed to maximize the ability of NACO's geographically diverse manufacturing facilities to produce the highest volume of "value added" products at the lowest possible cost. NACO is in the process of greatly expanding its Sahagun Facility to: (i) permit the full range of its railroad product offerings (excluding locomotive frames) to be produced at that facility; (ii) accommodate increased production of railroad products as well as certain flow control products; and (iii) relocate certain locomotive production to its Sahagun Facility from its Keokuk Facility in order to produce such products using lower cost methods and to increase capacity to produce higher margin products at its Keokuk Facility. NACO believes that it has the flexibility to shift the manufacture of its railroad products among its facilities in response to customer demand, cost and other relevant factors.

     (6) Pursue International Growth Opportunities, especially in the Americas and Europe

     NACO believes that the expansion of railroad and locomotive suppliers into international markets, primarily Mexico, South America and Europe, may provide significant sales growth opportunities for NACO. NACO is the only producer of freight car trucks and couplers in both Canada and Mexico. In addition, NACO is well-positioned to benefit from new and increased business in Europe as a result of its market development efforts within European markets, its presence in Scotland and its supply relationships in Portugal and the Czech Republic.

PRODUCTS

     NACO's products can be classified into two major product groups:

     Rail Products Group

     NACO's Rail Products Group designs, manufactures and supplies products for the railroad industry, including (i) products employing NACO's proprietary designs, (ii) products which employ designs based upon AAR standards and traditional technology, such as the Barber(R) suspension system, and (iii) products employing customer designs. The products produced by the Rail Products Group primarily relate to freight car trucks, locomotive truck frames and freight car and locomotive couplers and related products. A freight car truck, which consists of two side frames and a bolster, is the undercarriage of the freight car and contains the suspension system for the freight car. Each freight car typically consists of two freight car trucks. The trucks hold the axles and wheels in place and support the weight of the freight car. A locomotive truck frame is the undercarriage of the locomotive. Each locomotive has two truck frames which surround the wheels, axles and brakes and support the weight of the locomotive. Couplers are used to connect freight cars with other freight cars and locomotives.

     Proprietary Design Products

     NACO develops, engineers and is the sole owner of the design and tooling of its proprietary railroad products. NACO's most successful proprietary railroad products are its Swing Motion(TM) line of trucks. Swing Motion(TM) is a technologically advanced, high-speed truck suspension system which produces a more stable ride by reducing lateral movement. Through NACO Technologies, NACO has been able to design and successfully test freight car trucks employing the Swing Motion(TM) suspension system for 47 different car configurations. Such testing and development has reduced service and cost problems and produced such benefits as fuel savings, reduced wheel and track wear, reduced maintenance costs, longer service life, and reduced downtime and out-of-service costs. As a result, freight car trucks using the Swing Motion(TM) suspension system regularly exceed not only AAR safety standards, but industry high performance ride quality standards as well. Demand for the Swing Motion(TM) line has continued to grow and now includes such varied applications as the Class I railroad Autotrack fleet, RoadRailer(R) trailers, coal freight cars and high-speed freight cars attached to North American passenger railcars (i.e., Amtrak).

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     NACO entered into an agreement in 1997 with the European unit of one of its largest United States railroad products customers to modify, test and jointly seek regulatory approval for and market freight car trucks employing NACO's
Swing Motion(TM) suspension system in the United Kingdom. Engineering of such freight car trucks has been completed and the first of such freight car trucks employing Swing-Motion(TM) has recently been approved for use on United Kingdom railroads. NACO has also recently begun supplying freight car trucks employing its proprietary Axle Motion II(R) primary suspension system to a large state owned railroad in Scandinavia and has submitted a freight car truck employing its UniTruckII(R) technology for UIC approval for the sale of freight car trucks employing that technology within Europe. In addition, NACO has recently entered into an agreement with ZDB, a.s., of Bohurnin, Czech Republic to jointly develop cast versions of the UIC "Y" series of freight car trucks, the design most commonly used in European freight car trucks, although such trucks are typically fabricated rather than cast.

     NACO manufactures several proprietary designs of couplers and related products, including the High Endurance(R) Rotary Coupler. Rotary couplers are used on coal cars and permit coal to be unloaded by rotating the car without detaching it from the train as had been necessary prior to NACO's development of the rotary coupler. NACO believes that, in North America, it is the leading manufacturer of rotary couplers. NACO's proprietary design of an articulated connector, which connects intermodal freight cars, offers the advantages of reduced slack, easier assembly and disassembly and binding-free performance. In addition to its proprietary designs of couplers and related products for freight cars, NACO manufactures several proprietary designs of couplers used exclusively on locomotives. NACO's proprietary locomotive coupler designs consist of several varieties of "E" and "F" locomotive couplers of the type used on substantially all of the locomotives in North America. NACO manufactures all of the cast steel products which comprise a coupler, including knuckles and yokes.

     NACO also manufactures its own proprietary designs of trucks, couplers and related products for use in underground mines and steel mills. These products are functionally the same as the trucks, couplers and related products which NACO manufactures for the railroad industry, but they are designed to be used on the captive railroad systems in mines, mills and other non-interchange railroad systems.

     Traditional and AAR-Standard Design Products

     NACO is a leading manufacturer of freight car trucks employing the Barber(R) suspension system and has produced numerous versions of freight car trucks using the Barber(R) suspension system under license from Standard Car Truck Company ("Standard"), which does not itself manufacture trucks. Trucks employing the Barber(R) suspension system are the most common type of freight car truck and are used on the majority of the freight cars in North America. NACO is one of only three manufacturers licensed by Standard to manufacture and sell trucks employing the Barber(R) suspension system in the United States, and is the only manufacturer licensed to manufacture and sell such trucks in Canada and Mexico. NACO owns the proprietary designs and the tooling for the trucks it manufactures which are based on the type of freight car, the weight and other features of the freight car, the intended use of the freight car by the customer and other needs of the customer.

     NACO also manufactures certain other freight car products that are widely used in the railroad industry. NACO is one of only four manufacturers of traditional AAR design couplers, which employ cross-licensed technology owned by NACO and three of its competitors. NACO believes it is one of the largest manufacturers of AAR standard "E" and "F" freight car couplers of the type used on substantially all of the freight cars in North America. NACO also manufactures a line of related freight car products, including articulated connectors, draft gear housings, centerplates and draft sills.

     In addition to manufacturing new and replacement products for the railroad industry, NACO also offers remanufacturing services through its castings reclamation division ("CRI"). CRI remanufactures freight car couplers, yokes, draft gears and other components and allows NACO to offer its customers high quality components at a significant savings as compared to new components. CRI purchases used railroad components from owners and users of freight cars, refurbishes and rebuilds the components, and sells the refurbished components to customers from whom they were purchased or to other customers in the market for refurbished railroad components. Unit exchange programs are also offered to minimize customer downtime. CRI has the capability to weld, grind, gauge and heat components as required, and it sorts, grades and reconditions components to gauge tolerances in accordance with AAR specifications. Components which cannot be reclaimed are used by NACO as scrap.

     Customer Designed Products

     NACO is also a large manufacturer of railroad products which are produced in accordance with customer-owned designs and specifications. NACO's engineers have incorporated the customer's designs into NACO's manufacturing process to produce a unique product. NACO's principal work in the area of customer-designed products involves locomotive truck frames. Locomotive truck frames, which are large, complex steel castings weighing approximately 12,000 pounds, are among the most difficult castings to produce. NACO is one of only two manufacturers in North America currently equipped to manufacture locomotive frame castings. NACO has worked with one of its customers to develop, and NACO now manufactures, several varieties of 3-axle, bolsterless locomotive truck frames. NACO also custom-engineers and manufactures a variety of other locomotive casting products which attach to the truck frame and channel power from the motors to the wheels, including motor shell ends, axle tubes, traction pins, center pin blocks and axle caps.

     Flow Products Group

     NACO's Flow Products Group engineers, manufactures and supplies steel and high alloy valve housings and related castings for manufacturers of industrial flow control systems for use in the natural gas, pulp and paper, oil, chemical, waste control and water treatment, and other manufacturing process industries. Because of the corrosive nature of the materials transported through flow control systems in these industries, flow control system manufacturers generally utilize steel and high alloy castings of the type manufactured by NACO rather than castings made of other metals. The valve housings and related castings produced by NACO generally range in size from 25 pounds to approximately 25,000 pounds and form the outer shell of the valves used in flow control systems manufactured by NACO's customers.

     Typically, NACO manufactures these products in accordance with the tolerances and specifications required by its customers. Flow control customers generally provide NACO with casting designs and specifications of the external environmental and internal fluid pressure tolerances required of the castings, and NACO works with its customers to engineer and manufacture products that meet these criteria. NACO currently maintains a large inventory of customer-owned casting patterns as part of its effort to become the primary steel and steel alloy castings supplier for customers of its Flow Products Group.

     NACO's customers incorporate its valve housings and other valve castings into the flow control systems they produce. While NACO sells valve housings and related castings primarily to manufacturers of flow control systems, a significant portion of NACO's valve housings and related castings are used to repair, replace or upgrade existing flow control systems.

     In addition to the flow control products which NACO engineers and manufactures, NACO supplies its customers with flow control products which NACO purchases from manufacturers with which it has supply arrangements. NACO purchases these products to enable it to offer a complete range of cast steel products to its flow control customers.

     NACO also manufactures and sells a variety of other cast steel and related products to manufacturers of military replacement products, large on-and off-highway vehicles, pumps and similar heavy capital goods. These other types of cast steel and related products are not used in the flow control industry, but are included in NACO's Flow Products Group and accounted for approximately 6.2% and 7.1% of the Flow Product Group's sales in this category in fiscal 1997 and the three months ended June 28, 1998, respectively.

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

NACO TECHNOLOGIES

     NACO formally established NACO Technologies in October 1995 to focus on and expand the scope of its technology initiatives in the areas of product development and design and manufacturing process improvement. In fiscal 1997, 1996 and 1995 and the three months ended June 28, 1998, NACO spent approximately $1.8 million, $1.0 million, $3.7 million and $3.5 million, respectively, on NACO Technologies' projects and initiatives (exclusive of capital expenditures associated with property, plant and equipment investments).

     NACO's principal purpose in establishing NACO Technologies as the focus of its ongoing technology efforts was to promote: (i) the development and sale of high value-added products, (ii) the ability to assist customers in the initial design of components in order to optimize manufacturing efficiency while also striving to reduce the weight and cost of the product, (iii) the implementation of NACO's "best practices" program, which involves documenting and standardizing the "best practices" employed by each of NACO's facilities with respect to particular operating systems or problems and communicating and employing the practices in all of NACO's facilities and (iv) cycle-time reduction by utilizing computer models to reduce design and implementation error which is normally accomplished through "trial and error" on the manufacturing floor.

     NACO Technologies employs approximately 50 persons, including 35 engineers, many of whom work directly with customers and end users to develop specialized castings to meet their needs. NACO's engineers devote significant resources in an attempt to identify, develop and test new and enhanced products for NACO's target markets in advance of customer needs or requests. NACO Technologies has worked extensively with the Leven Facility on the further development, refinement and commercialization of the Replicast(R) ceramic shell technology. NACO believes that ceramic shell casting is the most advanced molding process currently available, and that it reduces or eliminates a significant amount of the machining required of castings produced by other methods. The Replicast(R) ceramic shell technology process is a licensed technology which historically has not been commercially applied to large scale, mass-produced castings. As a result of NACO's significant research and expenditures in developing and enhancing the ceramic shell process, NACO believes that it can now apply Replicast(R) ceramic shell technology in a cost-effective manner to large scale, high volume railroad and flow control castings.

     NACO Technologies uses a total system approach to railroad design called Advanced Vehicle Dynamics(R) which enables NACO's engineers to design specialized systems that meet the individual needs of different car types and different operating environments. The Advanced Vehicle Dynamics(R) design system contributes to (i) lower component weight, which allows for the transport of more cargo and reduces fuel consumption, thereby contributing to lower operating costs, (ii) longer maintenance cycles, which results in lower overall life cycle costs, and (iii) improved safety by reducing slack and providing slackless connections between cars and components, which enhances the performance and operation of high-speed trains.

     Advanced Precision Technology(TM) ("APT") is NACO's effort to integrate product design and process engineering to optimize product manufacturability. Specifically, the purpose of APT is to improve casting solidification and improve yield, improve product accuracy and precision and optimize product weight. Through these improvements, APT provides reduced cost, enhanced performance and improved wear characteristics for optimum product design.

     APT is applicable to all of NACO's casting processes, including the traditional green sand, air-set and Replicast(R) ceramic shell processes. APT uses 3-D solid modeling software as the basis for designing each product, enabling NACO's engineers to analyze function, fit for use, structural integrity, solidification and yield. Once the design is optimized, all tooling is developed directly from the model and is CNC machined, and the tooling and products' dimensional accuracy are verified by coordinate measuring machine inspection. This approach increases accuracy and precision and enables precise repeatable castings. Additionally, new core technology is employed to reduce misalignment between cores and reduce shifts between the cores and the mold. The total number of cores used is reduced, saving labor and reducing cost.

     In 1996, NACO began to implement its Six Sigma initiative to reduce costs through quality improvement. Six Sigma is a methodology that uses advanced statistical techniques to increase the capabilities and accuracy of

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

processes. Six Sigma measures a process on the basis of relevant design, engineering and other criteria, with improvements implemented based on the results of this analysis. Pursuant to Six Sigma, a process is first measured based on frequency of defects (a defect is anything that results in customer dissatisfaction) to provide a starting point to indicate how well the process is currently performing. If unacceptable levels of defects are found, Six Sigma statistical techniques are employed by NACO process improvement engineers to conduct studies and to establish corrective programs to improve the process, resulting in less variation and fewer defects. A process under Six Sigma is designed to reduce variations to approximately 3 defects per million parts.

          NACO's Six Sigma program involves the participation of employees across NACO. The Six Sigma program is primarily implemented and monitored by NACO's process improvement engineers, each of whom has extensive training in the Six Sigma process. These engineers are supported by NACO Technologies' Process Group and a governing committee, which includes certain executive officers.

          The majority of NACO Technologies' personnel and operations are located at NACO's 30,000 square foot Lombard facility. However, NACO Technologies also operates out of NACO's Hamilton Facility and Leven Facility. The equipment at certain of these facilities is designed to, among other things, simulate field conditions for freight car systems as well as to accelerate testing to measure component life. This enables NACO to reduce the amount of time required to design new casting products by reducing the need to place a number of prototype castings in service and monitor their performance and wear characteristics over time.

MANUFACTURING

          NACO has assembled a network of casting facilities that enables it to manufacture a wide range of cast steel products at multiple facilities. NACO currently operates four facilities in the United States and one each in Canada, Mexico and Scotland. NACO seeks to maximize its operating efficiency by shifting the manufacture of cast steel products among its facilities in response to customer lead times, cost structure and other relevant factors.

          NACO is currently in the process of converting one of the plants at its Sahagun Facility into a state-of-the-art railroad products casting facility that will operate in conjunction with NACO's existing railroad products castings facility at the Sahagun Facility. The new plant at the Sahagun Facility is expected to be fully operational by the end of 1998 and should enable NACO to optimize its production of railroad products among four North American facilities to minimize overall costs and maximize delivery capability and efficiency. NACO has derived and expects to continue to derive significant competitive advantages at its Sahagun Facility as a result of its ability to supply lower-cost products with quicker delivery times to, among others, manufacturers of freight cars who have commenced or are planning to commence operations in Mexico.

          Casting is one of three methods, along with forging and fabrication, which shape metal into desired forms. Castings are made by pouring liquid metal into a mold and allowing the metal to cool until it solidifies. Castings can offer significant advantages over forgings and fabrications. A well-designed casting can be lighter, stronger and more stress and corrosion resistant than a fabricated part. Although castings and forgings are similar in several respects, castings are generally less expensive than forgings. Steel is more difficult to cast than iron, copper or aluminum because it melts at higher temperatures, undergoes greater shrinkage as it solidifies, causing the casting to crack or tear if the mold is not properly designed, and is highly reactive with oxygen, causing chemical impurities to form as it is poured through air into the mold.

          NACO is presently implementing a number of innovative strategic casting initiatives to be used in conjunction with NACO's traditional casting methods which will enable NACO to increase its manufacturing capacity and produce higher quality products at lower costs and with reduced turnaround times. Historically, NACO has primarily used the green sand casting method, but it also uses air-set casting and ceramic shell casting in the manufacture of its products. A summary description of each of these casting methods is set forth below.

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

          Green Sand Castings

          NACO primarily uses a "green sand" process at the Cicero Facility, the Melrose Park Facility, the Hamilton Facility and the Sahagun Facility to produce the sand molds into which steel is poured to make steel castings. The green sand process, which involves mechanically bonding sand to form molds, is the lowest cost molding process used by NACO and is used principally to produce railroad products castings.

          Air-set Castings

          NACO's Keokuk Facility, Richmond Facility and Leven Facility primarily use an air-set process, a molding process in which the sand is chemically-bonded to produce sand molds. NACO also has a small air-set production line at its Sahagun Facility. Air-set technology produces castings with greater dimensional accuracy and a smoother surface than does the green sand molding process. Air-set technology is used primarily to produce valve housings and related castings. Through the air-set process, NACO has the ability to produce large quantities of hundreds of different types of castings. In addition, the metallurgical laboratory at the Keokuk Facility currently is capable of formulating over 100 different types of steel for production use. NACO believes that the quality and process control procedures it has developed at the Keokuk Facility and the Richmond Facility produce castings with fewer internal defects and greater soundness reliability, making them among the most technically advanced air-set casting facilities in the steel casting industry.

          Ceramic Shell Casting

          The Replicast(R) ceramic shell process involves the manufacture and use of a lightweight, high density polystyrene replica of a cast steel component. The replicas are given a ceramic coating prior to high temperature firing (during which the polystyrene replica is vaporized). The steel is then poured into the ceramic shell, which produces castings that weigh significantly less than those produced by other casting methods and which require minimal machining and finishing which otherwise would add significantly to the final product's total cost. The primary benefits of ceramic shell casting, as compared to traditional casting techniques, include excellent surface finish, consistent repeatability, a high degree of dimensional accuracy and reduced post-production machining.

          As a result of NACO's developments in ceramic casting technology, its Leven facility is now able to produce ceramic shell castings from 25 to 550 pounds on over 50 different specifications, including carbon, low alloy and stainless steels, and has become the sole source supplier for ceramic shell manufactured couplers used on Wabash National's RoadRailer(R) trailer. In June 1998, NACO successfully completed the first phase of its ceramic shell production lines at the Cicero Facility. NACO has begun initial product production using the Replicast(R) ceramic shell technology and is planning to use the ceramic shell casting process in its production of various railroad and flow products now produced by other casting methods at its other facilities.

SUPPLY ARRANGEMENTS

          NACO has historically entered into a number of supply or product sourcing arrangements with non-U.S. casting facilities which enable NACO to satisfy demand for its products and thereby increase its market share, balance the production of its owned casting facilities and gain economic advantages by shifting production to lower cost, longer lead-time casting facilities. The majority of the products purchased by NACO through its supply arrangements are completed products.

          NACO currently has supply arrangements with three casting facilities located in San Juan del Rio, Mexico; Famoes, Portugal; and Bohurnin, Czech Republic, which provide it with additional manufacturing capacity without significant upfront capital expenditures or ongoing investment by NACO. NACO uses these supply arrangements principally to supplement the manufacturing capacity of its seven casting facilities. The supply arrangements also provide NACO with an opportunity to assess whether a casting facility should be considered for possible acquisition by NACO. Through the relationship created by the supply arrangement, NACO gains first-hand experience in all aspects of a casting facility's operations and is therefore able to make an informed judgment about the potential benefits

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

of an acquisition. One example of this approach is NACO's experience at the Sahagun Facility which, prior to its purchase by NACO in 1996, had supplied products to NACO under a supply arrangement.

SALES AND MARKETING

          NACO pursues an integrated sales and marketing approach that includes senior management, engineering and technical professionals, and sales representatives, all of whom work together to develop relationships with customers at all levels of their organizations to identify and respond to customer needs. NACO employs a team of sales representatives to market NACO's products to existing and potential customers. NACO designates one sales representative to be the account manager for each customer and gives the representative primary responsibility for servicing the customer's needs. Each account manager involves the appropriate senior management and engineering and technical professionals to assist in marketing NACO's products, services and capabilities to the customer. In addition to marketing products directly to its customers, NACO targets selected end users, such as railroads and utilities, and other owners of freight cars and locomotives, to encourage them to specify NACO's products in their orders. NACO also works with end users and owners of freight cars and locomotives to develop products that are customized to their needs.

          NACO's engineering and technical professionals are actively involved in marketing and customer service, often meeting and working with customers to improve existing products and develop new casting products and applications. NACO believes that the technical assistance in product development, design, manufacturing and testing that it provides to its customers gives it an advantage over its competition.

          NACO's marketing efforts often go beyond arrangements for specific product purchases. As part of its efforts to develop customer relationships, NACO works with many of its customers on a long-term basis to design and manufacture new products which are customized to their needs. NACO believes that these relationships provide its customers with a stable source of supply, improved product quality and design, and superior customer service.

NACO CUSTOMERS

          Customers of NACO's Rail Products Group include all of the Class I railroads and major owners, builders and lessors of freight cars and locomotives in North America. Customers of NACO's Flow Products Group include manufacturers of industrial flow control systems that are used in the natural gas, pulp and paper, oil, chemical, waste control and water treatment industries. In fiscal 1997, 1996 and 1995, sales to NACO's ten largest customers accounted for 70%, 68% and 65%, respectively, of NACO's net sales. NACO's three largest customers are TTX Company, GE Transportation and Thrall Car Manufacturing Co., which accounted for approximately 17%, 16% and 11%, respectively, of NACO's net sales in fiscal 1997. No other customer accounted for more than 10% of NACO's net sales in fiscal 1997.

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

          The following table sets forth in alphabetical order NACO's ten largest customers in fiscal 1997, the principal line of business in which each such customer operates and the principal products supplied to each such customer by NACO:

CUSTOMER                                   BUSINESS                     PRINCIPAL PRODUCTS
--------                                   --------                     ------------------
Cooper Cameron Corp.               Flow control systems            Valve housings and related
                                   manufacturer                    castings
Dresser Industries, Inc.           Flow control systems            Valve housings and related
                                   manufacturer                    castings
Fisher Controls                    Flow control systems            Valve housings and related
International, Inc.                manufacturer                    castings
GE Transportation                  Locomotive builder              Locomotive truck frames and
                                                                   other locomotive castings
Greenbrier Companies, Inc.         Freight car builder             Freight car trucks and couplers
Thrall Car Manufacturing Co.       Freight car builder             Freight car trucks and couplers
Trinity Industries, Inc.           Freight car builder             Freight car trucks and couplers
TTX Company                        Freight car owner/lessor        Freight car trucks, articulated
                                                                   connectors and couplers
Tyco International, Ltd.           Flow control systems            Valve housings and related
                                   manufacturer                    castings
Union Pacific Corp.                Class I railroad                Freight car trucks and couplers

BACKLOG

          At June 28, 1998, NACO had approximately $103.8 million of backlog, compared to backlog of approximately $98.1 million at March 29, 1998, $55.9 million at March 30, 1997 and $67.2 million at March 31, 1996. NACO's backlog is based upon actual customer purchase orders that NACO believes are firm and does not include purchase orders anticipated, but not yet placed, by customers. The backlog at any particular time is affected by a number of factors relating to, among other things, NACO's production schedule and the time at which customers generate purchase orders. Given the nature of NACO's relationships with its customers, NACO may, in some cases, begin working on customer orders in advance of the time when formal purchase orders are issued and shortly before the products are shipped. A comparison of backlog from period to period is not necessarily meaningful and the level of backlog at any particular time is not necessarily indicative of the future sales levels or the future operating performance of NACO. Certain customer purchase orders are subject to cancellation by the customer upon prior notice to NACO, although NACO historically has not experienced cancellation of any significant portion of customer orders. NACO believes that substantially all of the orders currently in its backlog will be filled within one year.

COMPETITION

          NACO operates in highly competitive markets and faces significant competition from a limited number of established companies in the United States. NACO has historically experienced limited foreign competition in its product markets, but expects to face increased competition from foreign suppliers of railroad and flow control products as it expands the production and sale of such products into other countries. Although no single company competes with NACO across all of its product lines, some of NACO's competitors are larger and have greater financial resources than NACO. Competition in NACO's markets is based upon product design and performance, price, quality, and customer service and support.

          In the railroad supply market, NACO's primary competitors in the manufacture of freight car cast steel products are American Steel Foundries (a division of Amsted Industries Incorporated), Buckeye Steel Castings Co. (a subsidiary of Worthington Industries, Inc.), and McConway & Torley Corp. (a subsidiary of Ellicott Machine Corp., Int'l.). NACO has been subject to limited foreign competition in the manufacture of freight car castings for the North American market due to the importance of AAR certification. NACO's primary competitor in the manufacture of

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

locomotive truck frames is Atchison Casting Corp. In the manufacture of other locomotive castings, NACO has several competitors including Atchison Casting Corp., Racine Steel Castings and several smaller foundries.

          The flow control supply market is fragmented, and NACO competes with numerous other companies that manufacture the type of steel and high alloy valve housings and related products that NACO produces. NACO's largest competitors in this market are TIC United Corp., Pacific Steel Casting Co., Quality Electric Steel Castings, Inc. and Citation Corp.

INTELLECTUAL PROPERTY

          NACO relies on a combination of trademark, trade secret and other intellectual property law, confidentiality and nondisclosure agreements and other protective measures to establish and protect its proprietary rights in its intellectual property. However, there can be no assurance that such efforts will be successful, or that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to NACO's proprietary information. NACO currently holds 25 U.S. patents and has applications pending for an additional five U.S. patents. NACO also holds 15 foreign patents. NACO uses a cost-benefit analysis to determine whether the value of patent protection justifies the expense of seeking the protection. NACO believes its intellectual property is a valuable asset of its business and will protect its intellectual property by legal action in appropriate situations.

RAW MATERIALS

          The primary raw materials used by NACO to manufacture its steel casting products are scrap steel and alloys such as chromium and manganese, electrical power, natural gas and sand. NACO purchases most of its raw materials in bulk from a small number of suppliers. Certain raw materials which are expensive to transport, such as scrap steel, are purchased by NACO from sources which are located close to the casting facilities where the materials are used.

          The scrap steel market historically has been a relatively stable market, with ample supply and fairly consistent prices. Although the price of scrap steel has fluctuated significantly in recent years, NACO generally has been able to recover cost increases from its customers through a scrap price surcharge which is calculated on a formula basis and is standard industry practice. NACO does not anticipate any difficulty in obtaining sufficient scrap steel and alloys for its manufacturing operations.

          NACO has experienced occasional difficulties with respect to its supply of electrical power and natural gas. NACO has interruptible power service contracts with its electrical power suppliers, and electrical service at several of its casting facilities is interrupted from time to time, which results in temporary cutbacks in operations at the affected facilities.

NACO EMPLOYEES

          As of June 28, 1998, NACO has approximately 4,400 employees, approximately 83% of whom are covered by collective bargaining agreements. The United Steelworkers of America and the United Auto Workers represent a majority of NACO's hourly employees. NACO has three-year collective bargaining agreements at its four largest manufacturing facilities in the United States: the Cicero Facility, the Keokuk Facility, the Melrose Park Facility and the Richmond Facility, which expire in April 2000, May 1999, December 1999 and March 1999, respectively. In May 1998, NACO signed a three-year collective bargaining agreement at the Hamilton Facility. Employees at NACO's Leven Facility are covered by collective bargaining agreements with five different labor unions which expire in September 1998. In June 1998, NACO signed a two-year collective bargaining agreement at its Sahagun Facility. Other collective bargaining arrangements include CRI and the Pattern Makers Union (at the Cicero Facility) which expire in February 2001 and August 1998, respectively. Since its formation, NACO has had a four-day work stoppage at its Sahagun Facility in June 1998, a six-day and a five-day work stoppage at its Hamilton Facility in 1998 and 1995, respectively, and a one-week work stoppage at its Cicero Facility in 1988. Management believes that its current labor relations are satisfactory.

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

NACO FACILITIES

          NACO maintains its headquarters in Downers Grove, Illinois and conducts its production operations at six Company-owned casting facilities and two leased facilities. Substantially all of NACO's owned casting facilities and tangible fixed assets are pledged as security under certain financing agreements of NACO. NACO believes that its facilities are in good condition, and upon completion of the Sahagun Facility, will be suitable for its needs.

          NACO's principal facilities are summarized below:

NAME                             LOCATION              APPROXIMATE       OWNED         PRINCIPAL USE
----                             --------              -----------       -----         -------------
                                                       SQUARE FEET     /leased
                                                       -----------     -------
Rail Products Group
Cicero Facility           Cicero, Illinois, USA            700,000       Owned      Freight car castings
Hamilton Facility         Hamilton, Ontario, Canada        425,000       Owned      Freight car and locomotive castings
Melrose Park Facility     Melrose Park, Illinois, USA      240,000       Owned      Freight car and locomotive castings
Sahagun Facility          Sahagun, Hidalgo, Mexico         794,500       Owned      Freight car and locomotive castings
Flow Products Group
Keokuk Facility           Keokuk, Iowa, USA                122,000       Owned      Valve housings and related castings
Keokuk Facility           Keokuk, Iowa, USA                 30,000      Leased      Finishing plant
Keokuk Facility           Keokuk, Iowa, USA                 54,000      Leased      Pattern storage facility
Keokuk Facility           Keokuk, Iowa, USA                 15,000       Owned      General offices
Richmond Facility         Richmond, Texas, USA             249,000      Leased      Valve housings and related castings
Other
NACO Technologies         Lombard, Illinois, USA            30,000      Leased      Research & Development/Product
                                                                                    Engineering
Leven Facility            Leven, Fife, Scotland            213,000       Owned      Commercial castings
NACO Corporate            Downers Grove, Illinois, USA      12,500      Leased      Corporate headquarters

REGULATION OF NACO

          Industry Standards

          The AAR promulgates a wide variety of rules and regulations governing safety, including, among other things, the design, performance and manufacture of equipment used on freight cars in interchange service throughout the North American railroad system. Among other things, the AAR's interchange rules define all significant physical and dimensional elements of interchange service freight cars and their key components, including trucks and couplers. The AAR also certifies railcar builders and component manufacturers that provide equipment for use in interchange service. The AAR specifications are complex and NACO believes that considerable proprietary expertise and information are required to manufacture these products economically. AAR rules require regular quality reviews of facilities used to manufacture freight cars and freight car components. The effect of these regulations is that each manufacturer of railroad products, including NACO, must maintain its certification with the AAR as a freight car component manufacturer, and freight car products sold by such manufacturer must meet AAR standards and be manufactured in an AAR-certified casting facility.

          Countries outside of North America also have regulatory authorities that regulate railroad safety, freight car design, and the design, performance and manufacture of component parts for freight cars used on their railroad systems. In addition, certain European countries have created the UIC, whose function is to promulgate regulations for safety matters, including the design and manufacture of freight car equipment used in interchange service on European railroad systems. NACO must obtain and maintain certifications of its product offerings within the various countries in which it markets and sells its products outside of North America.

          Environmental Matters

          NACO is subject to federal, state and local environmental laws and regulations concerning, among other matters, air emissions, waste water discharge, solid and hazardous waste disposal and employee health and safety. NACO maintains an active program of environmental compliance, which is supervised by NACO's environmental compliance officer, and believes that its current operations are in material compliance with all applicable federal, state and local environmental laws and regulations. NACO plans to upgrade the air quality of its U.S. casting facilities over the next several years in accordance with the anticipated future requirements of the federal Clean Air Act. Environmental legislation, regulations and policies have changed rapidly in recent years, and NACO may be subject to increasingly stringent environmental standards in the future.

NACO LEGAL PROCEEDINGS

          NACO is a party to several legal actions arising in the ordinary course of business. In management's opinion, the outcome of these items will not materially affect NACO's business, financial condition or results or operations.

DIRECTORS AND EXECUTIVE OFFICERS OF NACO

          The following table sets forth certain information regarding NACO's directors and executive officers:

NAME                                     AGE                                  POSITION
----                                     --                                   --------
Joseph A. Seher ....................      54        Chairman of the Board and Chief Executive Officer
Vaughn W. Makary....................      48        President, Chief Operating Officer and Director
Wayne R. Rockenbach.................      55        Senior Vice President, Chief Financial Officer and Director
John W. Waite.......................      55        Executive Vice President, Chief Administrative Officer and Director
John M. Lison.......................      54        Executive Vice President-Corporate Development, Secretary and Director
Stephen W. Becker...................      43        Executive Vice President - NACO Technologies
John M. Giba........................      54        Executive Vice President - Rail Products Group
Brian L. Greenburg .................      39        Vice President and Corporate Controller
Michael B. Heisler..................      46        Executive Vice President
Jack R. Long........................      59        Senior Vice President - International
Wilbur G. Streams...................      52        Executive Vice President - Flow Products Group
Richard A. Drexler..................      51        Director
Daniel W. Duval.....................      62        Director
Willard H. Thompson.................      70        Director

          Joseph A. Seher. Mr. Seher has served as Chairman of the Board and Chief Executive Officer of NACO since its formation in 1987. From 1985 to 1987, Mr. Seher was Chairman of the Board and Chief Executive Officer of NCI. From 1981 to 1985, Mr. Seher was Executive Director of Corporate Development for Atcor, Inc., a manufacturer and distributor of electrical, mechanical, fire protection and consumer products. Mr. Seher also has served as a management consultant with A.T. Kearney & Co. and an instructor at The Harvard Business School.

          Vaughn W. Makary. Mr. Makary has served as President and Chief Operating Officer of NACO since 1988 and as a director of NACO since 1993. From 1987 to 1988, Mr. Makary was Executive Vice President of NACO. From 1985 to 1987, he was Executive Vice President of NCI. Prior thereto, Mr. Makary held a number of executive positions with the National Castings Division of Midland-Ross Corporation.

          Wayne R. Rockenbach. Mr. Rockenbach has served as Senior Vice President and Chief Financial Officer of NACO since 1989 and as a director of NACO since 1990. Prior to joining NACO, Mr. Rockenbach held senior financial positions with AM International, Inc., a worldwide supplier to the graphics industry, from 1981 to 1988. Prior thereto, Mr. Rockenbach held senior auditing positions with Kraft, Inc., Borden, Inc. and Arthur Andersen & Co.

          John W. Waite. Mr. Waite has served as Executive Vice President and Chief Administrative Officer of NACO since June 1997 and as a director of NACO since October 1993. From 1989 to 1996, Mr. Waite was Executive Vice President of NACO. From 1987 to 1988, Mr. Waite was NACO's Senior Vice President - Finance. From 1985 to 1987, he was Vice President - Finance of NCI. Prior thereto, Mr. Waite held a number of executive positions with the National Castings Division of Midland-Ross Corporation.

          John M. Lison. Mr. Lison has served as Executive Vice President, Corporate Development since October 1, 1998 and as Secretary and a director of NACO since NACO's formation in 1987. Mr. Lison has been the managing partner in the law firm of Lison & Griffin, P.C. since its inception in 1986, and is a member of the board of directors for several private companies. From 1980 to 1986, Mr. Lison was Vice President, General Counsel and Secretary of Atcor, Inc. From 1975 to 1980, he was Vice President and Secretary of Heizer Corporation, a venture capital firm.

          Stephen W. Becker.  Mr. Becker has served as Executive Vice President
- NACO Technologies since 1995. Mr. Becker was Vice President and General Manager of NCI from 1993 to 1995 and Vice President - Corporate Development of NACO from 1992 to 1993. From 1991 to 1992, Mr. Becker was Vice President and General Manager of the Unitcast Division of William Cook North America, Inc. From 1989 to 1991, Mr. Becker was a Vice President and the General Manager of the Toledo Division of NCI. From 1986 to 1989, Mr. Becker was Director of Engineering of NCI. Prior thereto, Mr. Becker held a number of executive positions with NCI and the National Castings Division of Midland-Ross Corporation.

          John M. Giba. Mr. Giba has served as Executive Vice President - Rail Products Group since October 1996. He was Vice President and General Manager of NCI from March 1995 through 1996. Mr. Giba was Vice President - Corporate Development of NACO from July 1994 to February 1995 and Vice President - Sales and Marketing of NCI from 1989 to January 1994. From 1987 to 1989, Mr. Giba was General Manager of NACO's Mine and Mill Division. From 1985 to 1987, he was General Manager of the Mine and Mill Division of NCI. Prior thereto, Mr. Giba held a number of positions with the National Castings Division of Midland-Ross Corporation.

          Brian L. Greenburg. Mr. Greenburg has served as Vice President and Corporate Controller of NACO since April 1998. From July 1997 to April 1998, Mr. Greenburg served as Vice President and Controller - Flow Products Group. From January 1996 to June 1997, Mr. Greenburg served as Vice President of Finance and Chief Financial Officer of Milwaukee Valve Co. Inc. From 1993 to 1995, Mr. Greenburg served, on behalf of NACO, as the Controller of Acerlan S.A. de C.V., one of NACO's suppliers located in San Juan del Rio, Mexico. Mr. Greenburg also served as the Manager of Planning and Analysis for NACO from 1989 to 1991, as the Plant Controller for the Cicero Facility from 1987 to 1988, and as the General Accounting Manager of NCI from 1985 to 1987.

          Michael B. Heisler. Mr. Heisler has served as Executive Vice President since June 1997 to focus on NACO's European operations. He was Executive Vice President - Locomotive and Valve Operations from 1995 to 1997. Mr. Heisler was Executive Vice President and General Manager of the Keokuk Facility from 1987 to 1994 and Vice President - Corporate Development of NACO from 1986 to 1987. Prior to joining NACO, Mr. Heisler held a number of executive management positions at various steel foundry companies.

          Jack R. Long. Mr. Long has served as Senior Vice President - International of NACO since 1994. From 1987 to 1994, Mr. Long was Vice President - International of NACO. From 1985 to 1987, Mr. Long was Vice President - International of NCI. Prior thereto, Mr. Long held a number of executive positions in engineering and sales with the National Castings Division of Midland-Ross Corporation.

          Wilbur G. Streams.  Mr. Streams has served as Executive Vice President
- Flow Products Group since September 1997. Mr. Streams served as Vice President - Facilities and Environment and Vice President - Corporate Development of NACO from 1995 to September 1997, as Vice President - Engineering of NCI from 1991 to 1995, and as General Manager of Castings Reclamations Inc. from 1988 to 1991. Prior thereto, Mr. Streams held a number of positions with NCI and the National Castings Division of Midland-Ross Corporation.

          Richard A. Drexler. Mr Drexler has served as a director of NACO since 1995 and is currently the Chairman of NACO's Audit and Finance Committee. Since 1993, Mr. Drexler has served as Chairman, Chief Executive Officer and President of Allied Products Corporation, which manufactures equipment for agricultural and related uses and also manufactures mechanical and hydraulic presses.

          Daniel W. Duval. Mr. Duval has been a director of NACO since 1995 and is currently Chairman of NACO's Compensation Committee. Mr. Duval has served as President and Chief Executive Officer of Robbins & Myers, Inc., a manufacturer of fluid management equipment for process industries, since 1986. Prior to such time, Mr. Duval was President and Chief Operating Officer of Midland-Ross Corporation.

          Willard H. Thompson. Mr. Thompson has served as a director of NACO since 1988. Mr. Thompson has been an owner and senior transport consultant of Transport Specialty Group of California, Inc., a transportation consulting company, since 1988 and also served as a railroad transport/intermodal specialist for the World Bank.

NACO BOARD COMMITTEES

          Audit and Finance Committee. The NACO board of directors has established an Audit and Finance Committee to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the scope and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of NACO's internal accounting controls. The Audit and Finance Committee consists of Messrs. Drexler (Chairman) and Duval.

          Compensation Committee. The NACO board of directors has established a Compensation Committee to establish NACO's general compensation and benefit policies, make recommendations to the NACO board of directors concerning salaries and incentive compensation for NACO's officers and employees and administer the Stock Plan. The Compensation Committee consists of Messrs. Duval (Chairman), Drexler and Thompson.

COMPENSATION OF DIRECTORS

          Directors who are also executive officers of NACO receive no additional compensation for service as directors. Messrs. Drexler, Duval and Thompson, NACO's non-employee directors, receive an annual fee of $25,000, $25,000 and $22,000 respectively, and each receive a meeting fee of $1,000 for each meeting attended and an annual fee of $4,000 to serve as Chairman of a committee of the NACO board of directors. The non-employee directors are also reimbursed for expenses related to attending meetings.

          NACO has a consulting arrangement with Mr. Thompson which provides that NACO will pay Mr. Thompson $3,000 per month plus reasonable out-of-pocket expenses incurred on NACO's behalf. This arrangement is subject to renewal each year by both Mr. Thompson and NACO. Mr. Thompson received a consulting fee of $36,000 in fiscal 1997.

EXECUTIVE COMPENSATION

          Summary Compensation Table. The following summary compensation table specifies the compensation for services in all capacities to NACO for NACO's Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers") for fiscal 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                                             ALL OTHER
                                                                                 SALARY        BONUS      COMPENSATION(1)
   NAME AND PRINCIPAL POSITION                                                     ($)           ($)            ($)
   ---------------------------                                                      -             -              -
                                                                                   ANNUAL COMPENSATION FOR FISCAL 1997
                                                                                   -----------------------------------
   Joseph A. Seher                                                                 403,392       262,215        21,141
   (Chairman of the Board and Chief Executive Officer)
   Vaughn W. Makary                                                                305,016       161,658        16,362
   (President and Chief Operating Officer)
   Wayne R. Rockenbach                                                             247,584       128,748        29,705
   (Senior Vice President and Chief Financial Officer)
   John W. Waite                                                                   221,544       115,212        18,599
   (Executive Vice President and Chief Administrative Officer)
   Michael B. Heisler                                                              213,150        75,810        10,864
   (Executive Vice President)

______

(1) Includes NACO's matching contributions to NACO's 401(k) Plan for the benefit of the Named Executive Officers in the following amounts: $8,569 for Mr. Seher; $11,028 for Mr. Makary; $9,595 for Mr. Rockenbach; $8,549 for Mr. Waite; and $8,165 for Mr. Heisler. Also includes premiums paid on life insurance policies on the life of each Named Executive Officer in the following amounts: $12,572 for Mr. Seher; $5,334 for Mr. Makary; $20,110 for Mr. Rockenbach; $10,050 for Mr. Waite; and $2,699 for Mr. Heisler. The beneficiaries under each life insurance policy have been designated by the respective Named Executive Officer.

NACO STOCK PLAN

     NACO adopted the 1997 NACO Omnibus Stock Plan (the "NACO Stock Plan") in October 1997. 57,127 shares of NACO common stock were reserved for issuance under the NACO Stock Plan, of which 49,377 shares are available for issuance. NACO has issued only restricted shares of NACO common stock, and has not granted any options, under the NACO Stock Plan. The NACO Stock Plan permits the grant of
(i) incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended, (ii) nonstatutory stock options, (iii) restricted shares of NACO common stock and (iv) stock appreciation rights. The NACO Stock Plan is administered by the Compensation Committee of the NACO board of directors, which determines the key employees to whom awards are granted, the terms and conditions of such awards and the type of awards to be granted.

     Under the NACO Stock Plan, the exercise price of ISOs must be not less than 100% of the fair market value of NACO common stock on the date of grant, except that, in the case of any ISOs granted to an employee who owns more than 10% of the combined voting power of all classes of NACO's capital stock (a "Ten Percent Employee"), the option price must be 110% of such fair market value. The exercise price of non-qualified stock options is determined by the NACO board of directors at the time of grant. No ISOs may be exercised after the expiration of ten years from the date of grant (five years in the case of an ISO granted to a Ten Percent Employee). Otherwise, stock options may be exercised at such times, in such amounts and subject to such restrictions as are determined in its discretion by the Compensation Committee.

SEVERANCE AND CHANGE IN CONTROL AGREEMENTS

     NACO has severance and change in control agreements with Joseph A. Seher, Vaughn A. Makary, John W. Waite and Wayne R. Rockenbach (the "Executives"). The agreements provide, among other things, that if the Company terminates an Executive's employment other than for cause (as defined in the agreement), NACO will be obligated to pay such Executive the following amounts as severance: (i) two times the Executive's base salary as of the termination date; (ii) the Executive's pro rata bonus for the year in which he is terminated; and (iii) certain car allowances and outplacement service fees. In addition, NACO shall continue the Executive's medical benefits and insurance coverage until the earlier of (i) two years from the date of termination and (ii) the time, if applicable, at which the Executive receives similar benefits from a new employer. If an Executive is terminated by NACO other than for cause or terminates his employment with NACO for good reason (as defined in the agreement) within three years of a change in control (as defined in the agreement), the Executive will be entitled to all of the foregoing severance payments and benefits plus the larger of (i) two times the average bonus paid to the Executive during the two fiscal years prior to his termination and (ii) two times the bonus the Executive otherwise would have earned based on the Executive's current salary multiplied by the targeted bonus percentage for the Executive set forth in NACO's Incentive Compensation Plan for the year in which he was terminated. If severance payments to an Executive would result in the imposition of an excise tax on such payments, NACO will also reimburse the Executive for such excise tax plus the income and excise taxes thereon.

     NACO has a similar severance and change in control agreement with Michael
B. Heisler, except that, pursuant to such agreement, (i) Mr. Heisler is entitled to severance for one year's base salary instead of the two years to which the Executives are entitled and (ii) Mr. Heisler is prohibited from competing with NACO for the longer of (A) one year from the date of his termination and (B) the period during which he is entitled to severance payments and benefits.

INCENTIVE COMPENSATION PLAN

     NACO's Incentive Compensation Plan is designed to reward key management personnel, including NACO's executive officers, with a specified bonus if NACO or the division in which such personnel are employed achieves certain results in operating income and return on managed assets. Each eligible employee's target bonus is based on a percentage of such employee's salary. The eligible employee will be entitled to receive up to 60% of his or her target bonus based on the level of operating income of NACO or the division in which the employee works, and up to the remaining 40% of his or her target bonus based on the return on the managed assets of NACO or the division in which the employee works. The Chief Executive Officer may also increase a bonus payout to reward good management skills.

STOCK PURCHASE AGREEMENTS

     NACO has Stock Purchase Agreements (the "Stock Agreements") with certain of its employees, including each of its Named Executive Officers, pursuant to which NACO sold to such employees an aggregate of 411,797 shares of NACO common stock at prices determined by NACO, and each of the employees agreed to sell such shares of NACO common stock back to NACO upon the occurrence of certain events and subject to the terms of the Stock Agreements. The shares of NACO common stock sold to the employees vest with respect to each employee at a rate of 20% per year for each year that the employee is continuously employed with NACO following the date of his or her Stock Agreement. If the employee ceases for any reason to be employed by NACO or wishes to sell, transfer or otherwise dispose of the shares of NACO common stock owned by him or her that are subject to the Stock Agreement, NACO has a right of first refusal to purchase such shares of NACO common stock. Pursuant to the Stock Agreements, NACO is entitled to purchase any unvested shares of NACO common stock at the price at which such shares were originally sold to the employees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are and, during fiscal 1997, were, Richard Drexler, Daniel Duval and Willard Thompson. See "- NACO Board of Directors and Committees" above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     John M. Lison, formerly the managing partner of the law firm of Lison & Griffin, P.C., counsel to NACO, served as Executive Vice President-Corporate Development since October 1, 1998 and as Secretary, and a director of NACO since its formation in 1987. In fiscal 1997, the Company paid Lison & Griffin, P.C. $640,975 in legal fees for services performed in connection with general legal matters during fiscal 1997.

     See "The Merger--Opinion of Financial Advisor to NACO--Compensation" for information concerning the warrant to purchase NACO common stock held by Northwestern Mutual Life Insurance Company, an affiliate of Baird, the financial adviser to NACO.

                     ABC SELECTED HISTORICAL FINANCIAL DATA

     The following table sets forth selected financial data of ABC as of and for the periods indicated. The selected historical financial data of ABC as of July 31, 1998, 1997, 1996, 1995 and 1994 and for each of the five years in the period ended July 31, 1998, have been derived from the audited financial statements of ABC, some of which are incorporated by reference in this document. The information set forth below should be read in conjunction with the ABC financial statements and related notes thereto included in ABC's Annual Report on Form 10-K for the year ended July 31, 1998 incorporated by reference herein, and the information set forth in "ABC Management's Discussion and Analysis of Financial Condition and Results of Operations" included herein.

                         ABC RAIL PRODUCTS CORPORATION

                                                                                        FOR THE YEAR ENDED JULY 31,
                                                                     -------------------------------------------------------------
                                                                      1998          1997         1996       1995 (6)     1994 (7)
                                                                      ----          ----         ----       --------     ---------
STATEMENT OF OPERATIONS DATA:                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales...........................................................  $319,038     $259,190     $240,664     $243,229     $187,176
Cost of sales.......................................................   281,707      232,069      209,290      207,645      160,615
                                                                      --------     --------     --------     --------     --------
   Gross profit.....................................................    37,331       27,121       31,374       35,584       26,561
Selling, general and administrative expenses........................    18,741       14,232       12,290       13,011       11,579
Special charge (1)..................................................         -            -        3,155            -            -
                                                                      --------     --------     --------     --------     --------
   Operating income.................................................    18,590       12,889       15,929       22,573       14,982
Settlement of litigation (2)........................................         -            -       (2,800)           -            -
Equity (income) loss of unconsolidated joint ventures...............    (1,616)      (1,041)         144         (393)         (31)
Interest expense....................................................     7,505        7,016        5,239        3,387        3,147
Amortization of deferred financing costs............................       619          362          172          275          380
                                                                      --------     --------     --------     --------     --------
   Income before income taxes, cumulative effect of
   accounting changes and extraordinary items.......................    12,082        6,552       13,174       19,304       11,486
Provision for income taxes..........................................     4,690        2,951        4,726        7,619        4,599
                                                                      --------     --------     --------     --------     --------
   Income before cumulative effect of accounting changes
   and extraordinary items..........................................     7,392        3,601        8,448       11,685        6,887
Cumulative effect of accounting changes (3).........................    (1,111)           -            -       (1,214)           -
Extraordinary items (4).............................................         -         (310)           -         (814)      (1,690)
                                                                      --------     --------     --------     --------     --------
   Net income.......................................................  $  6,281     $  3,291     $  8,448     $  9,657     $  5,197
                                                                      ========     ========     ========     ========     ========

PER SHARE DATA:
Basic:
   Income before cumulative effect of accounting changes and
   extraordinary items..............................................  $   0.82     $   0.41        $1.05        $1.52     $   1.08
   Net income.......................................................  $   0.70     $   0.38        $1.05        $1.26     $   0.82
   Weighted average common shares outstanding  (000's)..............     8,969        8,709        8,062        7,694        6,358
Diluted:
   Income before cumulative effect of accounting changes and
   extraordinary items..............................................  $   0.81     $   0.41        $1.03        $1.48     $   1.06
   Net income.......................................................  $   0.69     $   0.37        $1.03        $1.22     $   0.80
   Weighted average common and equivalent shares
   outstanding (000's)..............................................     9,121        8,789        8,220        7,890        6,473

OPERATING DATA:
Backlog(5)..........................................................  $ 52,038     $ 57,332     $ 33,041     $ 45,429     $ 74,747
Depreciation and amortization.......................................    12,449       12,412       11,022        7,909        5,703
Capital expenditures................................................    51,110       34,607       13,943       25,497       11,331

Balance Sheet Data:
Total assets........................................................  $295,341     $230,607     $169,026     $157,264     $ 95,774
Total debt (including cash overdrafts)..............................   152,345      101,989       60,292       63,544       28,455
Stockholders' equity................................................    87,213       80,496       64,396       50,454       34,918

_____________________________________________
(1) Represents non-recurring charges primarily for the closure of a manufacturing facility and the cost of certain reengineering efforts.

(2)  Represents proceeds from the settlement of a lawsuit.

(3) Represents the after-tax cumulative effect of accounting changes whereby, in fiscal 1995, ABC adopted new provisions for accounting for certain postemployment benefits which were previously accounted for on a cash basis, and in fiscal 1998, ABC expensed previously capitalized business process reengineering costs.

(4) Represents the after-tax effect of extraordinary non-cash charges in connection with the write-off of unamortized deferred financing costs related to the early extinguishment of debt in connection with (i) the refinancing and the initial public offering described in note 7 below in fiscal 1994 and (ii) the refinancing of certain indebtedness in fiscal 1995 and fiscal 1997.

(5) Includes only firm orders, as of the end of the fiscal period, for which customers have issued releases for production and delivery and excludes the non-current portion of any long-term supply arrangement.

(6) In May 1995, ABC acquired a wheel mounting business for approximately $26.1 million.

(7) In September 1993, ABC refinanced a significant portion of its outstanding debt and redeemed all outstanding shares of its preferred stock at a discount. In December 1993, ABC used net proceeds of $35.1 million from its initial public offering to retire a substantial portion of the debt issued in the September 1993 refinancing.

                  ABC MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of ABC's consolidated financial condition and consolidated results of operation should be read in conjunction with "ABC Selected Historical Financial Data" and ABC's Consolidated Financial Statements and Notes thereto included in its Annual Report on Form 10-K for the year ended July 31, 1998, incorporated by reference in this document. This discussion contains certain forward-looking statements which involve risks and uncertainties. ABC's actual results could differ materially from the results expressed in, or implied by, such statements. See "Cautionary Statement Concerning Forward-Looking Statements."

RESULTS OF OPERATIONS

     Overview

     ABC reported net income of $6.3 million or $0.69 per share on a diluted basis for the year ended July 31, 1998 as compared to net income of $3.3 million or $0.37 per share in 1997 and net income of $8.4 million or $1.03 per share in 1996. Operating results for the year ended July 31, 1998 include a non-cash, after-tax charge of $1.1 million for the cumulative effect of a change in accounting for previously capitalized process reengineering costs. Operating results for the year ended July 31, 1997 also include an extraordinary charge of $0.3 million for the early retirement of debt.

     The diluted earnings per share effect of the accounting change and extraordinary item on ABC's net income was to decrease diluted earnings per share by $0.12 from $0.81 to $0.69 in 1998, and to decrease diluted earnings per share by $0.04 in 1997 from $0.41 to $0.37.

     Net Sales

     Fiscal 1998 net sales increased $59.8 million (23.1%) following a fiscal 1997 sales increase over fiscal 1996 of $18.5 million (7.7%). Sales of railcar wheels and wheel services increased $29.0 million in fiscal 1998, primarily resulting from an increased level of activity to support customers that build new railcars and increased production from ABC's Calera, Alabama, railcar wheel manufacturing plant. Net sales of ABC's Track Products Division increased $15.0 million in fiscal 1998. Net sales of the Systems Division increased $15.8 million in fiscal 1998. The Systems Division was formed with the acquisition of American Systems Technologies, Inc. in December 1996.

     The fiscal 1997 sales increase was primarily in the Track Products Division ($16.0 million); and was predominately related to additional sales ($12.4 million) associated with the May 1996 acquisition of DeCo Industries Inc. and Deco Automation and the December 1996 acquisition of American Systems Technologies. Sales of specialty trackwork products in fiscal 1997 were marginally above the prior year's sales. The specialty trackwork product sales in fiscal 1997 were adversely affected by the merger-induced slowdown of trackwork order releases from the Western Class I railroads. Sales at ABC's Calera wheel manufacturing plant were flat between fiscal 1997 and 1996. Offsetting the recovery from the mid-fiscal 1996 fire at the Calera plant was an overall lower-than-normal level of capacity during 1997 due to disruptions caused by the implementation of process improvements at the facility.

     Gross Profit and Cost of Sales

     Gross profit increased from 10.5% of net sales in fiscal 1997 to 11.7% of net sales in 1998. Gross profit declined from 13.0% of net sales in fiscal 1996 to 10.5% of net sales in 1997. The improvement in the gross profit margin in 1998 is primarily due to improved sales volumes in all major divisions and improved production at the Calera, Alabama, wheel plant. The decrease in the gross profit margin from 1996 to 1997 was primarily due to the impact of disruptions to production caused by the implementation of major improvements to manufacturing operations, primarily at the Calera, Alabama, wheel plant.

     Selling, General and Administrative Expenses

     Selling, general and administrative expenses increased $4.5 million from fiscal 1997 to fiscal 1998. The increase in expenses reflects additional expense in the customer support area (field sales and customer service) to meet the expanding needs of customers, the additional effort required to support ABC's new information systems (SAP's R/3 Enterprise-wide software) and the increased level of incentive compensation payments for fiscal 1998. Selling, general and administrative expenses increased $1.9 million from fiscal 1996 to fiscal 1997. The increase in 1997 was primarily in the customer support area for the reasons noted above.

     Other

     During fiscal 1996, ABC recorded a special pre-tax charge of $3.2 million. The charge covered plant closure costs related to the joint venture with Anchor Brake Shoe Company, business process reengineering costs and additional taxes on products sold into Mexico. See Note 12 of the Notes to Consolidated Financial Statements for additional information.

     Interest expense, net of amounts capitalized on ABC's major construction projects, increased 7.0%, or $0.5 million, due primarily to overall higher level of outstanding debt, along with marginally higher interest rates. Interest expense increased $1.8 million (33.9%) in 1997 over 1996 due primarily to an overall higher level of outstanding debt and higher average interest rates.

     Accounting Change

     On November 20, 1997, the FASB's Emerging Issues Task Force reached a consensus that companies must write-off previously capitalized business process reengineering costs and expense future costs as incurred. ABC had capitalized certain process reengineering costs in prior fiscal years. In accordance with this consensus, in fiscal 1998, ABC recorded a non-cash, after-tax charge of $1.1 million to reflect the cumulative effect of this accounting change.

     Extraordinary Item

     The extraordinary non-cash, after-tax charge of $0.3 million in fiscal 1997 represents the write-off of unamortized deferred financing costs related to previous indebtedness which was retired with proceeds from the issuance of the senior subordinated notes.

NEW ACCOUNTING PRONOUNCEMENT

     In April 1998, Statement of Position No. 98-5 was issued which requires that companies write-off previously capitalized start-up costs and expense future start-up costs as incurred. This new accounting rule must be adopted by ABC by fiscal 2000, but earlier adoption is encouraged. ABC has capitalized certain start-up costs in prior periods, including $1.5 million in fiscal year 1998. As of July 31, 1998, start-up costs of $2.6 million remain unamortized on ABC's consolidated balance sheet. Such costs, and any other such new costs capitalized before ABC adopts this new pronouncement will be written off as the cumulative effect of an accounting change in the period of adoption.

LIQUIDITY AND CAPITAL RESOURCES

     Cash generated from operations and debt have been the major sources of funds for working capital, capital expenditures and acquisitions. ABC has significantly increased the level of its capital expenditures in the last two fiscal years. Capital expenditures totaled $51.1 million, $34.6 million, and $13.9 million in fiscal years 1998, 1997 and 1996, respectively. Major capital expenditures in the last two fiscal years include a new rail milling facility in Chicago Heights, Illinois and a major upgrade of the machining operations at the Calera, Alabama, wheel plant. During this time period, ABC also invested capital on new computer equipment, enterprise-wide software, and software installation which will substantially enhance ABC's management information systems. The rail mill is expected to begin commercial production in early fiscal year 1999. The improved Calera facility is already operational. Most of the basic modules of the SAP's R/3 enterprise-wide software system will be in operation by early fiscal year 1999.

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     In fiscal year 1997, ABC also invested approximately $10 million in a joint venture with China's Ministry of Railroads to build a railcar wheel manufacturing plant in China. This joint venture began operations at the end of fiscal year 1998.

     In January 1998, ABC purchased certain patents for the manufacture and sale of heat-treated and heat-hardened rail in the U.S. and Canada. ABC is in the process of setting up a facility for the production of this product. ABC's investment for the patent rights and the production equipment will approximate $21 million. The plant is anticipated to begin production in early fiscal 2000.

     Cash generated from operating activities was $1.3 million, $3.7 million and $21.8 million in fiscal 1998, 1997 and 1996, respectively. The slight decline in cash generated by operating activities in 1998 was due to increased net earnings, offset by an increase in working capital requirements due to the increased level of business activity. The decrease in fiscal 1997 was due primarily to a decrease in earnings and the use of cash to support increased working capital requirements.

     ABC expects capital expenditures to be in the range of $25 million to $35 million in fiscal year 1999. ABC has unused lines of credit totaling approximately $29.8 million as of July 31, 1998. ABC believes that its cash generated from operations for fiscal year 1999 and its lines of credit will be sufficient to fund the cash needs for working capital and capital expenditures.

     Cash flows from financing activities during fiscal 1998 reflect net borrowings under ABC's revolving line of credit and the issuance of $25.0 million of 8 3/4% Senior Subordinated Notes, Series B. During fiscal 1997, ABC's Credit Agreement was amended and restated in conjunction with the issuance of $50 million of 9 1/8% Senior Subordinated Notes. Under the amended Credit Agreement, certain loans and acquisitions facilities were paid in full, the revolving credit line was increased to $90 million and terms of certain financial covenants were modified. See Note 5 of the Notes to Consolidated Financial Statements for additional information.

SEASONALITY

     The peak season for installation of specialty trackwork extends from March through October, when weather conditions are generally favorable for installation and, as a result, net sales of specialty trackwork have historically been more concentrated in the period from January through June, a period roughly corresponding to the second half of ABC's fiscal year. In addition, a number of ABC's facilities close for regularly scheduled maintenance in the late summer and late December, which tends to reduce operating results during the first half of ABC's fiscal year. Transit industry practice with respect to specialty track work generally involves the periodic shipment of large quantities, which may be unevenly distributed throughout the year. ABC did not experience any significant departure from the historical demand patterns during fiscal 1998.

YEAR 2000 ISSUES

     The year 2000 ("Y2K") problem refers to computer applications using only the last two digits to refer to a year rather than all four digits. As a result, these applications could fail or create erroneous results if they recognize "00" as the year 1900 rather than the year 2000.

     In addressing the Y2K issues, ABC has taken initiatives in three general areas: information technology ("IT") and communication systems; non-IT systems and related third party issues. The following is a summary of these programs.

     IT and Communication Systems

     Since late 1995, ABC, in support of its long-range strategic plans, has significantly upgraded and continues to upgrade its information technology and communication systems. This upgrade includes: enterprise-wide application systems (SAP's R/3 system), migration from midsize computers to client/server based systems, upgraded personal computers "PC's," upgraded PC software (standardized on Windows NT, Windows 9X, Microsoft Exchange, Microsoft

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Office Suite and Back Office applications software), "SDRC Ideas 3D CAD and Auto
CAD", local area networks (LAN's), wide area networks (WAN's), and network integration of advanced fax, printer, and advanced copier systems. A by-product of these endeavors is that a large portion of ABC's IT and non-voice communication systems, and many of its voice communication systems are now Y2K compliant.

     ABC's exceptions to Y2K compliance are: five of ABC's nineteen plants are not yet converted to SAP's R/3 system; one HP3000 mid-size computer running Y2K non-compliant software is not yet removed from operation; shop labor collection and PC support applications at certain plants are not yet Y2K compliant; certain Auto CAD sites are not yet Y2K compliant; EDI systems are not fully compliant; certain PC's require BIOS and/or operating system and application system upgrades; certain network hardware, mainly routers, require replacement; up to half of the phone systems (PBX's) at ABC's plants need to be upgraded or replaced based on an assessment of 40% of the PBX systems to-date; and other intelligent office equipment in a stand alone mode such as fax machines, copiers, printers, etc. may not be Y2K non-compliant. These issues are anticipated to be remediated by the middle of calendar year 1999.

     Non-IT Systems

     Internal non-IT systems comprised mainly of building air management systems, elevator systems, security and fire control systems, safety systems, equipment and machinery operating and control systems, compressed air, electrical and natural gas systems, and equipment such as lift trucks, mobile cranes, etc., are being assessed by third party consultants specializing in Y2K compliance and remediation planning. This assessment will be completed by December 31, 1998 and remediation is expected to be completed by June 1999.

     Third Parties

     ABC has third party relationships with approximately 25 large railroad and railcar customers, raw materials suppliers and suppliers of financial and outsourced investor and employee information and management services. Most of these third parties are publicly traded corporations subject to disclosure requirements. ABC is presently engaged in ongoing discussions and evaluations of these third parties' Y2K readiness; while simultaneously advising them of ABC's readiness. ABC intends to begin monitoring Y2K disclosures in SEC filings of these third parties commencing with the current quarter filings.

     Major customers referred to above report having had Y2K compliance programs running for at least one to two years and indicate that their systems that interact with ABC are or will be compliant for Y2K. Based on discussions with these customers, assessment of the customers capability, and long time customer operating practices, ABC believes that these key customers will be Y2K compliant in all material matters affecting ABC. ABC will continue to monitor its customers' Y2K compliance.

     ABC is also in ongoing discussion with key suppliers of outsourced services including, but not limited to, stock transfer, debt servicing, payroll, banking collection and disbursements, and benefit programs. At this time, ABC has concluded that all material suppliers of these services are or will be Y2K compliant by the end of calendar 1998. ABC will continue to monitor their Y2K compliance.

     With the exception of rail products purchased from the large aforementioned suppliers, other raw materials - mainly railroad ties, miscellaneous steel plate and bar, fasteners, scrap steel and foundry supplies - are purchased from numerous small suppliers who ABC believes are able to manually execute their business and are readily replaceable. ABC has concluded there is no material risk of being unable to procure these needed raw materials.

     The specific Y2K IT and communication system remediation tasks previously outlined are being accomplished by in-house IS and user personnel whose costs are recorded as normal operating expense.

     The IT System software upgrades are being executed under ongoing maintenance and support agreements with software vendors, and the BIOS upgrades to certain hardware are being executed under similar arrangements with hardware vendors. The replacement cost of non-remediable PC's will not be material. Network hardware component replacement costs, along with copiers and fax machine replacement costs, will also not be material. ABC is not yet

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in a position to estimate the cost of Non-IT system and third party compliance issues, but has no reason to believe, based upon its evaluations done to date, that such costs, in the aggregate, would be material.

     Y2K Risks

     The principal risks to ABC relating to the completion of its compliance conversion efforts related to its IT and communications systems are:

     .    Inability to recruit and/or retain key staff.

     . Failure to complete SAP's R/3 system installation in the five remaining plants.

     .    Failure to replace non-compliant EDI systems.

     .    Failure to replace non-compliant labor data collection systems.

     ABC believes that adequate replacements for non-compliant network components, PC's, copiers, fax machines and PBX's are commercially available at reasonable prices and in good supply. ABC believes that adequate time and resources are available to remediate these areas as needed.

     ABC is attempting to quantify the principle IT and communication systems risks at this time. Areas that could be affected include, but are not limited to, the ability to: obtain and process orders and/or retain certain material customers if EDI is not remediated; operate plants not having Y2K functional IT production systems; develop adequate product costs in the event of labor data collection system failures; and maintain and operate ABC's IT and communication systems lacking adequate staff resources.

     The principal risks to ABC relating to non-IT systems are failures in control systems for significant machines and equipment or facility systems. These risks are presently under assessment and are expected to be completed by December 31, 1998. Until this assessment is completed, ABC has no basis to form an estimate of remediation problems, costs or difficulties, and cannot estimate the potential costs of such issues at this time.

     The principal risks to ABC in its relationship with third parties are:

     . Failure of third party systems used to conduct such third parties business including customers, rail suppliers and suppliers of financial and outsourced investor and employee information and management services.

     .    Failure to implement compliant EDI systems with key customers.

     Based on Y2K compliance work done to-date, ABC believes its key customers are currently Y2K compliant or will be Y2K compliant in all material respects and that service suppliers will be Y2K compliant or can be replaced within an acceptable time frame. ABC has or will obtain compliance certification from suppliers of key services as soon as such certifications are available. Other than rail supplied by key customers, ABC currently believes that other raw materials do not pose a significant risk.

     Contingency Plans

     ABC intends to deal with contingency planning during the latter part of its second fiscal quarter of fiscal 1999, after the results of the assessment and remediation in progress have been ascertained.

     ABC's description of its Y2K compliance issue is based upon information obtained by ABC through evaluations of ABC's IT communication systems and customer and supplier Y2K compliance. No assurance can be given that ABC will be able to address the Y2K issues for all of its software and applications in a timely manner or that it will not encounter unexpected difficulties or significant expenses relating to adequately addressing the Y2K

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issue. If ABC or the major customers or suppliers with whom ABC does business fail to address adequately the Y2K issues, or ABC fails to successfully integrate or convert its computer systems generally, ABC's business or results of operations could be materially adversely affected.

REGARDING "FORWARD-LOOKING" STATEMENTS

     The foregoing outlook contains forward-looking statements that are based on current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from current expectations due to a number of factors, including general economic conditions; competitive factors and pricing pressures; shifts in market demand; the performance and needs of industries served by ABC's businesses; actual future costs of operating expenses such as rail and scrap steel, self-insurance claims and employee wages and benefits; actual costs of continuing investments in technology; the availability of capital to finance possible acquisitions and to refinance debt; the ability of management to implement ABC's strategy of acquisitions, rebuilding and process improvements; and the risks described from time to time in ABC's SEC reports.


                                BUSINESS OF ABC

GENERAL

     ABC is a leader in the engineering, manufacturing and marketing of replacement products and original equipment for the North American freight railroad and rail transit industries. ABC's products include specialty trackwork, such as rail crossings and switches; mechanical products, such as railcar, locomotive and idler wheels, mounted wheel sets and metal brake shoes; classification yard products and automation systems; and railroad signal systems installation and maintenance services. ABC operates in the composite brake shoe market through a joint venture.

     On September 17, 1998, ABC announced the signing of a definitive merger of equals agreement with NACO to create one of the largest suppliers of technologically advanced products for the railroad industry. NACO is the leading North American supplier of high performance freight car suspension systems, a leading supplier of other types of freight car trucks, locomotive truck frames, freight car couplers and related products, as well as high integrity steel castings used in flow control products.

     ABC's business began in 1902 as the American Brake Shoe and Foundry Company. In 1987, ABC was formed by management as a Delaware corporation to acquire substantially all of the assets and certain related liabilities of the Railroad Products Group of Abex Corporation ("Abex"), which was then a subsidiary of IC Industries, now Whitman Corporation. In August 1989, then current management effected a leveraged recapitalization of ABC pursuant to which dividends and special payments of approximately $20 million were paid to its stockholders. In 1991, an affiliate of Kohlberg & Co. ("Kohlberg") acquired control of ABC through the purchase of certain stockholder interests and newly-issued common stock of ABC. In 1995, Kohlberg sold its entire interest in the common stock of ABC.

     Leading Freight Railroad Market Share. ABC has a substantial share of all of the specialty trackwork and mechanical products markets it serves. Based upon industry information and information gathered from its customers, ABC believes that it has an approximately 50% share of the North American freight specialty trackwork market, more than twice that of its next largest competitor, and is the second largest producer of domestic wheels for freight railcars.

     Integrated Manufacturing and Engineering Capability. ABC is the only vertically integrated specialty trackwork manufacturer in North America. It designs, engineers and manufactures in-house a full line of specialty trackwork products, including rail transit specialty trackwork based on technology provided through ABC's relationship with Cogifer S.A. ("Cogifer"). See "Cogifer Relationship" for additional information on Cogifer. ABC maintains six specialty trackwork manufacturing facilities located in various U.S. geographical areas. Certain specialty trackwork components that are subject to the most concentrated pressure must be made of special manganese steel alloys, which harden under the repeated pressure of passing wheels. ABC is the only U.S. specialty trackwork manufacturer that

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operates its own manganese steel foundry for the manufacture of these key specialty trackwork components. This foundry enables ABC to maintain strict quality control at all stages of the production process. In addition, ABC is the only North American specialty trackwork manufacturer with the in-house ability to design and craft the wooden patterns used to produce its specialty trackwork component castings. This capability, together with more than 80 years of specialty trackwork designs contained in ABC's extensive computer-aided design system, gives ABC a competitive advantage in responding to freight railroads' needs for customized products manufactured to rigorous standards. This capability also allows ABC to adapt to European technologies for high-speed and light rail applications, derived through its relationship with Cogifer, to serve the needs of rail transit customers. ABC also designs, engineers and manufactures in-house its entire line of wheels and metal brake shoes and, reworks and distributes new and used freight car wheel sets.

     Capital Investment. Over the last four fiscal years, ABC implemented a number of special capital expenditure programs. These expenditures are expected to improve quality and increase capacity in ABC's specialty trackwork operations, reduce costs and improve efficiencies in its wheel operations and update ABC's information technology and communications hardware and software. The capital expenditure programs consists of: new machining facilities at ABC's Calera, Alabama wheel plant to reduce costs and improve efficiencies in the production of railroad and idler wheels; new process equipment for ABC's specialty trackwork facilities to decrease scrap rates and rework costs and ensure superior product quality; a new manufacturing facility in Chicago Heights, Illinois, which houses new state-of-the-art rail milling equipment that will support ABC's specialty trackwork initiatives; and implementation of SAP's R/3 enterprise-wide software system. These capital expenditures were all substantially completed by early fiscal 1999 and were financed primarily out of free cash flow and borrowings.

     Expanding Rail Transit Market Presence. ABC is also a supplier of specialty trackwork to North American rail transit systems, which generally conform to freight railroad standards. Historically, however, sales of specialty trackwork to the rail transit industry have accounted for only a small portion of ABC's specialty trackwork sales. ABC has recognized a rising demand for rail transit specialty trackwork and has responded by forming a dedicated rail transit marketing group and aggressively pursuing rail transit projects throughout North America. Increasingly, North American transit system authorities are evaluating or employing European-style high-speed and light rail technology, particularly with respect to proposed new systems. ABC has access to much of this technology through its relationship with Cogifer, which ABC believes enhances its ability to compete in the rail transit market.

     Strategic Joint Ventures, Alliances and Acquisitions. ABC continually explores opportunities to enhance its technology base and marketing and distribution capabilities. In addition, ABC seeks acquisitions of complementary product lines, particularly those that offer potential manufacturing or marketing synergies. Since fiscal 1995, ABC has acquired six businesses and entered into three ventures which resulted in ABC having initial or expanded operations in the mounted wheel set, retarders, classification yard products and automation systems, composite brake shoe, railroad signal and communication systems, engineering and maintenance services businesses and a presence in Mexico and China. Since ABC is a manufacturer of both specialty trackwork and mechanical products and provides signaling and communication services, it has greater access to railroads' engineering and purchasing departments than companies that offer only a single product line. ABC therefore is positioned to effectively market additional products if it were to acquire or develop new product lines. Because the railroad supply industry is highly fragmented, with many private companies manufacturing only single product lines and railroads exiting the component manufacturing business, ABC believes that a variety of acquisition opportunities exist.

PRODUCTS AND SERVICES

     Specialty Trackwork. ABC manufactures specialty trackwork to customer specifications, generally for replacement of existing track, in the case of freight railroads, or for replacement and new construction of rail transit systems. ABC's products include track switches or turnouts, which divert a train from one track to another; crossings, which allow one set of railroad tracks to cross through another; switch throws, which set a track switch in order to divert a train from one track to another; and other trackwork products including guard rails and rail lubricators. ABC also manufactures cast manganese steel trackwork components which are sold as part of a track switch assembly or as replacement parts. Typically, track switches serve to divert trains between two tracks, but ABC also designs and manufactures more complicated track switches serving three, four or even more route diversions to meet switching

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requirements in areas of high density traffic, such as urban freight yards, passenger terminals and high traffic industrial and port areas. In addition, ABC designs, manufactures and installs classification yard products and automation systems. For fiscal 1998, 1997 and 1996, sales of specialty trackwork products accounted for approximately 44%, 49% and 49%, respectively, of ABC's net sales.

     Signal Systems. ABC designs, assembles, installs and maintains railroad signal systems. ABC entered this business in December 1996, through an acquisition. For fiscal 1998 and 1997, sales of signal systems and related services accounted for 8% and 3%, respectively, of ABC's net sales.

     Railcar, Locomotive and Idler Wheels and Wheel Sets. ABC manufactures 28, 33, 36 and 38-inch diameter wheels for freight railcars and 40-inch diameter wheels for diesel locomotives. These wheels are made of cast steel. Within a particular size classification, variations exist in flange width and bore size. The railroad industry generally considers wheels as "stock" items for their common sizes and variations. In addition to producing railroad wheels, ABC has been the sole-source manufacturer of cast idler wheels for Caterpillar Inc.'s high-drive tracked equipment since 1988. Idler wheels are secondary wheels, not connected to the equipment's power train, which guide the treads on such tracked construction equipment as bulldozers and backhoes. In May 1995, ABC commenced its wheel mounting and assembly operations as a result of its acquisition of General Electric Railcar Wheel and Parts Service Corporation's wheel mounting business ("the Wheel Mounting Acquisition"). The wheel mounting operation, which is primarily a reconditioning service business, remanufactures, reworks and distributes new and used freight car wheel sets. Freight car wheel sets consist of the wheel, axle and bearing units that are mounted to freight cars. ABC's reconditioning services include inspection and analysis of existing wheel sets to determine necessary replacement parts, remachining of axle units, replacement and/or remachining of wheels, and replacement and/or reinstallation of bearings. ABC also supplies new wheel sets using new and/or remachined parts of components. For fiscal 1998, 1997 and 1996, sales of railcar, locomotive and idler wheels and wheel sets accounted for approximately 44%, 43% and 46%, respectively, of ABC's net sales.

     Composition and Metal Brake Shoes. Composition and metal brake shoes bear directly on the railroad wheel and exert friction to generate braking power. Worn brake shoes are replaced during routine maintenance or at inspection sites located at various areas along the railroad. Composition brake shoes are made from fibers, elastomers and various resins and provide a higher level of friction for use with modern, low-pressure braking systems; metal brake shoes are made from cast iron. Composition and metal brake shoes are not interchangeable. For certain applications, the composition shoe is superior for braking and reducing heat buildup. Pursuant to American Association of Railroads ("AAR") regulations, all new railcars and locomotives that will operate across different railroads must have composition brake shoe systems by January 1, 1999. Older railcars and locomotives with higher pressure braking systems require metal brake shoes. Metal brake shoes also are preferable to composition brake shoes in winter weather because they provide more effective braking in ice and snow. Although the demand for metal brake shoes is expected to decline over time as older railcars are phased out of railroads' fleets and the new AAR regulations take effect, they will continue to be in demand on certain trains that do not operate in interchange. For fiscal 1998, 1997 and 1996, sales of metal brake shoes accounted for approximately 4%, 5% and 5% of ABC's net sales, respectively. Effective July 31, 1995, ABC contributed its composition brake shoe operation into the joint venture between ABC and Anchor Brake Shoe Company.

INDUSTRY STANDARDS

     Specialty trackwork products must conform to American Railway Engineering Association ("AREA") specifications in order to be used in the North American freight railroad system. The specifications are complex and their application on different railroads is further specified by each railroad's maintenance-of-way engineering practices. Given these specifications, ABC believes considerable proprietary expertise and information are required to manufacture these products economically.

     The AAR interchange rules govern all matters related to railcars which operate among different railroads (i.e., interchange). Among other things, the interchange rules define all significant physical and dimensional elements of interchange service railcars and their key components, including wheels and brake shoes. The rules also require regular quality reviews and certification of facilities used to manufacture railcars and key railcar components.

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     The interchange and related rules also specify financial matters related to interchange operations, including brake shoe replacement pricing. As locomotives and railcars move across different railroads, brake shoes (rapid wear components) often need to be replaced. Under the interchange rules, the railroad moving the railcar at the time must replace the worn brake shoe and the amount that can be charged to the owner of the railcar is fixed. Therefore, the replacing railroad will use the least expensive replacement brake shoe available that complies with the interchange rules, which tends to limit increases in composition brake shoe prices.

COGIFER RELATIONSHIP

     North American specialty trackwork producers historically have concentrated on the requirements of freight customers and have tended to meet rail transit system customer needs with adaptations of freight specialty trackwork technology. Transit customers are increasingly evaluating and employing products specifically designed to provide smooth, quiet service on high-speed and light rail systems.

     Recognizing the importance of the growing demand for European-style high-speed and light rail technology, in February 1992, ABC formed a long-term relationship with Cogifer. Cogifer is the leading supplier of European-style high-speed and light rail specialty trackwork to the world market, including specialty trackwork for the high speed TGV (Train a Grande Vitesse) trains in France and other parts of Europe.

     ABC Rail-Cogifer Technologies is a 50-50 joint venture partnership of ABC and Cogifer. The partnership's purpose is to market, design, engineer and supply European-style high-speed and light rail technology to the North American market. The marketing activities of ABC and the partnership are coordinated by ABC. Production is subcontracted to the most suitable joint venture partner.

     The technology exchange agreement provides ABC access to Cogifer's design concepts, expertise and information which can be applied by ABC to the potentially large intercity "Amtrak-type" rail passenger market, the small but developing market for high-speed freight railroad switches, and the North American manufacturing of certain elements of European-style high-speed and light rail specialty trackwork. Cogifer has similar access to ABC's technology for use outside North America and other defined markets.

SALES AND MARKETING

     ABC sells directly to the majority of its customers through its own sales force, which is organized into groups that focus on specialty trackwork products, which includes yard retarders and automation systems, railroad signal systems installation and maintenance or railcar wheels and wheel sets. ABC's specialty trackwork sales force covers the U.S. and Canada on a regional basis. ABC supplements its specialty trackwork sales efforts with the technical support of its engineering staff, which advises on product design and cost estimation. ABC's mechanical products sales force covers the U.S., Canada and Mexico. Certain members of ABC's senior management also actively participate in marketing efforts. ABC believes that these senior executives have developed close relationships with the purchasing managers and senior management of many of ABC's principal customers. ABC and Cogifer maintain a separate marketing staff which targets sales to rail transit systems in North America. ABC markets through sales representatives to its smaller customers, such as short lines, industrial and mining market segments.

     ABC also markets its products internationally both directly and through sales agents. A number of other countries have extensive freight railroad systems patterned on AAR and AREA standards. Consequently, ABC's products are either already suited, or are readily adaptable, to the needs of customers in these markets. International sales, represented less than 8% of ABC's net sales during fiscal 1998.

CUSTOMERS

     ABC's principal specialty trackwork and yard retarder and automation system customers are the North American Class I railroads, although ABC also sells these products to a number of regional and short-line railroads as well as rail transit systems. ABC's wheel and wheel mounting customers include the Class I railroads, regional and short-line railroads, railcar and locomotive manufacturers and railroad service companies. ABC's metal brake shoe

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customers include railroads, rail transit systems and manufacturers of railcar and locomotive braking systems. ABC's two largest customers are Burlington Northern Santa Fe ("Burlington Northern") and Union Pacific Corporation, which each accounted for approximately 18% of ABC's net sales for fiscal 1998. No other customer accounted for more than 10% of fiscal 1998 net sales. ABC has multi-year agreements with Burlington Northern and Union Pacific Corporation for the supply of specialty trackwork products through December, 1998 and September, 1999, respectively. ABC's five largest customers accounted for approximately 54% of ABC's net sales during fiscal 1998.

MANUFACTURING

     In the manufacture of specialty trackwork, rail and various other steel products purchased from outside suppliers are fabricated and bolted or welded to cast manganese steel components in accordance with precise design standards. Primary finished products are complete or component parts of switches and crossings. These products are fabricated and packaged at the plant, then shipped by rail or truck to the job site where the end user or contractor assembles and installs them in the right-of-way. Increasingly, ABC assembles switches and crossings at its plants and ships them in "panelized" form to the job site where they are installed, thereby saving the track owners the labor cost of assembling the product on site. Manufacturing operations at the specialty trackwork plants include casting manganese steel, forging, shearing, sawing, drilling, bending, machining and assembly. Certain cast manganese components are subjected to an explosion hardening process which increases their useful life.

     In the manufacture of classification yard products, rail and other steel products purchased from outside suppliers are also bolted and welded in accordance with design standards. The products are assembled at the plant and then shipped by truck to the job site for installation.

     The cast steel wheel manufacturing process consists of the following steps. Various grades of steel scrap are melted in electric furnaces and mixed with certain alloys. Several chemical analyses are performed on each heat to insure compliance with AAR specifications before the furnace is tapped. The metal is poured into a graphite mold that has been machined for a specific wheel design. The metal solidifies in the mold for a period of time depending on the wheel size and weight. The wheel is then removed from the mold and placed in a controlled cooling chamber. In accordance with AAR specifications, the wheel surfaces are cleaned, heat treated, quenched and tempered. In the last steps of the process, the wheel's critical surfaces are machined and inspected using non-destructive ultrasonic and radiographic techniques as well as standard gauging methods.

     The metal brake shoe manufacturing process consists primarily of melting cast scrap with various alloys. The molten metal is poured into green sand molds containing steel backs and reinforced with expanded wire bundles to prevent premature cracking in service. The product solidifies in the mold and the rough casting is cleaned and inspected to ensure dimensional and metallurgical requirements are satisfied.

COMPETITION

     ABC is the largest manufacturer of specialty trackwork in North America, serving all of the Class I railroads and a number of regional and short-line railroads. In specialty trackwork, ABC competes with a number of North American manufacturers, including Cleveland Track, Voest-Alpine Nortrak Inc., an affiliate of Voest-Alpine Eisenbahn Systeme AG and Progress Rail, a subsidiary of Florida Progress Corp. Most of these companies' manufacturing facilities are located in the eastern U.S. which gives them a slight competitive shipping advantage in the eastern U.S. markets over ABC's Chicago Heights facility, which serves customers in the eastern U.S. In ABC's opinion, the locations of its specialty trackwork manufacturing facilities in Superior, Wisconsin; Newton, Kansas; Cincinnati, Ohio and Pueblo, Colorado provide it with a competitive advantage with respect to railroads operating in the western U.S. and Canada.

     ABC is the second largest U.S. manufacturer of freight railcar and locomotive wheels. In the market for freight railcar and locomotive cast wheels, ABC's primary competitor is Griffin Wheel Company, a subsidiary of AMSTED Industries, Inc. ABC also competes with Standard Steel, a division of Freedom Forge Corporation, which manufactures forged wheels. ABC, along with Progress Rail, are the largest independent freight car wheel mounting operations in North America. The majority of such wheel mounting operations are currently performed in-house by

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Class I railroads. The remaining independent wheel mounting market is highly fragmented. ABC is the only U.S. manufacturer of metal brake shoes. ABC is a leading supplier of railroad classification yard retarder control and automation systems. In this market, ABC's primary competitors are Union Switch & Signal and General Railway Signal. In the signal systems market, ABC's primary competitors are MEC Rail, a division of Mass Electric Construction Company, Harmon Industries, Inc. and Safetron Systems Corporation.

     The principal competitive factors in the specialty trackwork market are product quality, on-time delivery, price and technical service and support. The principal competitive factors in the mechanical products market are price and product availability. The principal competitive factors in the wheel mounting service market are product quality and availability. The principal competitive factors in the signal systems market are price and design and installation and maintenance expertise. The limited number of railroad customers, their efforts to reduce costs, and excess industry capacity in certain of ABC's product lines historically have limited ABC's ability to increase prices. ABC believes it is well-positioned to compete in all of its served markets, due to its leading market share, engineering capability, broad manufacturing base and long-standing customer relationships. Historically, ABC has experienced limited foreign competition due to the specialized nature of many of its products, the importance of AAR product approvals and AREA specifications and the cost of shipping. However, there can be no assurance that foreign competition will not increase in the future.

ORDER BACKLOG

     Specialty trackwork deliveries generally require lead-times of one to three months. Most specialty trackwork installations occur in the period from March through October. Consequently, deliveries are somewhat seasonal, with order backlog increasing in the spring and decreasing in the late summer. For discussion of quarterly results of operations, see "ABC Management's Discussion and Analysis of Financial Condition and Results of Operations." Order backlog for wheels and brake shoes is less meaningful because these products have short production lead-times. All order backlog figures include only firm orders for which customers have issued releases for production and delivery and exclude the non-current portion of any long-term supply arrangements. ABC's backlog was $52.0 million and $57.3 million as of July 31, 1998 and 1997, respectively. ABC expects to fill the majority of its order backlog as of July 31, 1998 during the fiscal year 1999.

INTELLECTUAL PROPERTY

     ABC holds 24 U.S. trademarks and 32 foreign trademarks. ABC actively protects trademarks which it believes have significant goodwill value. ABC currently holds 36 U.S. patents and 61 foreign patents and has applications pending for 12 U.S. patents and 34 foreign patents. ABC applies for patent protection when it believes the expense of doing so is justified. ABC also relies on trade secrets and know-how in the production of its specialty trackwork and mechanical products. ABC does not believe that its intellectual property rights are critical to its success.

RAW MATERIAL SUPPLIERS

     The principal raw materials for specialty trackwork are railroad rail and manganese. ABC purchases rail from various rail manufacturers. In certain instances, ABC purchases rail directly from its railroad customers for whom specialty trackwork is being built, capitalizing on their purchasing economies. The primary raw material for railcar and locomotive wheels is steel scrap, a commodity material which is readily available from a number of suppliers. The primary raw material for metal brake shoes is iron scrap, a commodity material, which is readily available from a number of suppliers.

     There are at least two suppliers for each raw material and component ABC purchases. ABC currently purchases actively from a broad range of suppliers. No supplier accounted for more than 10% of ABC's purchases in fiscal 1998.

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EMPLOYEES

     As of July 31, 1998, ABC had nearly 1,800 employees, approximately 68% of whom are represented by unions. The principal union representing hourly employees is the United Steelworkers of America. In fiscal 1998, ABC negotiated five-year agreements with represented employees at its Newton, Kansas, Superior, Wisconsin and Duluth, Minnesota track assembly plants due to the expiration of related collective bargaining agreements, as well as an initial 2 1/3 year contract for its signal installation and maintenance employees. These negotiations affected approximately 17% of ABC's hourly employees. In 1998, ABC negotiated a new five-year collective bargaining agreement at its Pueblo, Colorado facility; negotiated a new three-year collective bargaining agreement at its Anderson, Indiana facility; and has scheduled labor negotiations for its Chicago Heights, Illinois track products plant, its Baltimore, Maryland brakeshoe plant and its Calera, Alabama wheel foundry. These fiscal 1999 negotiations affect approximately 49% of ABC's employees. ABC believes that its labor relations are good.

                       DESCRIPTION OF ABC CAPITAL STOCK

GENERAL

     The total amount of the authorized capital stock of ABC is 25,000,000 shares of common stock, par value $0.01, and 1,000,000 shares of preferred stock, par value $1.00 (the "Preferred Stock"), none of which are outstanding. No series of Preferred Stock has been designated other than 100,000 shares of Series A Junior Participating Preferred Stock (the "Series A Preferred Stock"). The following description is a summary of the material provisions of ABC's capital stock and is qualified in its entirety by reference to the provisions of ABC's restated certificate of incorporation, its bylaws and the Rights Agreement, dated as of September 29, 1995, as amended through September 18, 1998 (the "Rights Agreement") between ABC and LaSalle National Trust, N.A., as Rights Agent, copies of which have been filed as exhibits to the Registration Statement of which the Proxy Statement/Prospectus forms a part.

COMMON STOCK, RIGHTS AND SERIES A PREFERRED STOCK

     Common Stock

     As of September 15, 1998, there were 8,976,304 shares of common stock outstanding held by 63 holders of record (including brokerage firms and other nominees). The issued and outstanding shares of common stock are validly issued, fully paid and nonassessable. The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the board of directors of ABC may from time to time determine, subject to any prior rights of the holders of any preferred stock that may be outstanding. Upon liquidation, dissolution or winding up of ABC, the holders of common stock are entitled to receive pro rata the assets of ABC that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting.

     Rights and Series A Preferred Stock

     Under the Rights Agreement, each outstanding share of common stock is accompanied by one preferred share purchase right (each, a "Right"). Except as described below, each Right entitles the registered holder to purchase from ABC one one-hundredth of a share of Series A Preferred Stock at a purchase price of $150 per one one-hundredth share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement.

     Notwithstanding anything to the contrary set forth below, the Rights Agreement, as amended, provides that the Rights Agreement will not be affected as a result of the Merger Agreement and the transactions contemplated thereby. In addition, any person who would otherwise be an Acquiring Person (as defined below) as of the Effective Time of the Merger will not be deemed to be an Acquiring Person unless that person acquires (or becomes associated with another owner of ) ABC common stock representing at least 1% of the then-outstanding ABC common stock.

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     From the Record Date (as such term is defined in the Rights Agreement), the
Rights attach implicitly to all common stock certificates outstanding. No separate Right certificates have been distributed. Until the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of common stock (the "Shares Acquisition Date") or (ii) 15 business days (or such later date as may be determined by action of the board of directors prior to the time that any person becomes an Acquiring Person) following the commencement of (or a public announcement of an intention to make) a tender or exchange offer if, upon consummation thereof, such person or group would be the beneficial owner of 15% or more of such outstanding shares of common stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by the common stock certificates, together with a copy of the Summary of Stockholder Right Plan that is attached as Exhibit C to the Rights Agreement
(the "Summary of Stockholder Rights Plan") and not by separate certificates.

     The Rights Agreement also provides that, until the Distribution Date, the Rights will be transferred with and only with the common stock. Until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the transfer of any certificates for common stock, with or without a copy of the Summary of Stockholder Rights Plan, will also constitute the transfer of the Rights associated with the common stock represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the common stock as of the close of business on the Distribution Date and, thereafter, such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date and will expire at the earliest of (i) September 29, 2005 (the "Final Expiration Date"), (ii) the redemption of the Rights by ABC as described below and (iii) the exchange of all Rights for common stock as described below.

     In the event that any person (other than ABC, its subsidiaries or any person receiving newly-issued shares of common stock directly from ABC) becomes the beneficial owner of 15% or more of the then outstanding shares of common stock, each holder of a Right will thereafter have the right to receive, upon exercise at the then current exercise price of the Right, common stock (or, in certain circumstances, cash, property or other securities of ABC) having a value equal to two times the exercise price of the Right. The Rights Agreement contains an exemption for any issuance of common stock by ABC directly to any person (for example, in a private placement or an acquisition by ABC in which common stock is used as consideration), even if that person would become the beneficial owner of 15% or more of the common stock, provided that such person does not acquire any additional shares of common stock.

     In the event that, at any time following the Shares Acquisition Date, ABC is acquired in a merger or other business combination transaction or 50% or more of ABC's assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon exercise at the then current exercise price of the Right, common stock of the acquiring or surviving company having a value equal to two times the exercise price of the Right.

     Notwithstanding the foregoing, following the occurrence of any of the events set forth in the preceding two paragraphs (the "Triggering Events"), any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will immediately become null and void.

     The Purchase Price payable, and the number of shares of Series A Preferred Stock or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution, among other circumstances, in the event of a stock dividend on, or a subdivision, split, combination, consolidation or reclassification of, the Series A Preferred Stock or the common stock, or a reverse split of the outstanding shares of the Series A Preferred Stock or the common stock.

     At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding common stock and prior to the acquisition by such person or group of 50% or more of the outstanding common stock, the board of directors may exchange the Rights (other than Rights owned by such person or group. which will have become void), in whole or in part, at an exchange ratio of one share of common stock per Right (subject to adjustment).

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

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. ABC will not be required to issue fractional shares of Series A Preferred Stock or common stock (other than fractions in multiples of one one-hundredths of a share of Series A Preferred Stock) and, in lieu thereof, an adjustment in cash may be made based on the market price of the Series A Preferred Stock or common stock on the last trading date prior to the date of exercise.

     At any time after the date of the Rights Agreement until the time that a person becomes an Acquiring Person, the board of directors may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), which may (at the option of ABC) be paid in cash, shares of common stock or other consideration deemed appropriate by the board of directors. Upon the effectiveness of any action of the board of directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of ABC, including, without limitation, the right to vote or to receive dividends.

     The board of directors of ABC is generally responsible for administering, interpreting and making all decisions and taking all actions with respect to the Rights Agreement, including, without limitation, the decision to redeem or exchange the Rights or to amend the Rights Agreement (each of the foregoing being hereinafter referred to as an "Action"). Notwithstanding the foregoing, in the event the board of directors is required or permitted to take any Action with respect to the Rights Agreement and (i) such Action occurs on or after the date of a change (resulting from a proxy or consent solicitation) in the board of directors as composed at the commencement of such solicitation and (ii) a person who was a participant in the solicitation has stated that such person (or any of its affiliates or associates) has taken, intends to take or may consider taking, or if the majority of the Continuing Directors (as hereinafter defined) has determined in good faith that such person (or any of its affiliates or associates) has taken, intends to take or is likely to take, any action that would result in such person becoming an Acquiring Person or which would cause the occurrence of a Triggering Event, then, such Action shall not be effective for purposes of the Rights Agreement unless (i) at the time of such Action there are at least three Continuing Directors and such Action is approved by a majority of the Continuing Directors then holding office. "Continuing Directors" is defined as those directors who are either presently in office or have been approved or nominated by Continuing Directors, and who are neither Acquiring Persons nor affiliates or associates of Acquiring Persons.

     The provisions of the Rights Agreement may be amended by ABC, except that
(i) the redemption of the Rights or any supplement, modification, amendment or waiver of any provision of he Rights Agreement by ABC will not be effective unless approved by not less than 80% of the directors then in office and (ii) any amendment adopted after the time that a person becomes an Acquiring Person may not adversely affect the interests of holders of Rights.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire ABC without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired, and under certain circumstances the Rights beneficially owned by such a person or group will become void. The Rights should not interfere with any merger or other business combination approved by the board of directors because, if the Rights would become exercisable as a result of such merger or business combination, the board of directors may, at its option, at any time prior to the time that any Person becomes an Acquiring Person, redeem all (but not less than all) of the then outstanding Rights at the Redemption Price.

PREFERRED STOCK

     The board of directors is authorized to issue preferred stock in series and to fix the designations, powers, preferences, rights, qualifications, limitations, or restrictions of any such series including without limitation, the rate and nature of dividends, the price and terms and conditions on which shares may be redeemed, the amount payable in the event of voluntary or involuntary liquidation, the terms and conditions for conversion or exchange into any other class or series of stock, voting rights, preemptive rights and other terms. To date, the board of directors has so fixed only the Series A Preferred Stock. Although no preferred stock is currently outstanding, because the board of directors has the power to establish the preferences and rights of the shares of any additional series of Preferred Stock, it may

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afford holders of any such Preferred Stock preferences, powers and rights
(including voting rights), senior to the rights of holders of common stock, which could adversely affect the holders of common stock.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

     Under ABC's certificate of incorporation, as of September 15, 1998, there are approximately 16,023,696 shares of common stock and 1,000,000 shares of preferred stock available for future issuance without stockholder approval. ABC will issue approximately 9.4 million shares in the merger, leaving about 6.6 million shares available for future issuance. These additional shares may be utilized for a variety of corporate purposes including future public offerings to raise additional capital or to facilitate corporate acquisitions.

     One of the effects of the existence of unissued and unreserved common stock and preferred stock may be to enable the board of directors to issue shares to persons friendly to current management that could render more difficult or discourage an attempt to obtain control of ABC by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of ABC's management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of ABC.

     The board of directors is authorized without any future action by the stockholders to determine the rights, preferences, privileges and restrictions of the unissued preferred stock. The purpose of authorizing the board of directors to determine such rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The board of directors may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock, and that could, among other things, have the effect of delaying, deferring or preventing a change in control of ABC.

CERTAIN CHARTER AND BYLAW PROVISIONS

     ABC's restated certificate of incorporation contains a provision that limits the liability of ABC's directors for monetary damages for breach of fiduciary duty as a director or officer to the full extent permitted by the General Corporation Law of the State of Delaware. Such limitation does not, however, affect the liability of a director (i) for any breach of the director's duty of loyalty to ABC or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision is to eliminate the rights of ABC and its stockholders (through stockholders' derivative suits on behalf of ABC) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of ABC or any stockholder to seek non-monetary relief such as an injunction in the event of a breach of a director's duty of care.

     Section 203 of the General Corporation Law of the State of Delaware (the "Delaware Business Combination Act") generally imposes a three-year moratorium on business combinations between a Delaware corporation and an "interested stockholder" (in general, a stockholder owning 15% or more of a corporation's outstanding voting stock) or an affiliate or associate thereof unless (i) prior to an interested stockholder becoming such, the board of directors of the corporation approved either the business combination or the transaction resulting in an interested stockholder becoming such; (ii) upon consummation of the transaction resulting in an interested stockholder becoming such, the interested stockholder owns at least 85% of the voting stock outstanding at the time the transaction commenced (excluding, from the calculation of outstanding shares, shares beneficially owned by directors who are also officers and certain employee stock plans); or (iii) on or after an interested stockholder becomes such, the business combination is approved by (a) the board of directors and (b) holders of at least 66 2/3% of the outstanding shares (other than those shares beneficially owned by the interested stockholder) at a meeting of stockholders.

     The Delaware Business Combination Act applies to certain public companies incorporated in the State of Delaware unless the corporation expressly elects not to be governed by such legislation and sets forth such election in (i) the corporation's original certificate of incorporation; (ii) an amendment to the corporation's bylaws as adopted by the corporation's board of directors within 90 days of the effective date of such legislation; or (iii) an amendment to

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the corporation's certificate of incorporation or bylaws as approved by (in addition to any other vote required by law) a majority of the shares entitled to vote (however, such amendment would not be effective until 12 months after the date of its adoption and would not apply to any business combination between the corporation and any person who became an interested stockholder on or prior to such adoption of such amendment). ABC has not made such an election and is therefore subject to the Delaware Business Combination Act.

REGISTRAR AND TRANSFER AGENT

     The registrar and transfer agent for the ABC common stock is American Stock Transfer & Trust Company.

         COMPARATIVE RIGHTS OF ABC STOCKHOLDERS AND NACO STOCKHOLDERS

     NACO is a Delaware corporation, with a large stockholder that exercises control of the corporation and approximately 61 other stockholders of record, none of whom own more than 6% of NACO's common stock. Such persons' rights as stockholders have been governed by the NACO certificate of incorporation (the "NACO Charter") and the NACO By-laws. Following the Merger, the NACO stockholders will hold shares in ABC, a Delaware corporation and a public company, and their rights will be governed by Delaware law, the ABC certificate of incorporation, as amended, (the "ABC Charter"), the ABC By-laws and the Rights Agreement. Accordingly, the material difference between the present rights of NACO stockholders and their rights as holders of ABC securities is that following the Merger they will be stockholders in a public company governed by the ABC Charter and ABC By-laws as well as the Rights Agreement, rather than the NACO Charter and the NACO By-laws.

     Other significant differences between the rights of NACO stockholders and ABC stockholders are set forth below. This summary is not intended to be relied upon as an exhaustive list or detailed description of the provisions discussed and is qualified in its entirety by the ABC Charter and the ABC By-laws and the Rights Agreement and by the NACO Charter and the NACO By-laws, to which ABC and NACO stockholders are referred.

AUTHORIZED SHARES OF CAPITAL STOCK

     NACO

     The NACO Charter authorizes the issuance of up to 2,000,000 shares of capital stock, of which 1,600,000 shares are $0.01 par value common stock, and 400,000 shares are $0.01 par value Class A common stock. Shares of Class A common stock may not be issued if the total number of shares of Class A common stock outstanding after such issuance would cause the number of outstanding shares of Class A common stock to exceed 25% of the then outstanding shares of common stock, exclusive of shares held in NACO's treasury.

     The NACO Charter provides the Class A common stock with exchange rights. Each record holder of NACO Class A common stock is entitled to exchange any or all of the shares of Class A common stock held by such holder for the number of shares of common stock set forth in the NACO Charter (1) if NACO's Board, by a majority vote of the directors then in office, declares a conversion, (2) automatically in the event of a sale, transfer, assignment, liquidation or other disposition (whether by merger, consolidation, sale of assets or stock, liquidation, dissolution or otherwise) by NACO of the business of any subsidiary to which a series of Class A common stock relates substantially as an entirety to a person, entity or group of which NACO is not a majority owner, or (3) upon the liquidation, dissolution or winding up of NACO.

     ABC

     The ABC Charter authorizes the issuance of 25,000,000 shares of $0.01 par value common stock and 1,000,000 shares of $1.00 par value preferred stock. As of the date of this Proxy Statement/Prospectus, 8,976,304 shares of ABC common stock are issued and outstanding, and no shares of preferred stock are issued and outstanding. The shares of ABC preferred stock may be issued from time to time by the ABC Board of Directors in one or more series, and the variations, relative rights and preferences as between different series of each class may be fixed and

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determined by resolution of the ABC Board of Directors with respect to number of shares constituting the series, voting rights, redemption rights, the rate of dividend, liquidation payments, conversion rights, subscription rights and sinking fund provisions. During the time that any series of ABC preferred stock is outstanding, no dividends may be declared or paid by the ABC Board of Directors on the shares of ABC common stock, unless dividends on all outstanding shares of ABC preferred stock for the current and all past dividend periods have been declared and paid or provision made for the payment thereof.

REDEMPTION AND REPURCHASE OF CAPITAL STOCK

     Under the DGCL, subject to certain limitations, a corporation's stock may be made subject to redemption by the corporation at its option, at the option of the holders of such stock or upon the happening of a specified event. The DGCL also provides that a corporation may repurchase its own shares with certain exceptions. As previously described, the ABC Charter provides the ABC Board of Directors with the power to fix redemption and repurchase rights, preferences and limitations of ABC preferred stock.

LIQUIDATION RIGHTS

     NACO stockholder's rights upon the liquidation or dissolution of NACO are substantially the same as those of ABC stockholders upon the liquidation or dissolution of ABC.

VOTING RIGHTS

     NACO

     Holders of common stock and Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock and Class A common stock vote together as a single class on all matters provided that (1) the holders of the common stock voting separately as a class shall be entitled to approve, by the vote of a majority of shares of common stock then outstanding, any amendment, alteration or repeal of any of the provisions of the NACO Charter which adversely affects the rights, powers or privileges of the Class A common stock;
(2) the holders of the Class A common stock voting separately as a class shall be entitled to approve, by the vote of a majority of shares of Class A common stock then outstanding, any amendment, alteration or repeal of any of the provisions of the NACO Charter which adversely affects the rights, powers or privileges of the Class A common stock; and (3) any increase in the number of authorized shares of Class A common stock shall be subject to approval by both
(A) the holders of a majority of the shares of common stock and Class A common stock then outstanding, voting together as a single class based upon their respective voting rights, and (B) the holders of a majority of the shares of Class A common stock then outstanding, voting separately as a class. Neither the NACO Charter nor By-laws provide for cumulative voting for the election of directors.

     ABC

     Subject to the voting rights of holders of any then outstanding ABC preferred stock, each ABC common Share is entitled to one vote on each matter submitted to a vote of the stockholders of ABC. Shares of ABC common stock are not entitled to any cumulative voting rights.

SUPERMAJORITY VOTING REQUIREMENTS; BUSINESS COMBINATIONS

     The DGCL generally requires the affirmative vote of the holders of a majority of the outstanding stock of a corporation entitled to vote on the matter to approve a merger, consolidation or dissolution of the corporation or a disposition of all or substantially all of the corporation's assets. Neither NACO's or ABC's Charter or Bylaws have supermajority voting requirements for business combinations or other matters.

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PREEMPTIVE RIGHTS

     Neither NACO's nor ABC's Charter or Bylaws provide for preemptive rights for stockholders.

APPRAISAL RIGHTS

     The DGCL provides for appraisal rights only in the case of certain mergers or consolidations and not (unless the certificate of incorporation of a corporation so provides) in the case of other mergers, a sale or transfer of all or substantially all of its assets or an amendment to its certificate of incorporation. In addition, the DGCL does not provide appraisal rights in connection with a merger or consolidation (unless the certificate of incorporation of a corporation so provides) to the holders of shares of a constituent corporation listed on a national securities exchange (or designated as a national market system security by the National Association of Securities Dealers, Inc.) or held of record by more than 2,000 stockholders, unless the applicable agreement of merger or consolidation requires the holders of such shares to receive, in exchange for such shares, any property other than shares of stock of the resulting or surviving corporation, shares of stock of any other corporation listed on a national securities exchange (or designated as described above) or held of record by more than 2,000 holders, cash in lieu of fractional shares or any combination of the foregoing.

     NACO

     The NACO Charter does not specifically provide for appraisal rights other than those rights designated by the DGCL. Because the ABC common stock to be received by NACO stockholders in the merger is listed on the Nasdaq National Market System, NACO stockholders will not have appraisal rights.

     ABC

     The ABC Charter does not specifically provide for appraisal rights. The DGCL denies ABC stockholders appraisal rights in connection with the Merger and any of the transactions contemplated thereby.

SPECIAL MEETINGS OF STOCKHOLDERS

     NACO

     The NACO By-laws provide that special meetings may be called by the President, and shall be called by the President or Secretary (1) at the request in writing of a majority of the NACO Board of Directors, or (ii) at the written request of the holders of a majority of the outstanding shares of NACO entitled to vote at the meeting.

     ABC

     The ABC By-laws provide that special meetings of stockholders may be called by the Board of Directors or by the President, and shall be called by the President or Secretary at the written request of the holders of a majority of the outstanding shares of ABC entitled to vote at the meeting.

STOCKHOLDER ACTION WITHOUT A MEETING

     NACO

     The NACO By-laws provide that any action required or permitted to be taken at any annual or special meeting of stockholders, may be taken without a meeting, provided that a written consent is signed by the holders of outstanding stock representing the minimum number of votes that would be necessary to take such action at a meeting.

     ABC

     The ABC Charter does not provide for stockholder action by written consent.

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STOCKHOLDER PROPOSAL PROCEDURES

     None of the DGCL, the NACO Charter and By-laws and the ABC Charter and By-laws limit the ability of NACO and ABC stockholders, respectively, to bring any business (other than nominations for the election of directors) before a meeting of stockholders.

STOCKHOLDER RIGHTS PLAN

     NACO

     NACO does not have a stockholder's rights plan.

     ABC

     ABC is party to the Rights Agreement.  See "Description of ABC Capital
Stock."

BOARD OF DIRECTORS; REMOVAL; VACANCIES

     NACO

     The NACO By-laws provide that the NACO Board shall consist of not more than 12 nor less than 3 directors. There are currently eight directors serving on the NACO Board. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors. Vacancies and newly created directorships may be filled by the affirmative vote of a majority of the directors then in office (even though less than a quorum). Each director so chosen shall hold office until the next annual election and until his or her successor is duly elected and shall qualify, unless sooner displaced. The NACO Charter and By-laws do not provide for a classified board of directors.

     ABC

     The ABC By-laws provide that the ABC Board shall consist of one or more members, and the number shall be fixed by resolution of the Board, and is the absence of a resolution shall be nine. There are currently 7 directors serving on the ABC Board. No later than the Effective Time of the Merger, the ABC By-laws will be amended to set the number of directors to eight members. See "The
Merger -- Management and Operations After the Merger."   Vacancies and newly
created directorships may be filled by the affirmative vote of a majority of the directors then in office (even though less than a quorum). Each director so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

     Upon adoption of the Classified Board Amendment, the ABC Charter will provide that the ABC-NACO Board will be divided into three classes and each class will serve staggered three year terms. At each annual meeting of stockholders, one class of directors will be elected for a three-year term.

INDEMNIFICATION

     The NACO By-laws provide for indemnification by NACO of officers, directors, employees and agents, to the fullest extent permitted by the DGCL. The ABC Charter also provides for indemnification by ABC of officers, directors, employees and agents, to the fullest extent permitted by the DGCL.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

     The ABC Charter provides that no director of ABC shall be personally liable to ABC or ABC stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of ABC to the extent permitted by the DGCL. The NACO Charter has a similar provision limiting the personal liability of its directors.

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AMENDMENT OF CHARTER DOCUMENTS

     Both, the NACO Charter and the ABC Charter may be amended pursuant to the DGCL by a majority vote of the total number of shares outstanding and entitled to vote thereon. If any such amendment would adversely affect the rights of any holders of shares of a class or series of stock, the vote of the holders of a majority of all outstanding shares of the class or series, voting as a class, is also necessary to authorize such amendment.

AMENDMENT OF BY-LAWS

     Both the NACO Charter and ABC Charter provide that the stockholders or the Board of Directors may adopt, alter, amend or repeal the respective By-laws.

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                             THE MERGER AGREEMENT

     The following is a summary of certain provisions of the Merger Agreement.
A copy of the Merger Agreement is attached as Exhibit A to this Proxy Statement/Prospectus and is incorporated herein by reference. All capitalized terms not defined herein shall have the meaning assigned to them in the Merger Agreement. The following summary does not purport to be complete and is subject
to the more complete information set forth in the Merger Agreement.   All
stockholders of NACO and ABC are encouraged to read the Merger Agreement carefully and in its entirety.

THE MERGER

     The Merger Agreement provides that, subject to the satisfaction or waiver of the terms and conditions contained therein (including the requisite adoption of the Merger Agreement by the holders of outstanding shares of NACO common stock and the requisite approval of the Share Issuance, the Classified board Amendment and the Corporate Name Amendment by the holders of outstanding shares
of ABC common stock), Merger Sub will be merged with and into NACO.   Following
the Merger, NACO will continue as the surviving corporation and as a wholly-owned subsidiary of ABC.

EFFECTIVE TIME

     The Merger Agreement provides that, subject to the satisfaction or waiver of the terms and conditions contained therein, the Merger will become effective upon the filing of an appropriate Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is set forth in the Certificate of Merger.

CONVERSION OF SHARES; EXCHANGE OF STOCK CERTIFICATES; NO FRACTIONAL SHARES

     At the Effective Time, each share of NACO common stock issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive that number of shares of ABC common stock (rounded up to the nearest one thousandth) equal to the Exchange Ratio. If between the date of the Merger Agreement and the Effective Time the outstanding shares of ABC common stock shall have been changed into a different number of shares or a different class by reason of any dividend, stock split, reclassification, recapitalization, reverse split, or similar event, the Exchange Ratio will be appropriately adjusted to reflect such dividend, stock split, reclassification, recapitalization, reverse split, or similar event. At the Effective Time, each outstanding share of common stock of Merger Subsidiary will be converted into one share of common stock of the Surviving Corporation, and each share of NACO common stock held in the treasury of NACO or held by any NACO Subsidiary, ABC, Merger Subsidiary or any other ABC subsidiary will be canceled and retired and no payment will be made with respect thereto.

     No fractional shares of ABC common stock will be issued in connection with the Merger to the holders of NACO common stock. Instead, each holder of NACO common stock otherwise entitled to receive a fractional share of ABC common stock, upon surrender of stock certificates evidencing shares of NACO common stock, will be entitled to receive an amount of cash (without interest) determined by multiplying (i) the Weighted Average ABC Trading Price by (ii) the fractional share interest to which such holder would otherwise be entitled.

     At or prior to the Effective Time, ABC will make available to American Stock Transfer & Trust Company, as Exchange Agent, for the benefit of the holders of shares of NACO common stock: (i) stock certificates representing the appropriate number of shares of ABC common stock issuable pursuant to the Merger Agreement in exchange for the outstanding shares of NACO's common stock and (ii) cash to be paid in lieu of fractional shares of ABC common stock. As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a stock certificate or stock certificates which immediately prior to the Effective Time represented outstanding shares of NACO common stock whose shares were converted into the right to receive shares of ABC common stock: (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the stock certificates will pass, only upon delivery of the stock certificates to the Exchange Agent and will be in such form and have such other provisions as ABC and NACO may reasonably specify) and (ii) instructions for use in effecting the surrender of the stock certificates in exchange for stock certificates representing shares of ABC common stock. Upon

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

surrender of a stock certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such stock certificate will be entitled to receive in exchange therefor a stock certificate representing that number of whole shares of ABC common stock and, if applicable, a check representing the cash consideration to which such holder is entitled pursuant to the Merger Agreement on account of a fractional share of ABC common stock. The stock certificate so surrendered will be canceled.

     Until surrendered, each stock certificate which immediately prior to the Effective Time represented shares of NACO common stock will be deemed after the Effective Time to evidence only the right to receive upon such surrender a stock certificate representing the number of whole shares of ABC common stock and cash in lieu of any fractional shares which the holder of such certificate is entitled to receive in the Merger.

     The holder of any unexchanged stock certificate will not be entitled to receive any dividends or other distributions payable by ABC nor will any cash payment in lieu of fractional shares be paid until the stock certificate has been exchanged. Subject to the effect of applicable laws, following surrender of any such stock certificate there will be paid to such holder, without interest, (i) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of ABC common stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time paid with respect to such whole shares of ABC common stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of ABC common stock.

     All shares of ABC common stock issued upon the surrender for exchange of stock certificates formerly representing shares of NACO common stock (together with any cash payable to the holder thereof pursuant to the Merger Agreement) will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of NACO common stock.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of the parties thereto. These include representations and warranties by NACO and ABC as to their respective organization and qualification under applicable law; corporate power to conduct business; requisite authority and approvals with respect to the transactions contemplated by the Merger Agreement; capitalization; noncontravention of, and compliance with, applicable legal and contractual requirements; reports filed by ABC with the Commission; financial statements; absence of certain changes or liabilities; litigation; tax matters; real property; intellectual property; material contracts; employee benefit and labor matters; environmental matters; stockholder votes in connection with approving the transactions contemplated by the Merger Agreement; the inapplicability of ABC's stockholder rights plan to the Merger; "pooling-of-interest" accounting matters; and the receipt of fairness opinions of financial advisers. The representations and warranties of the parties will terminate at the Effective Time or upon termination of the Merger Agreement.

     Some of the representations and warranties made by the parties are qualified by reference to "Material Adverse Effect." Under the Merger Agreement, the term "Material Adverse Effect" is defined to mean a material adverse effect on (i) the condition (financial or otherwise), business, assets, liabilities, properties or results of operations of NACO and its subsidiaries taken as a whole, or ABC and its subsidiaries taken as a whole, as the case may be, or (ii) on the ability of NACO or ABC, as the case may be, to perform any material obligations under the Merger Agreement, but in all cases excluding the impact of actions or omissions of a party taken with the prior consent of the other party in contemplation of the transactions contemplated by the Merger Agreement or changes in generally accepted accounting principles ("GAAP").

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

CERTAIN COVENANTS

     The Merger Agreement contains various covenants and agreements of the parties, certain of which are summarized below.

     Conduct of Business Pending the Merger

     Each of NACO and ABC has agreed that, until the Effective Time or earlier termination of the Merger Agreement (except as specifically contemplated by the Merger Agreement or to the extent the other party has otherwise consented in writing) it and its Subsidiaries will and, in the case of ABC, ABC will use its reasonable efforts to cause its Affiliated Entities to, conduct its businesses in the ordinary course and use its reasonable best efforts to preserve intact its business organizations and relationships with third parties and keep available the services of its present officers and employees. Specifically, neither NACO nor ABC will (and neither shall permit its Subsidiaries to, and ABC will use its reasonable efforts to not permit its Affiliated Entities to):

     (i) declare, set aside or pay any dividend or other distribution with respect to any shares of its capital stock (other than dividends or distributions by a direct or indirect wholly owned subsidiary) or repurchase, redeem or otherwise acquire any outstanding shares of its capital stock or other equity securities of, or other ownership interests in, NACO or any of its Subsidiaries, or ABC or any of its Subsidiaries or Affiliated Entities, as the case may be (except for (a) the issuance of shares of ABC common stock upon the exercise of stock options outstanding as of September 15,1998 or (b) the repurchase of shares of NACO common stock pursuant to stock repurchase agreements entered into with NACO prior to September 15, 1998);

     (ii) issue, deliver, pledge or sell shares of capital stock or any securities convertible into or exchangeable or exercisable for, or any rights, warrants or options to acquire, any such shares (except for (a) the issuance of ABC common stock upon the exercise of stock options outstanding as of September 15, 1998 or (b) the issuance of NACO common stock upon the exercise of NACO warrants, options or other rights outstanding as of September 15, 1998);

     (iii) amend any material term of any outstanding security issued by NACO or ABC or any of their Subsidiaries or by any of ABC's Affiliated Entities or, solely with respect to ABC, take any action that would cause the ABC common stock not to remain publicly traded and listed on the Nasdaq National Market System;

     (iv) except in the ordinary course of business, (a) incur any indebtedness for borrowed money, (b) issue any debt securities, or (c) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any person other than NACO or any of its Subsidiaries or ABC or any of its Subsidiaries;

     (v) create or assume any Lien on any of its assets, other than Permitted Liens or Liens which, in the aggregate, do not have and could not reasonably be expected to have a Material Adverse Effect;

     (vi) change any method of accounting or accounting practice, except for any such change required by reason of a change in GAAP;

     (vii) (a) grant any severance or termination pay to any directors, officers or employees (current, former or retired), (b) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any directors or executive officers or employees, (c) increase the benefits payable under any existing severance or termination pay policies or employment agreements or (d) except as may be required to facilitate or obtain a determination letter from the IRS that a plan is "qualified" within the meaning of Code Section 401(a), increase the compensation, bonus or other benefits payable to any directors, officers or employees other than normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense;

     (viii) consummate (or enter into any agreement or agreement in principle with respect to or take any steps to facilitate) any merger, business combination, sale of stock or sale of material assets or any acquisition of stock or

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assets or operations of another entity, or, other than in accordance with past practice, write off as uncollectible any notes or accounts receivable or write down the value of any inventory;

     (ix) dispose of or permit to lapse any rights in any NACO Intellectual Property or ABC Intellectual Property or disclose to any person not an employee or otherwise dispose of any trade secret, process or know-how not a matter of public knowledge, except pursuant to judicial order or process;

     (x) amend the certificate of incorporation or by-laws or comparable organizational documents of NACO or any of its Subsidiaries or ABC or any of its Subsidiaries or Affiliated Entities;

     (xi) alter (through merger, liquidation, reorganization, restructuring or any other fashion) the corporate structure or ownership of NACO or any of its Subsidiaries or ABC or any of its Subsidiaries or Affiliated Entities, except for the issuance or repurchase of capital stock described above in paragraphs
(i) and (ii);

     (xii) make any material tax election or settle or compromise any material federal, state, local or foreign tax liability;

     (xiii) sell, lease, license, close or otherwise dispose of any assets of NACO or any of its Subsidiaries or ABC or any of its Subsidiaries or Affiliated Entities, except in the ordinary course of business;

     (xiv) incur any material obligation or liability, including without limitation any liability for non-performance or termination of any contract or agreement, except liabilities or obligations incurred in the ordinary course of business; or

     (xv) authorize any of, or commit or agree to take any of, the foregoing actions except as otherwise permitted by the Merger Agreement.

     Special meetings of Stockholders

     Each of NACO and ABC has agreed to take all action necessary in accordance with applicable law, and its respective charter and by-laws to call, convene and hold a special meeting of its stockholders promptly following the effectiveness of the Registration Statement for the purpose of considering and taking action upon the Merger Agreement and the Merger, with NACO stockholders to consider and vote upon the adoption of the Merger Agreement and ABC stockholders to consider and vote upon the Share Issuance, the Classified Board Amendment and the Corporate Name Amendment. Each of NACO and ABC also has agreed that its board of directors will recommend to its stockholders that they adopt and approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

     No Solicitation

     Each of NACO and ABC has agreed that neither it nor any of its Subsidiaries will, and that it will use its reasonable best efforts to ensure the officers, directors, advisors, representatives and other agents of it and its Subsidiaries will not, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as defined below), or (ii) engage in discussions or negotiations with, or disclose any non-public information relating to it or its Subsidiaries or afford access to its or its Subsidiaries' properties, books or records, to any person that has made, or has indicated an interest in making an Acquisition Proposal; provided, however, that either party may furnish non-public information, participate in negotiations or enter into agreements regarding an Acquisition Proposal if (but only if) (a) its board of directors determines in good faith, after receipt of such Acquisition Proposal and after consultation with outside counsel and an independent financial adviser that it is necessary to do so in order to comply with its fiduciary duties to stockholders under applicable law; and (b) it receives an executed confidentiality agreement from the person or entity making the Acquisition Proposal.

     Each of NACO and ABC must promptly advise the other party orally and in writing of the receipt by it after the date of the Merger Agreement of any Acquisition Proposal, or any request to discuss a transaction which is reasonably likely to lead to an Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or request, the identity of the person or entity making any such Acquisition Proposal or request, and any material modifications to any of the foregoing. An "Acquisition Proposal" means any offer or proposal for, or public announcement of an intention (whether or not conditional) to propose, a merger, consolidation, recapitalization, liquidation or other business combination involving NACO or any of its Subsidiaries, or ABC or any of its Subsidiaries, as the case may be, or the acquisition or purchase of 15% or more of any class of equity securities of NACO or any of its Subsidiaries or ABC or any of its Subsidiaries, as the case may be, or any tender offer (including self-tenders) or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of NACO or any of its Subsidiaries or ABC or any of its Subsidiaries, as the case may be, or a substantial portion of the assets of, NACO or any of its Subsidiaries or ABC or any of its Subsidiaries, as the case may be. An Acquisition Proposal with respect to NACO or any of its Subsidiaries is referred to as a "NACO Acquisition Proposal," and an Acquisition Proposal with respect to ABC or any of its Subsidiaries is referred to as an "ABC Acquisition Proposal."

     Additional Agreements

     Pursuant to the Merger Agreement, NACO and ABC have agreed among other things, that: (i) they will give each other and each other's representatives reasonable access to their respective books and records, furnish such financial and operating data and other information as reasonably requested, and instruct their key management employees, counsel and financial advisers to cooperate in their respective investigations; (ii) they will prepare and ABC will file the Registration Statement, and ABC will use its reasonable best efforts to have the Registration Statement declared effective as promptly as practicable and take any action required under applicable state securities or "blue sky" laws in connection with the issuance of ABC common stock issuable in the Merger; (iii) ABC will prepare and file with Nasdaq a listing application covering the shares of ABC common stock issuable in the Merger and will use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such shares on the Nasdaq National Market System; (iv) they will provide a list of persons who may be their Rule 145 affiliates and NACO will use its reasonable best efforts to obtain from its affiliates an agreement not to, among other things, transfer shares of ABC common stock issued to such person in the Merger except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements under the Securities Act, and ABC and NACO will each use its reasonable best efforts to cause its affiliates to agree not to sell shares of ABC common stock for a certain period before and after the Effective Time so as to not adversely affect the qualification of the Merger as a pooling of interests for financial accounting purposes; (v) they will pay their own expenses incurred in connection with the Merger and the transactions contemplated thereby, except as provided in the Merger Agreement; (vi) they will take any actions necessary to cause the Merger to qualify as a reorganization under Section 368(a) of the Code; and (vii) they will not take any action that would cause a pooling of interests accounting treatment not to be obtained. In addition, the Merger Agreement provides that all rights to indemnification and all limitations on liability existing in favor of each person who at or prior to the Effective Time was an officer or director of NACO or any of its Subsidiaries as in effect as of the date of the Merger Agreement shall survive the Merger and continue in full force and effect.

CONDITIONS TO THE MERGER

     Conditions to Each Party's Obligation to Effect the Merger

     The respective obligations of each of NACO and ABC to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions: (i) the stockholders of NACO shall have adopted and approved the Merger Agreement and the Merger, and the stockholders of ABC shall have approved the Share Issuance, the Classified Board Amendment and the Corporate Name Amendment, (ii) no temporary restraining order, preliminary or permanent injunction or other order, judgment, decree, statute, law, ordinance, rule or regulation by any Governmental Authority shall be in effect preventing the consummation of the Merger or which is reasonably likely to have a Material Averse Effect on ABC or NACO; (iii) the waiting period (and any extension thereof) applicable to the Merger under the Hart-Scott-Rodino Act shall have expired or been terminated; (iv) each of NACO and ABC shall have obtained all consents, approvals and actions of, and made all filings with and notices to, any Governmental Authority required to consummate the Merger and the other transactions contemplated by the Merger Agreement; (v) the Registration Statement of which this Proxy Statement/Prospectus forms a part shall have become effective, and

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no stop order suspending such effectiveness shall have been issued and remain in effect; and (vi) the shares of ABC common stock issuable in connection with the Merger shall have been duly approved for listing on the Nasdaq National Market System.

     Additional Conditions to NACO's Obligation to Effect the Merger

     The obligation of NACO to effect the Merger is further subject to the following additional conditions, unless waived by NACO: (i) the representations and warranties of ABC and Merger Subsidiary contained in the Merger Agreement shall be true and correct on the date of the Merger Agreement and (except to the extent specifically given as of an earlier date) at and as of the Closing Date
(ii) ABC and Merger Subsidiary shall have performed or complied with in all material respects all agreements, conditions and covenants required to be performed or complied with by them under the Merger Agreement on or before the Closing Date; (iii) NACO shall have received a certificate of an executive officer of ABC with respect to the matters set forth in paragraphs (i) and (ii) above; (iv) ABC shall have obtained the consents, waivers and approvals with respect to the Merger and the other transactions contemplated by the Merger Agreement set forth on a schedule thereto, unless the failure to obtain such consent, waiver or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; (v) NACO shall have received an opinion from Schiff Hardin & Waite, counsel to NACO, stating that (a) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (b) ABC, Merger Subsidiary and NACO will each be a party to that reorganization within the meaning of Section 368(b) of the Code and (c) no gain or loss will be recognized by the stockholders of NACO upon their exchange of NACO common stock for ABC common stock under Section 354 of the Code (except to the extent such a stockholder receives cash in lieu of fractional shares and to the extent of a payment of transfer taxes made on behalf of such stockholder, if any); (vi) ABC shall have entered into a registration rights agreement with certain NACO executive officers substantially in the form of an exhibit to the Merger Agreement; (vii) NACO shall have received an opinion of Jones, Day, Reavis & Pogue, counsel to ABC, covering certain items specified in an exhibit to the Merger Agreement; (viii) ABC shall have entered into an agreement with certain NACO executive officers making ABC a party to existing change-of-control agreements between each such person and NACO; and (ix) ABC shall have received an unqualified opinion from Arthur Andersen LLP, its independent public accountants, with respect to the consolidated financial statements of ABC included in ABC's Annual Report on Form 10-K for the fiscal year ended July 31, 1998.

     Additional Conditions to ABC's Obligation to Effect the Merger

     The obligation of ABC to effect the Merger is further subject to the following additional conditions, unless waived by ABC: (i) the representations and warranties of NACO contained in the Merger Agreement shall be true and correct on the date of the Merger Agreement and (except to the extent specifically given as of an earlier date) at and as of the Closing Date; (ii) NACO shall have performed or complied with in all material respects all agreements, conditions and covenants required to be performed or complied with by it under the Merger Agreement on or before the Closing Date; (iii) ABC shall have received a certificate of an executive officer of NACO with respect to the matters set forth in paragraphs (i) and (ii) above; (iv) NACO shall have obtained the consents, waivers and approvals with respect to the Merger and the other transactions contemplated by the Merger Agreement set forth on a schedule thereto, unless the failure to obtain such consent, waiver or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; (v) ABC shall have an opinion from Jones, Day, Reavis & Pogue, counsel to ABC, stating that (a) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (b) NACO, ABC and Merger Subsidiary will each be a party to that reorganization within the meaning of Section 368(b) of the Code; and (vi) ABC shall have received an opinion of counsel to NACO covering certain items specified in an exhibit to the Merger Agreement.

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TERMINATION

     The Merger Agreement may be terminated at any time before the Effective
Time:

     (i)    by the mutual written consent of NACO and ABC;

     (ii)   by either NACO or ABC if:

               (a) the Merger is not consummated on or before February 28, 1999;

               (b) any statute, rule, regulation or executive order is in effect prohibiting the consummation of the Merger, or any order, decree, ruling or injunction is entered permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or injunction is final and nonappealable and the party seeking to terminate the Merger Agreement on this ground shall have used its reasonable best efforts to remove such order, decree, ruling or injunction;

               (c) the other party breaches or fails to comply with in any material respect any of its obligations under the Merger Agreement, or any representation or warranty made by the other party was incorrect in any material respect when made or has since ceased to be true and correct in any material respect, and such breach, failure or misrepresentation is not cured within thirty (30) days after written notice of such breach;

               (d) the approval of the stockholders of NACO or the approval of the stockholders of ABC contemplated by the Merger Agreement shall not have been obtained by reason of the failure to obtain the required vote at duly held meetings of stockholders;

               (e) the board of directors of NACO determines that a bona fide NACO Acquisition Proposal made by a third party on terms that a majority of the members of the board of directors of NACO determines in good faith (based on the advice of an independent financial adviser) is more favorable to NACO and to its stockholders than the transactions contemplated by the Merger Agreement (such a NACO Acquisition Proposal is referred to as a "NACO Superior Proposal"), except that NACO may not terminate the Merger Agreement on this ground unless and until (i) three Business Days have elapsed following delivery to ABC of a written notice of such determination by the board of directors of NACO and during such three Business Day period NACO (A) promptly informs ABC of the terms and conditions of the NACO Acquisition Proposal and the identity of the person making the NACO Acquisition Proposal and (B) otherwise cooperates with ABC with respect thereto (subject to the condition that the board of directors of NACO shall not be required to take any action that it believes, after consultation with outside legal counsel, would violate its obligations to NACO or NACO's stockholders under applicable law) with the intent of enabling ABC to engage in good faith negotiations so that the transactions contemplated by the Merger Agreement may be effected, (ii) at the end of such three Business Day period the board of directors of NACO continues reasonably to believe that the NACO Acquisition Proposal constitutes a NACO Superior Proposal, (iii) simultaneously with such termination NACO enters into a definitive acquisition, merger or similar agreement to effect the NACO Superior Proposal and (iv) NACO pays to ABC the termination fee and expenses described below under "--Termination Fees" and "--Expenses";

               (f) the board of directors of ABC determines that a bona fide ABC Acquisition Proposal made by a third party on terms that a majority of the members of the board of directors of ABC determines in good faith (based on the advice of an independent financial adviser) is more favorable to ABC and to its stockholders than the transactions contemplated by the Merger Agreement (such an ABC Acquisition Proposal is referred to as an "ABC Superior Proposal"), except that ABC may not terminate the Merger Agreement on this ground unless and until (i) three Business Days have elapsed following delivery to NACO of a written notice of such determination by the board of directors of ABC and during such three Business Day period ABC (A) promptly informs NACO of the terms and conditions of the ABC Acquisition Proposal and the identity of the person making the ABC Acquisition Proposal and
               (B) otherwise cooperates with NACO with respect thereto (subject to the condition that the board of directors of ABC shall not be required to take any action that it believes, after consultation with outside legal counsel, would violate its obligations to ABC or ABC's stockholders under applicable law) with the intent of enabling NACO to engage in good faith negotiations so that the transactions contemplated by the Merger Agreement may be effected, (ii) at the end of such three Business Day period the board of directors of ABC continues reasonably to believe that the ABC Acquisition Proposal constitutes an ABC Superior Proposal, (iii) simultaneously with such termination ABC enters into a definitive acquisition, merger or similar agreement to effect the ABC Superior Proposal and (iv) ABC pays to NACO the termination fees and expenses described below under "-- Termination Fees" and "-- Expenses"; or

               (g) the Average ABC Trading Price (defined to mean the average of the per share closing sale prices of ABC common stock on the Nasdaq National Market System (as reported in the Wall Street Journal) for the sixty (60) Business Days immediately preceding the fourth Business Day prior to the later of the date of the ABC Special meeting and the date of the NACO Special meeting is less than $13.00, and NACO or ABC, as the case may be, notifies the other in writing of its intent to terminate the Merger Agreement at least 48 hours prior to the later of the date of the ABC Special meeting and the date of the NACO Special meeting.

     (iii)     by ABC, if:

               (a) the board of directors of NACO shall have (i) withdrawn or modified in a manner adverse to ABC its approval or recommendation of the Merger Agreement and the transactions contemplated thereby or (ii) approved or recommended, or proposed publicly to approve or recommend, any NACO Acquisition Proposal; or

               (b) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of NACO is commenced prior to the Effective Time, and the board of directors of NACO fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including such a failure by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) within the time period specified by Rule 14e-2 under the 1934 Act.

     (iv)      by NACO, if:

               (a) the board of directors of ABC shall have (i) withdrawn or modified in a manner adverse to NACO its approval or recommendation of the Merger Agreement and the transactions contemplated thereby or (ii) approved or recommended, or proposed publicly to approve or recommend, any ABC Acquisition Proposal; or

               (b) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of ABC is commenced prior to the Effective Time, and the board of directors of ABC fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including such a failure by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) within the time period specified by Rule 14e-2 under the 1934 Act.

TERMINATION FEES

     NACO and ABC agree that NACO will pay to ABC a fee of $5,000,000 (the "Termination Fee") in cash and will reimburse ABC for all fees, costs and expenses incurred by ABC in connection with the Merger Agreement and the transactions contemplated thereby (including but not limited to fees and expenses of investment bankers, accountants and attorneys) in the amount of $2,000,000 (the "Covered Expenses") under the following circumstances:

     (i) NACO or ABC terminates the Merger Agreement because the NACO board of directors determines that a NACO Acquisition Proposal constitutes a NACO Superior Proposal;

     (ii) ABC terminates the Merger Agreement because the NACO board of directors (a) withdraws or modifies in a manner adverse to ABC its approval or recommendation of the Merger Agreement and the transactions contemplated thereby or (b) approves or recommends, or proposes publicly to approve or recommend a NACO Acquisition Proposal;

     (iii) ABC terminates the Merger Agreement because the NACO board of directors fails to recommend against acceptance of a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of NACO within the time period specified by Rule 14e-2 under the 1934 Act; or

     (iv) NACO terminates the Merger Agreement because the Merger has not been consummated by February 28, 1999 or NACO or ABC terminates the Merger Agreement because the NACO stockholders failed to adopt and approve the Merger Agreement and the transactions contemplated thereby and, in each
                                                                 ---
     case, concurrently with or within twelve months after such termination a NACO Acquisition Proposal (other than an initial public offering of NACO common stock) is consummated.

     NACO and ABC agree that ABC will pay to NACO the Termination Fee and reimburse NACO for its Covered Expenses under the following circumstances:

     (i) ABC or NACO terminates the Merger Agreement because the ABC board determines that an ABC Acquisition Proposal constitutes an ABC Superior Proposal;

     (ii) NACO terminates the Merger Agreement because the ABC board of directors (a) withdraws or modifies in a manner adverse to NACO its approval or recommendation of the Merger Agreement and the transactions contemplated thereby or (b) approves or recommends, or proposes publicly to approve or recommend, an ABC Acquisition Proposal;

     (iii) NACO terminates the Merger Agreement because the ABC board of directors fails to recommend against acceptance of a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of ABC within the time period specified by Rule 14e-2 under the 1934 Act; or

     (iv) ABC terminates the Merger Agreement because the Merger has not been consummated by February 28, 1999 or ABC or NACO terminates the Merger Agreement because the ABC stockholders failed to approve the Share Issuance, the Classified Bond Amendment and the Corporate Name Amendment

     and, in each case, concurrently with or within twelve months after such
     ---
     termination an ABC Acquisition Proposal is consummated.

     If the Merger Agreement is terminated by NACO or ABC because the other party's stockholders failed to approve the Merger Agreement and the transactions contemplated thereby (and no NACO Acquisition Proposal or ABC Acquisition Proposal, as the case may be , is consummated within twelve months of such termination), then such other party will reimburse NACO or ABC, as the case may be, for its Covered Expenses.

EXPENSES

     NACO and ABC will each pay its own costs and expenses in connection with the Merger Agreement and the transactions contemplated thereby, except as described above under "--Termination Fees," and except further that the expenses incurred in connection with the printing of this Proxy Statement/Prospectus and the Registration Statement, and the filing fees required in connection with the filing of the Registration Statement and the premerger notification under the Hart-Scott Rodino Act will be shared equally by NACO and ABC.

AMENDMENT, EXTENSION AND WAIVER

     The Merger Agreement may be amended by written agreement at any time before the Effective Time, provided that after the approval of the Merger and the transactions contemplated by the Merger Agreement by the stockholders of NACO and ABC, no amendment may be made which, by law, would require further approval by such stockholders without the further approval of such stockholders.

     At any time before the Effective Time, either NACO or ABC may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement, except the requirement that an amendment to the Merger Agreement be in writing. Any agreement on the part of either NACO or ABC to any such extension or waiver shall be valid against such party only if set forth in a written instrument signed by such party.


                AMENDMENTS TO ABC CERTIFICATE OF INCORPORATION

CLASSIFIED BOARD

     The ABC board of directors has approved a resolution amending the certificate of incorporation to provide for a classified board of directors (the "Classified Board") and to establish procedures for filling vacancies on the board. At the special meeting, stockholders will consider and vote on this proposed amendment. The text of the proposed amendment is attached to this document as Exhibit D. The statements made in this document with respect to this amendment to the certificate of incorporation should be read in conjunction with and are qualified in their entirety by reference to Exhibit D.

     This amendment may have the effect of making it more difficult for stockholders to remove the existing management of ABC; and therefore, the amendment may discourage potentially unfriendly bids for ABC's stock. See "Possible Anti-takeover Effects of Classified Board."

     Description of Classified Board Amendment

     The ABC certificate of incorporation would be amended to provide for a classified board of directors. The amendment would operate to divide the board of directors into three separate classes of directors, to serve a three year term and until their successors are duly elected and qualified with each class being elected at different annual stockholder meetings. Following the effectiveness of the amendment, the directors selected by the board for Class I will have a term which will expire at the first annual meeting of stockholders following the merger, those in Class II will have a term which will expire at the second annual meeting following the merger and those in Class III will have a term expiring at the third annual meeting following the merger. After the board is classified, each future election of directors will be for a three year term. At the time of the merger, the board of ABC-NACO will set the size of the board at eight members and the non-continuing ABC directors will resign. The board will then fill the vacancies with the persons designated by NACO to be directors and establish the classes. The proposed amendment would replace the prior system of electing all of the directors annually for one year terms.

     If the number of directors constituting the board of directors is increased or decreased, the resulting number of directors will be apportioned among the three classes as determined by the board except that the term of any incumbent director may not be shortened. Under the DGCL, if a board is classified by action of the stockholders, unless the certificate of incorporation specifies otherwise, members of the board of directors may be removed by the stockholders before the expiration of their respective terms only for cause. Accordingly, in the event that ABC stockholders approve this proposal, none of the directors elected to the Classified Board may be removed without cause prior to the expiration of their respective terms.

     The effect of a Classified Board of directors may be circumvented by increasing or decreasing the size of the board of directors. At present, vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, are required to be filled by a vote of the majority of the remaining members of the board of directors, although less than a quorum, and each person so elected serves as a director until a successor is elected by stockholders. Additionally, any director or the entire board of directors may be removed with or without cause by majority vote of the ABC stockholders. The classified board amendment provides that the size of the board of directors may be fixed solely by action of the board of directors itself; and any vacancies in the board of directors may be filled by a majority vote of the remaining directors then in office, even though less than a quorum and each person so elected would serve for the remainder of the full term of the class in which the new directorship was created or the vacancy occurred. The classified board amendment would also provide that directors may be removed only for cause.

     Reasons for Classified Board Amendment

     Since directors will be serving for longer terms which expire at different times and directors may only be removed for cause by a supermajority vote of stockholders, the board of directors believes that a Classified Board will promote continuity of management; and thereby, enhance the ability of ABC to carry out long-range plans and goals for its benefit and the benefit of its stockholders. Although ABC has not experienced difficulties in the past in maintaining continuity of the board and management, the board of directors believes that a Classified Board will assist ABC in maintaining this continuity of management into the future. Additionally, a classified board has certain anti-takeover effects that the board believes will deter unsolicited takeover attempts and protect the value of each stockholder's investment in ABC. See "Possible Anti-takeover Effects of the Classified Board Amendment."

     A Classified Board would also extend the time it would take for a majority stockholder to obtain control of ABC's board of directors; and thereby, limit abusive takeover tactics. Assuming each class of directors is equal in size, a majority stockholder could not obtain control of the board of directors until the second annual stockholders' meeting after it acquired a majority of the voting stock. During this time, the board of directors would have a better opportunity to defend ABC against abusive takeover tactics and to negotiate with any majority stockholder to obtain more favorable price and terms in any merger or tender offer.

     Possible Anti-takeover Effects of the Classified Board Amendment

     The board of directors believes that adoption of the classified board amendment may have anti-takeover effects as described below. Also described below are the general anti-takeover provisions of the DGCL.

     Anti-takeover Provisions of The DGCL

     As set forth above, the DGCL prohibits stockholders from removing members of a Classified Board without cause before the expiration of their respective terms unless the Certificate specifies otherwise. The DGCL contains a number of other provisions which are designed to strengthen the position of incumbent management in connection with a takeover attempt. For example, Delaware law provides that a company has the general power, exercisable by its board of directors, to accept, reject, respond to or take no action in respect of an actual or proposed acquisition, divestiture, tender offer, takeover or other fundamental change. The case law of Delaware has developed special standards for deciding whether to uphold or advocate the actions of incumbent management in the context of takeover proposals.

     ABC is also subject to Section 203 of the DGCL, which provides that a person who acquires fifteen percent (15%) or more of the outstanding voting stock of a Delaware corporation becomes an "interested stockholder." Section 203 prohibits a corporation from engaging in mergers or certain other "business combinations" with an interested stockholder for a period of three (3) years, unless (i) prior to the date the stockholder becomes an interested stockholder, the board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder, or (ii) the interested stockholder is able to acquire ownership of at least eight-five percent (85%) of the outstanding voting stock of the corporation (excluding shares owned by directors of the corporation who are also officers and shares owned by certain employee stock plans) in the same transaction by which the stockholder became an interested stockholder, or (iii) the interested stockholder obtains control of the board of directors, which then approves a business combination which is authorized by a vote of the holders of two-thirds of the outstanding voting stock not held by the interested stockholder.

     The definition of interested stockholder does not include persons whose ownership of voting stock exceeds the fifteen percent (15%) threshold as a result of action taken by the corporation unless that person thereafter acquires additional stock.

     A "business combination" is defined broadly in the DGCL to include any merger or consolidation with the interested stockholder, any merger or consolidation caused by the interested stockholder in which the surviving corporation will not be subject to Delaware law, or the sale, lease, exchange, mortgage, pledge, transfer or other disposition to the interested stockholder of any assets of the corporation having a market value equal to or greater than ten percent (10%) of the aggregate market value of the assets of the corporation. "Business combination" is also defined to include transfers of stock of the corporation or a subsidiary to the interested stockholder (except for transfers in conversion, exchange or pro rata distribution which do not increase the interested stockholder's proportionate ownership of a class or series), or any receipt by the interested stockholder (except proportionately as a stockholder) of any loans, advances, guaranties, pledges or financial benefits.

     Possible Consequences of the Anti-takeover Effects of the Classified Board Amendment

     The board of directors believes that adoption of the Classified Board, to the extent that it deters unsolicited takeover attempts, will promote conditions of stability in the business, management and control of ABC, discourage in advance certain takeover offers or other attempts to accumulate ABC's stock and encourage anyone contemplating such actions to negotiate with ABC and will assist ABC in defending against any such action if the board of directors does not believe it to be in the best interests of ABC and all of its stockholders. Although the board of directors is not aware of any overt threat of such a takeover attempt at this time, the board of directors believes that creation of a classified board is in the best interest of ABC.

     A takeover offer often places the target corporation in the position of making a forced sale. Hostile acquirers sometimes make takeover offers when the market price of a potential target's stock may be temporarily depressed. The board of directors believes that the consideration offered in such a situation, even though it may be in excess of the then market price, may be less than the consideration which could be obtained in a freely negotiated transaction. In a freely negotiated transaction, the board of directors would have the opportunity to seek a suitable partner at a time of its choosing and to negotiate the most favorable price terms which reflect not only the current, but also the future value of ABC. The board of directors may also believe that the takeover offer is not in the best interests of ABC and its stockholders for additional reasons, such as those exhibited in the large number of business failures which result from overleveraged transactions. In the context of an unsolicited offer, the board may not have adequate time to consider fully the takeover offer and to determine what actions are in the best interests of ABC and its stockholders despite the provisions of applicable federal law regarding the minimum duration of certain takeover offers. Adoption of a classified board attempts to ameliorate the problems inherent in these situations.

     Takeover offers or other non-market acquisitions of stock are usually made at prices above the prevailing market price of the corporation's stock and often have a corresponding effect on such market price. Accumulation of stock through market purchases, whether or not for the purpose of acquiring control, may also support the price of a corporation's stock at levels higher than otherwise would be the case. Adoption of a classified board may discourage such takeover offers and purchases, even if holders of a majority of ABC's shares desire to sell such shares.

     Adoption of a classified board may also make it more difficult to accomplish a transaction requiring stockholder approval or to displace management quickly, even if a majority of the stockholders of ABC desire to do so. Under certain circumstances, a classified board may permit management of ABC to perpetuate itself in control of ABC. In addition, a classified board could encourage a potential purchaser of ABC to negotiate with the board of directors and offer terms acceptable to it. Such terms might include continuation of the existing management of ABC or a commitment by the purchaser to provide benefits (such as employment contracts) not available to stockholders generally.

     Vote Required for Approval of Classified Board Amendment

     The affirmative vote of at least the majority of the shares of ABC common stock is required in order to approve the amendment to the ABC certificate of incorporation to establish a classified board. An abstention or failure to vote on this proposal is not an affirmative vote; and therefore, will have the same effect as a negative vote on this proposal. If approved, the amendment to the certificate of incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware. We expect the amendment will become effective at the same time as the merger. The amendment will not become effective if the Merger is not approved and consummated.

     Directors Recommend a Vote For the Classified Board Amendment

     THE ABC BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CREATE A CLASSIFIED BOARD. WE WILL NOT COMPLETE THE MERGER UNLESS THE AMENDMENT TO CREATE A CLASSIFIED BOARD IS APPROVED.

CHANGE OF CORPORATE NAME

     The ABC board of directors has approved a resolution amending the certificate of incorporation to provide that the name of the corporation be changed to "ABC-NACO Inc." The ABC board believes that changing the corporation's name is appropriate in light of the Merger and will better reflect the company's business and origins. Including both company's historic names in the new company name will help maintain a consistent profile with our customers.

     We expect the amendment to change the corporate name will become effective at the same time as the merger. The amendment to change the corporate name will not become effective if the Merger is not approved and consummated.

     THE ABC BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION TO ABC-NACO INC. WE WILL NOT COMPLETE THE MERGER UNLESS THE AMENDMENT TO CHANGE THE NAME OF THE CORPORATION IS APPROVED.

                                STOCK OWNERSHIP

ABC STOCK OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the ABC common stock as of September 1, 1998 of (a) persons owning of record or known to ABC to be the beneficial owner of more than five percent of its outstanding common stock, (b) each director, (c) each of its executive officers and (d) all current directors and executive officers of ABC as a group. All information with respect to beneficial ownership has been furnished by the respective director, executive officer or stockholder, as the case may be, or has been derived from documents filed by such stockholder with the SEC. To the knowledge of ABC, each of such stockholders has sole voting and investment power over the shares indicated unless otherwise noted.

                                                                      NUMBER
                  NAME                                              OF SHARES          PERCENT
                  ----                                              ---------        -----------
     ICM Asset Management, Inc.............................        1,084,850 (1)         12.1%
     David L. Babson & Co., Inc............................          962,800 (2)         10.7%
     State of Wisconsin Investment Board...................          885,000 (3)          9.9%
     Investment Advisors, Inc..............................          800,500 (4)          8.9%
     Wellington Management Company, LLP....................          712,000 (5)          7.9%
     LGT Asset Management, Inc.............................          454,950 (6)          5.1%
     Janus Capital Corporation/Thomas H. Bailey/
        Janus Venture Fund.................................          450,000 (7)          5.0%
     Donald W. Grinter.....................................          320,617 (8)          3.6%

                                                                      NUMBER
                  NAME                                              OF SHARES          PERCENT
                  ----                                              ---------        -----------
     Norman M. Doerr.........................................        18,107 (9)            *
     Jean-Pierre M. Ergas....................................        20,000 (10)           *
     Donald R. Gant..........................................        27,000 (11)           *
     Clarence E. Johnson.....................................        30,000 (12)           *
     James E. Martin.........................................        23,000 (13)           *
     George W. Peck IV.......................................        19,000 (14)           *
     David G. Kleeschulte....................................        69,918 (15)           *
     D. Chisholm MacDonald...................................       120,000 (16)          1.3
     Rick M. Turner..........................................        14,000 (17)           *
     Robert W. Willmschen, Jr................................        35,000 (18)           *
     Steven Yoder............................................       214,971 (19)          2.4
     All current directors and executive
       officers as a group...................................       911,613 (20)         10.2%

     _________________________
     *Less than 1.0%

(1) According to its most recently filed Schedule 13G , ICM Asset Management, Inc. ("ICM") exercises sole voting power over 718,650 shares and sole dispositive power over 1,084,850 shares. ICM is an Investment Advisor registered under section 203 of the Investment Advisors Act of 1940. ICM's address is 601 W. Main Avenue, Suite 600, Spokane Washington, 99201.

(2) According to its most recently filed Schedule 13G, David L. Babson and Company Incorporated ("DLB") has sole voting power over 960,300 shares, shared voting power over 2,500 shares and sole dispositive power over 962,80000 shares. DLB states in its Schedule 13G that it is an investment advisor, which may be deemed to beneficially own 962,800 shares of common stock of ABC which are owned by numerous investment counseling clients. DLB's address is One Memorial Drive, Cambridge, Massachusetts, 02142-1300.

(3) According to the most recently filed Schedule 13G/A of this entity, it is a government agency which manages public pension funds subject to provisions comparable to the Employee Retirement Income Security Act of 1974 ("ERISA") and has sole voting and dispositive power over all 885,800 shares. Its address is P.O. Box 7842, Madison, Wisconsin 53707.

(4) According to its most recently filed Schedule 13G , Investment Advisors, Inc. ("Investment Advisors") exercises sole voting power and dispositive power over 603,500 shares and shared voting and dispositive power over 197,000 shares. The shares are held by various custodian banks for various clients of Investment Advisors. Investment Advisors' address is 3700 First Bank Place, Box 357, Minneapolis, MN, 55440.

(5) According to its most recently filed Schedule 13G ,Wellington Management Company, LLP ("Wellington") exercises shared voting power over 392,000 shares and shared dispositive power over 712,000 shares. Wellington is an Investment Advisor registered under section 203 of the Investment Advisors Act of 1940 and a Parent Holding Company under the Exchange Act. Wellington states in its Schedule 13G that it is an investment advisor, which may be deemed to beneficially own 712,000 shares of common stock of ABC, which are held of record by Wellington clients. The shares noted above were acquired by Wellington Trust Company, NA, 75 State Street, Boston, Massachusetts, 02109, a wholly owned subsidiary of Wellington and a bank as defined under the Exchange Act. Wellington's address is 75 State Street, Boston, Massachusetts, 02109.

(6) According to its most recently filed Schedule 13G, LGT Asset Management, Inc.'s address is 50 California, 27th Fl., San Francisco, California 94111.

(7) According to the most recently filed joint Schedule 13G of these entities and Mr. Bailey, these entities and Mr. Bailey share voting and dispositive power over all shares. Janus Capital Corporation ("Janus Capital") is the beneficial owner of these shares through its role as investment adviser or sub-adviser which furnishes investment advice to several investment companies registered under Section 8 of the Investment Company Act and individual and institutional clients (the "Managed Portfolios") which hold these shares. Thomas H. Bailey is a 12.2% owner and the President and Chairman of the Board of Janus Capital. Janus Venture Fund is one of the Managed Portfolios to which Janus Capital provides investment advice, and the interest of Janus Venture Fund amounts to all shares. The address for these entities and Mr. Bailey is 100 Fillmore Street, Suite 300, Denver, Colorado 80206-4923.

(8) Includes 92,000 shares subject to outstanding options which are exercisable as of or within 60 days of September 1, 1998.

(9) Includes 5,000 shares subject to outstanding options which are exercisable as of or within 60 days of September 1, 1998.

(10) Includes 15,000 shares subject to outstanding options which are exercisable as of or within 60 days of September 1, 1998.

(11) Includes 20,000 shares subject to outstanding options which are exercisable as of or within 60 days of September 1, 998.

(12) Includes 20,000 shares subject to outstanding stock options which are exercisable as of or within 60 days of September 1, 1998.

(13) Includes 15,000 shares subject to outstanding stock options which are exercisable as of or within 60 days of September 1, 1998. Also includes 3,000 shares held in an irrevocable trust created for the benefit of Mr. Martin's grandchildren, with respect to which Mr. Martin's shares dispositive power with the trustee, who is his daughter.

(14) Includes 15,000 shares subject to outstanding stock options which are exercisable as of or within 60 days of September 1, 1998.

(15) Includes 45,000 shares subject to outstanding stock options which are exercisable as of or within 60 days of September 1, 1998.

(16) Includes 60,000 shares subject to outstanding stock options which are exercisable as of or within 60 days of September 1, 1998.

(17) Includes 14,000 shares subject to outstanding stock options which are exercisable as of or within 60 days of September 1, 1998.

(18) Includes 30,000 shares subject to outstanding stock options which are exercisable as of or within 60 days of September 1, 1998.

(19) In connection with ABC's acquisition of American Systems Technologies, Inc. ("AST") in December of 1996, Steven M. Yoder, former President of AST and an executive officer of ABC, pursuant to the Supplemental Agreement by and among ABC and certain shareholders of AST, agreed to vote for the election of the slate of nominees to the Board of Directors of ABC presented by the Board of Directors of ABC and on all other matters to be voted upon by the stockholders, in accordance with the recommendation of the Board of Directors of ABC. Mr. Yoder beneficially owns 214,971 shares, or approximately 2.4%, of the outstanding Common Stock of ABC as of September 1, 1998.

(20) Includes 331,000 shares subject to outstanding options which are held by current directors and executive officers and are exercisable as of or within 60 days of September 1, 1998.

NACO STOCK OWNERSHIP

     The following table sets forth certain information concerning the beneficial ownership of NACO common stock as of September 1, 1998 held by (a) persons owning of record or known to NACO to be the beneficial owner of more than five percent of its outstanding common stock, (b) each director, (c) each of its executive officers and (d) all current directors and executive officers of NACO as a group. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to their shares of NACO common stock.

               NAME OF BENEFICIAL OWNER(1)                                                NUMBER         PERCENT
               --------------------------                                                 ------         -------
               Joseph A. Seher....................................................      569,179(2)        55.6
               Vaughn W. Makary...................................................       56,740            5.5
               John W. Waite......................................................       49,755            4.9
               Wayne R. Rockenbach................................................       48,170            4.7
               John M. Lison......................................................       41,599(3)         4.1
               Willard H. Thompson................................................        9,660             *
               Richard A. Drexler.................................................        2,000             *
               Daniel W. Duval....................................................        2,000             *
               All Directors and executive officers as a group (14 persons).......      828,361           80.9%
                                                                                       ========          ======

______

*    Less than 1.0%.

(1) Unless otherwise specified, the address of each of the persons listed in the table is 2001 Butterfield Road, Suite 502, Downers Grove, Illinois 60515.

(2) Includes 280,000 shares held in two separate trusts established by Mr. Seher for the benefit of his daughters.

(3) Mr. Lison holds a warrant to purchase 15,000 shares currently held by Mr. Seher and also reported in Mr. Seher's beneficial ownership total.

                                    EXPERTS

     The audited consolidated financial statements as of July 31, 1998 and 1997, and for each of the three years in the period ended July 31, 1998, incorporated in this Proxy Statement/Prospectus by reference from ABC's Annual Report on Form 10-K for the fiscal year ended July 31, 1998 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report, which is also incorporated herein by reference, and have been so incorporated in reliance upon the authority of said firm as experts in accounting and auditing. Reference is made to said report, which calls attention to a change in accounting principle with respect to business process reengineering costs.

     The audited consolidated financial statements as of March 29, 1998 and March 30, 1997, and for each of the three years in the period ended March 29, 1998 of NACO included in this Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report, which is also included herein, and have been so included in reliance upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Jones, Day, Reavis & Pogue will pass upon the legality of the shares of ABC common stock to be issued in connection with the Merger.

                             STOCKHOLDER PROPOSALS

     ABC has elected to postpone its regular annual meeting of stockholders until after the special meeting. Under rules of the SEC, we must include certain proposals, if any, received from our stockholders in our proxy materials for the annual meeting of stockholders. These stockholder proposals must be received by us before a deadline specified in the SEC rules or we may omit the proposal. Normally, the deadline would be 120 days before the date of mailing of the proxy materials for the prior year's meeting. Because we will be changing the date of the next annual meeting from its usual time, any proposal must be received by us a reasonable amount of time prior to mailing the proxy materials for that annual meeting. We will make a public announcement of the date of the next annual meeting in advance and will indicate a date by which stockholder proposals must be received. This public announcement will be in one of our Form 10-Q's filed with the SEC or by some other public means.

                      WHERE YOU CAN FIND MORE INFORMATION

     ABC files file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the companies file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. ABC's public filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at "http://www.sec.gov." Reports, proxy statements and other information concerning ABC also may be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

     NACO is a private company and is not required to file public reports with the SEC or any other agency.

     ABC has filed the Registration Statement to register with the SEC the ABC common stock to be issued to NACO stockholders in the Merger. This Proxy Statement/Prospectus is a part of the Registration Statement and constitutes a prospectus of ABC, as well as a proxy statement of ABC for the ABC special meeting. As a private company, NACO is not subject to the SEC's proxy rules. This document is being distributed to NACO stockholders in connection with the special meeting of stockholders at which approval of the Merger Agreement will be considered.

     As allowed by SEC rules, this Proxy Statement/ Prospectus does not contain all the information that shareholders can find in the Registration Statement or the exhibits to the Registration Statement.

     The SEC allows ABC to "incorporate by reference" information into this Proxy Statement/Prospectus, which means that ABC can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement/Prospectus, except for any information superseded by information contained directly in the Proxy Statement/Prospectus. This Proxy Statement/Prospectus incorporates by reference the documents set forth below that ABC has previously filed with the SEC. These documents contain important information about ABC and its financial condition.

     ABC SEC FILINGS (FILE NO. 0-22906):                      PERIOD

          Annual Report on Form 10-K   .............. Year ended July 31, 1998
          Form 8-K .................................. Dated September 18, 1998

     ABC hereby incorporates by reference additional documents that ABC may file with the SEC between the date of this Proxy Statement/Prospectus and the dates of the special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. A description of our capital stock is included under "Description of ABC Capital Stock."

     ABC has supplied all information contained or incorporated by reference in this Proxy Statement/ Prospectus relating to ABC or ABC Acquisition or Sub, and NACO has supplied all such information relating to NACO.

     If you are a ABC stockholder, you may have received some of the documents incorporated by reference. You may also obtain any of such documents from ABC or the SEC or the Internet web site described above. Documents incorporated by reference are available from ABC without charge, excluding all exhibits, unless specifically incorporated by reference as an exhibit in this Proxy Statement/Prospectus. Stockholders may obtain documents incorporated by reference in this Proxy Statement/Prospectus by requesting them in writing or by telephone from ABC at the following address:

          ABC Rail Products Corporation
          200 South Michigan Avenue
          Suite 1300
          Chicago, Illinois 60604
          (312) 322-0360
          Attention: Robert W. Willmschen, Jr.
                     Executive Vice President and Chief Financial Officer

     If you would like to request documents, please do so by __________ to receive them before the meetings. If you request any incorporated documents, ABC will mail them to you by first-class mail, or other equally prompt means, within one business day of receipt of your request.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED ___________, 1998. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF ABC SHARES IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                INDEX TO NACO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Public Accountants.................................   F-2

Consolidated Balance Sheets as of March 29, 1998 and March 30, 1997......   F-3

Consolidated Statements of Operations and Comprehensive Income for the
     Years Ended March 29, 1998, March 30, 1997 and March 31, 1996.......   F-4

Consolidated Statements of Cash Flows for the Years Ended March 29, 1998,
     March 30, 1997 and March 31, 1996...................................   F-5

Consolidated Statements of Stockholders' Equity for the Years Ended March
     29, 1998, March 30, 1997 and March 31, 1996.........................   F-6

Notes to Consolidated Financial Statements...............................   F-7

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets as of June 28, 1998 (unaudited) and March 29,
     1998................................................................   F-25

Consolidated Statements of Operations and Comprehensive Income for the
     Three Months Ended June 28, 1998 and June 29, 1997 (unaudited)......   F-26

Consolidated Statements of Cash Flows for the Three Months Ended June 28,
     1998 and June 29, 1997 (unaudited)..................................   F-27

Consolidated Statements of Stockholders' Equity for the Three Months
     Ended June 28, 1998 and June 29, 1997 (unaudited)...................   F-28

Notes to Consolidated Financial Statements (unaudited)...................   F-29

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of

NACO, Inc.:

     We have audited the accompanying consolidated balance sheets of NACO, Inc. (a Delaware corporation) and Subsidiaries (the "Company") as of March 29, 1998, and March 30, 1997, and the related consolidated statements of operations and comprehensive income, stockholders' equity and cash flows for each of the three years in the period ended March 29, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NACO, Inc. and Subsidiaries as of March 29, 1998, and March 30, 1997, and the results of its operations and its cash flows for each of the three years in the period ended March 29, 1998, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Chicago, Illinois
May 1, 1998 (except with respect to the matter discussed in Note 15, as to which the date is September 17, 1998).

                          NACO, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                             MARCH 29,   MARCH 30
                                                                                             ---------   --------
                                                                                                1998       1997
                                                                                                ----       ----
                                    ASSETS
Current Assets:

 Cash and cash equivalents.................................................................   $    262   $    350
 Trade accounts receivable, less allowances (Note 1).......................................     37,415     30,107
 Other receivables.........................................................................      1,635      1,410
 Inventories, net (Note 3).................................................................     18,066     20,260
 Prepaid expenses and other current assets.................................................      3,132      2,207
 Deferred income tax asset (Note 11).......................................................      1,331      1,814
                                                                                              --------   --------
   Total current assets....................................................................     61,841     56,148
                                                                                              --------   --------
Property, Plant and Equipment, net (Note 3)................................................     58,637     52,359
                                                                                              --------   --------
Other Assets, net (Note 3).................................................................        892      1,028
                                                                                              --------   --------
   Total assets............................................................................   $121,370   $109,535
                                                                                              ========   ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Cash overdrafts...........................................................................  $      --   $  1,049
 Accounts payable..........................................................................     30,455     26,757
 Current maturities of long-term debt (Note 4).............................................      9,723      4,823
 Accrued liabilities (Note).................................................................    16,239     13,575
                                                                                              --------   --------
   Total current liabilities...............................................................     56,417     46,204
                                                                                              --------   --------
Long-term Debt, net of current maturities (Note 4).........................................     44,074     49,066
                                                                                              --------   --------
Accrued Postretirement Benefits (Note 10)..................................................      7,768      7,490
                                                                                              --------   --------
Other Liabilities..........................................................................      4,813      5,755
                                                                                              --------   --------
Deferred Income Taxes (Note 11)............................................................      2,928      1,057
                                                                                              --------   --------
Commitments and Contingencies (Note 6)
Stockholders' Equity:
 Common stock, $.01 par value, 2,000,000 shares authorized, 1,021,356 and 1,021,238 shares
   outstanding as of March 29, 1998, and March 30, 1997, respectively (Note 7).............          6          6
 Additional paid-in capital................................................................        251        233
 Retained earnings (deficit)...............................................................      5,275       (241)
 Cumulative translation adjustment.........................................................       (162)       (35)
                                                                                              --------   --------
   Total stockholders' equity..............................................................      5,370        (37)
                                                                                              --------   --------
   Total liabilities and stockholders' equity..............................................   $121,370   $109,535
                                                                                              ========   ========

The accompanying Notes to Consolidated Financial Statements are an integral part of these balance sheets.

                          NACO, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                           AND COMPREHENSIVE INCOME
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                            FOR THE YEAR ENDED
                                                                            ------------------
                                                                    MARCH 29,   MARCH 30,   MARCH 31,
                                                                    ---------   ---------   ---------
                                                                       1998        1997        1996
                                                                       ----        ----        ----
Net Sales.........................................................   $303,258    $277,726    $279,758
Cost of Sales.....................................................    256,866     241,786     245,600
                                                                     --------    --------    --------
          Gross profit............................................     46,392      35,940      34,158
Selling, General and Administrative Expenses......................     29,065      27,532      24,375
Wilsons Asset Impairment Charge and Liquidation (Gain) (Note 13)..         --      (1,430)      2,800
                                                                     --------    --------    --------
          Income from operations..................................     17,327       9,838       6,983
Other Expense, net (Note 9).......................................     (1,717)     (1,198)     (1,536)
Interest Expense..................................................     (5,676)     (5,242)     (4,115)
          Income before income taxes..............................      9,934       3,398       1,332
Provision for Income Taxes (Note 11)..............................     (4,418)       (878)       (726)
                                                                     --------    --------    --------
          Net income..............................................      5,516       2,520         606

Other Comprehensive Income, net of tax:
   Foreign currency translation adjustment........................       (127)       (246)        248
   Minimum pension liability adjustment...........................         --          --       1,182
                                                                     --------    --------    --------
       Other comprehensive income.................................       (127)       (246)      1,430
                                                                     --------    --------    --------
          Comprehensive income....................................   $  5,389    $  2,274    $  2,036
                                                                     ========    ========    ========
Basic Earnings Per Share (Note 1):
   Net income.....................................................   $   5.41    $   2.47    $   0.59
                                                                     ========    ========    ========
Diluted Earnings Per Share (Note 1):
   Net income.....................................................   $   5.13    $   2.34    $   0.56
                                                                     ========    ========    ========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                          NACO, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (DOLLARS IN THOUSANDS)



                                                                                                  FOR THE YEAR ENDED
                                                                                                  ------------------
                                                                                          MARCH 29,   MARCH 30,   MARCH 31,
                                                                                             1998        1997        1996
                                                                                             ----        ----        ----

Cash Flows from Operating Activities:
   Net income...........................................................................   $  5,516    $  2,520    $    606
                                                                                           --------    --------    --------
   Adjustments to reconcile net income to net cash provided by (used in)
   operating activities:
       Depreciation and amortization....................................................     10,031       8,373       5,425
       Wilsons asset impairment charge and liquidation (gain)...........................          -      (1,430)      2,800
       Deferred income taxes............................................................      2,354         898         440
       Changes in certain assets and liabilities, net of effects from acquisitions-
                 Trade and other receivables............................................     (7,533)      3,032      (8,531)
                 Inventories............................................................      2,194      (2,725)     (2,136)
                 Prepaid expenses and other current assets..............................       (925)        899      (1,230)
                 Other assets...........................................................       (277)       (217)        337
                 Accounts payable.......................................................      3,698         941      (1,518)
                 Accrued liabilities....................................................      2,664         507      (2,672)
                 Other liabilities......................................................       (664)     (1,088)       (588)
                                                                                           --------    --------    --------
                 Total adjustments......................................................     11,542       9,190      (7,673)
                                                                                           --------    --------    --------
                       Net cash provided by (used in) operating activities..............     17,058      11,710      (7,067)
                                                                                           --------    --------    --------
Cash Flows from Investing Activities:
   Acquisition of business..............................................................          -      (5,272)          -
   Capital expenditures.................................................................    (15,895)    (11,307)    (16,619)
                                                                                           --------    --------    --------
       Net cash used in investing activities............................................    (15,895)    (16,579)    (16,619)
                                                                                           --------    --------    --------
Cash Flows from Financing Activities:
   Net borrowings (payments) under U.S. revolving credit line...........................     (3,030)      3,723      17,965
   Issuance of long-term debt...........................................................          -           -       6,574
   Net borrowings (payments) under other indebtedness...................................      2,938       1,800      (2,558)
   Change in cash overdrafts............................................................     (1,049)       (274)       (805)
   Payment of deferred financing costs..................................................       (128)       (220)          -
   Proceeds from sale of common stock...................................................         18          12           5
                                                                                           --------    --------    --------
       Net cash provided by (used in) financing activities..............................     (1,251)      5,041      21,181
                                                                                           --------    --------    --------
       Net increase (decrease) in cash and cash equivalents.............................        (88)        172      (2,505)
Cash and cash equivalents, beginning of year............................................        350         178       2,683
                                                                                           --------    --------    --------
Cash and cash equivalents, end of year..................................................   $    262    $    350    $    178
                                                                                           ========    ========    ========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                          NACO, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                            (DOLLARS IN THOUSANDS)


                                                                                                        MINIMUM
                                                                                                        -------
                                                                    ADDITIONAL          RETAINED        PENSION        CUMULATIVE
                                                                    ----------          --------        -------        ----------
                                                     COMMON          PAID-IN            EARNINGS       LIABILITY       TRANSLATION
                                                                     -------            --------       ---------       -----------
                                         TOTAL        STOCK           CAPITAL           (DEFICIT)     ADJUSTMENT       ADJUSTMENT
                                         -----        -----           -------           ---------     ----------       ----------

Balance, April 2, 1995.................  $(4,364)      $6              $216             $(3,367)      $(1,182)         $ (37)
 Comprehensive income..................    2,036        -                 -                 606         1,182            248
 Issuance of common stock..............        5        -                 5                   -             -              -
                                         -------       --              ----             -------       -------          -----
Balance, March 31, 1996................   (2,323)       6               221              (2,761)            -            211
 Comprehensive income..................    2,274        -                 -               2,520             -           (246)
 Issuance of common stock..............       12        -                12                   -             -              -
                                         -------       --              ----             -------       -------          -----
Balance, March 30, 1997................      (37)       6               233                (241)            -            (35)
 Comprehensive income..................    5,389        -                 -               5,516             -           (127)
 Issuance of common stock..............       18        -                18                   -             -              -
                                         -------       --              ----             -------       -------          -----
Balance, March 29, 1998................  $ 5,370       $6              $251             $ 5,275       $     -          $(162)
                                         -------       --              ----             -------       -------          -----

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                          NACO, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Business

     NACO, Inc., together with its consolidated subsidiaries (the "Company"), designs, manufactures and supplies highly engineered cast steel and related products principally for the railroad supply and flow control supply markets. The Company specializes in proprietary, custom-engineered and industry standard cast steel products for use in the manufacture, repair and retrofit of freight cars, locomotives and valve systems. The Company's casting facilities are located at Cicero, Illinois (the "Cicero Facility"), Melrose Park, Illinois (the "Melrose Park Facility"), Keokuk, Iowa (the "Keokuk Facility"), Hamilton, Ontario, Canada (the "Hamilton Facility"), Richmond, Texas (the "Richmond Facility"), Sahagun, Hidalgo, Mexico (the "Sahagun Facility") and Leven, Fife, Scotland (the "Leven Facility"). The Company closed its operation at Wilsons Foundry and Engineering Company Limited in Bishop Auckland, England (the "Wilsons Facility") in September 1996 (Note 13).

   Fiscal Year

     The Company's fiscal year ends on the Sunday closest to March 31. Fiscal 1997 ended on March 29, 1998; fiscal 1996 ended on March 30, 1997; and fiscal 1995 ended on March 31, 1996. Each fiscal year comprised 52 weeks.

   Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances are eliminated in consolidation.

   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates. The most significant estimates with regard to these financial statements are related to commitments and contingencies (Note 6) and income taxes (Note 11).

   Inventories

     Inventories are stated at the lower of cost or market. Cost is determined on the first-in, first-out method. Inventory costs include materials, labor and manufacturing overhead. Purchased parts inventories primarily represent items sold as replacement parts or are components of the final assembled products sold by the Company.

   Deferred Financing Costs

     Costs incurred in securing and issuing long-term debt are amortized over the life of the related debt.

   Property, Plant and Equipment and Depreciation

     Property, plant and equipment purchased in connection with business acquisitions have been valued at fair market value at the time of the acquisition, less, if any, the allocable share of the bargain purchase element inherent in the acquisitions. Property and equipment additions subsequent to the acquisitions are stated at cost. Expenditures for maintenance and repairs are charged to expense when incurred, while expenditures for major renovations and

                          NACO, INC. AND SUBSIDIARIES
betterments that extend the useful life of an asset are capitalized. Cost includes interest associated with significant capital projects. When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts. The Company periodically reviews the carrying value of its property, plant and equipment to determine whether there are indications of an impairment that would require an adjustment to the carrying values.

     Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives used for recognizing depreciation expense for financial reporting purposes generally are as follows:

  Buildings and improvements......................... 7-20 years
  Machinery and equipment............................ 3-12 years
  Computer hardware and software.....................    3 years
  Patterns, tools, gauges and dies...................  3-5 years

     Depreciation expense was $9,617,000, $8,007,000 and $5,117,000 for fiscal 1997, 1996 and 1995, respectively.

  Foreign Currency Translation


     Where the local currency is the functional currency, translation adjustments are recorded as a separate component of Stockholders' Equity. All transaction gains and losses and any translation adjustments where the U.S. dollar is the functional currency are recorded in income.

  Revenue Recognition

     Revenue is generally recognized at the time the goods are shipped to the customer. When customers, under the terms of specific orders, request that the Company manufacture and invoice goods prior to shipment to the customers, the Company recognizes revenue based on the actual completion of the manufacturing process. These limited occurrences generally arise as a result of the customer's manufacturing delays, scheduling or capacity constraints or lack of storage space and, in each instance, the customer accepts title to the goods at the date of the Company's corresponding invoice. Reserves for estimated sales returns and allowances are recorded as a reduction of revenues in the period the related revenues are recognized. An analysis of the Company's allowance for uncollectible accounts for fiscal 1997, 1996, and 1995 is shown below (in thousands):

                                                       1997    1996     1995
                                                       ----    ----     ----

   Balance, beginning of year.......................  $ 781   $1,109   $  622
   Provisions charged to expense....................    185      319      647
   Accounts written off, net of recoveries..........   (286)    (647)    (160)
                                                      -----   ------   ------
   Balance, end of year.............................  $ 680   $  781   $1,109
                                                      =====   ======   ======

                          NACO, INC. AND SUBSIDIARIES

Earnings per Share

     The Company adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" in fiscal 1997. The following table reconciles the numerator and denominator used in the calculation of basic and diluted earnings per share for fiscal 1997, 1996 and 1995 (dollar amounts in thousands, except per share amounts):

                                                                   1997        1996        1995
                                                                   ----        ----        ----
  Net Income (Numerator)...................................     $    5,516  $    2,520  $      606
                                                                ==========  ==========  ==========

  Shares (Denominator):
     Basic -
            Weighted average common shares outstanding.....      1,020,410   1,021,113   1,025,378
                                                                ==========  ==========  ==========

     Diluted -
            Weighted average common shares outstanding.....      1,020,410   1,021,113   1,025,378
            Effect of exercise of warrant..................         54,271      54,271      54,271
                                                                ----------  ----------  ----------
                 Total.....................................      1,074,681   1,075,384   1,079,649
                                                                ==========  ==========  ==========

  Earnings per Share -
     Basic.................................................     $     5.41  $     2.47  $     0.59
                                                                ==========  ==========  ==========

                                                                $     5.13  $     2.34  $     0.56
     Diluted...............................................     ==========  ==========  ==========

  Research and Development Expenses

     Expenditures for research, development and engineering of products and manufacturing processes are expensed as incurred.

  Cash Overdrafts

     Cash overdrafts represent the aggregate amount of checks which have been issued and have not yet cleared the zero-balance disbursement accounts, net of any cash in specific depository accounts which will be automatically drawn against as such checks clear the disbursement accounts. If funds are not available in the depository accounts, the deficiency will be funded by the Company's revolving credit agreement.

  Fair Value of Financial Instruments

     The carrying amounts of cash, accounts and other receivables, accounts payable and accrued liabilities approximated fair value because of the short maturity of these items.

  New Accounting Pronouncements

     The Company adopted during fiscal 1997 the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share", and SFAS No. 130, "Reporting Comprehensive Income", SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information", and SFAS No. 132, "Employers' Disclosures About Pension and Other Postretirement Benefits".

                          NACO, INC. AND SUBSIDIARIES

2. ACQUISITIONS

     In March 1996, the Company acquired certain assets of the Richmond Facility, including inventories and machinery and equipment. The bargain purchase amount has been deducted from the fair value of property, plant and equipment. The purchase was financed by a seller note of $3,000,000.

     In July 1996, the Company purchased certain land, buildings, machinery and equipment at the Sahagun Facility from the trustee in bankruptcy of five related companies (the "Trustee"), all of which had previously been owned by the Mexican government. The Company had a long standing agreement with one of the bankrupt companies to purchase at fixed prices certain railroad products it produced. That agreement terminated upon the filing of the bankruptcy but, with Court approval, the Company entered into a new short term agreement with the Trustee to continue purchasing such products during the time the Trustee was attempting to sell the assets. After a public bidding process and Court approval, the Company acquired substantially all of the fixed assets of the bankrupt companies located within the industrial complex at the Sahagun Facility. At the time of the acquisition, only the steel foundry portion of the complex was operating but the acquisition also included an iron foundry, a machine shop, a specialty steel producing and fabricating facility, a farm implement and tractor assembly plant as well as a pattern shop, offices and a variety of other buildings. The purchase price was paid through a combination of cash, notes (which were guaranteed by the Company), and the assumption of specific liabilities to both the union workers of the bankrupt companies and certain of the salaried employees, many of whom, but not all, were then hired by the Company. The specific liabilities which were assumed arose under the labor agreements and the Mexican federal labor laws which were in effect at the acquisition date. Such liabilities were for the payments required to be made upon the termination of employment of those individuals who the Company hired as well as for certain other specific labor related payments. Apart from these liabilities, no other liabilities were assumed and the Company was indemnified by the Trustee from any other liabilities. Subsequent to the acquisition and in the normal course of its business, the Company also purchased certain items of inventory, tooling and other miscellaneous items which were not included in the original public bid documents. The purchase price, including the specific liabilities assumed, for the assets acquired has been allocated to those assets based upon their fair market value at the acquisition date. During fiscal 1997, the purchase price allocation was finalized and $775,000 was added to property, plant and equipment.

     The effect of the above acquisitions, which were accounted for under the purchase method of accounting, was not significant to the Company's consolidated results of operations in the year of acquisition. The operating results of these businesses have been included in the accompanying consolidated results of operations from the acquisition dates. The Company did not record any goodwill related to these acquisitions. (See Note 5).

3. BALANCE SHEET COMPONENTS

     The components of certain balance sheet accounts as of March 29, 1998, and March 30, 1997, were as follows (in thousands):

                                                           MARCH 29,   MARCH 30,
                                                           ---------   ---------
                                                              1998        1997
                                                              ----        ----
  Inventories
     Raw materials......................................   $  2,204    $  3,105
     Purchased parts....................................      2,920       3,183
     Work in process....................................      7,904       5,694
     Finished goods.....................................      5,038       8,278
                                                           --------    --------
         Total inventories, net.........................   $ 18,066    $ 20,260
                                                           ========    ========

                          NACO, INC. AND SUBSIDIARIES

                                                            MARCH 29,   MARCH 30,
                                                            ---------   ---------
                                                              1998        1997
                                                              ----        ----
  Property, plant and equipment
     Land................................................   $  2,538    $  2,468
     Buildings and improvements..........................      8,474       7,979
     Machinery and equipment.............................     75,755      61,483
     Patterns, tools, gauges and dies....................      7,026       5,968
                                                            --------    --------
         Total...........................................     93,793      77,898
     Less accumulated depreciation.......................    (35,156)    (25,539)
                                                            --------    --------
         Property, plant and equipment, net..............   $ 58,637    $ 52,359
                                                            ========    ========

  Other assets
       Deferred financing costs..........................   $  1,752    $  1,474
       Acquisition related costs.........................        394         394
                                                            --------    --------
         Total...........................................      2,146       1,868
       Less accumulated amortization.....................     (1,254)       (840)
                                                            --------    --------
         Other assets, net...............................   $    892    $  1,028
                                                            ========    ========

  Accrued liabilities
       Compensation and related items....................   $  9,470    $  7,247
       Taxes, other than payroll items...................      2,327         964
       Other.............................................      4,442       5,364
                                                            --------    --------
         Total accrued liabilities.......................   $ 16,239    $ 13,575
                                                            ========    ========

4. DEBT

     Debt outstanding as of March 29, 1998, and March 30, 1997, consisted of the following (in thousands):

                                                                             MARCH 29,   MARCH 30,
                                                                                1998        1997
                                                                                ----        ----
  United States
     Revolving credit......................................................    $18,658     $21,688
     Bank term loan........................................................      8,474       4,276
     Keokuk bank term loan.................................................        333         378
     11.75% Senior Subordinated Note with a common stock purchase warrant..     14,848      14,827
     State of Iowa term loan...............................................        300         350
     Acquisition note - Richmond facility..................................      1,375       2,603
     Unsecured notes.......................................................        161         115
                                                                               -------     -------
         Total United States...............................................     44,149      44,237
                                                                               -------     -------
  Canada
     Customer note.........................................................      3,689       4,049
                                                                               -------     -------
  Mexico
     Acquisition note......................................................      3,279       4,406
                                                                               -------     -------
  United Kingdom
     Overdraft facilities and other........................................      2,680       1,197
                                                                               -------     -------
         Total debt........................................................     53,797      53,889
     Less current maturities...............................................     (9,723)     (4,823)
                                                                               -------     -------
         Total long-term debt..............................................    $44,074     $49,066
                                                                               =======     =======

                          NACO, INC. AND SUBSIDIARIES

  Revolving Credit and Bank Term Loan

     The Company's revolving credit agreement covers its United States operating subsidiaries and provides for maximum potential borrowings to $35.0 million which includes a term loan of $8.5 million with the balance of the borrowings based upon eligible receivables and inventories. The agreement terminates on November 30, 2000. Borrowings under the agreement are secured by substantially all of the Company's United States assets. Borrowings bear interest at the prime rate plus 0.75%, except for $1.1 million of the term loan which bears interest at the prime rate plus 1.75%. The agreement requires the Company to pay interest on borrowings of at least $2.5 million, based on a monthly average, and to pay a commitment fee of 0.25% per annum on the unused portion of the credit. The agreement contains a number of covenants including, among others, restrictions on dividends, common stock repurchases and mergers and acquisitions, all as defined. The term loan outstanding at March 29, 1998, of $8.5 million is repayable monthly with the balance of $3.9 million due on November 30, 2000. As of March 29, 1998, borrowings outstanding under the revolving credit portion of the agreement were $18.7 million and the Company had unused availability under the agreement of $7.6 million.

  11.75% Senior Subordinated Note with a Common Stock Purchase Warrant

     In March 1995, the Company issued a $15.0 million senior subordinated note together with a common stock purchase warrant to a major insurance company. The warrant agreement allows the insurance company to purchase 54,271 common shares of the Company's common stock at a price of $0.01 per share, subject to certain adjustments. The fair value of the warrant agreed to between the Company and the insurance company was $216,000 which amount has been deducted from the face value of the note and added to additional paid-in capital. The note bears interest at 11.75%, payable semi-annually, and requires principal payments of $5.0 million in 2003, 2004 and 2005. The agreement, as amended, contains a number of restrictive covenants including, among others, financial covenant tests on fixed charge coverage, net worth maintenance and leverage, as well as restrictions on the payment of dividends and the incurrence of additional indebtedness or liens, all as defined. As of March 29, 1998, and for the year then ended, the actual fixed charge coverage ratio was 2.11 compared to a required ratio of not less than 1.40; the tangible net worth maintenance test required a minimum of $1.7 million, which was met; and the actual leverage ratio was 0.45 compared to a maximum ratio of 0.55, all as defined in the agreement.

  Other Debt

     The Keokuk bank term loan, which originated in December 1993 for $500,000, bears interest at 1% over the bank's base rate, adjusted annually, and requires 120 monthly payments of principal and interest. The loan is secured by the real estate and machinery and equipment at the Keokuk Facility's main foundry location.

     The State of Iowa term loan from the Iowa Department of Economic Development originated in October 1993 for $500,000. The loan is unsecured, non-interest bearing and requires ten annual payments of $50,000 which commenced in November 1994.

     The acquisition note arose in connection with the purchase of the assets of the Richmond Facility. The note is unsecured, bears interest at 8% per annum, payable quarterly, and is guaranteed by the Company. Principal payments are made monthly, commencing in October 1996, and are based upon the amount of products purchased by the seller of the Richmond Facility assets. The balance of the loan, if any, is required to be repaid on December 31, 1999.

     In April 1995, the Company entered into an exclusive supply agreement and a related loan agreement with Canadian Pacific Limited, a railroad products customer of the Company ("Canadian Pacific"). Under the terms of these agreements, Canadian Pacific agreed to purchase substantially all of its requirements for freight car trucks from the Company through December 31, 1998, at fixed pricing which can be adjusted starting in 1996 for changes

                          NACO, INC. AND SUBSIDIARIES
based on a producer price index and in 1997 for changes in scrap metal prices. In return for the Company's agreement to supply Canadian Pacific's requirements, Canadian Pacific loaned $6.3 million to the Company. The loan bears interest, payable quarterly, at the prime rate of the Bank of Montreal plus 2%, and is secured by substantially all of the Company's Canadian property, plant and other fixed assets. The Company repays the principal on the loan monthly based upon the amount of Canadian Pacific's purchases of products, with a maximum repayment in any year of $2.8 million. The balance of the loan, if any, is required to be repaid on December 31, 1998.

     The acquisition note in Mexico arose in connection with the July 1996 acquisition of the Sahagun Facility. The note is payable to the seller of the assets. The loan is secured by a mortgage on the land and buildings acquired and requires forty-eight monthly payments of principal and interest of $128,880. The interest rate on the loan is 10.0%. The loan is guaranteed by the Company.

     The United Kingdom borrowings consist of an overdraft facility of $1,750,000, which is payable upon demand, and a term loan of $930,000 that is payable monthly to fiscal 2003. The borrowings bear interest at the bank's base rate plus 3.0% on the overdraft facility and 2.5% on the term loan, are secured by all assets of the Leven Facility and are guaranteed by the Company.

     Maturities of Debt as of March 29, 1998, are as follows (in thousands):

     FISCAL YEAR-
     --------------
     1998...............................................       $ 9,723
     1999...............................................         3,677
     2000...............................................        24,728
     2001...............................................           267
     2002...............................................           316
     Thereafter.........................................        15,086
                                                               -------
                                                               $53,797
                                                               =======

     The weighted average interest rates on the debt were 9.9% and 9.4% as of March 29, 1998 and March 30, 1997, respectively.

     The Company believes, based upon current terms, that the carrying value of all long-term debt as of March 29, 1998, approximates fair value.

                          NACO, INC. AND SUBSIDIARIES

5.   SUPPLEMENTAL CASH FLOW INFORMATION

          A summary of annual supplemental cash flow information for fiscal 1997, 1996 and 1995 follows (in thousands):

                                                                         1997      1996      1995
                                                                       --------  --------  --------
     Interest paid in cash...........................................   $5,582   $ 5,226   $ 3,128
                                                                        ======   =======   =======

                                                                        $  746   $   155   $   359
     Income taxes paid in cash.......................................   ======   =======   =======

     Acquisitions of businesses (see Note 2)
        Working capital..............................................   $   -    $   584   $   494
        Property, plant and equipment and acquisition related costs..      775    14,993     2,506
        Long-term employee liabilities assumed.......................     (775)   (5,295)      -
        Acquisition debt.............................................       -     (5,010)   (3,000)
                                                                        ------   -------   -------
            Net cash used............................................   $   -    $ 5,272   $   -
                                                                        ======   =======   =======

6.   COMMITMENTS AND CONTINGENCIES

          The Company is a party to several legal actions arising in the ordinary course of business. In management's opinion, the outcome of these items will not materially affect the Company's business, financial condition or results of operations. The Company's operations are subject to a variety of federal, state and local environmental laws and regulations. Management believes that its current operations are in material compliance with all applicable environmental laws and regulations.

7.   COMMON STOCK

          As of March 29, 1998, the Company has 2,000,000 authorized shares of common stock of $.01 par value. The following table summarizes the common share transactions:

          Outstanding as of April 2, 1995...............................................     1,031,142
             Issued.....................................................................         3,750
             Canceled...................................................................       (16,154)
                                                                                             ---------
          Outstanding as of March 31, 1996..............................................     1,018,738
             Issued.....................................................................         4,000
             Canceled...................................................................        (1,500)
                                                                                             ---------
          Outstanding as of March 30, 1997..............................................     1,021,238
             Issued.....................................................................         5,000
             Canceled...................................................................        (4,882)
                                                                                             ---------
          Outstanding as of March 29, 1998..............................................     1,021,356
                                                                                             =========

          There are certain restrictions on the common stock (other than the 612,309 shares issued to the Company's founders) issued to all current stockholders including an obligation to offer them to the Company or its designee prior to any sale.

          In October 1997, the Company adopted the 1997 Omnibus Stock Plan under which 57,127 shares of Common Stock were reserved for issuance. This Plan permits the grant of (i) incentive stock options, (ii) nonstatutory stock options, (iii) restricted shares and (iv) stock appreciation rights. As of March 29, 1998, 52,127 shares of Common Stock were available for future issuance under the Stock Plan to key employees of the Company.

                          NACO, INC. AND SUBSIDIARIES

8.   LEASE AGREEMENTS

          The Company occupies various manufacturing, warehouse and office facilities and uses certain equipment under operating lease arrangements. Rental expense charged to operations for fiscal 1997, 1996 and 1995 was $3,044,000, $2,931,000 and $2,450,000, respectively. Future minimum rental payments under operating leases that have initial or remaining terms in excess of one year are as follows (in thousands):

               FISCAL YEAR-
               ------------
                       1998....................................  $1,843
                       1999....................................   1,751
                       2000....................................     883
                       2001....................................     312
                       2002....................................     261
                                                                 ------
                                                                 $5,050
                                                                 ======

9.   OTHER EXPENSE, NET

          Other income (expense) items in the results of operations for the fiscal years 1997, 1996 and 1995 are comprised of the following (in thousands):

                                                                         1997      1996      1995
                                                                       --------  --------  --------
          Cash discounts for early customer payments..............     $(1,717)  $(1,198)  $(1,213)
          Costs related to postponed initial public offering of
               Company common stock...............................           -         -      (323)
                                                                       -------   -------   -------
               Total..............................................     $(1,717)  $(1,198)  $(1,536)
                                                                       =======   =======   =======

10.  PENSIONS AND OTHER POSTRETIREMENT PLANS

     United States Plans

          Net periodic pension cost for fiscal 1997, 1996 and 1995 under the United States defined benefit pension plans covering substantially all hourly employees at the Cicero Facility, the Melrose Park Facility and the Keokuk Facility included the following components (in thousands):

                                                                        1997    1996    1995
                                                                       ------  ------  ------
          Service cost on benefits earned during the period..........  $ 546   $ 511   $ 431
          Interest cost on projected benefit obligation..............    787     795     730
          Expected return on plan assets.............................   (868)   (805)   (715)
          Amortization of prior service costs........................     25      21      13
          Recognized net actuarial loss..............................      8      54      42
                                                                       -----   -----   -----
               Net periodic pension cost.............................  $ 498   $ 576   $ 501
                                                                       =====   =====   =====

          The Company maintains benefit plans which provide certain of the unionized employees of the Cicero Facility and the Melrose Park Facility, as well as their dependents and beneficiaries, with postretirement medical and life insurance benefits. The participants eligible to receive postretirement medical benefits are restricted to those employees actually retired or employed as of June 1991 for one plant and January 1992 for another plant, and participants must meet certain age and/or years of service requirements. The Company provides certain of the unionized employees of the Keokuk Facility and the Richmond Facility with life insurance only. The Company's

                          NACO, INC. AND SUBSIDIARIES
postretirement plans are not funded. Net periodic postretirement benefit expense for fiscal 1997, 1996 and 1995 includes the following components (in thousands):

                                                                                         1997     1996     1995
                                                                                         ----      ----    ----
     Service cost on benefits earned during the period.................................  $ 140    $ 127    $ 132
     Interest cost on accumulated postretirement benefit obligation and
     amortization of gains............................................................     310      230      418
                                                                                         -----    -----    -----
     Total postretirement benefit expense..............................................  $ 450    $ 357    $ 550
                                                                                         =====    =====    =====

     The following table sets forth the reconciliation of the changes in benefit obligation and the changes in the plan assets for the fiscal years ended March 29, 1998 and March 30, 1997, (in thousands):

                                                                         PENSION BENEFITS      POSTRETIREMENT BENEFITS
                                                                         ----------------      -----------------------
                                                                       MARCH 29,   MARCH 30,   MARCH 29,      MARCH 30,
                                                                         1998        1997        1998           1997
                                                                       ---------   ---------   ---------      ---------
     Changes in benefit obligation -
       Benefit obligation at beginning of year........................   $10,561     $ 9,741     $ 5,359      $ 6,361
       Service cost...................................................       428         393         140          126
       Interest cost..................................................       787         795         411          386
       Amendments.....................................................        49         161          37           42
       Actuarial (gain) loss..........................................       849         126         608       (1,293)
       Benefits paid..................................................      (676)       (655)       (263)        (263)
                                                                         -------     -------     -------      -------
       Benefit obligation at end of year..............................    11,998      10,561       6,292        5,359
                                                                         -------     -------     -------      -------
     Change in plan assets -
       Fair value of plan assets at beginning of year.................    11,710      10,665           -            -
       Actual return on plan assets...................................     4,228       1,691           -            -
       Employer contribution..........................................       127         127           -            -
       Benefits paid..................................................      (795)       (773)          -            -
                                                                         -------     -------     -------      -------
       Fair value of plan assets at end of year.......................    15,270      11,710           -            -
                                                                         -------     -------     -------      -------
     Funded status....................................................     3,272       1,149      (6,292)      (5,359)
       Unrecognized net actuarial (gain)..............................    (3,111)       (601)     (1,543)      (2,169)
       Unrecognized transition obligation.............................        33          41           -            -
       Unrecognized prior service cost................................       335         311          67           38
                                                                         -------     -------     -------      -------
       Prepaid (accrued) benefit cost.................................   $   529     $   900     $(7,768)     $(7,490)
                                                                         =======     =======     =======      =======

     Key assumptions used in the calculations above for fiscal 1997 and 1996 were as follows:

                                                                                               POSTRETIREMENT
                                                                                               --------------
                                                                        PENSION BENEFITS           BENEFITS
                                                                        ----------------           --------
                                                                        1997        1996        1997      1996
                                                                        -----       -----       -----     ----
     Discount rate....................................................  7.00%       7.75%       7.00%     7.75%
     Expected long-term rate of return on assets......................  9.00%       9.00%          -         -

     The assumed health care cost trend rates used in measuring the accumulated postretirement benefit obligations for pre-age 65 participants is 8.00% in fiscal 1997 declining to an ultimate rate of 5.50% in fiscal 2004 and for post-age 65 participants is 7.00% in fiscal 1997 declining to an ultimate rate of 5.50% in fiscal 2004. A one-percentage point change in the assumed health care cost trend rates would have the following effects:

                                                                             1 PERCENTAGE POINT
                                                                             ------------------
                                                                           INCREASE      (DECREASE)
                                                                           ---------     ----------
     Effects on total service and interest cost components................     13.7%        (12.7)%
     Effect on postretirement benefit obligation..........................     12.4%        (11.2)%

                          NACO, INC. AND SUBSIDIARIES

     In addition, the Company maintains a defined contribution plan for United States salaried employees not represented by labor unions. This plan provides for Company contributions of not less than 100% of each employee's contributions commencing April 1, 1997 and 50% prior thereto, subject to certain limitations. The Company's contributions were $546,000 in fiscal 1997, $213,000 in fiscal 1996, and $203,000 in fiscal 1995.

  Foreign Retirement Plans

     As set forth in Note 2 above, the Company assumed specific liabilities to make termination payments to union workers and salaried employees at the Sahagun Facility. The Company has chosen to account for these liabilities as if they constituted a non-contributory, unfunded, defined benefit pension plan. The following table summarizes the pension plan expense for fiscal 1997, and for the eight months from date of acquisition to March 30, 1997 (in thousands):

                                                                           1997   1996
                                                                           ----   ----
       Service cost on benefits earned during the period................  $ 196   $ 139
       Interest cost on projected benefit obligation....................    246     353
       Other............................................................    (91)     16
                                                                          -----   -----
         Net periodic pension cost......................................  $ 351   $ 508
                                                                          =====   =====

     The following table sets forth the reconciliation of the changes in benefit obligation for the eight month period ended March 30, 1997, and the fiscal year ended March 29, 1998 (in thousands):

                                                                  MARCH 29,   MARCH 30,
                                                                  ---------   ---------
                                                                    1998         1997
                                                                    ----         ----
       Changes in benefit obligation -
         Benefit obligation at beginning of period..............    $ 3,653     $ 5,367
         Service cost...........................................        196         139
         Interest cost..........................................        246         369
         Actuarial (gain) loss..................................      1,142           -
         Benefits paid..........................................       (810)     (2,222)
                                                                    -------     -------
         Benefit obligation at end of year......................      4,427       3,653
                                                                    -------     -------
         Unrecognized net actuarial loss........................      1,233         342
                                                                    -------     -------
         Prepaid (accrued) benefit cost.........................    $(3,194)    $(3,311)
                                                                    =======     =======
       Key assumptions which vary over time
          Discount rate.........................................       6.50%       7.00%
          Expected return on plan assets........................        N/A         N/A
          Average rate of increase in compensation levels.......        3.5%       3%-8%

     The Company maintains defined contribution plans for substantially all employees at the Hamilton Facility and the Leven Facility. The Company's contributions to these plans, which vary by company and employee group, were $309,000, $343,000 and $264,000 in fiscal 1997, 1996 and 1995, respectively.

  Consolidated

     The total consolidated retirement pension plan expense for fiscal 1997, 1996 and 1995 was $1,758,000, $1,740,000 and $1,087,000, respectively. The
Company has no plans to terminate any of its retirement plans.

                          NACO, INC.AND SUBSIDIARIES

11. INCOME TAXES

     The Company uses an asset and liability approach for financial accounting and reporting for income taxes. If it is more likely than not that some portion or all of a deferred asset will not be realized, a valuation allowance is recognized.

     Pretax income (loss) for fiscal 1997, 1996 and 1995 was taxed under the following jurisdictions (in thousands):

                                                        1997    1996    1995
                                                        ----    ----    ----
          United Sates.............................  $11,849  $1,874  $8,728
          Foreign..................................  ( 1,915)  1,524  (7,396)
                                                     -------  ------  ------
               Total...............................  $ 9,934  $3,398  $1,332
                                                     =======  ======  ======

     The income tax (provision) benefit for fiscal 1997, 1996 and 1995 was as follows (in thousands):

                                                        1997    1996    1995
                                                        ----    ----    ----
          Current
               United States.......................  $(2,057) $ (100) $   (6)
               State and local.....................        -       -       -
               Foreign.............................       (6)    250    (254)
                                                     -------  ------  ------
                    Total current..................   (2,063)    150    (260)
                                                     -------  ------  ------

          Deferred ................................
               United States.......................   (7,355) (1,755)    (21)
               State and local.....................     (650)   (251)     (3)
               Foreign.............................      976  (4,103)  2,711
                                                     -------  ------  ------
                    Total deferred.................   (7,029) (6,109)  2,687
                                                     -------  ------  ------
          Change in valuation allowance............    4,674   5,081  (3,153)
                                                     -------  ------  ------
                    Total provision................  $(4,418) $ (878) $ (726)
                                                     =======  ======  ======

     A reconciliation between the Company's effective income tax rate and the U.S. federal income tax statutory rate for fiscal 1997, 1996 and 1995 follows:

                                                                                          1997      1996      1995
                                                                                          ----      ----      ----
     U.S. federal statutory rate....................................................      34.0%     34.0%     34.0%
     State taxes, net of federal benefit............................................       6.5       3.0       0.7
     Change in valuation allowance related to items other than net operating losses        6.7       4.3     236.7
     Tax benefit for write-off of intercompany receivable...........................       0.0       0.0    (255.3)
     Differences in foreign rates...................................................      (1.0)     (0.2)     23.4
     Permanent differences..........................................................       2.1     (13.0)      9.1
     Other..........................................................................      (3.8)     (2.3)      5.9
                                                                                          ----      ----      ----
          Effective income tax rate.................................................      44.5%     25.8%     54.5%
                                                                                          ====      ====      ====

                          NACO, INC. AND SUBSIDIARIES

      Deferred tax assets and (liabilities) are comprised of the following as of March 29, 1998, and March 30, 1997 (in thousands):

                                                                  MARCH 29,   MARCH 30,
                                                                    1998        1997
                                                                    ----        ----
          Deferred current tax assets, net
             Accrued liabilities and reserves....................  $ 1,975     $ 1,814
             Inventories.........................................     (644)          -
                                                                   -------     -------
                  Total deferred tax assets......................    1,331       1,814
                                                                   -------     -------
             Deferred long-term tax liabilities, net
                  Deferred tax provision.........................   (9,796)     (4,481)
          Deferred insurance proceeds............................     (135)       (360)
          Accrued postretirement benefits........................    3,098       2,931
          Accrued liabilities and reserves.......................       27         538
          Depreciation and amortization..........................   (1,942)     (1,960)
          Tax benefit of U.S. operating loss and credits.........    4,027       7,271
          Tax benefit of foreign operating losses................    2,976         860
          Less valuation allowance...............................   (1,183)     (5,856)
                                                                   -------     -------
               Total deferred tax liabilities....................   (2,928)     (1,057)
                                                                   -------     -------
               Total deferred tax asset (liability), net ........  $(1,597)    $   757
                                                                   =======     =======

     The Company recorded a valuation allowance due to uncertainty as to the ultimate realizability of the deferred tax assets. In fiscal 1995, the Company increased the valuation allowance by $3,153,000 to reflect a net increase in foreign tax assets of the Hamilton Facility, the Leven Facility and the Wilsons Facility. In fiscal 1996, the Company decreased the valuation allowance by $5,081,000 to account for the utilization of deferred tax assets and the write-off of tax assets related to the Wilsons Facility. In fiscal 1997, the Company decreased the valuation allowance by $4,673,000 to account for the utilization of deferred tax assets. The Company continues to maintain a valuation allowance of $1,183,000 to reflect the uncertainty of realization of foreign tax assets at the Leven Facility and the Sahagun Facility.

     As of March 29, 1998, the Company has a United States net operating loss carryforward of approximately $3,911,000, which expires in 2009 to 2011 and $2,510,000 of AMT credits which may be carried forward indefinitely. Due to the uncertainty as to the ultimate realization of its United States net operating loss carryforward, the Company has recorded federal income tax provisions at the full federal income tax rate until the uncertainty with respect to the United States net operating loss carryforward has been resolved. In addition, the Company has net operating loss carryforwards of $1,779,000 related to the Hamilton Facility that expire in the fiscal year 2005, $3,941,00 related to the Levan Facility and the Wilsons Facility which may be carried forward indefinitely and $2,188,000 related to its Sahagun Facility that will expire in fiscal 2006.

     Internal Revenue Code Section 382 provides for a limitation on the utilization of net operating loss and credit carryforwards in the case of a more than 50% stock ownership change. Under section 382, net operating loss and credit carryforwards generated prior to the change date are subject to an annual limitation based on the value of the corporation immediately before the change multiplied by the long-term tax-exempt rate. Future ownership changes could have an impact on the timing or ultimate utilization of the United States net operating loss carryforwards and credits.

12. OPERATING SEGMENTS, CUSTOMER CONCENTRATIONS AND LABOR

     The Company designs, manufactures and supplies highly engineered cast steel and related products principally for the railroad supply and flow control supply markets. The Company specializes in proprietary, custom-engineered and industry standard cast steel products for use in the manufacture, repair and retrofit of freight cars, locomotives and valve systems. The Company has three reportable segments: Rail Products Group; Flow Products Group; and Other. The Rail Products Group designs, manufactures and supplies a broad line of proprietary, industry standard and custom engineered products for the railroad market, including industry standard and high performance freight car trucks, locomotive trucks and related products and freight car locomotive couplers and coupling systems. The Rail Products Group's customers include, among others, all of the Class I railroads and major owners and builders of freight cars and locomotives in North America. The largest portion of the Flow Products Group designs, manufactures and supplies steel and high alloy valve housings and related castings for manufacturers of industrial flow control systems for use in natural gas, pulp and paper, oil, chemical, waste control and water treatment, and other manufacturing process industries. In addition to valve housings and

                          NACO, INC. AND SUBSIDIARIES
related castings, the Flow Control Group also manufactures products for the general commercial industry, military replacement parts and various rail castings. The Other segment represents the combined operations of the Leven Facility and the Wilsons Facility which are both located in the United Kingdom, use similar manufacturing processes and serve similar markets. As discussed in
Note 13, operations at the Wilsons Facility ceased in September 1996 and from that date forward the Other segment includes only the operations of the Leven Facility.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on operating income or loss before interest and income taxes, and also on operating cash flow defined as operating income or loss plus depreciation and amortization.

     The Company accumulates its expenses for the Corporate Headquarters and NACO Technologies which, in part, provide services to each of the operating segments. However, these costs are not allocated to the units for management review of the segment's operating performance.

     Intersegment sales and transfers, which are not material, are accounted for on a cost plus stipulated markup which the Company believes approximates arm's length prices.

     The Company's reportable segments are its strategic business units that generally serve separate markets. They are managed separately because each business requires different technology, servicing and marketing strategies. The Rail Products Group consists of the Cicero Facility, the Melrose Park Facility, the Hamilton Facility and the Sahagun Facility, which generally utilize the green sand process to produce castings. The Flow Products Group consists of the Keokuk Facility and the Richmond Facility, which generally utilize the airset casting process, and the product sourcing and distribution operation.

                          NACO, INC. AND SUBSIDIARIES

     Financial data by operating segment together with the items necessary to reconcile these amounts to the consolidated financial statements are shown below for fiscal 1997, 1996 and 1995 (in thousands):

                                     OPERATING SEGMENTS
                                     ------------------
                                RAIL       FLOW                     TOTAL     CORPORATE
                                ----       ----                     -----     ---------
                              PRODUCTS   PRODUCTS                 OPERATING    & NACO       INTERSEGMENT
                              --------   --------                 ---------    -------      ------------
                               GROUP      GROUP      OTHER(a)     SEGMENTS    TECHNOLOGY       ELIMS.        CONSOLIDATED
                               -----      -----      --------     --------    ----------       -----         ------------
Fiscal 1997
    Sales by Product Line -
       Rail................   $213,074    $18,288    $ 2,753      $234,115    $       -       $(1,488)         $232,627
       Flow................        626     64,242      6,389        71,257            -          (626)           70,631
                              --------    -------    -------      --------    ---------       -------          --------
         Total Sales.......    213,700     82,530      9,142       305,372            -        (2,114)          303,258
                              ========    =======    =======      ========    =========       =======          ========

    Operating income.......     28,055      4,316     (1,350)       31,021      (13,694)            -            17,327
    Total assets...........     83,367     25,157      6,477       115,001        6,821          (452)          121,370
    Depreciation and
    amortization...........      5,618      1,493        407         7,518        2,513             -            10,031
    Capital expenditures...     13,554      1,203        501        15,258          637             -            15,895
Fiscal 1996
    Sales by Product Line -
       Rail................   $190,031    $19,793    $ 1,333      $211,157    $       -       $   (33)         $211,124
       Flow................          -     54,205     12,633        66,838            -          (236)           66,602
                              --------    -------    -------      --------    ---------       -------          --------
         Total sales.......    190,031     73,998     13,966       277,995            -          (269)          277,726
                              ========    =======    =======      ========    =========       =======          ========

    Operating income.......     18,615      3,538        808        22,961      (13,123)            -             9,838
    Total assets...........     68,602     25,423      6,049       100,074        9,597          (136)          109,535
    Depreciation and
    amortization...........      4,479      1,349        387         6,215        2,158             -             8,373
    Capital expenditures...      6,939      1,707        394         9,040        2,267             -            11,307
Fiscal 1995
    Sales by Product Line-
       Rail................   $197,233    $29,701    $ 3,759      $230,693    $       -       $  (436)         $230,257
       Flow................          -     36,156     14,113        50,269            -          (768)           49,501
                              --------    -------    -------      --------    ---------       -------          --------
         Total sales.......    197,233     65,857     17,872       280,962            -        (1,204)          279,758
                              ========    =======    =======      ========    =========       =======          ========
    Operating income.......     19,891      5,477     (8,950)       16,418       (9,435)            -             6,983
    Total assets...........     52,881     21,760      9,424        84,065        9,613          (136)           93,542
    Depreciation and
    amortization...........      2,962        924        359         4,245        1,180             -             5,425
    Capital expenditures...      7,031      1,410      3,985        12,426        4,193             -            16,619

___________

(a) The Other operating segment includes the operations at the Leven Facility and the Wilsons Facility. Operating income for fiscal 1996 includes a gain on liquidation of $1.4 million and fiscal 1995 includes an asset impairment charge of $2.8 million related to the Wilsons Facility. (See Note 13)

                          NACO, INC. AND SUBSIDIARIES

     Financial data by geographic area shown below (sales are attributed to countries based on location of the customer) for fiscal 1997, 1996 and 1995 (in thousands):

                                                                                UNITED
                                                                                ------
                        FISCAL YEAR     UNITED STATES     CANADA     MEXICO     KINGDOM     OTHER       TOTAL
                        -----------     -------------     ------     ------     -------     -----       -----
Sales................      1997             $260,902      $31,162    $ 1,152     $ 7,224     $2,818    $303,258
                           1996              217,742       42,596          2      13,751      3,635     277,726
                           1995              188,244       71,528        589      15,149      4,248     279,758
Long-lived Assets....      1997             $ 26,647      $ 9,981    $20,545     $ 2,356     $    -    $ 59,529
                           1996               28,206        9,259     13,660       2,262          -      53,387
                           1995               26,217        6,927          -       2,883          -      36,027

     The Company's customers are not concentrated in any specific geographic region but are concentrated in the railroad transportation and flow control industries. A significant portion of the Company's sales are to large North American railroads, freight car and locomotive manufactures and manufacturers of flow control systems. The Company has not experienced any significant bad debt losses since its inception. The Company performs continuing credit evaluations of its customers' financial condition. In fiscal 1997, 1996 and 1995, sales to the Company's ten largest customers accounted for 70%, 68%, and 65%, respectively, of consolidated sales. Although the top ten customers may change from year to year, they include customers from each of the Company's served markets. One customer accounted for 17%, 11% and 11% of consolidated sales in fiscal 1997, 1996 and 1995 respectively. Another customer accounted for 16% of consolidated sales in fiscal 1997, 13% in fiscal 1996 and 18% in fiscal 1995. A third customer accounted for 11% of consolidated sales in fiscal 1997 and 14% in fiscal 1996. Sales for the first and third customers above are included in the Rail Products Group. Sales for the second customer above are included in both the Rail Products and the Flow Products Groups. A significant decrease in business from these customers could have an adverse effect on the Company. The Company believes that the relationships with these customers have been stable.

     Approximately 83% of the Company's employees are covered by collective bargaining agreements. Each plant is represented by separate unions or union locals with contracts that expire at various times with four contracts expiring in fiscal 1998. Of such four contracts, the Company renegotiated the labor contracts covering employees at the Hamilton Facility and the Sahagun Facility and experienced an approximate one-week work stoppage at each facility. The other two labor contracts, covering the Richmond Facility and the Leven Facility, will expire in fiscal 1998 and, in total, represent about 7% of the total number of Company employees. While management believes that its labor relations are satisfactory, there can be no assurance that labor contracts which come up for renewal will be renewed or the terms under which such renewals may occur. Failure to renew significant contracts can lead to work stoppages that could have a material adverse effect on the Company's business and results of operations.

13.  WILSONS FACILITY - OPERATIONS AND RESTRUCTURING

     The Company purchased the Wilsons Facility in February 1994. Significant losses were incurred at the Wilsons Facility since its acquisition. The Company implemented during fiscal 1995 and 1996 a number of programs designed to curtail further losses and reduce the cash requirements to operate the business. In addition, the Company filed a petition for administration under the United Kingdom insolvency laws in March 1996, which filing was withdrawn upon the approval by the creditors of the Wilsons Facility of a Company Voluntary Arrangement ("CVA") in May 1996. Under the CVA, the Wilsons Facility continued to operate its business and agreed to make payments to creditors for liabilities, excluding intercompany indebtedness, existing as of the date of the CVA.

     There was inherent risk to the success of the operations of the Wilsons Facility after its restructuring as increases in the volume of business of the Wilsons Facility with its customers and its internal cash flow generation were required because the Company made the decision to limit additional intercompany funding to the Wilsons

                          NACO, INC. AND SUBSIDIARIES

Facility with the commencement of the CVA. The history of losses of the Wilsons Facility and the inherent risk in the Company's plan for the future operations of the Wilsons Facility required a review for impairment of the long-lived assets associated with this business unit under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. The carrying value of long-lived assets related to the Wilsons Facility was $3.5 million as of March 31, 1996. The present value of estimated future cash flows was used to approximate the fair value of the long-lived assets on a going concern basis. This analysis resulted in a $2.8 million write down to the carrying value of the long-lived assets of the Wilsons Facility as of March 31, 1996.

     During fiscal 1996, the Wilsons Facility continued to incur operating losses and exceeded the maximum cumulative losses allowed by the CVA. The Company declined to provide further funding. Accordingly, the CVA supervisor declared failure of the CVA and appointed receivers who ceased operations of the Wilsons Facility in September 1996. The receivers liquidated the assets of the Wilsons Facility and used the proceeds to pay the liquidation costs of the Wilsons Facility and to distribute to its creditors, exclusive of the Company. At the time the Wilsons Facility ceased operations and was liquidated, its liabilities exceeded its written down asset values carried in the Company's consolidated financial statements, which resulted in a liquidation gain for the Company in fiscal 1996 of $1.4 million.

     Summarized below are the operating results for the Wilsons Facility for the first five months of fiscal 1996 and fiscal 1995, which are included in the Company's consolidated operating results (in thousands):

                                                                  1996      1995
                                                                  ----      ----
          Sales...............................................  $ 2,517    $ 9,605
          Costs of sales......................................    3,209     12,354
                                                                -------    -------
               Gross profit (loss)............................     (692)    (2,749)
          Selling, general and administrative expenses........      491      2,766
          Asset impairment charge and liquidation (gain)......   (1,430)     2,800
                                                                -------    -------
               Income (loss) from operations..................  $   247    $(8,315)
                                                                =======    =======

14.  QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following is a summary of the unaudited quarterly results of operations for fiscal 1997 and 1996 (in thousands, except per share amounts):

                                                             QUARTER
                                              ---------------------------------------
                                              FIRST      SECOND     THIRD      FOURTH
                                              -----      ------     -----      ------
          Fiscal year 1997(a)
              Net sales.....................  $70,325    $70,727    $77,528    $84,678
              Gross profit..................   10,660      9,826     11,227     14,679
              Income from operations........    3,823      3,179      3,397      6,928
              Income before income taxes....    1,974      1,430      1,442      5,088
              Net income                          932        618        766      3,200
              Earnings per share:
                 Basic......................     0.91       0.61       0.75       3.14
                 Diluted....................     0.87       0.58       0.71       2.98

                         NACO, INC. AND SUBSIDIARIES

                                                        QUARTER
                                        ---------------------------------------
                                          FIRST     SECOND    THIRD    FOURTH
                                          -----     ------    -----    ------
     Fiscal year 1996(b)
          Net sales...................   $70,282    $69,860  $68,777   $68,807
          Gross profit................    10,488      8,580    8,877     7,995
          Income from operations .....     4,291      3,003    2,055       489
          Income before income taxes..     2,692      1,292      423   ( 1,009)
          Net income..................     1,467      1,633      562   ( 1,142)
          Earnings per share:
              Basic...................      1.43       1.60     0.55   (  1.12)
              Diluted.................      1.36       1.52     0.52   (  1.12)

____

(a) In February 1998, the Company renegotiated an existing volume discount agreement with a customer that eliminated any volume discount accrued for the customer in return for future pricing agreements on a certain product. Accordingly, the volume discount accrued previously ($0.3 million in the fourth quarter of fiscal 1996, $0.3 million in the first quarter of fiscal 1997, $0.2 million in the second quarter of fiscal 1997, and $0.3 million in the third quarter of fiscal 1997) totaling $1.1 million was reversed increasing operating income (increased net income by $0.7 million).

(b) The quarters in fiscal 1996 were impacted by the operating losses of the Wilsons Facility which were partially offset by the liquidation gain resulting from its closure. The net effect of its operating losses and liquidation gain included in consolidated operating income was a loss of $0.6 million in the first quarter, a gain of $0.7 million in the second quarter, no effect on the third quarter, and a gain of $0.1 million in the fourth quarter.

15. SUBSEQUENT EVENT

     On September 17, 1998, the Company announced the signing of a definitive merger of equals agreement with ABC Rail Products Corporation ("ABC"). ABC is a manufacturer of speciality trackwork, producer of railcar wheels and distributor of mounted wheel sets, and a supplier of railway signal system services. ABC's net sales and net income for the year ended July 31, 1998 were $319,038 and $6,281, respectively.

     The definitive agreement provides that the Company will be merged with a merger subsidiary of ABC and that the combined parent will be named ABC-NACO Inc. The Company's stockholders will receive newly issued ABC shares, representing a 50 percent interest in the combined company on a fully diluted basis (as defined by the merger agreement). This stock for stock transaction is expected to be tax-free and accounted for as a pooling-of-interests. The board of directors and executive management of the combined company will consist of various directors and managers from both companies.

     Consummation of this transaction is subject to customary conditions, including regulatory approvals and approval of the merger by stockholders of each company. This transaction is anticipated to close in late 1998. As a result of the merger, certain of the Company's debt facilities with change of control provisions will be required to be amended or paid. The Company and ABC have commenced negotiations to amend or replace the current bank and other debt facilities.

                          NACO, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                   June 28,           March 29,
                                                                                     1998               1998
                                                                                     ----               ----
                                                                                  (Unaudited)
                  ASSETS
Current Assets:
   Cash and cash equivalents...............................................        $       273         $     262
   Trade accounts receivable, less allowances..............................             38,679            37,415
   Other receivables.......................................................              1,865             1,635
   Inventories, net (Note 2)...............................................             22,548            18,066
   Prepaid expenses and other current assets...............................              2,755             3,132
   Deferred income tax asset...............................................              1,331             1,331
                                                                                   -----------         ---------
        Total current assets...............................................             67,451            61,841
Property, Plant and Equipment, net.........................................             61,693            58,637
                                                                                   -----------         ---------
Other Assets, net..........................................................                812               892
                                                                                   -----------         ---------
        Total assets.......................................................        $   129,956         $ 121,370
                                                                                   -----------         ---------
       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Cash overdrafts.........................................................        $       260         $       -
   Accounts payable........................................................             35,518            30,455
   Currents maturities of long-term debt (Note 3)..........................              8,856             9,723
   Accrued liabilities.....................................................             15,874            16,239
                                                                                   -----------         ---------
        Total current liabilities..........................................             60,508            56,417
                                                                                   -----------         ---------
Long-term Debt, net of current maturities (Note 3).........................             46,670            44,074
                                                                                   -----------         ---------
Accrued Postretirement Benefits............................................              7,884             7,768
                                                                                   -----------         ---------
Other Liabilities..........................................................              4,596             4,813
                                                                                   -----------         ---------
Deferred Income Taxes......................................................              3,100             2,928
                                                                                   -----------         ---------
Commitments and Contingencies (Note 4)
Stockholders' Equity:
   Common stock, $.01 par value 2,000,000 shares authorized, 1,022,606 and
   1,021,356 shares outstanding as of June 28, 1998 and March 29, 1998,
   respectively (Note 6)...................................................                  6                 6
   Additional paid-in capital..............................................                265               251
   Retained earnings.......................................................              7,325             5,275
   Cumulative translation adjustment.......................................               (398)             (162)
                                                                                   -----------         ---------
         Total stockholders' equity........................................              7,198             5,370
                                                                                   -----------         ---------
         Total liabilities and stockholders' equity........................        $   129,956         $ 121,370
                                                                                   ===========         =========

         The accompanying Notes to Consolidated Financial Statements are an integral part of these balance sheets.

                          NACO, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                           AND COMPREHENSIVE INCOME
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                              THREE MONTHS ENDED
                                                              ------------------
                                                              JUNE 28,  JUNE 29,
                                                                1998      1997
                                                                ----      ----
Net Sales..............................................       $84,680   $70,325
Cost Sales.............................................        71,294    59,665
                                                              -------   -------
     Gross profit......................................        13,386    10,660
Selling, General and Administrative Expenses...........         7,962     6,837
                                                              -------   -------
     Income from operations............................         5,424     3,823
Other Expense, net.....................................          (463)     (450)
Interest Expense.......................................        (1,461)   (1,399)
                                                              -------   -------
     Income before income taxes........................         3,500     1,974
Provision for Income Taxes.............................        (1,450)   (1,042)
                                                              -------   -------
     Net income........................................         2,050       932
                                                              -------   -------

Other Comprehensive Income, net of tax:
  Foreign currency translation adjustment..............          (236)      (55)
                                                              -------   -------
     Comprehensive income..............................       $ 1,814   $   877
                                                              =======   =======

Basic Earnings Per Share (Note 1):
     Net income........................................       $  2.00   $  0.91
                                                              =======   =======

Diluted Earnings Per Share (Note 1):
     Net income........................................       $  1.90   $  0.87
                                                              =======   =======

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                          NACO, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                                                                             THREE MONTHS ENDED
                                                                                                             ------------------
                                                                                                     JUNE 28, 1998     JUNE 29, 1997
                                                                                                     -------------     -------------
Cash Flows from Operating Activities:
     Net income........................................................................                $  2,050         $    932
                                                                                                       --------         --------
Adjustments to reconcile net income to net cash provided by (used in)
operating activities:
        Depreciation and amortization..................................................                   2,381            2,282
        Deferred income taxes..........................................................                   1,389              725
     Changes in certain assets and liabilities -
        Trade and other receivables....................................................                  (1,494)           1,085
        Inventories....................................................................                  (4,482)             782
        Prepaid expenses and other current assets......................................                     377             (415)
        Other assets...................................................................                    (251)             (55)
        Accounts payable...............................................................                   5,063           (1,517)
        Accrued liabilities............................................................                    (365)            (582)
        Other liabilities..............................................................                  (1,318)             308
                                                                                                       --------         --------
                                   Total adjustments...................................                   1,300            2,613
                                                                                                       --------         --------
                                    Net cash provided by operating activities..........                   3,350            3,545
                                                                                                       --------         --------

Cash Flows from Investing Activities:
     Capital expenditures..............................................................                  (5,342)          (2,694)
                                                                                                       --------         --------
                   Net cash used in investing activities...............................                  (5,342)          (2,694)
                                                                                                       --------         --------

Cash Flows from Financing Activities:
     Net borrowings (payments) under U.S. revolving credit line........................                   3,140           (2,210)
     Net borrowings (payments) under other indebtedness................................                  (1,411)            (429)
     Change in cash overdrafts.........................................................                     260            1,664
     Proceeds, net, from sale (repurchase) of common stock.............................                      14               (2)
                                                                                                       --------         --------
                   Net cash provided by (used in) financing activities ................                   2,003             (977)
                                                                                                       --------         --------

                   Net increase (decrease) in cash.....................................                      11             (126)
     Cash, beginning of period.........................................................                     262              350
                                                                                                       --------         --------
     Cash, end of period...............................................................                $    273         $    224
                                                                                                       ========         ========

     The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                          NACO, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                            (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                 ADDITIONAL   RETAINED    CUMULATIVE
                                        COMMON    PAID-IN     EARNINGS    TRANSLATION
                              TOTAL     STOCK     CAPITAL     (DEFICIT)   ADJUSTMENT
                              -----     -----     -------     ---------   ----------
Balance, March 29, 1998.....  $5,370      $6        $251        $5,275       $(162)
Comprehensive income........   1,814       -           -         2,050        (236)
Issuance of common stock....      14       -          14             -           -
                              ------      --        ----        ------       -----
Balance, June 28, 1998......  $7,198      $6        $265        $7,325       $(398)
                              ======      ==        ====        ======       ======

Balance, March 30, 1997.....  $  (37)     $6        $233        $(241)       $ (35)
Comprehensive income........     877       -           -          932          (55)
Repurchase of common stock..      (2)      -          (2)           -            -
                              ------      --        ----        -----        -----
Balance, June 29, 1997......  $  838      $6        $231        $ 691        $ (90)
                              ======      ==        ====        =====        =====

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                          NACO, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.   BASIS OF PRESENTATION

          The accompanying unaudited consolidated financial statements include, in the opinion of the management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the results of operations and financial condition of the Company for and as of the interim dates, and the net income and the cash flows for three months ended June 28, 1998, and June 29, 1997. Results for the interim periods are not necessarily indicative of the results for the entire fiscal year.

          Financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The Company believes that the disclosures contained herein are adequate to make the information not misleading. These unaudited consolidated financial statements should be read in conjunction with the latest audited consolidated financial statements and notes thereto included elsewhere in this Prospectus.

     Business

          NACO, Inc., together with its consolidated subsidiaries (the "Company"), designs, manufactures and supplies highly engineered cast steel and related products principally for the railroad supply and flow control supply markets. The Company specializes in proprietary, custom-engineered and industry standard cast steel products for use in the manufacture, repair and retrofit of freight cars, locomotives and value systems.

     Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates. The most significant estimates with regard to these financial statements are related to commitments and contingencies (Note 4) and income taxes.

     Principles of Consolidation

          The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances are eliminated in consolidation.

     Earnings per Share

          The Company adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" in fiscal 1997. The following table reconciles the numerator and denominator used in the calculation of basic and diluted earnings per share (dollars in thousands, except per share amounts):

                          NACO, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

                                                            THREE MONTHS ENDED
                                                           ---------------------
                                                           JUNE 28,    JUNE 29,
                                                             1998        1997
                                                             ----        ----
Net Income (Numerator)..................................   $    2,050  $      932
                                                           ==========  ==========
Shares (Denominator):
   Basic-
        Weighted average common shares outstanding......    1,022,606   1,020,905
                                                           ==========  ==========
   Diluted-
        Weighted average common shares outstanding......    1,022,606   1,020,905
        Effect of exercise of warrant...................       54,271      54,271
                                                           ----------  ----------
          Total.........................................    1,076,877   1,075,176
                                                           ==========  ==========

Earnings per Share-
        Basic...........................................   $     2.00  $     0.91
        Diluted.........................................   $     1.90  $     0.87

2. INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined under the first-in, first-out method. Inventory costs include materials, labor and manufacturing overhead. The components of inventory at June 28, 1998, and March 29, 1998, are as follows (in thousands):

                                                            JUNE 28,  MARCH 29,
                                                              1998      1998
                                                              ----      ----
Inventories
     Raw materials.....................................     $ 2,299   $ 2,204
     Purchased parts...................................       4,221     2,920
     Work in process...................................       9,196     7,904
     Finished goods....................................       6,832     5,038
                                                            -------   -------
          Total inventories, net.......................     $22,548   $18,066
                                                            =======   =======

                          NACO, INC. AND SUBSIDIARIES

                                  (UNAUDITED)



3.  DEBT

          Debt outstanding as of June 28, 1998, and March 29,1998, consisted of the following (in thousands):


                                                                                JUNE 28,        MARCH 29,
                                                                                  1998             1998
                                                                                  ----             ----

United States
     Revolving credit...................................................         $21,798          $18,658
     Bank term loan.....................................................           8,275            8,474
     Keokuk bank term loan..............................................             322              333
     11.75% Senior Subordinated Note with a common stock
     purchase warrant...................................................          14,854           14,848
     State of Iowa term loan............................................             300              300
     Acquisition note - Richmond Foundry................................             973            1,375
     Unsecured notes....................................................             138              161
                                                                                --------          -------
               Total United States......................................          46,660           44,149
                                                                                --------          -------

     Canada
          Customer note.................................................           3,552            3,689
                                                                                --------          -------
     Mexico
          Acquisition note..............................................           3,079            3,279
                                                                                --------          -------
     United Kingdom
          Overdraft facilities and other................................           2,235            2,680
                                                                                --------          -------
               Total debt...............................................          55,526           53,797
          Less current maturities.......................................          (8,856)          (9,723)
                                                                                --------          -------
               Total long-term debt.....................................         $46,670          $44,074
                                                                                --------          -------

     Revolving Credit and Bank Term Loan

          The Company's revolving credit agreement covers its United States operating subsidiaries and provides for maximum potential borrowings to $35.0 million which includes a term loan of $8.3 million with the balance of the borrowings based upon eligible receivables and inventories. The agreement terminates on November 30, 2000. Borrowings under the agreement are secured by substantially all of the Company's United States assets. Borrowings bear interest at the prime rate plus 0.75%, except for $1.1 million of the term loan which bears interest at the prime rate plus 1.75%. The agreement contains a number of covenants including, among others, restrictions on dividends, common stock repurchases and mergers and acquisitions, all as defined. As of June 28, 1998, borrowings outstanding under the revolving credit portion of the agreement were $21.8 million and the Company had unused availability under the agreement of $4.9 million.

     11.75% Senior Subordinated Note with a Common Stock Purchase Warrant

          In March 1995, the Company issued a $15.0 million senior subordinated note together with a common stock purchase warrant to a major insurance company. The warrant agreement allows the insurance company to purchase 54,271 common shares of the Company's common stock at a price of $0.01 per share, subject to certain adjustments. The note bears interest at 11.75%, payable semi-annually, and requires principal payments of $5.0 million in 2003, 2004 and 2005. The agreement, as amended, contains a number of restrictive covenants including, among others, financial covenant tests on fixed charge coverage, net worth maintenance and leverage, as well as restrictions on the payment of dividends and the incurrence of additional indebtedness or liens, all as defined. As of June 28, 1998, and for the four fiscal quarters then ended, the actual fixed charge coverage ratio was 2.27 compared to a required ratio of not less than 1.40; the tangible net worth maintenance test required a minimum of $3.2 million, which was met; and the actual leverage ratio was .43 compared to a maximum ratio of .55, all as defined in the agreement.

                          NACO, INC. AND SUBSIDIARIES

                                  (UNAUDITED)


4.   COMMITMENTS AND CONTINGENCIES

          The Company is a party to several legal actions arising in the ordinary course of business. In management's opinion, the outcome of these items will not materially affect the Company's business, financial condition or results of operations. The Company's operations are subject to a variety of federal, state and local environmental laws and regulations. Management believes that its current operations are in material compliance with all applicable environmental laws and regulations.

5.   OPERATING SEGMENTS, CUSTOMER CONCENTRATIONS AND LABOR

          The Company designs, manufactures and supplies highly engineered cast steel and related products principally for the railroad supply and flow control supply markets. The Company specializes in proprietary, custom-engineered and industry standard cast steel products for use in the manufacture, repair and retrofit of freight cars, locomotives and valve systems. The Company has three reportable segments: Rail Products Group; Flow Products Group; and Other, which in both three month periods represents the operations of the Company's steel casting facility in Leven, Fife, Scotland.

          The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on operating income or loss before interest and income taxes, and also on operating cash flow defined as operating income or loss plus depreciation and amortization.

          The Company accumulates its expenses for the Corporate Headquarters and NACO Technologies which, in part, provide services to each of the operating segments. However, these costs are not allocated to the units for management review of the segments operating performance.

          Intersegment sales and transfers, which are not material, are accounted for on a cost plus stipulated markup which the Company believes approximates arm's length prices.

                          NACO, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

     Financial data by operating segment together with the items necessary to reconcile these amounts to the consolidated financial statements are shown below:

                                          OPERATING SEGMENTS
                                          ------------------
                                     RAIL         FLOW                     TOTAL        CORPORATE        INTER-
                                   PRODUCTS     PRODUCTS                 OPERATING        & NACO         SEGMENT
                                    GROUP         GROUP        OTHER      SEGMENTS       TECHNOLOGY       ELIMS.       CONSOLIDATED
                                    -----         -----        -----      --------       ----------       ------       ------------
Three months ended June 28, 1998
     Sales by Product Line-
          Rail.................... $ 63,021      $  3,286      $  950       $ 67,257      $       -       $ (601)       $  66,656
          Flow....................      194        15,786       2,238         18,218              -         (194)          18,024
                                        ---      --------      ------       --------      ---------        -----        ---------
               Total sales........   63,215        19,072       3,188         85,475              -         (795)          84,680
                                   ========      ========      ======       ========      =========        =====        =========

     Operating income.............    8,003         1,047         108          9,158         (3,734)           -            5,424
     Total assets.................   92,835        23,561       7,061        123,457          6,857         (358)         129,956

Three months ended June 29, 1997
     Sales by Product Line-
          Rail.................... $ 46,750      $  5,763      $  290       $ 52,803      $       -       $    -        $  52,803
          Flow....................        -        16,028       1,496         17,524              -           (2)          17,522
                                   --------      --------      ------       --------      ---------       ------        ---------
               Total sales........   46,750        21,791       1,786         70,327              -           (2)          70,325
                                   ========      ========      ======       ========      =========       ======        =========

     Operating income.............    6,538         1,187        (555)         7,170         (3,347)           -            3,823
     Total assets.................   68,914        25,350       5,139         99,403          9,106         (140)         108,369

     The Company's customers are not concentrated in any specific geographic region but are concentrated in the railroad transportation and flow control industries. A significant portion of the Company's sales are to large North American railroads, freight car and locomotive manufacturers and manufacturers of flow control systems. The Company has not experienced any significant bad debt losses since its inception. The Company performs continuing credit evaluations of its customers' financial condition. Over the past several years, sales to the Company's ten largest customers has accounted for approximately 70% of consolidated sales. Three customers in the most recent fiscal year ended March 29, 1998, accounted for 17%, 16% and 11% of consolidated sales. A significant decrease in business from these customers could have an adverse effect on the Company. The Company believes that the relationships with these customers have been stable.

     Approximately 83% of the Company's employees are covered by collective bargaining agreements. Each plant is represented by separate unions or union locals with contracts that expire at various times with four contracts expiring in fiscal 1998. Of such four contracts, the Company renegotiated the labor contracts covering employees at its facilities in Hamilton, Ontario, Canada and Sahagun, Hidalgo, Mexico and experienced an approximate one-week work stoppage at each facility. The other two labor contracts, covering the Richmond, Texas and the Leven, Fife, Scotland facilities, will expire in fiscal 1998 and, in total, represent about 7% of the total number of Company employees. While management believes that its labor relations are satisfactory, there can be no assurance that labor contracts which come up for renewal will be renewed or the terms under which such renewals may occur. Failure to renew significant contracts can lead to work stoppages that could have a material adverse effect on the Company's business and results of operations.

                                                                     Exhibit 2.1
================================================================================



                         AGREEMENT AND PLAN OF MERGER



                                 BY AND AMONG


                                  NACO, INC.,


                         ABC RAIL PRODUCTS CORPORATION

                                      AND

                          ABCR ACQUISITION SUB, INC.




                        DATED AS OF SEPTEMBER 17, 1998




================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                        Page
                                                                                        ----
ARTICLE I

    THE MERGER AND THE CLOSING..........................................................   2
    SECTION 1.1 -- The Merger...........................................................   2
    SECTION 1.2 -- Effective Time.......................................................   2
    SECTION 1.3 -- Effect of the Merger.................................................   2
    SECTION 1.4 -- Subsequent Actions...................................................   2
    SECTION 1.5 -- Certificate of Incorporation; By-Laws; Directors, Officers and
          Committees....................................................................   3
    SECTION 1.6 -- The Closing..........................................................   4

ARTICLE II

    EFFECT ON STOCK OF THE SURVIVING
    CORPORATION AND THE MERGED CORPORATION..............................................   4
    SECTION 2.1 -- Conversion of Securities.............................................   4
    SECTION 2.2 -- Conversion of Shares.................................................   4
    SECTION 2.3 -- Cancellation of Treasury Shares......................................   6
    SECTION 2.4 -- Conversion of Common Stock of Merger Subsidiary into Common
          Stock of the Surviving Corporation............................................   6
    SECTION 2.5 -- Exchange of Shares Other Than Treasury Shares........................   6
    SECTION 2.6 -- Transfer Books.......................................................   7
    SECTION 2.7 -- No Fractional Share Certificates.....................................   7
    SECTION 2.8 -- Rights to Purchase NACO Common Stock.................................   8

ARTICLE III

    REPRESENTATIONS AND WARRANTIES OF NACO.............................................    9
    SECTION 3.1 -- Organization, Qualification, and Corporate Power....................    9
    SECTION 3.2 -- Authorization of Transaction; Required Filings and Consents.........    9
    SECTION 3.3 -- Capitalization; Subsidiaries........................................   10
    SECTION 3.4 -- Noncontravention....................................................   11
    SECTION 3.5 -- Brokers' Fees.......................................................   11
    SECTION 3.6 -- Registration Statement..............................................   11
    SECTION 3.7 -- Financial Statements................................................   11
    SECTION 3.8 -- Absence of Undisclosed Liabilities..................................   12
    SECTION 3.9 -- Events Subsequent to Fiscal Year End................................   12
    SECTION 3.10 -- Legal Compliance...................................................   12
    SECTION 3.11 -- Tax Matters........................................................   12

                                                                                             Page
                                                                                             ----
     SECTION 3.12 -- Real Property..........................................................   13
     SECTION 3.13 -- Intellectual Property..................................................   13
     SECTION 3.14 -- Contracts and Commitments..............................................   14
     SECTION 3.15 -- Litigation.............................................................   15
     SECTION 3.16 -- Employee Benefits......................................................   15
     SECTION 3.17 -- Environmental Matters..................................................   17
     SECTION 3.18 -- Labor Matters..........................................................   18
     SECTION 3.19 -- Certain Business Relationships.........................................   18
     SECTION 3.20 -- Approval Required......................................................   18
     SECTION 3.21 -- No Negotiations........................................................   19
     SECTION 3.22 -- Accounting Matters.....................................................   19
     SECTION 3.23 -- Opinion of Financial Advisor...........................................   19

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF ABC
     AND MERGER SUBSIDIARY..................................................................   19
     SECTION 4.1 -- Organization, Qualification, and Corporate Power........................   19
     SECTION 4.2 -- Authorization of Transaction; Required Filings and Consents.............   20
     SECTION 4.3 -- Capitalization; Subsidiaries; Affiliated Entities.......................   21
     SECTION 4.4 -- Noncontravention........................................................   22
     SECTION 4.5 -- Brokers' Fees...........................................................   22
     SECTION 4.6 -- SEC Documents...........................................................   22
     SECTION 4.7 -- Financial Statements....................................................   23
     SECTION 4.8 -- Absence of Undisclosed Liabilities......................................   23
     SECTION 4.9 -- Events Subsequent to Fiscal Year End....................................   24
     SECTION 4.10 -- Legal Compliance.......................................................   24
     SECTION 4.11 -- Tax Matters............................................................   24
     SECTION 4.12 -- Real Property..........................................................   25
     SECTION 4.13 -- Intellectual Property..................................................   25
     SECTION 4.14 -- Contracts and Commitments..............................................   26
     SECTION 4.15 -- Litigation.............................................................   27
     SECTION 4.16 -- Employee Benefits......................................................   27
     SECTION 4.17 -- Environmental Matters..................................................   29
     SECTION 4.18 -- Labor Matters..........................................................   30
     SECTION 4.19 -- Certain Business Relationships.........................................   31
     SECTION 4.20 -- Approval Required......................................................   31
     SECTION 4.21 -- No Negotiations........................................................   31
     SECTION 4.22 -- Tax Treatment..........................................................   31
     SECTION 4.23 -- Merger Subsidiary......................................................   31
     SECTION 4.24 -- The Rights Agreement...................................................   31
     SECTION 4.25 -- Accounting Matters.....................................................   31

                                                                                              PAGE
                                                                                              ----
     SECTION 4.26 -- Opinion of Financial Advisor..........................................     32
     SECTION 4.27 -- Affiliated Entities...................................................     32

ARTICLE V

     COVENANTS AND AGREEMENTS..............................................................     32
     SECTION 5.1 -- Conduct of NACO and ABC................................................     32
     SECTION 5.2 -- Stockholders' Meetings; Proxy Material.................................     35
     SECTION 5.3 -- Registration Statement; Joint Proxy Statement; Other Actions...........     35
     SECTION 5.4 -- No Solicitation........................................................     37
     SECTION 5.5 -- Takeover Statute.......................................................     39
     SECTION 5.6 -- Tax Treatment..........................................................     39
     SECTION 5.7 -- Conveyance Taxes.......................................................     39
     SECTION 5.8 -- Access to Information; Confidentiality Agreement.......................     39
     SECTION 5.9 -- Affiliate Agreements...................................................     40
     SECTION 5.10 -- Obligations of Merger Subsidiary......................................     40
     SECTION 5.11 -- Director and Officer Liability........................................     40
     SECTION 5.12 -- Notices and Consents..................................................     40
     SECTION 5.13 -- Notice; Supplements to Disclosure Schedule............................     41
     SECTION 5.14 -- Tax Certificates......................................................     41
     SECTION 5.15 -- Pooling of Interests..................................................     42
     SECTION 5.16 -- Further Assurances....................................................     42

ARTICLE VI

     CONDITIONS TO THE MERGER..............................................................     42
     SECTION 6.1 -- Conditions to Obligations of Each Party to Effect the Merger...........     42
     SECTION 6.2 -- Additional Conditions to Obligations of NACO...........................     43
     SECTION 6.3 -- Additional Conditions to Obligations of ABC............................     44

ARTICLE VII

     TERMINATION, AMENDMENT AND WAIVER.....................................................     45
     SECTION 7.1 -- Termination............................................................     45
     SECTION 7.2 -- Effect of Termination..................................................     48
     SECTION 7.3 -- Amendment..............................................................     49
     SECTION 7.4 -- Waiver.................................................................     49

ARTICLE VIII

     GENERAL PROVISIONS....................................................................     49
     SECTION 8.1 -- Non-Survival of Representations, Warranties and Agreements.............     49

     SECTION 8.2  -- Notices.............................................. 50
     SECTION 8.3  -- Expenses............................................. 50
     SECTION 8.4  -- Certain Definitions.................................. 51
     SECTION 8.5  -- Headings............................................. 53
     SECTION 8.6  -- Severability......................................... 53
     SECTION 8.7  -- Entire Agreement; No Third-Party Beneficiaries....... 53
     SECTION 8.8  -- Assignment........................................... 54
     SECTION 8.9  -- Governing Law........................................ 54
     SECTION 8.10 -- Consent to Jurisdiction.............................. 54
     SECTION 8.11 -- Costs of Enforcement................................. 54
     SECTION 8.12 -- Publicity............................................ 54
     SECTION 8.13 -- Incorporation of Exhibits and Disclosure Schedule.... 54
     SECTION 8.14 -- Counterparts......................................... 54

                              DISCLOSURE SCHEDULE
                              -------------------

SECTION                  DESCRIPTION
-------                  -----------

1.5(c)                    Officers and Directors of Surviving Corporation
1.5(d)                    Officers of ABC
3.3(b)                    NACO Securities
3.3(c)(i)                 NACO Subsidiaries
3.3(c)(i)(i)              Liens on NACO Securities
3.4                       NACO Noncontravention
3.5                       NACO Brokers' Fees
3.6                       NACO Draft Registration Statement
3.8                       NACO Undisclosed Liabilities
3.12                      NACO Real Property
3.13(a)                   NACO Intellectual Property
3.14(a)                   NACO Contracts
3.14(b)                   Exceptions to NACO Contracts
3.16(a)                   NACO Employee Benefit Plans
3.16(d)                   NACO Contributions to Multi-Employer Plans
3.16(f)                   NACO Retiree Medical/Life Insurance Benefits
3.17                      NACO Environmental Matters
3.18                      NACO Labor Matters
4.3(b)                    ABC Securities
4.3(c)                    ABC Affiliated Entities
4.4                       ABC Noncontravention
4.5                       ABC Brokers' Fees
4.8                       ABC Undisclosed Liabilities
4.9                       ABC Events Subsequent to Fiscal Year End
4.11                      ABC Taxes
4.12                      ABC Real Property
4.13(a)                   ABC Intellectual Property
4.13(c)                   ABC Intellectual Property to Affiliated Entities
4.14(a)                   ABC Contracts
4.14(b)                   Exceptions to ABC Contracts
4.16(a)                   ABC Employee Benefit Plans
4.16(c)                   ABC Non-Multi-Employer Plans
4.16(d)                   ABC Contributions to Multi-Employer Plans
4.16(f)                   ABC Retiree Medical/Life Insurance Benefits
4.17                      ABC Environmental Matters
4.18                      ABC Labor Matters
4.27(a)                   ABC Affiliated Entities
5.1(g)                    Conduct of NACO and ABC

SECTION                             DESCRIPTION
-------                             -----------

6.2(d)                              ABC Required Consents
6.2(h)                              Parties to Change-of-Control Agreements
6.3(d)                              NACO Required Consents
8.3(i)                              ABC Estimated Transaction Expenses
8.3(ii)                             NACO Estimated Transaction Expenses
8.4(h)(i)                           ABC Knowledge Officers
8.4(h)(ii)                          NACO Knowledge Officers

                                   EXHIBITS
                                   --------

EXHIBIT                       DESCRIPTION
-------                       -----------

A                             Voting Agreement
B                             Form of Restated Certificate of Incorporation of
                                the Surviving Corporation
C                             Form of Amended and Restated By-laws of
                                the Surviving Corporation
D                             Form of NACO Affiliate's Agreement
E                             Form of ABC Affiliate's Agreement
F                             Form of ABC Tax Certificate
G                             Form of NACO Tax Certificate
H                             Form of Registration Rights Agreement
I                             Form of Opinion of Counsel to ABC
J                             Form of Opinion of Counsel to NACO

                            INDEX OF DEFINED TERMS
                            ----------------------

DEFINITION                                                         PAGE
----------                                                         ----
ABC ...............................................................   1
ABC Acquisition Proposal...........................................  38
ABC Balance Sheet..................................................  53
ABC Common Stock...................................................   4
ABC Contract.......................................................  26
ABC Employee Benefit Plans.........................................  27
ABC Financial Statements...........................................  23
ABC Intellectual Property..........................................  25
ABC Preferred Stock................................................  21
ABC SEC Documents..................................................  22
ABC Special Meeting................................................  35
ABC Stock Options..................................................  21
ABC Superior Proposal..............................................  47
Affiliated Entity..................................................  51
Agreement..........................................................   1
APB 16.............................................................  19
Applicable Law.....................................................  11
Average ABC Trading Price..........................................  48
Business Day.......................................................  51
Certificate of Merger..............................................   2
Cleanup............................................................  51
Closing............................................................   4
Closing Date.......................................................   4
Code...............................................................   1
Confidentiality Agreement..........................................  39
Control Group......................................................  51
Delaware Law.......................................................   2
Disclosure Schedule................................................   9
Draft Registration Statement.......................................  11
Effective Time.....................................................   2
Environmental Claim................................................  51
Environmental Laws.................................................  52
ERISA..............................................................  15
Exchange Act.......................................................  20
Exchange Agent.....................................................   6
Exchange Fund......................................................   6
Exchange Ratio.....................................................   4
Fully Diluted Locomotive Shares....................................   5
Fully Diluted Track Option Shares..................................   5

                                     Viii

DEFINITION                                                              PAGE
----------                                                              ----
Fully Diluted Track Shares..............................................   5
GAAP....................................................................   1
Governmental Authority..................................................   9
Governmental Licenses...................................................   9
Hart-Scott-Rodino Act...................................................  10
Hazardous Materials.....................................................  52
In-The-Money Track Stock Option.........................................   5
IRS.....................................................................  13
Joint Proxy Statement...................................................  35
Knowledge...............................................................  52
Liens...................................................................  10
Material Adverse Effect.................................................  52
Merged Corporation......................................................   2
Merger..................................................................   1
Merger Subsidiary.......................................................   1
Multi-Employer Plan.....................................................  15
NACO....................................................................   1
NACO Acquisition Proposal...............................................  37
NACO Balance Sheet......................................................  52
NACO Common Stock.......................................................   5
NACO Contract...........................................................  14
NACO Employee Benefit Plans.............................................  15
NACO Financial Statements...............................................  12
NACO Intellectual Property..............................................  13
NACO Rights.............................................................   8
NACO Shares.............................................................   5
NACO Special Meeting....................................................  35
NACO Superior Proposal..................................................  46
Nasdaq..................................................................   4
Nasdaq NMS..............................................................   5
Parties.................................................................   2
Party...................................................................   2
Permits.................................................................  12
Permitted Liens.........................................................  52
Person..................................................................  52
Pre-Surrender Dividends.................................................  .7
Registration Statement..................................................  20
Release.................................................................  52
Representatives.........................................................  39
Restraints..............................................................  42
Rights Agreement........................................................  20
SEC.....................................................................  11
SEC Regulations.........................................................  20
Securities Act..........................................................  10
Special Meetings........................................................  35

DEFINITION                                                              PAGE
----------                                                              ----
Subsidiary............................................................... 53
Surviving Corporation....................................................  2
Surviving Corporation Common Stock.......................................  6
Tax...................................................................... 53
Tax Return............................................................... 53
Taxes.................................................................... 53
Termination Date......................................................... 45
Voting Agreement.........................................................  1
Weighted Average ABC Trading Price.......................................  4

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of September 17, 1998, (this "Agreement"), by and among NACO, Inc., a Delaware corporation ("NACO"), ABC Rail
----------                                                      ----
Products Corporation, a Delaware corporation ( "ABC"), and ABCR Acquisition Sub,
                                                ---
Inc., a Delaware corporation and a wholly owned subsidiary of ABC ("Merger
                                                                    ------
Subsidiary").
----------

                              W I T N E S S E T H

     WHEREAS, the Boards of Directors of NACO, ABC and Merger Subsidiary have each determined that it is in the best interests of their respective stockholders for NACO and ABC to enter into a business combination in a "merger of equals" under which Merger Subsidiary will, upon the terms and subject to the conditions set forth herein, merge with and into NACO (the "Merger") so that
                                                            ------
NACO will become a wholly owned subsidiary of ABC;

     WHEREAS, the Boards of Directors of NACO, ABC and Merger Subsidiary (and ABC as the sole stockholder of Merger Subsidiary) have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and have each approved the Merger upon the terms and subject to the conditions set forth herein;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall constitute a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and
                                       ----

     WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests" under United States generally accepted accounting principles ("GAAP");
                                 ----

     WHEREAS, concurrently with the execution of this Agreement and as an inducement to ABC to enter into this Agreement, Joseph A. Seher, the Chairman, Chief Executive Officer and majority stockholder of NACO, and ABC have entered into a Voting Agreement as set forth in Exhibit A hereto (the "Voting
                                                               ------
Agreement") pursuant to which Mr. Seher has agreed to vote his shares of NACO
---------
Common Stock in favor of the Merger and the transactions contemplated by this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                          THE MERGER AND THE CLOSING

      SECTION 1.1 -- The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the Delaware General Corporation Law ("Delaware Law"), Merger Subsidiary shall be merged with and into NACO, the
      ------------
separate corporate existence of Merger Subsidiary shall cease, and NACO shall continue as the surviving corporation which shall be a wholly owned subsidiary of ABC. NACO as the surviving corporation after the Merger is herein sometimes referred to as the "Surviving Corporation" and Merger Subsidiary as the non-
                    ---------------------
surviving corporation after the Merger is herein sometimes referred to as the "Merged Corporation." NACO, ABC and Merger Subsidiary are herein referred to
-------------------
collectively as the "Parties" and each individually as a "Party."
                     -------                              -----

      SECTION 1.2 -- Effective Time. As promptly as practicable on the Closing Date, the Parties shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State
                            ---------------------
of the State of Delaware with respect to the Merger, in such form as required by, and executed in accordance with, the relevant provisions of Delaware Law. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of Delaware, or at such later date or time as may be set forth in the Certificate of Merger (such time as the Merger becomes effective being hereinafter referred to as the "Effective Time").
                                                        --------------

      SECTION 1.3 -- Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of NACO and Merger Subsidiary shall continue with, or vest in, as the case may be, NACO as the Surviving Corporation, and all debts, liabilities and duties of NACO and Merger Subsidiary shall continue to be, or become, as the case may be, the debts, liabilities and duties of NACO as the Surviving Corporation. At the Effective Time, the Surviving Corporation shall be a direct wholly owned subsidiary of ABC.

      SECTION 1.4 -- Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out this Agreement.

      SECTION 1.5 -- Certificate of Incorporation; By-Laws; Directors, Officers and Committees. Unless otherwise agreed by NACO and ABC before the Effective Time, at the Effective Time:

          (a) The restated certificate of incorporation of NACO, as in effect immediately prior to the Effective Time, shall be amended at and as of the Effective Time as set forth in Exhibit B hereto and, as so amended, such restated certificate of incorporation shall be the restated certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation;

          (b) The amended and restated by-laws of NACO, as in effect immediately prior to the Effective Time, shall be amended at and as of the Effective Time as set forth in Exhibit C hereto and, as so amended, such amended and restated by-laws shall be the amended and restated by-laws of the Surviving Corporation until thereafter amended as provided by law and by the restated certificate of incorporation and the amended and restated by-laws of the Surviving Corporation;

          (c) The members of the Board of Directors and the officers of the Surviving Corporation at the Effective Time shall be as designated in Section 1.5(c) of the Disclosure Schedule and shall serve in such capacities for the applicable period specified in accordance with the by-laws of the Surviving Corporation. If any director designated in accordance with Section 1.5(c) of the Disclosure Schedule shall be unable to serve as a director at the Effective Time, or if any officer designated in accordance with Section 1.5(c) of the Disclosure Schedule ceases to be a full-time employee of either NACO or ABC before the Effective Time, the Parties will agree upon another person to serve in such person's stead; and

          (d) The members of the Board of Directors (including the classes into which such members shall be classified) and the members of the committees of the Board of Directors (including the chairmen thereof) at the Effective Time shall be mutually agreed upon by NACO and ABC, provided that the Board of Directors of ABC shall consist of eight (8) persons: Joseph A. Seher and Donald W. Grinter, three persons to be named by Joseph A. Seher and the Board of Directors of NACO, and three persons to be named by Donald W. Grinter and the Board of Directors of ABC. All directors designated herein shall serve in such capacities for the applicable period specified in accordance with the restated certificate of incorporation (as to be amended to provide for the classified Board of Directors) and by-laws of ABC. If any director designated herein shall be unable to serve as a director (including as a member or chairman of any committee) at the Effective Time, the Party which designated such individual shall designate another individual to serve in such individual's place. The officers of ABC at the Effective Time shall be as designated in Section 1.5(d) of the Disclosure Schedule and shall serve in such capacities for the applicable period specified in accordance with the by-laws of ABC. If any officer designated in accordance with

Section 1.5(d) of the Disclosure Schedule ceases to be a full-time employee of either NACO or ABC before the Effective Time, the Parties will agree upon another person to serve in such person's stead.

          (e) The restated certificate of incorporation of ABC shall be amended at and as of the Effective Time to provide for (i) a change in the name of ABC to "ABC-NACO Inc." and (ii) a classified Board of Directors as contemplated by
Section 1.5(d).

      SECTION 1.6 -- The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. on a date (the
                        -------
"Closing Date") and at a place to be specified by the parties, which shall be
 ------------
(i) no later than the second Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions set forth in Article VI hereof (other than conditions with respect to actions the respective Parties will take at the Closing itself), or (ii) at such other time and place and on such other date as NACO and ABC shall agree.


                                  ARTICLE II

                       EFFECT ON STOCK OF THE SURVIVING
                    CORPORATION AND THE MERGED CORPORATION

      SECTION 2.1 -- Conversion of Securities. The manner and basis of converting the shares of common stock of the Surviving Corporation and of the Merged Corporation at the Effective Time, by virtue of the Merger and without any action on the part of any of the Parties or the holder of any of such securities, shall be as hereinafter set forth in this Article II.

      SECTION 2.2 -- Conversion of Shares.

          (a) Each NACO Share and all rights in respect thereof shall, at the Effective Time and without any action on the part of any holder thereof, forthwith cease to exist and be converted into the right to receive (in addition to cash in lieu of fractional shares pursuant to Section 2.7) that number of shares of ABC Common Stock (rounded up to the nearest one thousandth) equal to the number of Fully Diluted ABC Shares divided by the number of Fully Diluted NACO Shares (the "Exchange Ratio").
                  --------------

          (b) As used herein:

          (i) "Weighted Average ABC Trading Price" means, during the fifteen
               ----------------------------------
     (15) Business Days immediately preceding the fourth Business Day prior to the later of the date of the ABC Special Meeting and the date of the NACO Special Meeting as specified in the Joint Proxy Statement, the sum of the per share sale prices of the common stock, par value $0.01 per share, of ABC (the "ABC Common Stock") sold on and reported by the Nasdaq
               ----------------

     Stock Market's ("Nasdaq") National Market System (the "Nasdaq NMS") during
                      ------                                ----------
     such period, divided by the aggregate number of such shares of ABC Common Stock;

          (ii)  "Fully Diluted NACO Shares" means the sum of (A) the number of
                 -------------------------
     shares of common stock, par value $.01 per share, of NACO (the "NACO Common
                                                                     -----------
     Stock") outstanding immediately prior to the Effective Time (excluding
     -----
     those shares to be canceled in accordance with Section 2.3, the "NACO
                                                                      ----
     Shares") and (B) the number of shares of NACO Common Stock issuable upon
     ------
     the exercise of NACO Rights outstanding immediately prior to the Effective Time;

          (iii) "Fully Diluted ABC Option Shares" means the product of (A) a
                -------------------------------
     fraction, the numerator of which is equal to (1) the Weighted Average ABC Trading Price minus (2)(i) the sum of the per option exercise prices for each In-The-Money ABC Stock Option divided by (ii) the aggregate number of In-The-Money ABC Stock Options, and the denominator of which is equal to the Weighted Average ABC Trading Price, and (B) the aggregate number of In-The-Money ABC Stock Options;

          (iv)  "Fully Diluted ABC Shares" means the sum of (A) the number of
                 ------------------------
     shares of ABC Common Stock outstanding immediately prior to the Effective Time, (B) the 333,333 shares of ABC Common Stock that are issuable pursuant to the Supplemental Agreement by and among ABC and the shareholders of American System Technologies, Inc., dated as of December 17, 1996, and the Supplemental Agreement by and among ABC and the shareholders of United Railway Signal Group, Inc., dated as of October 31, 1997, less any of such shares issued after the date hereof and prior to the Effective Time and (C) the Fully Diluted ABC Option Shares; and

          (v)   "In-The-Money ABC Stock Option" means each ABC Stock Option
                 -----------------------------
     outstanding immediately prior to the Effective Time, the exercise price of which is less than the Weighted Average ABC Trading Price.

          (c) The Exchange Ratio shall be appropriately adjusted to eliminate the impact of any dividend (whether in cash, securities or other property, but excluding any regular, quarterly cash dividend of ABC), stock split, reclassification, recapitalization, reverse split, or similar event, announced or occurring, with respect to ABC Common Stock and with a record date after execution of this Agreement and before the Effective Time.

          (d) As of the Effective Time, all NACO Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any NACO Shares shall cease to have any rights with respect thereto, except the right to receive the certificates representing shares of ABC Common Stock into which such NACO Shares have been converted and any cash in lieu of fractional shares of ABC Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.5, without interest, subject to the limitations set forth in Sections 2.3 and 2.7 hereof.

      SECTION 2.3 -- Cancellation of Treasury Shares. At the Effective Time, each share of NACO Common Stock held in the treasury of NACO or by any of NACO's Subsidiaries, and each share of NACO Common Stock that is owned by ABC, Merger Subsidiary or any other Subsidiary of ABC, immediately prior to the Effective Time shall be canceled and retired and no shares of stock or other securities of ABC or the Surviving Corporation shall be issuable, and no payment or other consideration shall be made, with respect thereto.

      SECTION 2.4 -- Conversion of Common Stock of Merger Subsidiary into Common Stock of the Surviving Corporation. At the Effective Time, the shares of common stock, par value $0.01 per share, of Merger Subsidiary issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of ABC, forthwith cease to exist and be converted into an aggregate of 1,000 validly issued, fully paid and nonassessable shares of common stock of the Surviving Corporation, par value $0.01 per share (the "Surviving Corporation Common Stock"). Immediately after
                      ----------------------------------
the Effective Time and upon surrender by ABC of the certificate representing the shares of the common stock of Merger Subsidiary, the Surviving Corporation shall deliver to ABC an appropriate certificate or certificates representing the shares of Surviving Corporation Common Stock created by conversion of the common stock of Merger Subsidiary owned by ABC.

      SECTION 2.5 -- Exchange of Shares Other Than Treasury Shares. Subject to the terms and conditions hereof, at or prior to the Effective Time, ABC shall enter into an agreement with American Stock Transfer and Trust Co. or such other bank or trust company as may be designated by ABC and as shall be reasonably satisfactory to NACO (the "Exchange Agent") to effect the exchange of NACO
                           --------------
Shares for ABC Common Stock in accordance with the provisions of this Article
II. At or prior to the Effective Time, ABC shall deposit, or cause to be deposited, with the Exchange Agent for the benefit of the holders of NACO Shares certificates representing ABC Common Stock for conversion of NACO Shares in accordance with the provisions of Section 2.2 hereof (such certificates, together with any dividends or distributions with respect thereto and any cash payable in lieu of any fractional shares of ABC Common Stock being herein referred to as the "Exchange Fund"). Commencing immediately after the Effective
                    -------------
Time and until the appointment of the Exchange Agent shall be terminated, each holder of a certificate or certificates theretofore representing NACO Shares may surrender the same to the Exchange Agent, and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to ABC. Such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of full shares of ABC Common Stock into which NACO Shares theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of Section 2.2 hereof, together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.7 hereof, and all such shares of ABC Common Stock shall be deemed to have been issued at the Effective Time. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Time, represented issued and outstanding NACO Shares shall be deemed for all corporate purposes of ABC, other than the payment of dividends and other distributions, if any, to evidence ownership of the number of full shares of ABC Common Stock into which NACO Shares theretofore represented thereby shall have been converted at the Effective Time. Unless and until any such certificate theretofore representing NACO Shares is so surrendered, no dividend or other distribution, if any, payable to the holders of record of ABC Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect thereof. Except as otherwise provided in Section 2.6 hereof, upon the surrender of any such certificate theretofore representing NACO Shares, however, the record holder of the certificate or certificates representing shares of ABC Common Stock issued in exchange therefor shall receive from the Exchange Agent or from ABC, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such surrender shall have become payable with respect to such number of shares of ABC Common Stock ("Pre-
                                                                    ---
Surrender Dividends"). No interest shall be payable with respect to the payment
-------------------
of Pre-Surrender Dividends upon the surrender of certificates theretofore representing NACO Shares. After the appointment of the Exchange Agent shall have been terminated, any holders of certificates representing NACO Shares which have not received payment of Pre-Surrender Dividends shall look only to ABC for payment thereof. Notwithstanding the foregoing provisions of this Section 2.5, neither the Exchange Agent nor any Party shall be liable to a holder of NACO Shares for any ABC Common Stock, any dividends or distributions thereon or any cash payment for fractional shares as contemplated by Section 2.7 hereof, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

      SECTION 2.6 -- Transfer Books. The stock transfer books of NACO shall be closed at the Effective Time and no transfer of any NACO Shares will thereafter be recorded on any of such stock transfer books. In the event of a transfer of ownership of NACO Shares that is not registered in the stock transfer records of NACO at the Effective Time, a certificate or certificates representing the number of full shares of ABC Common Stock into which such NACO Shares shall have been converted shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.7 hereof, and a cash payment in the amount of Pre-Surrender Dividends, if any, in accordance with Section 2.5 hereof, if the certificate or certificates representing such NACO Shares is or are surrendered as provided in Section 2.5 hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

      SECTION 2.7 -- No Fractional Share Certificates. (a) No scrip or fractional share certificate for ABC Common Stock will be issued upon the surrender for exchange of certificates evidencing NACO Shares, and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of ABC or of the Surviving Corporation with respect to such fractional share interest.

          (b) As promptly as practicable following the Effective Time, ABC shall deliver to the Exchange Agent for deposit in the Exchange Fund an amount sufficient for the Exchange Agent to pay each holder of NACO Common Stock an amount in cash equal to the product obtained by multiplying the fractional share interest to which such holder would otherwise be entitled (after taking into account all NACO Shares held of record at the Effective Time by such holder) by the Average ABC Trading Price.

          (c) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of NACO Shares with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding, to such holders of NACO Shares, subject to and in accordance with the terms of Section 2.5 hereof.

          (d) Any portion of the Exchange Fund which remains undistributed for six months after the Effective Time shall be delivered to ABC, upon demand, and any holders of NACO Shares who have not theretofore complied with the provisions of this Article II shall thereafter look only to ABC for satisfaction of their claims for ABC Common Stock, any cash in lieu of fractional shares of ABC Common Stock and any Pre-Surrender Dividends, in each case, without any interest thereon.

          (e) The Exchange Agent shall invest all cash included in the Exchange Fund, as directed by ABC. Any interest and other income resulting from such investments shall be paid to ABC.

      SECTION 2.8 -- Rights to Purchase NACO Common Stock. At the Effective Time, each warrant, option and other right granted by NACO to purchase shares of NACO Common Stock ("NACO Rights") which is outstanding and unexercised
                    -----------
immediately prior to the Effective Time shall be converted into a warrant, option or other right, as the case may be, to purchase shares of ABC Common Stock in such amount and at such exercise price as provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions are altered in accordance with their terms as a result of the transactions contemplated hereby):

          (a) the number of shares of ABC Common Stock to be subject to the converted warrant, option or right, as the case may be, shall be equal to the product of (i) the number of shares of NACO Common Stock subject to the original NACO Right and (ii) the Exchange Ratio;

          (b) the exercise price per share of ABC Common Stock under the converted warrant, option or right, as the case may be, shall be equal to (i) the exercise price per share of NACO Common Stock under the original NACO Right divided by (ii) the Exchange Ratio; provided, however, that in no event shall the exercise price per share of ABC Common Stock be less than par value per share of ABC Common Stock; and

          (c) upon each exercise of NACO Rights by a holder thereof, the aggregate number of shares of ABC Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF NACO

     NACO represents and warrants to ABC that the statements contained in this
Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in specifically referenced sections of the disclosure schedule attached hereto (the "Disclosure Schedule").
                                                          -------------------

     SECTION 3.1 -- Organization, Qualification, and Corporate Power.  Each
of NACO and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of NACO and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. Each of NACO and its Subsidiaries has all corporate power and all governmental licenses, authorizations, consents and approvals (collectively, "Governmental Licenses") required to carry on the business in which it is
 ---------------------
engaged, except for failures to have any such Governmental License which would not, individually or in the aggregate, have a Material Adverse Effect. NACO has heretofore delivered to ABC complete and correct copies of the certificate of incorporation and the by-laws of NACO and each of its Subsidiaries as currently in effect.

     SECTION 3.2 -- Authorization of Transaction; Required Filings and Consents. NACO has full power and authority (including full corporate power and authority) to enter into, execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance of NACO's obligations hereunder have been duly and validly authorized by the Board of Directors of NACO and, except for the approval and adoption of this Agreement by NACO's stockholders, no other corporate proceedings on the part of NACO are necessary to authorize the execution, delivery and performance of this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of NACO has determined that the transactions contemplated by this Agreement are in the best interest of NACO and its stockholders and to recommend to such stockholders that they approve and adopt this Agreement and the transactions contemplated hereby. Subject to the approval and adoption of this Agreement by NACO's stockholders, this Agreement has been duly executed and delivered by NACO and constitutes, assuming due authorization, execution and delivery of this Agreement by ABC and Merger Subsidiary, the valid and binding obligation of NACO, enforceable against NACO in accordance with its terms. NACO does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Federal, state, local or foreign government, court of competent jurisdiction, administrative agency, commission or other governmental authority or instrumentality (each, a "Governmental Authority") in
                                                    ----------------------
connection with the execution and delivery of this Agreement in order for the Parties to consummate the transactions contemplated by this Agreement, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of the other states in which NACO is qualified to do business; (b) the filing of a pre-merger notification and report form by NACO under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"); (c) compliance with any applicable requirements of
 ---------------------
state blue sky or takeover laws; and (d) such other notices, filings, authorizations, consents or approvals (i) the failure of which to be given, made or obtained individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect or (ii) that become applicable as a result of the business or activities in which ABC or any of its Subsidiaries or Affiliated Entities is or proposes to be engaged or any acts or omissions by, or facts pertaining to, ABC.

     SECTION 3.3 -- Capitalization; Subsidiaries.

          (a) The authorized capital stock of NACO consists of 2,000,000 shares of NACO Common Stock, of which 400,000 shares have been designated as Class A Common Stock. As of September 15, 1998, 1,024,106 shares of NACO Common Stock were outstanding, 1,035 shares of NACO Common Stock were held in NACO's treasury and no shares of NACO's Class A Common Stock were issued or outstanding or held in NACO's treasury. All of the issued and outstanding shares of NACO Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof arising from NACO. All prior sales of NACO's securities have been made in compliance with or under an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, and no shareholders of
---------------
NACO have any rescission rights with respect to any NACO Common Stock or other NACO securities.

          (b) An aggregate of 49,377 shares of NACO Common Stock are reserved and authorized for issuance pursuant to NACO's Omnibus Stock Option Plan.
Except as set forth in Section 3.3(b) of the Disclosure Schedule, NACO does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character to or by which NACO is a party or is bound which, directly or indirectly, obligate NACO to issue, deliver, sell, redeem, repurchase or otherwise acquire any shares of NACO Common Stock or any other equity security of NACO or any securities representing the right to purchase or otherwise receive any shares of NACO Common Stock or any other equity security of NACO.

          (c) Section 3.3(c)(i) of the Disclosure Schedule sets forth a true and correct list of all of NACO's Subsidiaries. NACO owns, directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries. Each share of each Subsidiary owned directly or indirectly by NACO is duly authorized and validly issued and is fully paid, nonassessable and free of preemptive rights, and, except as set forth in Section 3.3(c)(ii) of the Disclosure Schedule, each share is free and clear of all mortgages, liens, security interests, charges, easements, leases, subleases, covenants, rights of way, options, claims, restrictions or encumbrances of any kind (collectively "Liens"), and all rights
                                                        -----
of first refusal and limitations on NACO's voting rights. None of NACO's Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the sale or issuance by such Subsidiary or by NACO or any other Subsidiary of NACO, of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

     SECTION 3.4 -- Noncontravention. Neither the execution and delivery of this Agreement by NACO, nor the performance by NACO of its obligations hereunder, will, assuming the receipt of the consents listed in Section 6.3(d) of the Disclosure Schedule, (a) conflict with or result in a breach of any provision of the certificate of incorporation, by-laws or equivalent organizational instrument of NACO or any of its Subsidiaries, (b) violate any Applicable Law, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority applicable to NACO or any of its Subsidiaries or by which NACO or any of its Subsidiaries is bound or to which any of their assets is subject or (c) except as set forth in Section 3.4 of the Disclosure Schedule, conflict with, result in a violation or breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, indenture, lease, Governmental License, instrument, or other arrangement to which NACO or any of its Subsidiaries is a party or by which NACO or any of its Subsidiaries is bound or to which any of their assets is subject (or result in the imposition of any Lien upon any of their assets), except, with respect to clauses (b) and (c) above, where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, the term "Applicable Law" means
                                                          --------------
any statute, law (including common law), ordinance, rule or regulation applicable to the Person referenced.

     SECTION 3.5 -- Brokers' Fees. Except as set forth in Section 3.5 of the Disclosure Schedule, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of NACO or any of its Subsidiaries that would be entitled to any fee or commission from NACO or any of its Subsidiaries, the Surviving Corporation, ABC or any of ABC's Affiliates, in connection with, or as a result of the consummation of, the transactions contemplated by this Agreement.

     SECTION 3.6 -- Registration Statement. As of the date hereof, neither NACO nor any of its Subsidiaries is required to file any reports, proxy statement, forms, registration statements or other documents with the Securities and Exchange Commission (the "SEC"). Except as set forth in Section 3.6 of the
                          ---
Disclosure Schedule, the draft Registration Statement on Form S-1 dated August 6, 1998 (the "Draft Registration Statement") previously furnished to ABC, as of
              ----------------------------
its date, (a) complied in all material respects with the requirements of the Securities Act and applicable SEC Regulations and (b) contained no untrue statement of a material fact nor omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 3.7 -- Financial Statements. The audited consolidated balance sheets, statements of operations and comprehensive income, statements of stockholders' equity and statements of cash flows of NACO and its consolidated Subsidiaries as of and for each of the fiscal years ended March

31, 1996, March 30, 1997 and March 29, 1998, and the unaudited consolidated balance sheets, statements of operations and comprehensive income and statements of cash flows of NACO and its consolidated Subsidiaries as of and for the three month period ended June 28, 1998 (collectively, the "NACO Financial Statements")
                                                     -------------------------
(including, in each case, any notes and schedules thereto), a true and correct copy of which has previously been furnished to ABC, (a) have been prepared in accordance with GAAP consistently applied during the periods involved (except as may be indicated in the related notes and schedules thereto) and (b) fairly present in all material respects the consolidated financial condition of NACO and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of the unaudited NACO Financial Statements, to normal year-end adjustments which are not expected to be, individually or in the aggregate, material in amount).

     SECTION 3.8 -- Absence of Undisclosed Liabilities. Except as set forth in
Section 3.8 of the Disclosure Schedule and except for liabilities and obligations incurred in the ordinary course of business since the date of NACO Balance Sheet, neither NACO nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of NACO and its consolidated Subsidiaries or in the notes thereto except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 3.9 -- Events Subsequent to Fiscal Year End. Since the date of NACO Balance Sheet, NACO and its Subsidiaries have conducted their businesses in the ordinary course of business, and neither NACO nor any of its Subsidiaries has experienced any change in its financial condition, business, assets, properties or prospects which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect. Since the date of NACO Balance Sheet, neither NACO nor any of its Subsidiaries has taken any of the actions or permitted to occur any of the events specified in Section 5.1(a) through (o).

     SECTION 3.10 -- Legal Compliance. NACO and its Subsidiaries are in compliance with all Applicable Laws, ordinances, judgments, decrees, rules and regulations of any Governmental Authority applicable to their business and operations, except for such violations, if any, which, individually or in the aggregate, has not had or could not reasonably be expected to have, a Material Adverse Effect. All governmental approvals, permits and Governmental Licenses (collectively, "Permits") required to conduct the business of NACO and its
                -------
Subsidiaries have been obtained, are in full force and effect and are being complied with, except for failures to obtain such Permits, to have such Permits in full force and effect or to be in compliance with such Permits, if any, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.11 -- Tax Matters.

          (a) Complete and correct copies of all material Tax Returns and all amendments or modifications thereto filed or caused to be filed by NACO and its Subsidiaries for the last five full fiscal years have been delivered to ABC. Each such Tax Return reflects accurately all liability for

Taxes of NACO and its Subsidiaries for the periods covered thereby and is complete and correct in all material respects. Except for Taxes the non-filing or non-payment of which would not have a Material Adverse Effect, NACO and its Subsidiaries have filed all material Tax Returns for Taxes required to be filed and have paid all Taxes due with respect to such Tax Returns.

          (b) NACO has established adequate reserves on the Financial Statements for payment for Taxes by NACO and its Subsidiaries relating to periods (or portions thereof) for which a Tax Return was required to be filed, for Taxes that are not then due or payable and have or will establish adequate reserves for Taxes relating to subsequent periods through the Closing.

          (c) Neither NACO nor any of its Subsidiaries is currently under examination by the Internal Revenue Service (the "IRS") or any other
                                                  ---
Governmental Authority with respect to Taxes; and neither NACO nor any of its Subsidiaries has been contacted by or is currently corresponding with any state or local government with respect to the requirement to file Tax Returns and/or pay any Taxes. No waivers of statute of limitations have been given to or requested by any Governmental Authority.

     SECTION 3.12 -- Real Property. Section 3.12 of the Disclosure Schedule sets forth (a) a correct and complete list of all leases of real property to which NACO or any of its Subsidiaries is a party as lessee as of the date hereof involving an annual lease payment of more than $100,000, including an identification of the parties, the property, the term of the lease and the rent or lease payments thereunder, and (b) a correct and complete list of all real property owned by NACO and its Subsidiaries as of the date hereof, including an identification of the property, the record owner and the principal structures thereon.

     SECTION 3.13 -- Intellectual Property.

          (a) Section 3.13(a) of the Disclosure Schedule sets forth a correct and complete list (the "NACO Intellectual Property") of (i) all letters patent
                        --------------------------
and patent applications, and (ii) all registered and other material utility models, utility model applications, trade names, brand names, trademarks, service marks, trademark and service mark registrations and applications, copyright registrations and applications; with respect to both clauses (i) and
(ii), both domestic and foreign, presently owned, possessed, used or held by NACO and its Subsidiaries. Section 3.13(a) of the Disclosure Schedule also identifies each license, agreement, or other permission which NACO or its Subsidiaries has granted to or received from any third party with respect to any NACO Intellectual Property.

          (b) NACO and its Subsidiaries own or have a binding, enforceable right to use NACO Intellectual Property, are the owner of record of any application, registration or grant for each item of NACO Intellectual Property, and have properly executed and recorded all documents necessary to perfect their title to such NACO Intellectual Property. Neither the conduct of NACO's or any of its Subsidiaries' business nor any of the products sold or services provided by NACO or its Subsidiaries in connection therewith (except for such infringements or violation of rights which, in the aggregate, would not be reasonably expected to have a Material Adverse Effect) infringes upon or is inconsistent with the intellectual property rights of any other Person. To the Knowledge of NACO, neither the conduct of any other Person's business, nor the nature of any of the products it sells or services it provides, infringes upon or is inconsistent with any NACO Intellectual Property. Neither NACO nor any of its Subsidiaries has any liability for, or has given any indemnification for, patent, trademark or copyright infringement with respect to any products manufactured, used, distributed or sold by NACO or its Subsidiaries. NACO and its Subsidiaries have filed all documents and paid all taxes, fees, and other financial obligations required to maintain in force and effect all NACO Intellectual Property until Closing.

     SECTION 3.14 -- Contracts and Commitments.

          (a) Except as set forth in Section 3.14(a) of the Disclosure Schedule, neither NACO nor any of its Subsidiaries is a party to or is bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any director, officer, employee or consultant which, solely in the case of employees or consultants, provide for payments in excess of $125,000 per annum or cannot be terminated upon 30 days' or less notice without penalty or premium, (ii) which, upon consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (including, without limitation, severance payments, golden parachute payments, change in control payments, unemployment compensation payments or otherwise) becoming due from ABC, NACO, the Surviving Corporation or any of their respective Subsidiaries to any director, officer or employee (current, former or retired) thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement,
(iv) which is a contract or agreement not otherwise described by clause (iii) hereof involving the payment of more than $125,000 per annum, (v) which materially restricts the conduct of any line of business by NACO or any of its Subsidiaries or (vi) under which any of the benefits will be increased, or the vesting of the benefits will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in Section 3.14(a) of the Disclosure Schedule, is referred to herein as a "NACO Contract."
                                                                -------------
NACO has previously delivered to ABC true and correct copies of each NACO Contract.

          (b) Except as set forth in Section 3.14(b) of the Disclosure Schedule,
(i) each NACO Contract is valid and binding and in full force and effect, (ii) NACO and each of its Subsidiaries have performed all obligations required to be performed by it to date under each NACO Contract, except where such noncompliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of NACO or any of its Subsidiaries under any such NACO Contract, except where such default, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect and (iv) no other party to such NACO Contract is, to the Knowledge of NACO, in default in any respect thereunder, except where such default, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.15 -- Litigation. Neither NACO nor any of its Subsidiaries or any of their respective directors, officers, agents or employees (in their respective capacities as such) (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party to, or to the Knowledge of NACO, threatened to be made a party to, any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, charge, action, suit, proceeding, hearing, or investigation could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 3.16 -- Employee Benefits.

          (a) Section 3.16(a) of the Disclosure Schedule contains a complete list of each employee benefit plan or arrangement sponsored, maintained or contributed to by NACO or any other member of a Control Group of NACO for the benefit of any current or former employee, officer or director, or their dependents or beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), deferred compensation plans, bonus plans, stock option plans,
          -----
employment agreements, change in control agreements, hospitalization, disability and other insurance plans, severance or termination pay plans and policies ("NACO Employee Benefit Plans") (true and accurate copies of which, together
-----------------------------
with, where applicable, the most recent annual reports on Form 5500, summary plan descriptions with respect thereto and actuarial or valuation reports, were furnished to ABC).

          (b) With respect to each NACO Employee Benefit Plan which is not a multi-employer plan described in Section 3(37)) of ERISA ("Multi-Employer
                                                           --------------
Plan"): (i) each has been operated and administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code; (ii) no actions, suits, claims or disputes are pending or, to the Knowledge of NACO, threatened or anticipated (other than routine claims for benefits); (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any Governmental Authority; (iv) to the Knowledge of NACO, there are no facts which exist which could give rise to any material liability to NACO or any of its Subsidiaries in the event of any such investigation, claim, action, suit, audit, review, or other proceeding (other than for routine claims for benefits, funding obligations in the ordinary course and liability due to the Pension Benefit Guaranty Corporation for premiums in the ordinary course); (v) all reports, returns, and similar documents required to be filed with any Governmental Authority or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no non-exempt "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

          (c) With respect to each NACO Employee Benefit Plan which is not a Multi-Employer Plan: (i) the IRS has issued a favorable determination letter, true and correct copies of which have been furnished to ABC with respect to each such plan intended to qualify under Code Section 401(a), that such plans are qualified and exempt from federal income taxes; (ii) no reportable event (within the meaning of Section 4043 of ERISA) has occurred with respect to any such plan subject to Title IV of ERISA, other than one for which the 30-day notice requirement has been waived;
(iii) the greatest of the projected benefit obligations or the accumulated benefit obligations (under Financial Accounting Standard 87) and the current liability within the meaning of Section 412(l)(7) of the Code with respect to any such plan subject to Title IV of ERISA (as of most recent actuarial valuation for such plan), did not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (iv) all contributions or other payments to, and payments from and with respect to, such plans, including to any Governmental Authority, which may have been required to be made in accordance with such plans and ERISA or the Code or other Applicable Law have been timely made; (v) all such contributions or other payments to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401(a) or exempt from tax by reason of Section 501(c)(9) of the Code) and all payments with respect to the plans (including, without limitation, to the Pension Benefit Guaranty Corporation or any Governmental Authority and insurance premiums) for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the NACO Balance Sheet.

          (d) Except as set forth in Section 3.16(d) of the Disclosure Schedule, neither NACO nor any other member of a Control Group of NACO contributes to, or within the past ten years has contributed to, a Multi-Employer Plan. To the extent that either NACO or any other member of a Control Group of NACO has so contributed to any such plan, (i) all contributions required to be made to such Multi-Employer Plans by NACO and such Control Group members have been timely made, (ii) neither NACO nor any other member of a Control Group of NACO has incurred any material liability (including secondary liability) to any Multi-Employer Plan which has not been satisfied as a result of a complete or partial withdrawal from such Multi-Employer Plan under (S) 4201 of ERISA or as a result of a sale of assets described in (S) 4204 of ERISA, and (iii) neither NACO or any member of a Control Group of NACO has been notified that any Multi-Employer Plan is in reorganization or insolvent under and within the meaning of (S) 4241 or (S) 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multi-Employer Plan intends to terminate or has been terminated under (S) 4041A of ERISA.

          (e) Except as set forth in Section 3.14(a) of the Disclosure Schedule, neither the consummation or announcement of or other action relating to the transactions contemplated by this Agreement will entitle any director, officer, employee (current, former or retired) or consultant of NACO or its Subsidiaries or any trustee under any "rabbi trust" or similar arrangement to any payment, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any such person, whether or not some other subsequent action or event would be required to cause such payment, acceleration, vesting or increase to be triggered.

          (f) Except as set forth in Section 3.16(f) of the Disclosure Schedule, none of the NACO Employee Benefit Plans promises or provides retiree medical or life insurance benefits to any person, except as otherwise required by Applicable Law.

     SECTION 3.17 -- Environmental Matters. Except as set forth in Section 3.17 of the Disclosure Schedule:

          (a) NACO and its Subsidiaries are in compliance with all applicable Environmental Laws, except where failures to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Prior to the date of this Agreement, neither NACO nor any of its Subsidiaries has received any unresolved written communication, whether from a Governmental Authority, citizens' group, employee or otherwise, alleging: (i) that NACO or any of its Subsidiaries is not in compliance with applicable Environmental Laws; (ii) that NACO or any of its Subsidiaries is potentially liable under applicable Environmental Laws; or (iii) requesting information, investigation or Cleanup of any site or property under the Comprehensive Environmental Response, Compensation and Liability Act or the Clean Water Act or comparable state laws, except with respect to any of the foregoing which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (b) there is no Environmental Claim pending or threatened in writing against NACO or any of its Subsidiaries or against any Person whose liability for any Environmental Claim NACO or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (c) there are no present or past actions, activities, circumstances, conditions, events or incidents including, without limitation, the Release or presence of any Hazardous Material from or at any real property owned, operated or leased by NACO or any of its Subsidiaries, that could form the basis of any Environmental Claim against NACO or any of its Subsidiaries or, to the Knowledge of NACO, against any Person whose liability for any Environmental Claim NACO or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (d) NACO and each of its Subsidiaries possess or have timely applied for all governmental authorizations and Permits required for the conduct of the business of NACO and its Subsidiaries under applicable Environmental Laws, except where the failure to have such authorization or Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (e) there are no underground storage tanks (as defined in the federal Resource Conservation and Recovery Act and applicable state laws) located on any real property owned, operated or leased by NACO or any of its Subsidiaries;

          (f) neither NACO nor any of its Subsidiaries has arranged for the disposal of any Hazardous Materials at any site which is the subject of federal, state or local enforcement actions, or other government or private investigations both relating to Cleanup actions that have not been resolved and that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

          (g) NACO has disclosed to ABC all material facts that NACO reasonably believes are necessary for an evaluation of environmental, health or safety matters affecting the future earnings, costs and expenses of NACO or its Subsidiaries or affiliates including, without limitation, potential costs associated with any material Environmental Claim and the cost of any material pollution control equipment that is reasonably likely to be required in the next five years.

     SECTION 3.18 -- Labor Matters. Section 3.18 of the Disclosure Schedule lists all labor and collective bargaining agreements to which NACO or any of its Subsidiaries is a party or by which any of them are bound. During the last three years, except as set forth in Section 3.18 of the Disclosure Schedule, no unfair labor practice charges or complaints have been filed (or have been pending) with the National Labor Relations Board against NACO or any of its Subsidiaries in connection with the conduct of NACO or any of its Subsidiaries or any of their respective assets or businesses and, except as set forth in Section 3.18 of the Disclosure Schedule, there has been no union organizational activity in the three years prior to the date hereof. Except as set forth in Section 3.18 of the Disclosure Schedule, neither NACO nor any Subsidiary has (a) any Knowledge of any event or circumstance which is reasonably likely to give rise to the filing of any unfair labor practice charge or complaint; or (b) received any notice or communication reflecting an intention or a threat to file any such charges or complaint or a petition for certification of a collective bargaining representative in connection with the conduct of the businesses of NACO or any of its Subsidiaries. NACO and each of its Subsidiaries has complied in all material respects with all Applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining, the withholding and payment of Taxes and contributions, safety and civil rights in connection with the conduct of the business of NACO and each of its Subsidiaries. Except as set forth on Section 3.18 of the Disclosure Schedule, there are no material controversies pending or, to the Knowledge of NACO, threatened between NACO or any of its Subsidiaries and any of their employees, and there have been no work stoppages or other such controversies during the last three years in connection with the conduct of the businesses of NACO or any of its Subsidiaries.

     SECTION 3.19 -- Certain Business Relationships. Except as disclosed in the Draft Registration Statement, none of the respective officers, directors or employees of NACO or any of its Subsidiaries or any of such persons' Affiliates
(a) has been involved in any business arrangement or relationship with NACO or any of its Subsidiaries within the past 12 months or (b) owns any asset, tangible or intangible, which is used in the business of NACO or any of its Subsidiaries which in either circumstance, would be required to be disclosed pursuant to Item 404 of Regulation S-K.

     SECTION 3.20 -- Approval Required. The affirmative vote of the holders of a majority of the outstanding shares of NACO Common Stock is the only vote of the holders of any class or series of NACO's capital stock necessary or required under this Agreement or under Applicable Law to approve the Merger, this Agreement and the transactions contemplated hereby.

     SECTION 3.21 -- No Negotiations. Neither NACO nor any of its Subsidiaries is currently engaged in negotiations or discussions with any Person regarding any potential Acquisition Proposal.

     SECTION 3.22 -- Accounting Matters. NACO has received an opinion from Arthur Andersen LLP, its independent public accountants, that NACO qualifies as an entity that may be a party to a business combination for which the "pooling of interests" method of accounting under Opinion No. 16 of the Accounting Principles Board ("APB 16") and applicable SEC Regulations would be available,
                   ------
and a signed copy of such opinion has been delivered to ABC. Neither NACO nor any of its Subsidiaries has taken or agreed to take any action that would prevent the Merger from qualifying as a "pooling of interests" under APB 16 and applicable SEC Regulations.

     SECTION 3.23 -- Opinion of Financial Advisor. NACO has received the written opinion of Robert W. Baird & Co. Incorporated, dated the date of the approval of this Agreement by NACO's Board of Directors, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to the holders of shares of NACO Common Stock. A signed copy of such opinion has been delivered to ABC.



                                  ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF ABC
                             AND MERGER SUBSIDIARY

      ABC and Merger Subsidiary represent and warrant to NACO that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the specifically referenced sections of the Disclosure Schedule.

     SECTION 4.1 -- Organization, Qualification, and Corporate Power. Each of ABC and its Subsidiaries and Affiliated Entities is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of ABC and its Subsidiaries and Affiliated Entities is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. Each of ABC and its Subsidiaries and Affiliated Entities has all Governmental Licenses required to carry on the business in which it is engaged, except for failures to have any such Governmental License which would not, individually or in the aggregate, have a Material Adverse Effect. ABC has heretofore delivered to NACO complete and correct copies of the certificate of incorporation and the by-laws of ABC and each of its Subsidiaries as currently in effect.

     SECTION 4.2 -- Authorization of Transaction; Required Filings and Consents. ABC and Merger Subsidiary each has full power and authority (including full corporate power and authority) to enter into, execute and deliv er this Agreement and to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance of ABC's and Merger Subsidiary's respective obligations hereunder have been duly and validly authorized by the Board of Directors of ABC and Merger Subsidiary, respectively, and by ABC as to the sole stockholder of Merger Subsidiary, and, except for the approval and adoption of this Agreement and the transactions contemplated thereby, including the amendment to the restated certificate of incorporation of ABC, by ABC's stockholders, no other corporate proceedings on the part of ABC or Merger Subsidiary are necessary to authorize the execution, delivery and performance of this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of ABC has taken or will take all necessary and appropriate action so that the Rights Agreement, dated as of September 29, 1995, between ABC and LaSalle National Trust N.A., as amended (the "Rights Agreement"), and
                                                  ----------------
Section 203 of the Delaware Law, will be inapplicable to this Agreement and the transactions contemplated hereby. The Board of Directors of ABC has determined that the transactions contemplated by this Agreement are in the best interest of ABC and its stockholders and to recommend to such stockholders that they approve and adopt this Agreement and the transactions contemplated hereby. Subject to the approval and adoption of this Agreement by ABC's stockholders, this Agreement has been duly executed and delivered by ABC and Merger Subsidiary and constitutes, assuming due authorization, execution and delivery of this Agreement by NACO, the valid and binding obligation of ABC and Merger Subsidiary, enforceable against ABC and Merger Subsidiary in accordance with its terms. Neither ABC nor Merger Subsidiary need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in connection with the execution and delivery of this Agreement in order for the Parties to consummate the transactions contemplated by this Agreement, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State; (b) the filing of a pre-merger notification and report form by ABC under the Hart-Scott-Rodino Act; (c) the filing with the SEC of a registration statement on Form S-4 or any other form for which ABC then qualifies and which counsel for ABC shall deem appropriate for the registration and issuance of ABC Common Stock to be issued in the Merger (the "Registration
                                                                  ------------
Statement"); (d) compliance with any applicable requirements of the Securities
---------
Exchange Act of 1934, as amended (the "Exchange Act"), and the General Rules and
                                       ------------
Regulations promulgated under the Securities Act and the Exchange Act (the "SEC
                                                                            ---
Regulations"); (e) such filings with and approvals of Nasdaq to permit the
-----------
shares of ABC Common Stock to be issued in the Merger to be listed on the Nasdaq NMS; (f) compliance with any applicable requirements of state blue sky or takeover laws; (g) such other notices, filings, authorizations, consents or approvals (i) the failure of which to be given, made or obtained individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect or (ii) that become applicable as a result of the business or activities in which NACO or any of its respective Affiliates is or proposes to be engaged or any acts or omissions by, or facts pertaining to, NACO.

     SECTION 4.3 -- Capitalization; Subsidiaries; Affiliated Entities.

          (a) The authorized capital stock of ABC consists of 25,000,000 shares of ABC Common Stock and 1,000,000 shares of preferred stock, par value $1.00 per share (the "ABC Preferred Stock"), of which 100,000 shares have been designated
            -------------------
as Series A Junior Participating. As of September 15, 1998, 8,976,304 shares of ABC Common Stock were outstanding, no shares of ABC Common stock were held in ABC's treasury and no shares of ABC Preferred Stock were issued or outstanding or held in ABC's treasury. All of the issued and outstanding shares of ABC Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof arising from ABC. All prior sales of ABC's securities have been made in compliance with or under an exemption from the registration requirements of the Securities Act and applicable state securities laws, and no shareholders of ABC have any rescission rights with respect to any ABC Common Stock or other ABC securities.

          (b) An aggregate of 847,250 shares of ABC Common Stock are reserved and authorized for issuance pursuant to ABC's stock option plans, of which options ("ABC Stock Options") to purchase a total of 709,000 shares of ABC
          -----------------
Common Stock were outstanding as of September 15, 1998.  Since September 1,
1998, ABC has not granted any ABC Stock Options.   The names of the optionees
holding ABC Stock Options, the date of grant of each ABC Stock Option outstanding as of September 15, 1998, the number of shares of ABC Common Stock subject to each such ABC Stock Option, the expiration date of each such ABC Stock Option, and the price at which each such ABC Stock Option may be exercised are set forth in Section 4.3(b) of the Disclosure Schedule. Except as set forth on Schedule 4.3(b) of the Disclosure Schedule, no vesting restrictions of any ABC Stock Options will, as a consequence of the Merger, lapse so as to accelerate the vesting of any such ABC Stock Options. Except for ABC Stock Options and rights to acquire shares of ABC's Series A Junior Participating Preferred Stock pursuant to the Rights Agreement, ABC does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character to or by which ABC is a party or is bound which, directly or indirectly, obligate ABC to issue, deliver, sell, redeem, repurchase or otherwise acquire any shares of ABC Common Stock or ABC Preferred Stock or any other equity security of ABC or any securities representing the right to purchase or otherwise receive any shares of ABC Common Stock or any other equity security of ABC. Except as set forth in Schedule 4.3(b) of the Disclosure Schedule, all existing option agreements subject to ABC stock option plans are in form and substance substantially the same as the form of option agreement filed as Exhibit 10.14 to ABC's Annual Report on Form 10-K for the year ended July 31, 1997, and each conforms to the expressly enumerated provisions of the ABC stock option plan under which each was issued, including, without limitation, as to exercise and vesting.

          (c) Section 4.3(c) of the Disclosure Schedule sets forth the name, jurisdiction of incorporation or organization, and capitalization of each of ABC's Subsidiaries and Affiliated Entities. ABC owns, directly or indirectly, all of the outstanding capital stock of its Subsidiaries.

Except as set forth on Section 4.3(c) of the Disclosure Schedule, each share of each Subsidiary and Affiliated Entity owned directly or indirectly by ABC is duly authorized and validly issued and is fully paid, nonassessable and free of preemptive rights and is free and clear of all Liens, rights of first refusal and limitations on ABC's voting rights. Except as set forth on Section 4.3(c) of the Disclosure Schedule, none of ABC's Subsidiaries or Affiliated Entities has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the sale or issuance by such Subsidiary or Affiliated Entity, or by ABC or any other Subsidiary of ABC, of any shares of capital stock or any other equity security of such Subsidiary or Affiliated Entity or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary or Affiliated Entity.

     SECTION 4.4 -- Noncontravention. Neither the execution and delivery of this Agreement by ABC and Merger Subsidiary, nor the performance by ABC and Merger Subsidiary of their respective obligations hereunder, will, assuming the receipt of the consents listed in Section 6.2(d) of the Disclosure Schedule, (a) conflict with or result in a breach of any provision of the certificate of incorporation, by-laws or equivalent organizational instrument of ABC or any of its Subsidiaries or Affiliated Entities, (b) violate any Applicable Law, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority applicable to ABC or any of its Subsidiaries or Affiliated Entities or by which ABC or any of its Subsidiaries or Affiliated Entities is bound or to which any of their assets is subject or (c) except as set forth on Section 4.4 of the Disclosure Schedule conflict with, result in a violation or breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, indenture, lease, Governmental License, instrument, or other arrangement to which ABC or any of its Subsidiaries or Affiliated Entities is a party or by which ABC or any of its Subsidiaries or Affiliated Entities is bound or to which any of their assets is subject (or result in the imposition of any Lien upon any of their assets), except, with respect to clauses (b) and (c) above, where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 4.5 -- Brokers' Fees. Except as set forth in Section 4.5 of the Disclosure Schedule, there is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, ABC or any of its Subsidiaries or, to ABC's Knowledge, its Affiliated Entities, that would be entitled to any fee or commission from ABC or any of its Subsidiaries or Affiliated Entities, the Surviving Corporation, NACO or any of NACO's Affiliates, in connection with, or as a result of the consummation of, the transactions contemplated by this Agreement.

     SECTION 4.6 -- SEC Documents.  ABC has timely filed all required reports, proxy statements, forms, registration statements and other documents with the SEC since July 31, 1995 (the "ABC SEC Documents"). As of their
                                       -----------------
respective dates, and giving effect to any amendments thereto filed prior to the date of this Agreement, (a) the ABC SEC Documents complied or, in the case of any reports, proxy statements, registration statements, forms or other documents filed by ABC with the SEC after the date of this Agreement, will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable SEC Regulations and (b) none of the ABC SEC Documents contained or, in the case of any reports, proxy statements, registration statements, forms or other documents filed by ABC with the SEC after the date of this Agreement, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation is made by ABC with respect to statements made therein based on information supplied by NACO in writing for inclusion or incorporation by reference therein or with respect to omitted information regarding NACO so required to be included therein. None of ABC's Subsidiaries or Affiliated Entities is required to file any reports, proxy statements, forms, registration statements or other documents with the SEC.

     SECTION 4.7 -- Financial Statements.

          (a) The audited consolidated balance sheets, statements of income, statements of stockholders' equity and statements of cash flows of ABC and its consolidated Subsidiaries as of and for each of the fiscal years ended July 31, 1995, 1996 and 1997, and the unaudited condensed consolidated balance sheets, statements of income and statements of cash flows of ABC and its consolidated Subsidiaries as of and for each of the three month periods in the Quarterly Reports on Form 10-Q since July 31, 1997 (collectively, the "ABC Financial
                                                             -------------
Statements")  (including, in each case, any notes and schedules thereto), (a)
----------
comply as to form in all material respects with applicable accounting requirements and SEC Regulations, (b) have been prepared in accordance with GAAP consistently applied during the periods involved (except as may be indicated in the related notes and schedules thereto) and (c) fairly present in all material respects the consolidated financial condition of ABC and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of the unaudited ABC Financial Statements for periods beginning after July 31, 1997, to normal year-end adjustments which are not expected to be, individually or in the aggregate, material in amount).

          (b) ABC has provided to NACO complete and correct copies of all financial statements of each of ABC's Affiliated Entities as of and for each most recent fiscal year.

     SECTION 4.8 -- Absence of Undisclosed Liabilities.

          (a) Except as set forth in the ABC SEC Documents filed prior to the date hereof, and except for liabilities and obligations incurred in the ordinary course of business since the date of the most recent consolidated balance sheet included in the ABC SEC Documents, neither ABC nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of ABC and its consolidated Subsidiaries or in the notes thereto except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) Except for liabilities and obligations incurred in the ordinary course of business since the date of the most recent balance sheet included in the financial statements of any of ABC's Affiliated Entities, none of such Affiliated Entities, to ABC's Knowledge, has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required to be included by applicable accounting requirements except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 4.9 -- Events Subsequent to Fiscal Year End. Except as disclosed in the ABC SEC Documents filed prior to the date hereof, since the date of the ABC Balance Sheet, ABC and its Subsidiaries and, to ABC's Knowledge, its Affiliated Entities have conducted their businesses in the ordinary course of business, and neither ABC nor any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities has experienced any change in its financial condition, business, assets, properties or prospects, which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect. Except as set forth in Section 4.9 of the Disclosure Schedule, since the date of the ABC Balance Sheet neither ABC nor any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities has taken any of the actions or permitted to occur any of the events specified in Section 5.1(a) through (o).

     SECTION 4.10 -- Legal Compliance. ABC and its Subsidiaries and, to ABC's Knowledge, its Affiliated Entities are in compliance with all Applicable Laws, ordinances, judgments, decrees, rules and regulations of any Governmental Authority applicable to their business and operations, except for such violations, if any, which, individually or in the aggregate, has not had or could not reasonably be expected to have, a Material Adverse Effect. All Permits required to conduct the business of ABC and its Subsidiaries and, to ABC's Knowledge, its Affiliated Entities have been obtained, are in full force and effect and are being complied with, except for failures to obtain such Permits, to have such Permits in full force and effect or to be in compliance with such Permits, if any, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.11 -- Tax Matters.

          (a) Complete and correct copies of all material Tax Returns and all amendments or modifications thereto filed or caused to be filed by ABC and its Subsidiaries and, to ABC's Knowledge, its Affiliated Entities, for the last five full fiscal years have been delivered to NACO. Each such Tax Return reflects accurately all liability for Taxes of ABC and its Subsidiaries and, to ABC's Knowledge, its Affiliated Entities, for the periods covered thereby and is complete and correct in all material respects. Except for Taxes the non-filing or non-payment of which would not have a Material Adverse Effect, ABC and its Subsidiaries and, to ABC's Knowledge, its Affiliated Entities, have filed all material Tax Returns for Taxes required to be filed and have paid all Taxes due with respect to such Tax Returns.

          (b) ABC has established adequate reserves on the Financial Statements for payment for Taxes by ABC and its Subsidiaries and, to ABC's Knowledge, its Affiliated Entities, relating to periods (or portions thereof) for which a Tax Return was required to be filed, for Taxes that are not then due or payable and have or will establish adequate reserves for Taxes relating to subsequent periods through the Closing.

          (c) Except as set forth in Section 4.11 of the Disclosure Schedule, neither ABC nor any of its Subsidiaries, or to ABC's Knowledge, any of its Affiliated Entities is currently under examination by the IRS or any other Governmental Authority with respect to Taxes; and neither ABC nor any of its Subsidiaries, or to ABC's knowledge, any of its Affiliated Entities has been contacted by or is currently corresponding with any state or local government with respect to the requirement to file Tax Returns and/or pay any Taxes. No waivers of statute of limitations have been given to or requested by any Governmental Authority.

     SECTION 4.12 -- Real Property. Section 4.12 of the Disclosure Schedule sets forth (a) a correct and complete list of all leases of real property to which ABC or any of its Subsidiaries or Affiliated Entities is a party as lessee as of the date hereof involving an annual lease payment of more than $100,000, including an identification of the parties, the property, the term of the lease and the rent or lease payments thereunder, and (b) a correct and complete list of all real property owned by ABC or any of its Subsidiaries or Affiliated Entities as of the date hereof, including an identification of the property, the record owner and the principal structures thereon.


     SECTION 4.13 -- Intellectual Property.

          (a) Section 4.13(a) of the Disclosure Schedule sets forth a correct and complete list (the "ABC Intellectual Property") of (i) all letters patent
                        -------------------------
and patent applications, and (ii) all registered and other material utility models, utility model applications, trade names, brand names, trademarks, service marks, trademark and service mark registrations and applications, copyright registrations and applications; with respect to both clauses (i) and
(ii), both domestic and foreign, presently owned, possessed, used or held by ABC and its Subsidiaries. Section 4.13(a) of the Disclosure Schedule also identifies each license, agreement, or other permission which ABC or its Subsidiaries has granted to or received from any third party with respect to any ABC Intellectual Property.

          (b) ABC and its Subsidiaries own or have a binding, enforceable right to use the ABC Intellectual Property, are the owner of record of any application, registration or grant for each item of ABC Intellectual Property, and have properly executed and recorded all documents necessary to perfect their title to such ABC Intellectual Property. Neither the conduct of ABC's or any of its Subsidiaries' business nor any of the products sold or services provided by ABC or its Subsidiaries in connection therewith (except for such infringements or violation of rights which, in the aggregate, would not be reasonably expected to have a Material Adverse Effect) infringes upon or is inconsistent with the intellectual property rights of any other Person. To the Knowledge of ABC, neither the conduct of any other Person's business, nor the nature of any of the products it sells or services it provides, infringes upon or is inconsistent with any ABC Intellectual Property. Neither ABC nor any of its Subsidiaries has any liability for, or has given any indemnification for, patent, trademark or copyright infringement with respect to any products manufactured, used, distributed or sold by ABC or its Subsidiaries. ABC and its Subsidiaries have filed all documents and paid all taxes, fees, and other financial obligations required to maintain in force and effect all ABC Intellectual Property until Closing.

          (c) Section 4.13(c) of the Disclosure Schedule sets forth a correct and complete list of all ABC Intellectual Property with respect to which ABC has granted any rights to any of its Affiliated Entities, specifying (i) the nature of the ABC Intellectual Property, (ii) the Affiliated Entity to whom ABC has granted such rights and (iii) the location of such ABC Intellectual Property.

     SECTION 4.14 -- Contracts and Commitments.

          (a) Except as set forth in Section 4.14(a) of the Disclosure Schedule, in the exhibit index to ABC's Annual Report on Form 10-K for the fiscal year ended July 31, 1997 or in the exhibit index of any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with the SEC since July 31, 1997, neither ABC nor any of its Subsidiaries or, to ABC's knowledge, any of its Affiliated Entities is a party to or is bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any director, officer, employee or consultant which, solely in the case of employees or consultants, provide for payments in excess of $125,000 per annum or cannot be terminated upon 30 days' or less notice without penalty or premium,
(ii) which, upon consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (including, without limitation, severance payments, golden parachute payments, change in control payments, unemployment compensation payments or otherwise) becoming due from ABC or any of its Affiliated Entities, NACO, the Surviving Corporation, or any of their respective Subsidiaries, to any director, officer or employee (current, former or retired) thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the
SEC) to be performed after the date of this Agreement, (iv) which is a contract or agreement not otherwise described by clause (iii) hereof involving the payment of more than $125,000 per annum, (v) which materially restricts the conduct of any line of business by ABC or any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities or, (vi) under which any of the benefits will be increased, or the vesting of the benefits will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 4.14(a), whether or not set forth in Section 4.14(a) of the Disclosure Schedule or in the
exhibit index to ABC's Form 10-K for the fiscal year ended July 31, 1997, is referred to herein as an "ABC Contract." ABC has previously delivered to NACO
                          ------------
true and correct copies of each ABC Contract.


          (b) Except as set forth in Section 4.14(b) of the Disclosure Schedule,
(i) each ABC Contract is valid and binding and in full force and effect, (ii) ABC and each of its Subsidiaries and Affiliated Entities have performed all obligations required to be performed by it to date under each ABC Contract, except where such noncompliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of ABC or any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities under any such ABC Contract, except where such default, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect and (iv) no other party to such ABC Contract is, to the Knowledge of ABC, in default in any respect thereunder, except where such default, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.15 -- Litigation. Except as set forth in the ABC SEC Documents, neither ABC nor any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities, or any of their respective directors, officers, agents or employees (in their respective capacities as such) (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party to, or to the Knowledge of ABC, threatened to be made a party to, any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, charge, action, suit, proceeding, hearing, or investigation could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 4.16 -- Employee Benefits.

          (a) Section 4.16(a) of the Disclosure Schedule contains a complete list of each employee benefit plan or arrangement sponsored, maintained or contributed to by ABC or any other member of a Control Group of ABC for the benefit of any current or former employee, officer or director, or their dependents or beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, employee benefit plans subject to the ERISA, deferred compensation plans, bonus plans, stock option plans, employment agreements, change in control agreements, hospitalization, disability and other insurance plans, severance or termination pay plans and policies ("ABC Employee Benefit Plans") (true and accurate copies
                         --------------------------
of which, together with, where applicable, the most recent annual reports on Form 5500, summary plan descriptions with respect thereto and actuarial or valuation reports, were furnished to NACO).

          (b) With respect to each ABC Employee Benefit Plan which is not a Multi-Employer Plan: (i) each has been operated and administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code; (ii) no actions, suits, claims or disputes are pending or, to the Knowledge of ABC, threatened or anticipated (other than routine claims for benefits); (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any Governmental Authority;
(iv) to the Knowledge of ABC there are no facts which exist which could give rise to any material liability to ABC or any of its Subsidiaries in the event of any such investigation, claim, action, suit, audit, review, or other proceeding (other than for routine claims for benefits, funding obligations in the ordinary course and liability due to the Pension Benefit Guaranty Corporation for premiums in the ordinary course); (v) all reports, returns, and similar documents required to be filed with any Governmental Authority or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no non-exempt "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

          (c) Except as set forth in Section 4.16(c) of the Disclosure Schedule, with respect to each ABC Employee Benefit Plan which is not a Multi-Employer
Plan: (i) the IRS has issued a favorable determination letter, true and correct copies of which have been furnished to NACO with respect to each such plan intended to qualify under Code Section 401(a), that such plans are qualified and exempt from federal income taxes; (ii) no reportable event (within the meaning of Section 4043 of ERISA) has occurred with respect to any such plan subject to Title IV of ERISA, other than one for which the 30-day notice requirement has been waived; (iii) the greatest of the projected benefit obligations or the accumulated benefit obligations (under Financial Accounting Standard 87) and the current liability within the meaning of Section 412(l)(7) of the Code with respect to any such plan subject to Title IV of ERISA (as of the most recent actuarial valuation for such plan) did not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (iv) all contributions or other payments to, and payments from and with respect to, such plans, including to any Governmental Authority, which may have been required to be made in accordance with such plans and ERISA or the Code or other Applicable Law, have been timely made; (v) all such contributions or other payments to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401(a) or exempt from tax by reason of Section 501(c)(9) of the Code) and all payments with respect to the plans (including, without limitation, to the Pension Benefit Guaranty Corporation or any Governmental Authority and insurance premiums) for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the ABC Balance Sheet.

          (d) Except as set forth in Section 4.16(d) of the Disclosure Schedule, neither ABC nor any other member of a Control Group of ABC contributes to, or within the past ten years has contributed to, a Multi-Employer Plan. To the extent that either ABC or any other member of a Control Group of ABC has so contributed to any such plan, (i) all contributions required to be made to such Multi-Employer Plans by ABC and such Control Group members have been timely made, (ii) neither ABC nor any other member of a Control Group of ABC has incurred any material liability (including secondary liability) to any Multi-Employer Plan which has not been satisfied as a result of a complete or partial withdrawal from such Multi-Employer Plan under (S) 4201 of ERISA or as a result of a sale of assets described in (S) 4204 of ERISA, and (iii) neither ABC or any member of a Control Group of ABC has been notified that any Multi-Employer Plan is in reorganization or insolvent under and within the meaning of (S) 4241 or (S) 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multi-Employer Plan intends to terminate or has been terminated under (S) 4041A of ERISA.

          (e) Except as set forth in Section 4.14(a) of the Disclosure Schedule, neither the consummation or announcement of or other action relating to the transactions contemplated by this Agreement will entitle any director, officer, employee (current, former or retired) or consultant of ABC or its Subsidiaries or any trustee under any "rabbi trust" or similar arrangement to any payment, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any such person, whether or not some other subsequent action or event would be required to cause such payment, acceleration, vesting or increase to be triggered.

          (f) Except as set forth in Section 4.14(f) of the Disclosure Schedule, none of the ABC Employee Benefit Plans promises or provides retiree medical or life insurance benefits to any person, except as otherwise required by Applicable Law.

     SECTION 4.17 -- Environmental Matters. Except as set forth in Section 4.17 of the Disclosure Schedule:

          (a) ABC and its Subsidiaries and Affiliated Entities are in compliance with all applicable Environmental Laws, except where failures to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Prior to the date of this Agreement, neither ABC nor any of its Subsidiaries or Affiliated Entities, has received any unresolved written communication, whether from a Governmental Authority, citizens' group, employee or otherwise, alleging: (i) that ABC or any of its Subsidiaries or Affiliated Entities is not in compliance with applicable Environmental Laws; (ii) that ABC or any of its Subsidiaries or Affiliated Entities is potentially liable under applicable Environmental Laws; or (iii) requesting information, investigation or Cleanup of any site or property under the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act or comparable state laws, except with respect to any of the foregoing which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (b) there is no Environmental Claim pending or threatened in writing against ABC or any of its Subsidiaries or Affiliated Entities or against any Person whose liability for any Environmental Claim ABC or any of its Subsidiaries or Affiliated Entities has or may have retained or assumed either contractually or by operation of law that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (c) there are no present or past actions, activities, circumstances, conditions, events or incidents including, without limitation, the Release or presence of any Hazardous Material from or at any real property owned, operated or leased by ABC or any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities that could form the basis of any Environmental Claim against ABC or any of its Subsidiaries or, to ABC's Knowledge, against any of its Affiliated Entities or any Person whose liability for any Environmental Claim ABC or any of its Subsidiaries or Affiliated Entities has or may have retained or assumed either contractually or by operation of law that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (d) ABC and its Subsidiaries and, to ABC's Knowledge, its Affiliated Entities, possess or have timely applied for all governmental authorizations and Permits required for the conduct of the business of ABC and its Subsidiaries and Affiliated Entities under applicable Environmental Laws, except where the failure to have such authorizations or Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (e) there are no underground storage tanks (as defined in the federal Resource Conservation and Recovery Act and applicable state laws) located on any real property owned, operated or leased by ABC or any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities;

          (f) neither ABC nor any of its Subsidiaries or, to ABC's Knowledge, its Affiliated Entities has arranged for the disposal of any Hazardous Materials at any site which is the subject of federal, state or local enforcement actions, or other government or private investigations both relating to Cleanup actions that have not been resolved and that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

          (g) ABC has disclosed to NACO all material facts that NACO reasonably believes are necessary for an evaluation of environmental, health or safety matters affecting the future earnings, costs and expenses of ABC or its Subsidiaries or, to ABC's Knowledge, its Affiliated Entities including, without limitation, potential costs associated with any material Environmental Claim and the cost of any material pollution control equipment that is reasonably likely to be required in the next five years.

     SECTION 4.18 -- Labor Matters. Section 4.18 of the Disclosure Schedule lists all labor and collective bargaining agreements to which ABC or any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities is a party or by which any of them are bound. During the last three years, except as set forth in Section 4.18 of the Disclosure Schedule, no unfair labor practice charges or complaints have been filed (or have been pending) with the National Labor Relations Board against ABC or any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities in connection with the conduct of ABC or any of its Subsidiaries or Affiliated Entities or any of their respective assets or businesses and, except as set forth in Section 4.18 of the Disclosure Schedule, there has been no union organizational activity in the three years prior to the date hereof. Except as set forth in Section 4.18 of the Disclosure Schedule, neither ABC nor any Subsidiary or, to ABC's Knowledge, any Affiliated Entity has (a) any Knowledge of any event or circumstance which is reasonably likely to give rise to the filing of any unfair labor practice charge or complaint; or (b) received any notice or communication reflecting an intention or a threat to file any such charges or complaint or a petition for certification of a collective bargaining representative in connection with the conduct of the businesses of ABC or any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities. ABC and each of its Subsidiaries and, to ABC's Knowledge, each of its Affiliated Entities has complied in all material respects with all Applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining, the withholding and payment of Taxes and contributions, safety and civil rights in connection with the conduct of the business of ABC and each of its Subsidiaries and Affiliated Entities.
Except as set forth in Section 4.18 of the Disclosure Schedule, there are no material controversies pending or, to ABC's Knowledge, threatened between ABC or any of its Subsidiaries or Affiliated Entities and any of their employees, and there have been no work stoppages or other such controversies during the last three years in connection with the conduct of the businesses of ABC or any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities.

     SECTION 4.19 -- Certain Business Relationships. None of the respective officers, directors or employees of ABC or any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities, (a) has been involved in any business arrangement or relationship with ABC or any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities within the past 12 months or (b) owns any asset, tangible or intangible, which is used in the business of ABC or any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities, which, in either circumstance, would be required to be disclosed pursuant to
Item 404 of Regulation S-K.

     SECTION 4.20 -- Approval Required. The affirmative vote of the holders of a majority of the outstanding shares of ABC Common Stock is the only vote of the holders of any class or series of ABC's capital stock necessary or required under this Agreement or under Applicable Law to approve the Merger, this Agreement and the transactions contemplated hereby, including the amendments to the restated certificate of incorporation of ABC contemplated by Section 1.5(e).

     SECTION 4.21 -- No Negotiations. Neither ABC nor any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities, is currently engaged in negotiations or discussions with any Person regarding any potential Acquisition Proposal.

     SECTION 4.22 -- Tax Treatment. Neither ABC nor any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities, nor any of their affiliates, has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization under the provision of Section 368(a) of the Code.

     SECTION 4.23 -- Merger Subsidiary. Merger Subsidiary has not conducted any business and does not have any liabilities other than those hereunder nor does it have any operating assets except as contemplated hereby.

     SECTION 4.24 -- The Rights Agreement. The Board of Directors of ABC has adopted a resolution (a true and correct copy of which has been furnished to NACO) authorizing the Rights Agreement to be duly amended to provide that the rights provided thereunder will be inapplicable to this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement. Any such amendment to the Rights Agreement shall be reasonably satisfactory in form and substance to NACO.

     SECTION 4.25 -- Accounting Matters. ABC has received an opinion from Arthur Andersen LLP, its independent public accountants, that ABC qualifies as an entity that may be a party to a business combination for which the "pooling of interests" method of accounting under ABP 16 and applicable SEC Regulations would be available, and a signed copy of such opinion has been delivered to NACO. Neither ABC nor any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities, has taken or agreed to take any action that would prevent the Merger from qualifying as a "pooling of interests" under APB 16 and applicable SEC Regulations.

     SECTION 4.26 -- Opinion of Financial Advisor. ABC has received the written opinion of Salomon Smith Barney Inc., dated the date of the approval of this Agreement by ABC's Board of Directors, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to the holders of shares of ABC Common Stock. A signed copy of such opinion has been delivered to NACO.

     SECTION 4.27 -- Affiliated Entities. Except as set forth in Section 4.27 of the Disclosure Schedule:

          (a) Neither of ABC nor any of its Subsidiaries or Affiliated Entities is required to, or is a party to any agreement pursuant to which ABC or any of its Subsidiaries or Affiliated Entities could be required to, make any capital contribution, capital call or other similar payment or investment in or with respect to any Affiliated Entity.

          (b) ABC has terminated, without penalty or premium, the Commercial Representation Agreement entered into in February 1992 between ABC and Cogifer Industries, and neither ABC nor any of its Subsidiaries or Affiliated Entities has any liability or continuing obligation under such agreement.

          (c) The Joint Venture Agreement, dated March 14, 1997, between ABC and Damy Cambios de Via, S.A. de C.V. has been amended to, among other things, exclude from the terms of such agreement and from ABC's "Product Line" (as such term is defined in such agreement) (i) all present and future services and products offered or manufactured by or through NACO, the Surviving Corporation or any of its Subsidiaries, (ii) ABC's wheel mounting services and (iii) all wheels manufactured or sold by or through ABC or any of its Subsidiaries, or the Surviving Corporation.


                                   ARTICLE V

                            COVENANTS AND AGREEMENTS

     SECTION 5.1 -- Conduct of NACO and ABC. From the date hereof until the Effective Time, NACO and ABC and their respective Subsidiaries shall, and ABC shall use its reasonable efforts to cause its Affiliated Entities to, conduct their businesses in the ordinary course and to use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, other than as specifically contemplated by this Agreement or with the written consent of ABC, in the case of NACO, or NACO, in the case of ABC (which consent shall not be unreasonably withheld or delayed), from the date hereof until the Effective Time, neither NACO nor ABC shall (and neither shall permit any of its respective Subsidiaries to, and ABC shall use its reasonable efforts to not permit its Affiliated Entities to):

          (a) declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of NACO or ABC to its parent) or repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other equity securities of, or other ownership interests in, NACO or any of its Subsidiaries, or ABC or any of its Subsidiaries or Affiliated Entities, as the case may be, except in connection with (i) the issuance of shares of ABC Common Stock upon the exercise of ABC Stock Options outstanding as of September 15, 1998 or (ii) the repurchase of shares of NACO Common Stock pursuant to stock repurchase agreements entered into with NACO prior to September 15, 1998;

          (b) issue, deliver, pledge or sell shares of capital stock or any securities convertible into or exchangeable or exercisable for, or any rights, warrants or options to acquire, any such shares, except for (i) the issuance of ABC Common Stock upon the exercise of ABC Stock Options outstanding as of September 15, 1998 or (ii) the issuance of NACO Common Stock upon the exercise of NACO Rights outstanding as of September 15, 1998;

          (c) amend any material term of any outstanding security issued by NACO or ABC or any of their Subsidiaries or by any of ABC's Affiliated Entities or, solely with respect to ABC, take any action that would cause the ABC Common Stock not to remain publicly traded and listed on the Nasdaq NMS;

          (d) except in the ordinary course of business, (i) incur any indebtedness for borrowed money, (ii) issue any debt securities, or (iii) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any Person other than NACO or any of its Subsidiaries or ABC or any of its Subsidiaries;

          (e) create or assume any Lien on any of its assets, other than Permitted Liens or Liens which, in the aggregate, do not have and could not reasonably be expected to have a Material Adverse Effect;

          (f) change any method of accounting or accounting practice, except for any such change required by reason of a change in GAAP;

          (g) except as set forth in Section 5.1(g) of the Disclosure Schedule, and with respect to clause (iv) below except as may be required to facilitate or obtain a determination letter from the IRS that a plan is "qualified" within the meaning of Code Section 401(a), (i) grant any severance or termination pay to any directors, officers or employees (current, former or retired), (ii) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any directors or executive, officers or employees, (iii) increase the benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase the compensation, bonus or other benefits payable to any directors, officers or employees other than normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense;

          (h) consummate (or enter into any agreement or agreement in principle with respect to or take any steps to facilitate) any merger, business combination, sale of stock or sale of material assets or any acquisition of stock or assets or operations of another entity, or, other than in accordance with past practice, write off as uncollectible any notes or accounts receivable or write down the value of any inventory;

          (i) dispose of or permit to lapse any rights in any NACO Intellectual Property or ABC Intellectual Property or disclose to any Person not an employee or otherwise dispose of any trade secret, process or know-how not heretofore a matter of public knowledge, except pursuant to judicial order or process;

          (j) amend the certificate of incorporation or by-laws or comparable organizational documents of NACO or any of its Subsidiaries or ABC or any of its Subsidiaries or Affiliated Entities;

          (k) alter (through merger, liquidation, reorganization, restructuring or any other fashion) the corporate structure or ownership of NACO or any of its Subsidiaries or ABC or any of its Subsidiaries or Affiliated Entities, except for the issuance or repurchase of capital stock pursuant to Section 5.1(a) or
(b);

          (l) make any material tax election or settle or compromise any material federal, state, local or foreign Tax liability;

          (m) sell, lease, license, close or otherwise dispose of any of assets of NACO or any of its Subsidiaries or ABC or any of its Subsidiaries or Affiliated Entities, except in the ordinary course of business;

          (n) incur any material obligation or liability, including without limitation any liability for non-performance or termination of any contract or agreement, except liabilities or obligations incurred in the ordinary course of business; or

          (o) authorize any of, or commit or agree to take any of, the foregoing actions except as otherwise permitted by this Agreement.

     SECTION 5.2 -- Stockholders' Meetings; Proxy Materials.

          (a) NACO and ABC will (i) as promptly as practicable following the date of this Agreement, prepare letters to stockholders, notices of meetings, a joint proxy statement and forms of proxies to be distributed to stockholders in connection with the Merger (such materials are collectively referred to herein as the "Joint Proxy Statement"), and mail the Joint Proxy Statement to their
        ---------------------
respective stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act, (ii) use their reasonable best efforts to obtain the necessary approvals by their respective stockholders of this Agreement and the transactions contemplated hereby and
(iii) otherwise comply in all material respects with all legal requirements applicable to the NACO Special Meeting and the ABC Special Meeting, respectively.

          (b) NACO shall, in accordance with Applicable Law and NACO's restated certificate of incorporation and amended and restated by-laws, duly call, give notice of, convene and hold a special meeting of its stockholders (the "NACO
                                                                        ----
Special Meeting") as promptly as practicable after the Registration Statement is
---------------
declared effective under the Securities Act for the purpose of considering and taking action upon this Agreement and the Merger. The Board of Directors of NACO shall recommend approval and adoption by NACO's stockholders of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to Section 7.1 hereof, NACO agrees that its obligations pursuant to the first sentence of this Section 5.2(b) shall not be affected by the commencement, public proposal, public disclosure or communication to NACO of any NACO Acquisition Proposal.

          (c) ABC shall, in accordance with Applicable Law and ABC's restated certificate of incorporation and by-laws, duly call, give notice of, convene and hold a special meeting of its stockholders (the "ABC Special Meeting," and
                                                 -------------------
together with the NACO Special Meeting, the "Special Meetings") as promptly as
                                             ----------------
practicable after the Registration Statement has been declared effective under the Securities Act for the purpose of considering and taking action upon this Agreement and the Merger. The Board of Directors of ABC shall recommend approval and adoption by ABC's stockholders of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to
Section 7.1 hereof, ABC agrees that its obligations pursuant to the first sentence of this Section 5.2(c) shall not be affected by the commencement, public proposal, public disclosure or communication to ABC of any ABC Acquisition Proposal.

          (d) NACO and ABC shall use their reasonable best efforts to hold the Special Meetings on the same date.

     SECTION 5.3 -- Registration Statement; Joint Proxy Statement; Other
Actions.

          (a) ABC Common Stock to be issued in the Merger shall be registered with the SEC under the Securities Act on the Registration Statement. As promptly as practicable after the date of this Agreement, ABC shall prepare, with the assistance of NACO, as appropriate (including, but not limited to, preparation by NACO and its counsel of applicable disclosure in the Joint Proxy Statement and the Registration Statement relating to tax consequences of the Merger on holders of NACO Shares and submission of any required tax opinions), and file with the SEC the Registration Statement, together with the Joint Proxy Statement to be included therein and any other documents required by the Securities Act or the Exchange Act in connection with the Merger. Each of ABC and NACO shall use its reasonable best efforts to respond promptly to any comments of the SEC and to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. ABC shall also take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of the ABC Common Stock in connection with the Merger. NACO shall promptly furnish to ABC all information concerning NACO and NACO's stockholders as may be reasonably required in connection with any action contemplated by this Section 5.3. ABC shall notify NACO promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Registration Statement and the Joint Proxy Statement or for additional information and will supply NACO with copies of all correspondence with the SEC or its staff with respect to the Registration Statement and the Joint Proxy Statement. Whenever any event occurs which should be set forth in an amendment or supplement to the Registration Statement or the Joint Proxy Statement, ABC or NACO, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of NACO and ABC, such amendment or supplement.

          (b) NACO covenants that none of the information supplied in writing by NACO for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement, together with the Joint Proxy Statement included therein, will comply in all material respects with the provisions of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, except that no representation is made by NACO with respect to statements made therein based on information supplied by ABC in writing for inclusion or incorporation by reference therein or with respect to omitted information regarding ABC so required to be included therein.

          (c) ABC covenants that none of the information supplied in writing by ABC for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. ABC covenants that the Registration Statement and the Joint Proxy Statement will comply in all material respects with the provisions of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, except that no representation is made by ABC with respect to statements made therein based on information supplied by NACO in writing for inclusion or incorporation by reference therein or with respect to omitted information regarding NACO so required to be included therein.

          (d) ABC shall promptly prepare following the date of this Agreement and file with Nasdaq a listing application covering the shares of ABC Common Stock issuable in the Merger and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing on the Nasdaq NMS of such shares of ABC Common Stock.

          (e) As promptly as practicable after the date of this Agreement, each of NACO and ABC shall use its respective best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective the Merger and to identify and address issues (including but not limited to issues arising in connection with change in control covenants under existing financing agreements ) relating to the operation of the respective companies following the Merger.

     SECTION 5.4 -- No Solicitation.

          (a) From the date hereof until the termination of this Agreement, NACO and its Subsidiaries shall not (whether directly or indirectly through advisors, agents or other intermediaries), and NACO shall use its reasonable best efforts to ensure that the respective officers, directors, advisors, representatives or other agents of NACO and its Subsidiaries will not, directly or indirectly, (i) solicit, initiate or encourage any NACO Acquisition Proposal or (ii) engage in discussions or negotiations with, or disclose any non-public information relating to NACO or any of its Subsidiaries or afford access to the properties, books or records of NACO or any of its Subsidiaries to, any Person that has made, or has indicated its interest in making, a NACO Acquisition Proposal; provided, however, that if there has been no breach of the foregoing provisions of this Section 5.4(a) and if NACO's Board of Directors determines in good faith, after it has received a NACO Acquisition Proposal and after consultation with outside counsel and an independent financial advisor, that it is necessary to do so in order to comply with its fiduciary duties under Applicable Law, NACO may furnish information with respect to NACO and its Subsidiaries and participate in negotiations and enter into agreements regarding such NACO Acquisition Proposal; provided, however, that NACO's Board of Directors shall not take any of the foregoing action until after notice to ABC with respect to such action and unless, prior to furnishing information to, or entering into negotiations with, such Person, NACO shall have received a confidentiality agreement in customary form from such Person and thereafter shall promptly advise ABC orally and in writing of the receipt by it (or by any of the other entities or persons referred to above) after the date hereof of any NACO Acquisition Proposal, or any request to discuss a transaction which is reasonably likely to lead to a NACO Acquisition Proposal, the material terms and condition of such NACO Acquisition Proposal or request, the identity of the person or entity making such NACO Acquisition Proposal or request, and any material modifications to any of the foregoing. For purposes of this Agreement, "NACO Acquisition Proposal" means any offer or proposal for, or public
 -------------------------
announcement of an intention (whether or not conditional) to propose, a merger, consolidation, recapitalization, liquidation or other business combination involving NACO or any of its Subsidiaries or the acquisition or purchase of 15% or more of any class of equity securities of NACO or any of its Subsidiaries, or any tender offer (including self-tenders) or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of NACO or any of its Subsidiaries, or a substantial portion of the assets of, NACO or any of its Subsidiaries, other than the transactions contemplated by this Agreement. Nothing contained in this
Section 5.4(a) shall prohibit NACO or NACO's Board of Directors from taking and disclosing to NACO's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure required by Applicable Law.

          (b) From the date hereof until the termination of this Agreement, ABC and its Subsidiaries shall not (whether directly or indirectly through advisors, agents or other intermediaries), and ABC shall use its reasonable best efforts to ensure that the respective officers, directors, advisors, representatives or other agents of ABC and its Subsidiaries will not, directly or indirectly, (i) solicit, initiate or encourage any ABC Acquisition Proposal or (ii) engage in discussions or negotiations with, or disclose any non-public information relating to ABC or any of its Subsidiaries or afford access to the properties, books or records of ABC or any of its Subsidiaries to, any Person that has made, or has indicated its interest in making, an ABC Acquisition Proposal; provided, however, that if there has been no breach of the foregoing provisions of this
Section 5.4(b) and if ABC's Board of Directors determines in good faith, after it has received an ABC Acquisition Proposal and after consultation with outside counsel and an independent financial advisor, that it is necessary to do so in order to comply with its fiduciary duties under Applicable Law, ABC may furnish information with respect to ABC and its Subsidiaries and participate in negotiations and enter into agreements regarding such ABC Acquisition Proposal; provided, however, that ABC's Board of Directors shall not take any of the foregoing action until after notice to NACO with respect to such action and unless, prior to furnishing information to, or entering into negotiations with, such Person, ABC shall have received a confidentiality agreement in customary form from such Person and thereafter shall promptly advise NACO orally and in writing of the receipt by it (or by any of the other entities or persons referred to above) after the date hereof of any ABC Acquisition Proposal, or any request to discuss a transaction which is reasonably likely to lead to an ABC Acquisition Proposal, the material terms and conditions of such ABC Acquisition Proposal or request, the identity of the person or entity making such ABC Acquisition Proposal or request, and any material modifications to any of the foregoing. For purposes of this Agreement, "ABC Acquisition Proposal" means any
                                             ------------------------
offer or proposal for, or public announcement of an intention (whether or not conditional) to propose, a merger, consolidation, recapitalization, liquidation or other business combination involving ABC or any of its Subsidiaries or the acquisition or purchase of 15% or more of any class of equity securities of ABC or any of its Subsidiaries, or any tender offer (including self-tenders) or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of ABC or any of its Subsidiaries, or a substantial portion of the assets of, ABC or any of its Subsidiaries, other than the transactions contemplated by this Agreement. Furthermore, nothing contained in this Section 5.4(b) shall prohibit ABC or ABC's Board of Directors from taking and disclosing to ABC's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure required by Applicable Law.

     SECTION 5.5 -- Takeover Statute. If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation, including, without limitation, the provisions of Section 203 of the Delaware Law, shall become applicable to the transactions contemplated hereby, NACO, ABC and each of their Board of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

     SECTION 5.6 -- Tax Treatment. ABC and NACO shall take all actions necessary to cause the Merger to qualify as a reorganization under the provisions of
Section 368(a) of the Code, and neither ABC nor NACO will take any action inconsistent therewith.

     SECTION 5.7 -- Conveyance Taxes. ABC and NACO shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes that become payable in connection with the transactions contemplated hereunder that are required or permitted to be filed on or before the Effective Time.

     SECTION 5.8 -- Access to Information; Confidentiality Agreement.

          (a) Upon reasonable advance notice, between the date hereof and the Effective Time, ABC and NACO shall (i) give to one another and to one another's counsel, financial advisors, auditors and other authorized representatives (collectively, "Representatives") reasonable access during normal business hours
                ---------------
to its and its Subsidiaries books and records, (ii) furnish to one another and to one another's Representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct their respective key management employees, counsel and financial advisors to cooperate with one another in their respective investigations of the business of NACO and ABC; provided that all requests for information or to interview ABC's or NACO's key management employees should be directed to and coordinated with the chief legal officer of ABC and the chief legal officer of NACO, respectively, or such person or persons as each such officer shall designate; and provided further that any information and documents received by NACO, ABC and their respective Representatives (whether furnished before or after the date of this Agreement) shall be held in strict confidence in accordance with the Confidentiality Agreement in effect as of the date hereof between ABC and NACO (the "Confidentiality Agreement"), which shall remain in full force and effect
--------------------------
pursuant to the terms thereof, notwithstanding the execution and delivery of this Agreement, the termination hereof or the Closing. Notwithstanding anything to the contrary in this Agreement, neither NACO nor ABC shall be required to disclose any information to the other or the other's Representatives if doing so would violate any agreement, law, rule or regulation to which NACO or ABC or any of their respective Subsidiaries is a party or is subject.

          (b) NACO and ABC hereby agree that the Confidentiality Agreement and the Mutual Exclusivity Agreement dated August 6, 1998 between ABC and NACO are each hereby amended to provide that any provision therein which in any manner would be inconsistent with this Agreement or the transactions contemplated hereby shall terminate as of the date hereof; provided, however, that such provisions of the Confidentiality Agreement and such Mutual Exclusivity Agreement will be reinstated in the event that this Agreement is terminated.

     SECTION 5.9 -- Affiliate Agreements.

          (a) As soon as practicable after the date hereof, NACO shall deliver to ABC a letter identifying all Persons who are reasonably expected to be, at the time of the NACO Special Meeting, "affiliates" of NACO, as such term is used in Rule 145 under the Securities Act or for purposes of qualifying the Merger as a "pooling of interests" for accounting purposes in accordance with APB 16 and applicable SEC Regulations. NACO shall use its reasonable best efforts to cause each such Person to deliver to NACO and to ABC on or prior to the date of the mailing of the Joint Proxy Statement a written agreement substantially in the form attached as Exhibit D hereto.

          (b) As soon as practicable after the date hereof, ABC shall deliver to NACO a letter identifying all Persons who are reasonably expected to be, at the time of the ABC Special Meeting, "affiliates" of ABC, as such term is used in Rule 145 under the Securities Act or for purposes of qualifying the Merger as a "pooling of interests" for accounting purposes in accordance with APB 16 and applicable SEC Regulations. ABC shall use its reasonable best efforts to cause each such Person to deliver to ABC and to NACO on or prior to the date of the mailing of the Joint Proxy Statement a written agreement substantially in the form attached as Exhibit E hereto.

     SECTION 5.10 -- Obligations of Merger Subsidiary. Merger Subsidiary will, and ABC will take all action necessary to cause Merger Subsidiary to, perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

     SECTION 5.11 -- Director and Officer Liability. All rights to indemnification and all limitations on liability existing in favor of each person who at or prior to the Effective Time was an officer or director of NACO or any of its Subsidiaries, as provided in the applicable certificate of incorporation and by-laws of NACO and its Subsidiaries, or in an agreement between any of such persons and NACO or any of its Subsidiaries as in effect as of the date hereof, shall survive the Merger and continue in full force and effect.

     SECTION 5.12 -- Notices and Consents. NACO and ABC shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts in connection with the consummation of the transactions contemplated by this Agreement and (b) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers. Without limiting the generality of the foregoing, each of ABC and NACO will file any notification and report forms and related materials that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act within ten days of the date of this Agreement, will use its reasonable best efforts to obtain termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

     SECTION 5.13 -- Notice; Supplements to Disclosure Schedule.

          (a) NACO will promptly give notice to ABC of, upon receipt of notice or Knowledge of, any fact or the occurrence of any event or the failure of any event to occur which would or could reasonably be expected to make any representation or warranty by NACO contained herein untrue or result in the failure to satisfy any of the conditions specified in Section 6.1 or 6.3 hereof, and NACO will keep ABC informed on a regular basis as to the status of such events. From time to time prior to the Effective Time, NACO will promptly supplement or amend the Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth in the Disclosure Schedule. However, no such supplement or amendment of the Disclosure Schedule shall be deemed to cure any breach of any representation, warranty or agreement made in this Agreement unless ABC specifically agrees thereto in writing.

          (b) ABC will promptly give notice to NACO of, upon receipt of notice or Knowledge of, any fact or the occurrence of any event or the failure of any event to occur which would or could reasonably be expected to make any representation or warranty by ABC contained herein untrue or result in the failure to satisfy any of the conditions specified in Section 6.1 or 6.2 hereof, and ABC will keep NACO informed on a regular basis as to the status of such events. From time to time prior to the Effective Time, ABC will promptly supplement or amend the Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth in the Disclosure Schedule. However, no such supplement or amendment of the Disclosure Schedule shall be deemed to cure any breach of any representation, warranty or agreement made in this Agreement unless NACO specifically agrees thereto in writing.

     SECTION 5.14 -- Tax Certificates. ABC and NACO shall cause certificates containing the representations substantially in the form of Exhibit F and Exhibit G hereto, respectively, to be executed by an executive officer of ABC and NACO, respectively, and to be delivered to Schiff Hardin & Waite, counsel to NACO, and to Jones, Day, Reavis & Pogue, counsel to ABC, on the date immediately prior to the mailing of the Joint Proxy Statement and on the Closing Date, in each case dated as of such respective dates.

          SECTION 5.15 -- Pooling of Interests. Each of NACO and ABC shall use reasonable best efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a "pooling of interests" under APB 16 and applicable SEC Regulations, and such accounting treatment to be accepted by ABC's independent public accountants, and by the SEC, and each of NACO and ABC agrees that it shall take no action that would cause such accounting treatment not to be obtained. NACO and ABC shall have each received a letter from the independent public accountants for ABC, dated as of the Closing Date and addressed to both NACO and ABC, stating that the Merger will qualify as a "pooling of interests" transaction under APB 16 and applicable SEC Regulations.

          SECTION 5.16 -- Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of NACO and Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of NACO and Merger Subsidiary, any other actions to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of NACO acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.


                                  ARTICLE VI

                            CONDITIONS TO THE MERGER

          SECTION 6.1 -- Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the following conditions:

          (a) Stockholder Approval. The Merger and this Agreement shall have been approved and adopted by the requisite vote of the stockholders of ABC in accordance with Delaware Law and the rules of Nasdaq and by the requisite vote of the stockholders of NACO in accordance with Delaware Law;

          (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order, judgment, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i)
                                         ----------
preventing the consummation of the Merger, or (ii) which otherwise is reasonably likely to have a Material Adverse Effect on ABC or NACO, as applicable; provided, however, that each of the Parties shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered;

          (c) Hart-Scott-Rodino Act. The waiting period (including any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Act shall have expired or been terminated;

          (d) Governmental and Regulatory Approvals. All consents, approvals and actions of, filings with and notices to any Governmental Authority required of NACO, ABC or any of their Subsidiaries to consummate the Merger and the other transactions contemplated hereby shall have been obtained (other than the filing of the Certificate of Merger provided for under Section 1.3), all in form and substance reasonably satisfactory to ABC and NACO;

          (e) Registration Statement Effective. The Registration Statement shall have become effective, no stop order suspending the effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn;

          (f) Blue Sky. Any state securities or blue sky permits or approvals required to carry out the transactions contemplated hereby shall have been received;

          (g) Stock Exchange Listing. The shares of ABC Common Stock into which NACO Shares will be converted pursuant to Article II hereof shall have been duly approved for listing on the Nasdaq NMS; and

          (h) FIRPTA. NACO and ABC shall have each received from the other an affidavit meeting the requirements of Section 1445(b)(3) of the Code and the Treasury Regulations promulgated thereunder.

          SECTION 6.2 -- Additional Conditions to Obligations of NACO. The obligations of NACO to effect the Merger are also subject to the fulfillment of the following conditions:

          (a) Representations and Warranties. The representations and warranties of ABC and Merger Subsidiary contained in this Agreement shall be true and correct in all respects when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a Material Adverse Effect on ABC;

          (b) Agreements, Conditions and Covenants. ABC and Merger Subsidiary shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing Date;

          (c) Certificates. NACO shall have received a certificate of an executive officer of ABC to the effect set forth in paragraphs (a) and (b) above; and

          (d) Required Consents. ABC shall have obtained, and provided copies to NACO of, all of the consents, waivers and approvals required by Section 6.2(d) of the Disclosure Schedule, unless the failure to obtain such consent, waiver or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          (e) Tax Opinions. NACO shall have received from Schiff Hardin & Waite, counsel to NACO, on a date immediately prior to the mailing of the Joint Proxy Statement and on the Closing Date, opinions, in each case dated as of such respective dates and stating that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that ABC, Merger Subsidiary and NACO will each be a party to that reorganization within the meaning of Section 368(b) of the Code and that no gain or loss will be recognized by the stockholders of NACO upon their exchange of NACO Common Stock for ABC Common Stock under Section 354 of the Code (except to the extent such a stockholder receives cash in lieu of fractional shares and to the extent of a payment of transfer taxes made on behalf of such stockholder, if any). In rendering such opinions, counsel for NACO shall be entitled to rely upon representations of officers of ABC and NACO substantially in the form of Exhibits F and G hereto;

          (f) Registration Rights Agreement. ABC shall have entered into a registration rights agreement, in substantially the form attached as Exhibit H hereto, with the persons identified in said form of registration rights agreement;

          (g) Opinion of Counsel to ABC and Merger Sub. NACO shall have received the legal opinion of Jones, Day, Reavis & Pogue dated the Closing Date, covering the items specified in Exhibit I hereto;

          (h) Change-of-Control Agreements. ABC shall have entered into an agreement with each of the persons listed on Section 6.2(h) of the Disclosure Schedule reasonably satisfactory to NACO pursuant to which ABC will be bound by and made a party to the change-of-control agreements between NACO and each of the persons listed on Section 6.2(h) of the Disclosure Schedule; and

          (i) Unqualified Audit Opinion. ABC shall have received an unqualified opinion from Arthur Andersen LLP, its independent public accountants, with respect to the consolidated financial statements of ABC included in ABC's Annual Report on Form 10-K for the fiscal year ended July 31, 1998.

     SECTION 6.3 -- Additional Conditions to Obligations of ABC. The obligations of ABC to effect the Merger are also subject to the fulfillment of the following conditions:

          (a) Representations and Warranties. The representations and warranties of NACO contained in this Agreement shall be true and correct in all respects when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material

Adverse Effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a Material Adverse Effect on NACO;

          (b) Agreements, Conditions and Covenants. NACO shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date;

          (c) Certificates. ABC shall have received a certificate of an executive officer of NACO to the effect set forth in paragraphs (a) and (b) above;

          (d) Required Consents. NACO shall have obtained, and provided copies to ABC of, all of the consents, waivers and approvals required by Section 6.3(d) of the Disclosure Schedule, unless the failure to obtain such consent, waiver or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          (e) Tax Opinions. ABC shall have received from Jones, Day, Reavis & Pogue, counsel to ABC, on a date immediately prior to the mailing of the Joint Proxy Statement and on the Closing Date, opinions, in each case dated as of such respective dates and stating that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that NACO, Merger Sub and ABC will each be a party to that reorganization. In rendering such opinions, counsel for ABC shall be entitled to rely upon representations of officers of ABC and NACO substantially in the form of Exhibits F and G hereto; and

          (f) Opinion of Counsel to NACO. ABC shall have received the opinion of counsel to NACO dated as of the Closing Date, covering the items specified in Exhibit J hereto.


                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

          SECTION 7.1 -- Termination. This Agreement may be terminated at any time before the Effective Time, in each case as authorized by the respective Board of Directors of NACO or ABC:

          (a) by mutual written consent of each of NACO and ABC;

          (b) by either NACO or ABC if the Merger shall not have been consummated on or before February 28, 1999 (the "Termination Date"); provided,
                                                 ----------------
however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

          (c) by either NACO or ABC if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby or
(ii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable and the party seeking to terminate this Agreement pursuant to this clause 7.1(c)(ii) shall have used its reasonable best efforts to remove such order, decree, ruling or injunction;

          (d) by either NACO or ABC if (i) the other shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by such other Party shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, and (ii) such breach, failure or misrepresentation is not cured within 30 days after notice thereof and (iii) such breach, failure or misrepresentation would cause the condition set forth in Sections 6.2(a) and 6.2(b) or Sections 6.3(a) or 6.3(b), as the case may be, not to be satisfied;

          (e) by either NACO or ABC if the approval of the stockholders of NACO contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof;

          (f) by either NACO or ABC if the approval of the stockholders of ABC contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof;

          (g) by either NACO or ABC if the Board of Directors of NACO determines that a bona fide NACO Acquisition Proposal made by a third party on terms that a majority of the members of the Board of Directors of NACO determines in good faith (based on the advice of an independent financial advisor) is more favorable to NACO and to its stockholders than the transactions contemplated hereby (such a NACO Acquisition Proposal is referred to herein as a "NACO
                                                                     ----
Superior Proposal"), except that NACO may not terminate this Agreement pursuant
-----------------
to this clause 7.1(g) unless and until (i) three Business Days have elapsed following delivery to ABC of a written notice of such determination by the Board of Directors of NACO and during such three Business Day period NACO (A) promptly informs ABC of the terms and conditions of the NACO Acquisition Proposal and the identity of the Person making the NACO Acquisition Proposal and (B) otherwise cooperates with ABC with respect thereto (subject, in the case of this clause
(B), to the condition that the Board of Directors of NACO shall not be required to take any action that it believes, after consultation with outside legal counsel, would violate its obligations to NACO or NACO's stockholders under Applicable Law) with the intent of enabling ABC to engage in good faith negotiations so that the transactions contemplated hereby may be effected, (ii) at the end of such three Business Day period the Board of Directors of NACO continues reasonably to believe that the NACO Acquisition Proposal constitutes a NACO Superior Proposal, (iii) simultaneously with such termination NACO enters into a definitive acquisition, merger or similar agreement to effect the NACO Superior Proposal and (iv) NACO pays to ABC the amount specified and within the time period specified in Section 7.2(b);

          (h) by either ABC or NACO if the Board of Directors of ABC determines that a bona fide ABC Acquisition Proposal made by a third party on terms that a majority of the members of the Board of Directors of ABC determines in good faith (based on the advice of an independent financial advisor) is more favorable to ABC and to its stockholders than the transactions contemplated hereby (such an ABC Acquisition Proposal is referred to herein as an "ABC
                                                                      ---
Superior Proposal"), except that ABC may not terminate this Agreement pursuant
-----------------
to this clause 7.1(h) unless and until (i) three Business Days have elapsed following delivery to NACO of a written notice of such determination by the Board of Directors of ABC and during such three Business Day period ABC (A) promptly informs NACO of the terms and conditions of the ABC Acquisition Proposal and the identity of the Person making the ABC Acquisition Proposal and
(B) otherwise cooperates with NACO with respect thereto (subject, in the case of this clause (B), to the condition that the Board of Directors of ABC shall not be required to take any action that it believes, after consultation with outside legal counsel, would violate its obligations to ABC or ABC's stockholders under Applicable Law) with the intent of enabling NACO to engage in good faith negotiations so that the transactions contemplated hereby may be effected, (ii) at the end of such three Business Day period the Board of Directors of ABC continues reasonably to believe that the ABC Acquisition Proposal constitutes an ABC Superior Proposal, (iii) simultaneously with such termination ABC enters into a definitive acquisition, merger or similar agreement to effect the ABC Superior Proposal and (iv) ABC pays to NACO the amount specified and within the time period specified in Section 7.2(c);

          (i) by ABC if the Board of Directors of NACO shall have (i) withdrawn or modified in a manner adverse to ABC its approval or recommendation of this Agreement and the transactions contemplated hereby or (ii) approved or recommended, or proposed publicly to approve or recommend, any NACO Acquisition Proposal;

          (j) by NACO if the Board of Directors of ABC shall have (i) withdrawn or modified in a manner adverse to NACO its approval or recommendation of this Agreement and the transactions contemplated hereby or (ii) approved or recommended, or proposed publicly to approve or recommend, any ABC Acquisition Proposal;

          (k) by ABC if a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of NACO is commenced prior to the Effective Time, and the Board of Directors of NACO fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including such a failure by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) within the time period specified by Rule 14e-2;

          (l) by NACO if a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of ABC is commenced prior to the Effective Time, and the Board of Directors of ABC fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including such a failure by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) within the time period specified by Rule 14e-2; or

          (m) by either NACO or ABC if the Average ABC Trading Price is less than $13.00 and NACO or ABC, as the case may be, notifies the other in writing of its intent to terminate this Agreement at least 48 hours prior to the later of the date of the ABC Special Meeting and the date of the NACO Special Meeting as specified in the Joint Proxy Statement (as used herein, "Average ABC Trading Price" means the
                                        -------------------------
average of the per share closing sale prices of ABC Common Stock on the Nasdaq NMS (as reported in the Wall Street Journal) for the sixty (60) Business Days immediately preceding the fourth Business Day prior to the later of the date of the ABC Special Meeting and the date of the NACO Special Meeting as specified in the Joint Proxy Statement).

          SECTION 7.2 -- Effect of Termination. (a) In the event of termination of this Agreement as provided in Section 7.1 hereof, and subject to the provisions of Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the Parties, except (i) as set forth in this Section 7.2 and in Section 8.3 hereof; and (ii) nothing herein shall relieve any Party from liability for any wilful breach hereof.

          (b) Notwithstanding any provision in this Agreement to the contrary, if (i) this Agreement is terminated by NACO or ABC pursuant to Section 7.1(g),
(ii) this Agreement is terminated by ABC pursuant to Section 7.1(i) or 7.1(k), or (iii) (A) this Agreement is terminated by NACO pursuant to Section 7.1(b) or by ABC or NACO pursuant to Section 7.1(e) and (B) concurrently with or within
                                          ---
twelve months after such termination a NACO Acquisition Proposal other than an initial public offering of NACO Common Stock shall have been consummated, then, in any case, NACO shall: (x) pay to ABC a fee of $5,000,000 in cash as liquidated damages and not as a penalty, such payment to be made simultaneously with such termination in the case of a termination by NACO pursuant to Section 7.1(g) and promptly, but in no event later than the second Business Day following a termination by ABC pursuant to Section 7.1(g), 7.1(i) or 7.1(k) and, in the case of clause (iii) of this Section 7.2(b), upon the consummation of such NACO Acquisition Proposal; and (y) reimburse ABC for all fees, costs and expenses incurred by ABC in connection with this Agreement and the transactions contemplated hereby, including but not limited to fees and expenses of investment bankers, accountants and attorneys, in the amount of $2,000,000 (collectively, the "ABC Covered Expenses") (less the amount, if any, of ABC Covered Expenses paid under Section 7.2(d)), such reimbursement to be paid in cash no later than the second Business Day following ABC's delivery to NACO of a written notice setting forth the amount to be reimbursed to ABC.

          (c) Notwithstanding any provision in this Agreement to the contrary, if (i) this Agreement is terminated by ABC or NACO pursuant to Section 7.1(h),
(ii) this Agreement is terminated by NACO pursuant to Section 7.1(j) or 7.1(l), or (iii) (A) this Agreement is terminated by ABC pursuant to Section 7.1(b) or by NACO or ABC pursuant to Section 7.1(f) and (B) concurrently with or within
                                          ---
twelve months after such termination an ABC Acquisition Proposal shall have been consummated, then, in any case, ABC shall: (x) pay to NACO a fee of $5,000,000 in cash as liquidated damages and not as a penalty, such payment to be made simultaneously with such termination in the case of a termination by ABC pursuant to Section 7.1(h) and promptly, but in no event later than the second Business Day following a termination by NACO pursuant to Section 7.1(h), 7.1(j) or 7.1(l) and, in the case of clause (iii) of this Section 7.2(c), upon the consummation of such ABC Acquisition Proposal; and (y) reimburse NACO for all fees, costs and expenses incurred by NACO in connection with this Agreement and the transactions contemplated hereby, including but not limited to fees and expenses of investment bankers, accountants and attorneys, in the amount of $2,000,000 (collectively, the "NACO Covered Expenses") (less the amount, if any, of NACO Covered Expenses paid under Section 7.2(e)), such reimbursement to be paid in cash no later than the second Business Day following NACO's delivery to ABC of a written notice setting forth the amount to be reimbursed to NACO.

          (d) If this Agreement is terminated by NACO or ABC pursuant to Section 7.1(e), then NACO shall, without prejudice and in addition to any other rights of ABC against NACO, reimburse ABC for ABC Covered Expenses. Payment for such reimbursement shall be made to ABC in cash no later than the second Business Day following ABC's delivery to NACO of a written notice setting forth the amount to be reimbursed to ABC.

          (e) If this Agreement is terminated by ABC or NACO pursuant to Section 7.1(f), then ABC shall, without prejudice and in addition to any other rights of NACO against ABC, reimburse NACO for all NACO Covered Expenses. Payment for such reimbursement shall be made to NACO in cash no later than the second Business Day following NACO's delivery to ABC of a written notice setting forth the amount to be reimbursed to NACO.

          SECTION 7.3 -- Amendment. This Agreement may be amended by the Parties pursuant to an instrument in writing adopted by action taken by each of NACO and ABC at any time before the Effective Time; provided, however, that, after approval of the Merger Agreement by the stockholders of NACO and ABC, no amendment may be made which by law would require further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by the Parties.

          SECTION 7.4 -- Waiver. At any time before the Effective Time, a Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the proviso of Section 7.3, waive compliance by the other Parties with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only as against such Party and only if set forth in an instrument in writing signed by such Party.


                                 ARTICLE VIII

                               GENERAL PROVISIONS

          SECTION 8.1 -- Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time, except that the agreements set forth in
Article I and Sections 2.4, 2.5, 2.6, 2.7, 2.8 and 5.11 hereof shall survive the Effective Time indefinitely. The representations, warranties and agreements in this agreement shall terminate upon the termination of this Agreement pursuant to Section 7.1 hereof, except that the agreements set forth in Sections 5.3(b) and (c), 7.2, 8.3, 8.9, 8.10, 8.11 and 8.12 hereof shall survive termination indefinitely. Nothing contained herein shall limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

          SECTION 8.2 -- Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the Parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a Party as shall be specified by like notice):

          (a)  if to NACO:

                    Joseph A. Seher
                    Chairman and Chief Executive Officer
                    2001 Butterfield Road
                    Downers Grove, Illinois 60515
                    Telecopy No.:  (630) 852-2144

               with a copy to:

                    Schiff Hardin & Waite
                    6600 Sears Tower
                    Chicago, Illinois  60606
                    Attention: Robert J.  Regan, Esq.
                    Telecopy No.:  (312) 258-5600

          (b)  if to ABC or Merger Subsidiary:

                    Donald W. Grinter
                    Chairman and Chief Executive Officer
                    200 South Michigan Avenue
                    Chicago, Illinois 60604
                    Telecopy No.:  (312) 322-0360

               with a copy to:

                    Jones, Day, Reavis & Pogue
                    77 West Wacker Drive
                    Suite 3500
                    Chicago, Illinois  60601
                    Attention:  Douglas H. Walter, Esq.
                    Telecopy No.:  (312) 782-8585


          SECTION 8.3 -- Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, except that those expenses incurred in connection with the printing of the Joint Proxy Statement and the Registration Statement, as well as the filing fees related thereto and any filing fee required in connection with the filing of premerger notifications under the Hart-Scott-Rodino Act, shall be shared equally by NACO and ABC. Section

8.3(i) of the Disclosure Schedule sets forth an itemized statement of the fees and expenses that ABC reasonably and in good faith estimates that it will incur in connection with this Agreement and the Merger. Section 8.3(ii) of the Disclosure Schedule sets forth an itemized statement of the fees and expenses that NACO reasonably and in good faith estimates that it will incur in connection with this Agreement and the Merger.

          SECTION 8.4 -- Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          (a) "Affiliated Entity" means each Person (other than any Subsidiary
               -----------------
of ABC) in which ABC has an equity interest in excess of 25%.

          (b) "Business Day" means any day other than a Saturday, a Sunday or a
               ------------
day on which commercial banks located in the State of Illinois are authorized or required by law or other governmental action to be closed.

          (c) "Cleanup" means all actions required by applicable Environmental
               -------
Laws to (i) cleanup, remove, treat, manage or remediate Hazardous Materials in the indoor or outdoor environment; (ii) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care; or
(iv) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

          (d) "Control Group" means a controlled group of corporations of which
               -------------
ABC or NACO, as the case may be, is a member within the meaning of Code
(S)414(b), any group of corporations or entities under common control with ABC or NACO, as the case may be, within the meaning of Code (S)414(c) or any affiliated service group of which ABC or NACO, as the case may be, is a member within the meaning of Code (S)414(m).

          (e) "Environmental Claim" means any judicial or administrative claim,
               -------------------
action, cause of action, investigation or written notice by any Person alleging potential liability or responsibility (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (i) the presence or Release of any Hazardous Materials at any location, whether or not owned or operated by NACO or any of its Subsidiaries or ABC or any of its Subsidiaries or Affiliated Entities, as the case may be, or (ii) circumstances forming the basis of any violation of any Environmental Law.

          (f) "Environmental Laws" means all federal, state, local and foreign
               ------------------
laws and regulations relating to pollution or protection of the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          (g) "Hazardous Materials" means all substances defined as Hazardous
               -------------------
Substances, Toxic Substances, Hazardous Waste, Pollutants or Contaminants, or regulated as such under, any Environmental Law, including all matters affecting air, ground, ground water, surface water and/or environmental quality or safety, including, without limitation, petroleum, petroleum-derived products, underground storage tanks, polychlorinated biphenyls and asbestos.

          (h) "Knowledge" means, with respect to ABC, the knowledge ABC's
               ---------
executive officers listed in Section 8.4(h)(i) of the Disclosure Schedule, and with respect to NACO, the knowledge of NACO's executive officers listed in
Section 8.4(h)(ii) of the Disclosure Schedule, in each case, after reasonable inquiry.

          (i) "NACO Balance Sheet" means the audited consolidated balance sheets
               ------------------
of NACO and its consolidated Subsidiaries for the fiscal year ended March 29, 1998.

          (j) "Material Adverse Effect" means a material adverse effect (i) on
               -----------------------
the condition (financial or otherwise), business, assets, liabilities, properties or results of operations of NACO and its Subsidiaries taken as a whole, or ABC and its Subsidiaries taken as a whole, as the case may be, or (ii) on the ability of NACO, or ABC, as the case may be, to perform any material obligations hereunder or under the transactions contemplated hereby; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (A) actions or omissions of NACO or ABC taken with the prior written consent of NACO or ABC, as applicable, in contemplation of the transactions contemplated hereby or (B) changes in GAAP.

          (k) "Permitted Liens" means Liens (a) for any current Taxes or
               ---------------
assessments (including but not limited to assessments for maintenance and repair) not yet delinquent, (b) reflected on the NACO Balance Sheet or the ABC Balance Sheet, (c) which do not materially detract from the value, or interfere with the present use of, such assets or (d) created by statute of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due.

          (l) "Person" means an individual, a partnership, a corporation, an
               ------
association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

          (m) "Release" means any release, spill, emission, discharge, leaking,
               -------
pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any vessel (including the abatement or discarding of barrels or other containers containing Hazardous Materials), including the movement of Hazardous Materials through, on or in the air, soil, surface water or ground water.

          (n) "Subsidiary" means any Person with respect to which NACO or ABC,
               ----------
as the case may be, directly or indirectly owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or others performing similar functions with respect to such Person.

          (o) "Tax" or "Taxes" means all taxes, charges, fees, levies or other
               ---      -----
assessments, including, without limitation, all net income, gross income, alternative or add-on minimum, environmental, gross receipts, sales, use, goods and services, ad valorem, transfer, capital stock, franchise, profits, license, withholding, payroll, single business, employment, excise, severance, stamp, occupation, property, unemployment or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, and any installments with respect thereto, together with any interest, penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon NACO or any of its Subsidiaries, or ABC or any of its Subsidiaries, as the case may be.

          (p) "Tax Return" means any reports, return, statement or other written
               ----------
information required to be supplied to a taxing authority in connection with Taxes.

          (q) "ABC Balance Sheet" means the audited consolidated balance sheet
               -----------------
of ABC and its consolidated Subsidiaries for the fiscal year ended July 31, 1997.

     SECTION 8.5 -- Headings. The headings contained in this Agreement (including in the Table of Contents, the Index of Exhibits and the Index of Disclosure Schedules) and the defined terms contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.6 -- Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

     SECTION 8.7 -- Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Confidentiality Agreement, the Disclosure Schedule and any documents delivered by the Parties in connection herewith constitute the entire agreement and, except as expressly set forth herein and therein, supersede any and all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except for the provisions of Article II and Section 5.12, are not intended to confer upon any Person other than NACO, ABC, and Merger Subsidiary and, after the Effective Time, their respective stockholders and the Surviving Corporation, any rights or remedies hereunder.

     SECTION 8.8 -- Assignment. This Agreement shall not be assigned by operation of law or otherwise.

     SECTION 8.9 -- Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, without regard to the conflicts of laws provisions thereof.

     SECTION 8.10 -- Consent to Jurisdiction.    Each of the Parties hereto
(a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court. Notwithstanding the foregoing, such consent to jurisdiction is solely for the purpose referred to in this Section 8.10 and shall not be deemed to be a general submission other than for such purpose.

     SECTION 8.11 -- Costs of Enforcement. Except as otherwise set forth herein, the prevailing Party in any proceeding brought to enforce any provision of the Agreement shall be entitled to recover the reasonable fees and costs of its counsel, plus all other costs of such proceeding.

     SECTION 8.12 -- Publicity. NACO and ABC will consult with and provide each other the opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated herein and shall not issue any such press release or other public statement or comment prior to such consultation except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange.

     SECTION 8.13 -- Incorporation of Exhibits and Disclosure Schedule. The Exhibits and the Disclosure Schedule identified in this Agreement are incorporated by reference and made a part hereof.

     SECTION 8.14 -- Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              NACO, INC.


                              By:   /S/ JOSEPH A. SEHER
                                    --------------------------------------------
                                    Name:   Joseph A. Seher
                                    Title:  Chairman and Chief Executive Officer


                              ABC RAIL PRODUCTS CORPORATION


                              By:   /S/ DONALD W. GRINTER
                                    --------------------------------------------
                                    Name:   Donald W. Grinter
                                    Title:  Chairman and Chief Executive Officer


                              ABCR ACQUISITION SUB, INC.


                              By:   /S/ DONALD W. GRINTER
                                    --------------------------------------------
                                    Name:   Donald W. Grinter
                                    Title:  President

                                                                       EXHIBIT A

                               VOTING AGREEMENT
                               ----------------


          AGREEMENT, dated as of September 17, 1998, by and among ABC Rail Products Corporation, a Delaware corporation (the "Company") and Joseph A. Seher ("Stockholder");

          WHEREAS, concurrently herewith, the Company, ABCR Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub") and NACO, Inc., a Delaware corporation ("NACO"), are entering into an Agreement and Plan of Merger (the "Merger Agreement");

          WHEREAS, the Stockholder is the record and beneficial owner of the number of shares of NACO Common Stock set forth opposite his name on Schedule I hereto (the "Subject Shares");

          WHEREAS, approval of the Merger Agreement by the stockholders of NACO is a condition to the consummation of the Merger; and

          WHEREAS, as an inducement to its entering into the Merger Agreement, the Company has required that the Stockholder agree to enter into this Agreement;

          NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows (capitalized terms used herein, but not otherwise defined herein, shall have the meaning ascribed to such terms in the Merger Agreement):

          Section 1.   Agreement to Vote.
                       -----------------

          (a) Stockholder hereby agrees to attend the NACO Special Meeting, in person or by proxy, and to vote (or cause to be voted) all Subject Shares, and any other voting securities of NACO, whether issued heretofore or hereafter, that such Stockholder owns or has the right to vote, for approval and adoption of the Merger Agreement and the Merger. Such agreement to vote shall apply also to any adjournment or adjournments of the NACO Special Meeting, and to any other meeting of stockholders at which any item of business referred to in the preceding sentence is presented for approval.

          (b)  To the extent inconsistent with the foregoing provisions of this
Section 1, Stockholder hereby revokes any and all previous proxies with respect to Stockholder's Subject Shares or any other voting securities of NACO.

          Section 2.   Securities Act Covenants and Representations.
                       --------------------------------------------
Stockholder hereby agrees and represents to the Company as follows:

          (a) Stockholder has been advised that the offering, sale and delivery of the ABC Common Stock pursuant to the Merger will be registered under the Securities Act on a Registration Statement on Form S-4. Stockholder has also been advised, however, that to the extent such Stockholder is considered an "affiliate" of NACO at the time the Merger Agreement is submitted to a vote of the stockholders of NACO, any public offering or sale by Stockholder of any shares of the ABC Common Stock received by Stockholder in the Merger will, under current law, require either (i) the further registration under the Securities Act of any shares of the ABC Common Stock to be sold by Stockholder, (ii) compliance with Rule 145 promulgated by the SEC under the Securities Act or
(iii) the availability of another exemption from such registration under the Securities Act.

          (b) Stockholder has read this Agreement and the Merger Agreement and has discussed their requirements and other applicable limitations upon Stockholder's ability to sell, transfer or otherwise dispose of shares of the ABC Common Stock with Stockholder's counsel or counsel for NACO, to the extent Stockholder believed necessary.

          (c) Stockholder also understands that stop transfer instructions will be given to the Company's transfer agent with respect to the ABC Common Stock and that a legend will be placed on the certificates for the ABC Common Stock issued to Stockholder, or any substitutions therefor, to the extent Stockholder is considered an "Affiliate" of NACO at the time the Merger Agreement is submitted to a vote of the stockholders of NACO.

          Section 3.   Further Assurances.  Each of the Company and the
                       ------------------
Stockholder shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement. Without limiting the generality of the foregoing, neither the Company nor Stockholder shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of any party to effectuate, carry out or comply with all the terms of this Agreement.

          Section 4.   Representations and Warranties of the Company.  The
                       ---------------------------------------------
Company represents and warrants to Stockholder that this Agreement (i) has been approved by the Board of Directors of the Company; (ii) has been duly executed and delivered by a duly authorized officer of the Company; and (iii) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles.

          Section 5.   Representations and Warranties of Stockholder.
                       -------------------------------------------
Stockholder represents and warrants to the Company that this Agreement (i) has been duly authorized, executed and delivered by Stockholder, and (ii) constitutes the valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. Stockholder is the record and beneficial owner of the number of Subject Shares set forth his name on Schedule
I. The Subject Shares listed next to the name of Stockholder on Schedule I hereto are the only voting securities of NACO owned (beneficially or of record) by Stockholder. Neither the execution or delivery of this Agreement nor the consummation by Stockholder of the transactions contemplated hereby will violate or conflict with any provisions of any law, rule or regulation applicable to Stockholder or any contract, agreement or understanding to which Stockholder is a party, other than such violations as would not prevent or materially delay the performance by Stockholder of his obligations hereunder or impose any liability or obligation on the Company.

          Section 6.   Effectiveness and Termination.  It is a condition
                       -----------------------------
precedent to the effectiveness of this Agreement that the Merger Agreement shall have been executed and delivered and be in full force and effect. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its or his obligations hereunder, neither of the parties hereto shall have any further obligation or liability hereunder.

          Section 7.   Miscellaneous.
                       -------------

          (a)  Notices, Etc.  All notices, requests, demands or other
               -------------
communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by first-class mail, postage prepaid in each case to the applicable addresses set forth below:

               If to the Company or Merger Sub:

               ABC Rail Products Corporation
               200 South Michigan Avenue
               Suite 1300
               Chicago, Illinois 60604
               Attn: Donald W. Grinter
               Telecopy: (312) 322-1074
               with a copy to:

               Jones, Day, Reavis & Pogue
               77 West Wacker Drive
               Suite 3500
               Chicago, Illinois 60601-1692
               Attn:  Douglas H. Walter, Esq.
               Telecopy:  (312) 782-8585

               If to Stockholder or NACO:

               Joseph A. Seher
               Chairman and Chief Executive Officer
               2001 Butterfield Road
               Downers Grove, Illinois 60515
               Telecopy: (630) 852-2144

               with a copy to:

               Schiff Hardin & Waite
               6600 Sears Tower
               Chicago, Illinois 60606
               Attn: Robert J. Regan, Esq.
               Telecopy:  (312) 258-5600

or to such other address as such party shall have designated by notice so given to each other party.

          (b)  Amendments, Waivers, Etc.  This Agreement may not be amended,
               -------------------------
changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by the Company, the Stockholder and NACO.

          (c)  Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation in the case of any corporate party hereto any corporate successor by merger or otherwise, and in the case of any individual party hereto any trustee, executor, heir, legatee or personal representative succeeding to the ownership of such party's Subject Shares or other securities subject to this Agreement. Notwithstanding any transfer of Subject Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

          (d)  Entire Agreement.  This Agreement embodies the entire agreement
               ----------------
and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

          (e)  Severability.  If any term of this Agreement or the application
               ------------
thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this

Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law, provided that in such event the parties shall
                             --------
negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

          (f)  Specific Performance.  The parties acknowledge that money damages
               --------------------
are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

          (g)  Remedies Cumulative.  All rights, powers and remedies provided
               -------------------
under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (h)  No Waiver.  The failure of any party hereto to exercise any
               ---------
right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (i)  No Third-Party Beneficiaries.  This Agreement is not intended to
               ----------------------------
be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

          (j)  Consent to Jurisdiction.  Each of the parties hereto (a) consents
               -----------------------
to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court located in the State of Delaware or a Delaware state court. Notwithstanding the foregoing, such consent to jurisdiction is solely for the purpose referred to in this Section 7(j) and shall not be deemed to be a general submission other than for such purpose.

          (k)  Governing Law.  This Agreement shall be governed by, and
               -------------
construed in accordance with, the laws of the State of Delaware, without regard to its conflicts of laws doctrine.

          (l)  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

          (m)  Expenses.  The parties hereto shall each bear its own expenses
               --------
incurred in connection with this Agreement and the transactions contemplated hereby, except that in the event of a dispute concerning the terms or enforcement of this Agreement, the prevailing party in any such dispute shall be entitled to reimbursement of reasonable legal fees and disbursements from the other party or parties to such dispute.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                               ABC RAIL PRODUCTS CORPORATION


                               By:  /s/  Donald W. Grinter
                                    --------------------------------------------
                                    Name: Donald W. Grinter
                                    Title: Chairman and Chief Executive Officer



                                    /s/  Joseph A. Seher
                                    --------------------------------------------
                                    Joseph A. Seher

                                  Schedule I
                                  ----------

                        Beneficial NACO Share Ownership


          Stockholder                                  Shares Owned
          -----------                                  ------------

          Joseph A. Seher                                 569,179

                                                                       EXHIBIT B

          FORM OF RESTATED CERTIFICATE OF INCORPORATION OF SURVIVING
                                  CORPORATION



                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                             SURVIVING CORPORATION

                              A STOCK CORPORATION


     I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

     FIRST:  The name of the corporation (the "Corporation") is ______________.

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, County of New Castle, Wilmington, Delaware 19805. The name of the Corporation's registered agent at such address is The Corporation Service Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, $0.01 par value.

     FIFTH: Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

     SIXTH: To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article Sixth shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

     SEVENTH: Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. Any repeal or modification of this Article Seventh shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

     EIGHTH: In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the by-laws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional by-laws and may alter, amend or repeal any by-law whether adopted by them or otherwise. The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

     NINTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

     TENTH:  The name and mailing address of the incorporator is
_______________.

     ELEVENTH: The names and mailing addresses of the persons who are to serve as the directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

     NAME                    MAILING ADDRESS
     ---------------------------------------

     IN WITNESS WHEREOF, I the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate of Incorporation this ____ day of September.

                                                     ___________________________

                                                                       EXHIBIT C


       FORM OF AMENDED AND RESTATED BY-LAWS OF THE SURVIVING CORPORATION



                             SURVIVING CORPORATION
                                    BYLAWS

                                   ARTICLE I

                               CORPORATE OFFICES


Section 1.  Delaware Registered Office.  The registered office of the
---------   --------------------------
corporation in the State of Delaware shall be in the City of Wilmington.

Section 2.  Other Offices.  The corporation may also have offices at such other
---------   -------------
places, both within and outside the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.


                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

     Section 1.  Time and Place.  A meeting of stockholders for any purpose may
     ---------   --------------
be held at such time and place, within or outside the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.  Annual Meetings.  Annual meetings of stockholders, commencing
     ---------   ---------------
with the year 1999, shall be held on the first Monday of February if not a legal holiday, or if a legal holiday, then on the following business day, at 10:00 a.m. local time, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which the stockholders shall elect a board of directors and transact such other business as may properly come before the meeting.

     Section 3.  Special Meetings.  Special meetings of stockholders, for any
     ---------   ----------------
purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the whole board of directors, or at the request in writing of stockholders owning a majority of the capital stock of the corporation outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 4.  Notice.  Written notice of a meeting, annual or special,
     ---------   ------
stating the place, date and hour of the meeting, and in the case of a special meeting stating the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days, or if a vote of stockholders on a merger or consolidation is one of the stated purposes of the meeting, not less than twenty nor more than sixty days before the date of the meeting.

     Section 5.  Stockholder List.  The officer who has charge of the stock
     ---------   ----------------
ledger of the corporation shall prepare or cause to be prepared and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

     Section 6.  Quorum.  The holders of a majority of the stock outstanding and
     ---------   ------
entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business, except as otherwise required by law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at a meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 7.  Required Vote.  Each election of directors or others shall be
     ---------   -------------
determined by a plurality vote, and, except as otherwise required by law or by the Certificate of Incorporation, each other matter shall be determined by the affirmative vote of a majority of the shares present in person or represented by proxy.

     Section 8.  Voting.  Unless otherwise required by law or by the Certificate
     ---------   ------
of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     Section 9.  Action by Written Consent.  Unless otherwise provided in the
     ---------   -------------------------
Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                  ARTICLE III

                                   DIRECTORS

     Section 1.  Number and Term.  The number of directors that shall constitute
     ---------   ---------------
the whole board shall not be less than one nor more than five. The first board shall consist of three directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting. Directors shall be elected at annual meetings of stockholders, except as provided in section 2 of this article, and each director shall hold office until a successor is elected and qualified or until that director's earlier resignation or removal. Directors need not be stockholders.

     Section 2.  Vacancies.  Except as otherwise required by law or by the
     ---------   ---------
Certificate of Incorporation, any vacancy on the board of directors, including a newly created directorship, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If there are no directors in office, then an election of directors may be held in the manner provided by law.

     Section 3.  Powers.  The business and affairs of the corporation shall be
     ---------   ------
managed by or under the direction or the board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

     Section 4.  Place of Meetings.  The board of directors of the corporation
     ---------   -----------------
may hold meetings, both regular and special, either within or outside the state of Delaware.

     Section 5.  Regular Meetings.  A regular meeting of the board of directors
     ---------   ----------------
shall be held without other notice than this bylaw immediately following and at the same place as the annual meeting of stockholders. In the event such meeting is not held at the time and place specified in the preceding sentence, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board or as shall be specified in written waivers signed by all of the directors. Other regular meetings of the board may be held without notice at such time and at such place as shall from time to time be determined by the board.

     Section 6.   Special Meetings.  Special meetings of the board of directors
     ---------    ----------------
may be called by the president and shall be called by the president or secretary on the written request of two directors, on not less then two days' notice to each director, either personally or by mail, by telegram or by facsimile.

     Section 7.   Quorum.  At any meeting of the board of directors a majority
     ---------    ------
of the whole board of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as otherwise required by law or by the Certificate of Incorporation. If there is not a quorum at a meeting of the board, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 8.   Action by Written Consent.  Unless otherwise restricted by the
     ---------    -------------------------
Certificate of Incorporation or these bylaws, any action required or permitted to be taken at a meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

     Section 9.   Participation with Communications Equipment.  Unless otherwise
     ----------   -------------------------------------------
restricted by law or by the Certificate of Incorporation or these bylaws, members of the board of directors, or of any committee designated by the board of directors, may participate in a meeting of the board of directors, or of any committee, by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting by such means shall constitute presence at the meeting.

     Section 10.  Committees of Directors.  The board of directors may, by
     ----------   -----------------------
resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require the seal; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     Each committee shall keep regular minutes of its meetings and shall furnish them to the board of directors when required.

     Section 11.  Compensation of Directors.  Unless otherwise restricted by the
     ----------   -------------------------
Certificate of Incorporation, the board of directors shall have the authority to fix the compensation of directors. The receipt of such compensation shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. The directors may be reimbursed for any expenses of attending meetings of the board of directors and of committees of the board.


                                  ARTICLE IV

                                    NOTICES

     Section 1.   Method of Giving Notice.  Whenever, under any provision of the
     ---------    -----------------------
statutes or of the Certificate of Incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at that person's address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time the same is deposited in the United States mail. Notice to directors may also be given by telegram or by facsimile and such notice shall be deemed to be given at the time that such notice is sent.

     Section 2.   Waiver of Notice.  Whenever notice is required to be given
     ---------    ----------------
under any provision of law or of the Certificate of Incorporation or of these bylaws, a written waiver of such notice, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE V

                                   OFFICERS

          Section 1.  Offices.  The officers of the corporation, shall be
          ---------   -------
elected by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. In addition, the board of directors may elect additional vice-presidents, and one or more assistant secretaries, assistant treasurers and other subordinate officers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these bylaws otherwise provide.

          Section 2.  Annual Election.  The board of directors at its first
          ---------   ---------------
meeting after each annual meeting of stockholders shall elect a president, one or more vice-presidents, a secretary and a treasurer. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.

          Section 3.  Additional Officers.  The board of directors may appoint
          ---------   -------------------
such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

          Section 4.  Compensation of Officers.  The compensation of all
          ---------   ------------------------
officers and agents of the corporation shall be fixed by or under the direction of the board of directors.

          Section 5.  Term of Office and Vacancy.  Each officer shall hold
          ---------   --------------------------
office until a successor is chosen and qualifies or until the officer's earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

          Section 6.  President.  The president (a) shall be the chief executive
          ---------   ---------
officer of the corporation, (b) shall preside at all meetings of the stockholders and the board of directors, (c) shall have general and active management of the business and affairs of the corporation, (d) shall see that all orders and resolutions of the board of directors are carried into effect and
(e) shall have the power to execute bonds, mortgages and other contracts, agreements and instruments, except where required or permitted by law to be otherwise signed and executed or where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

          Section 7.  Vice-Presidents.  In the absence of the president or in
          ---------   ---------------
the event of the disability of the president, the vice-president (or if there be more than one, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their most recent election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

          Section 8.   Secretary.  The secretary shall (a) attend all meetings
          ---------    ---------
of the board of directors and all meetings of the stockholders and record all of the proceedings of the meetings of the board of directors and of the stockholders in a book to be kept for that purpose and perform like duties for the standing committees when required, (b) give, or cause to be given, notice of all special meetings of the board of directors and all meetings of the stockholders and (c) perform such other duties as may be prescribed by the board of directors or the president, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the corporation and shall have authority to affix it to any instrument requiring the seal, and when so affixed, the seal may be attested by the signature of such officer. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by signature.

          Section 9.   Assistant Secretaries.  The assistant secretary (or if
          ---------    ---------------------
there be more than one, the assistant secretaries in the order determined by the board of directors, or if there be no such determination, then in the order of their most recent election or appointment) shall, in the absence of the secretary or in the event of the disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

          Section 10.  Treasurer.  The treasurer shall (a) have custody of the
          ----------   ---------
corporate funds and securities, (b) keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, (c) deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositaries as may be designated by the board of directors, (d) disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, (e) render to the president and the board of directors, at its regular meetings, or when the board of directors so requests, an account of all the transactions of the treasurer and of the financial condition of the corporation, and (f) perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

          Section 11.  Assistant Treasurers.  The assistant treasurer (or if
          ----------   --------------------
there shall be more than one, the assistant treasurers in the order determined by the board of directors, or if there be no such determination, then in the order of their most recent election or appointment) shall, in the absence of the treasurer or in the event of the disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

                                  ARTICLE VI

                              STOCK CERTIFICATES

          Section 1.  Right of Holder to Certificate.  Every holder of stock in
          ---------   ------------------------------
the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by the holder in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate a statement that the corporation will furnish, without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

          Section 2.  Facsimile Signatures.  Any or all of the signatures on the
          ---------   --------------------
certificate may be facsimile. In the event any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the corporation with the same effect as if he were such officer at the date of issue.

          Section 3.  Lost Certificates.  The board of directors may direct a
          ---------   -----------------
new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the legal representative of the owner, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation in connection with the certificate alleged to have been lost, stolen or destroyed, or both.

          Section 4.  Registration of Transfers.  Upon surrender to the
          ---------   -------------------------
corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its stock records.

          Section 5.  Record Date.  In order that the corporation may determine
          ---------   -----------
the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

          Section 6.  Registered Stockholders.  The corporation shall be
          ---------   -----------------------
entitled to recognize the exclusive right of a person registered in its stock records as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.


                                  ARTICLE VII

                               OTHER PROVISIONS

          Section 1.  Dividends.  Dividends upon the capital stock of the
          ---------   ---------
corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and requirements of law.

          Section 2.  Signatures on Checks and Notes.  All checks or demands for
          ---------   ------------------------------
money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

          Section 3.  Fiscal Year.  The fiscal year of the corporation shall end
          ---------   -----------
on ____.

          Section 4.  Seal.  The corporation shall have no seal.
          ----------  ----

          Section 5.  Indemnification of Directors, Officers and Others.  Each
          ----------  -------------------------------------------------
person who is or was a director or officer of the corporation or a subsidiary of the corporation and each person who serves or served at the request of the corporation as a director or officer (or equivalent) of another corporation, partnership, joint venture, trust or other enterprise (and the heirs, executors, administrators and estates of any such persons), shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended, except as to any action, suit or proceeding brought by or on behalf of the director or officer of the corporation without prior approval of the board of directors. Each person who is or was an employee or agent of this corporation, and each person who serves or has served as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be similarly indemnified at the discretion of the board of directors. The indemnification provided by this section 5 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.


                                 ARTICLE VIII

                                  AMENDMENTS

          These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws was contained in the notice of such special meeting.

                                                                       EXHIBIT D


                         FORM OF NACO AFFILIATE LETTER
                         -----------------------------

ABC Rail Products Corporation
200 South Michigan Avenue
13th Floor
Chicago, IL  60604


NACO, Inc.
2001 Butterfield Road
Suite 502
Downers Grove, IL 60515


Ladies and Gentlemen:

     Pursuant to the terms of the Agreement and Plan of Merger, dated as of September 17, 1998 (the "Merger Agreement"), between NACO, Inc., a Delaware corporation ("NACO"), ABC Rail Products Corporation, a Delaware corporation ("ABC"), and ABCR Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ABC ("Merger Subsidiary"), the Merger Subsidiary will merge with and into NACO and NACO will become a wholly owned subsidiary of ABC (the "Merger"). As a result of the Merger, the undersigned will be entitled to receive shares of common stock, par value $0.01 per share, of ABC (the "ABC Common Stock") in exchange for shares owned by the undersigned of common stock, par value $0.01 per share, of NACO (the "NACO Common Stock").

     The undersigned represents to ABC that the undersigned owns ________ shares (the "NACO Affiliate Shares") of NACO Common Stock. The undersigned hereby irrevocably agrees to attend, in person or by proxy, the meeting of NACO's stockholders relating to the vote on the Merger Agreement and the transactions contemplated thereby and any and all adjournments thereof, and hereby irrevocably agrees to vote (or cause to be voted) all of the NACO Affiliate Shares and any other voting securities of NACO, whether issued heretofore or hereafter, that the undersigned owns or has the right to vote, for the approval and adoption of the Merger Agreement and the transactions contemplated thereby. The undersigned confirms that such agreement to attend and vote is coupled with an interest. The undersigned revokes any and all previous proxies with respect to the NACO Affiliate Shares and/or any other voting securities of NACO owned by the undersigned.

     The undersigned acknowledges that the undersigned may be deemed an "affiliate" of NACO within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC"), and may be deemed an "affiliate" of NACO for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, although nothing contained herein should be construed as an admission of either such fact.

     If in fact the undersigned were an affiliate of NACO under the Securities Act, the undersigned's ability to sell, assign or transfer the ABC Common Stock received by the undersigned in exchange for any shares of NACO Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act.

     The undersigned hereby represents to and covenants with ABC that the undersigned will not sell, assign, transfer or otherwise dispose of any of the ABC Common Stock received by the undersigned in exchange for shares of NACO Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated under the Securities Act or
(iii) in a transaction which, in the opinion of counsel of ABC or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

     The undersigned understands that, except as provided in the Registration Rights Agreement to be entered into by ABC and, among others, the undersigned, ABC is under no obligation to register the sale, assignment, transfer or other disposition of the ABC Common Stock to be received by the undersigned in the Merger or to take any other action necessary in order to make compliance with an exemption from such registration available.

     The undersigned hereby further represents to and covenants with NACO and ABC that the undersigned has not, within the preceding 30 days, sold, assigned, transferred or otherwise disposed of any shares of NACO Common Stock held by the undersigned and that the undersigned will not sell, assign, transfer or otherwise dispose of any ABC Common Stock held by the undersigned, received by the undersigned in connection with the Merger, or otherwise acquired by the undersigned after the date hereof, until after such time as results covering at least 30 days of post-Merger combined operations of NACO and ABC have been published by ABC in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations, except as would not otherwise reasonably be expected to adversely affect the qualification of the Merger as a pooling-of-interests.

     ABC covenants that it will take all such actions as may be reasonably available to it to permit the sale, assignment, transfer or other disposition of ABC Common Stock by the undersigned under Rule 145 in accordance with the terms thereof.

     The undersigned acknowledges and agrees that the legend set forth below will be placed on certificates representing the shares of ABC Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legend will be removed by delivery of substitute certificates upon evidence of compliance with Rule 145 under the Securities Act and, if requested by ABC, receipt of an opinion in form and substance reasonably satisfactory to ABC from counsel reasonably satisfactory to ABC to the effect that such legend is no longer required for purposes of the Securities Act.

     There will be placed on the certificates for ABC Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

          "The shares represented by this certificate are issued pursuant to a business combination which is being accounted for as a pooling of interests, in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, assigned, transferred or otherwise disposed of (i) until such time as ABC shall have published financial results covering at least 30 days of combined operations after the Effective Time and (ii) except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the sale, assignment, transfer or other disposition of ABC Common Stock and
(ii) the receipt by ABC of this letter is an inducement to ABC's obligations to consummate the Merger.

                                    Very truly yours,


                                    ______________________________
                                    Name:

Dated: _________, 199__

                                                                       EXHIBIT E


                         FORM OF ABC AFFILIATE LETTER
                         ----------------------------

ABC Rail Products Corporation
200 South Michigan Avenue
13th Floor
Chicago, IL 60604


NACO, Inc.
2001 Butterfield Road
Suite 502
Downers Grove, IL 60515


Ladies and Gentlemen:

     Pursuant to the terms of the Agreement and Plan of Merger, dated as of September 17, 1998 (the "Merger Agreement"), between NACO, Inc., a Delaware corporation ("NACO"), ABC Rail Products Corporation, a Delaware corporation ("ABC"), and ABCR Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ABC ("Merger Subsidiary"), the Merger Subsidiary will merge with and into NACO and NACO will become a wholly owned subsidiary of ABC (the "Merger").

     The undersigned represents to NACO that the undersigned owns ________ shares (the "ABC Affiliate Shares") of common stock, par value $0.01 per share, of ABC (the "ABC Common Stock"). The undersigned hereby irrevocably agrees to attend, in person or by proxy, the meeting of ABC's stockholders relating to the vote on the Merger Agreement and the transactions contemplated thereby, and any and all adjournments thereof, and hereby irrevocably agrees to vote (or cause to be voted) all of the ABC Affiliate Shares and any other voting securities of ABC, whether issued heretofore or hereafter, that the undersigned owns or has the right to vote, for the approval and adoption of the Merger Agreement and the transactions contemplated thereby. The undersigned confirms that such agreement to attend and vote is coupled with an interest. The undersigned revokes any and all previous proxies with respect to the ABC Affiliate Shares and/or any other voting securities of ABC owned by the undersigned.

     The undersigned acknowledges that the undersigned may be deemed an "affiliate" of ABC for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable rules and regulations of the Securities and

Exchange Commission, although nothing contained herein should be construed as an admission of such fact.

     The undersigned represents to and covenants with NACO and ABC that the undersigned has not, within the preceding 30 days, sold, assigned, transferred or otherwise disposed of any shares of ABC Common Stock held by the undersigned and that the undersigned will not sell, assign, transfer or otherwise dispose of any ABC Common Stock held or hereafter acquired by the undersigned until after such time as results covering at least 30 days of post-Merger combined operations of NACO and ABC have been published by ABC in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations, except as would not otherwise reasonably be expected to adversely affect the qualification of the Merger as a pooling-of-interests.

     The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the sale, assignment, transfer or other disposition of ABC Common Stock and
(ii) the receipt by NACO of this letter is an inducement to NACO's obligations to consummate the Merger.

                                        Very truly yours,


                                        ______________________________
                                        Name:

Dated: _________, 199__

                                                                       EXHIBIT F

                          FORM OF ABC TAX CERTIFICATE
                          ---------------------------

     The undersigned HEREBY CERTIFIES to Schiff Hardin & Waite and to Jones, Day, Reavis & Pogue that the undersigned (a) is familiar with the terms and conditions of all of the transactions described in an opinion letter of Schiff Hardin & Waite (the "Schiff Opinion Letter") and an opinion letter of Jones, Day, Reavis & Pogue (together, the "Opinion Letters"), each dated the date hereof, concerning the Federal income tax consequences of the proposed Merger; and (b) is aware that (i) this Certificate will be relied on by Schiff Hardin & Waite in rendering its Opinion Letter to NACO, Inc. ("NACO") and by Jones, Day, Reavis & Pogue in rendering its Opinion Letter to ABC Rail Products Corporation ("ABC") concerning the Federal income tax consequences of the proposed Merger described in the Opinion Letters, and (ii) the certifications and representations recited herein will survive the closing of the proposed transaction in the Opinion Letters. Except as otherwise provided herein, capitalized terms used herein shall have the meanings ascribed to them in the Schiff Opinion Letter.

     The undersigned HEREBY FURTHER CERTIFIES to Schiff Hardin & Waite and to Jones, Day, Reavis & Pogue as follows:

     a. The fair market value of the ABC Common Stock and other consideration received by each NACO stockholder will be approximately equal to the fair market value of the NACO Common Stock surrendered in the exchange.

     b. Following the Merger, NACO will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets and at least 90% of the fair market value of Merger Subsidiary's net assets and at least 70% of the fair market value of Merger Subsidiary's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Merger Subsidiary or NACO to dissenters, amounts paid by Merger Subsidiary or NACO to stockholders who receive cash or other property, Merger Subsidiary or NACO assets used to pay its reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by Merger Subsidiary or NACO immediately preceding the transfer, will be included as assets of Merger Subsidiary or NACO, respectively, held immediately prior to the Merger.

     c. Prior to the Merger, ABC will be in control of Merger Subsidiary within the meaning of Section 368(c)(1) of the Code.

     d. Following the Merger, NACO will not issue additional shares of its stock that would result in ABC losing control of NACO within the meaning of
Section 368(c)(1) of the Code.

     e. Neither ABC nor any corporation which is part of ABC's affiliated group has a plan or intention to reacquire any of the stock issued in the Merger.

     f. ABC has no plan or intention to liquidate NACO; to merge NACO with and into another corporation; to sell or otherwise dispose of the NACO Common Stock; or to cause NACO to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Subsidiary, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code or dispositions which will not violate the "Substantially All" test described in Paragraph (b) above.

     g. The liabilities of Merger Subsidiary assumed by NACO and the liabilities to which the transferred assets of Merger Subsidiary are subject were incurred by Merger Subsidiary in the ordinary course of business.

     h. ABC and Merger Subsidiary will pay their respective expenses, if any, incurred in connection with the Merger.

     i. There is no intercorporate indebtedness existing between ABC and NACO or between Merger Subsidiary and NACO that was issued, acquired, or will be settled at a discount.

     j.   ABC is not an investment company as defined in Section
368(a)(2)(F)(iii) and (iv) of the Code.

     k. No Merger Subsidiary shares will be issued in the Merger to NACO stockholders.

     l. None of the compensation received by any stockholder-employee of NACO will be separate consideration for, or allocable to, any of their NACO Common Stock; none of the ABC Common Stock received by any stockholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     m. A Certificate of Merger relating to the Merger of Merger Subsidiary with and into NACO will be filed with the Secretary of State of the State of Delaware.


Dated:______________                    ABC RAIL PRODUCTS CORPORATION


                                        By:___________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT G


                         FORM OF NACO TAX CERTIFICATE
                         ----------------------------

     The undersigned HEREBY CERTIFIES to Schiff Hardin & Waite and to Jones, Day, Reavis & Pogue that the undersigned (a) is familiar with the terms and conditions of all of the transactions described in an opinion letter of Schiff Hardin & Waite (the "Schiff Opinion Letter") and an opinion letter of Jones, Day, Reavis & Pogue (together, the "Opinion Letters"), each dated the date hereof; and (b) is aware that (i) this Certificate will be relied on by Schiff Hardin & Waite in rendering its Opinion Letter to NACO, Inc. ("NACO") and by Jones, Day, Reavis & Pogue in rendering its Opinion Letter to ABC Rail Products Corporation ("ABC") concerning the Federal income tax consequences of the proposed Merger described in the Opinion Letters, and (ii) the certifications and representations recited herein will survive the closing of the proposed transaction in the Opinion Letters. Except as otherwise provided herein, capitalized terms used herein shall have the meanings ascribed to them in the Schiff Opinion Letter.

     The undersigned HEREBY FURTHER CERTIFIES to Schiff Hardin & Waite and to Jones, Day, Reavis & Pogue as follows:

     a. The fair market value of the ABC Common Stock and other consideration received by each NACO stockholder will be approximately equal to the fair market value of the NACO Common Stock surrendered in the exchange.

     b. NACO and NACO stockholders will pay their respective expenses, if any, incurred in connection with the Merger.

     c. There is no intercorporate indebtedness existing between ABC and NACO or between Merger Subsidiary and NACO that was issued, acquired, or will be settled at a discount.

     d.   NACO is not an investment company as defined in Section
368(a)(2)(F)(iii) and (iv) of the Code.

     e. NACO is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     f. On the date of the Merger, the fair market value of the assets of NACO will equal or exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the transferred assets are subject.

     g. None of the compensation received by any stockholder-employee of NACO will be separate consideration for, or allocable to, any of their NACO Common Stock; none of the ABC Common Stock received by any stockholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

Dated:____________________        NACO, Inc.


                                  By:____________________________________
                                     Name:
                                     Title:

                                                                       EXHIBIT H

                                    FORM OF
                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     This Registration Rights Agreement (this "Agreement") is entered into this ____ day of _______, 1998 by and among ABC Rail Products Corporation, a Delaware corporation ("ABC") and the stockholders listed on the signature page of this Agreement (each, a "Stockholder" and collectively, the "Stockholders").

     WHEREAS, ABC is a party to an Agreement and Plan of Merger with NACO, Inc., a Delaware corporation ("NACO"), and ABCR Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of ABC ("Merger Subsidiary") dated as of September 17, 1998 (the "Merger Agreement");

     WHEREAS, pursuant to the merger (the "Merger") contemplated by the Merger Agreement all issued and outstanding shares of common stock, par value $.01 per share, of NACO ("NACO Common Stock"), including shares held by the Stockholders, will be converted at the Effective Time of the Merger into shares of common stock, par value $0.01 per share, of ABC ("ABC Common Stock");

     WHEREAS, the parties hereto desire to make provisions for the registration of possible resales of ABC Common Stock received in the Merger by the Stockholders who otherwise are restricted by Rule 144 under the Act in their resales of ABC Common Stock; and

     WHEREAS, the undertakings and agreements of ABC contained herein are a material inducement to the Stockholders to consummate and effect the transactions contemplated by the Merger Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     (a)  Definitions.  For purposes of this Agreement:
          -----------

          (i) The term "Act" means the Securities Act of 1933, as heretofore or hereafter amended;

          (ii) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

          (iii) The term "Registrable Securities" means the shares of ABC Common Stock issued to the Stockholders in the Merger, and any securities paid, issued or distributed in respect of such shares by way of stock dividend or distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.

          (iv) The term "Sellers" means the Stockholders who elect to join in a registration effected pursuant to this Agreement; and

          (v) All other capitalized terms not defined herein shall have the meanings assigned to them in the Merger Agreement.

     (b)  Demand Rights.
          -------------

          (i) If ABC shall receive at any time after 180 days after the Effective Time of the Merger, a written request from Stockholders holding at least two percent (2%) of the then outstanding shares of ABC Common Stock that ABC file a registration statement under the Act for a public offering of all or a part of the Registrable Securities (which written request shall specify the aggregate number of shares of Registrable Securities requested to be registered), then ABC shall effect such registration of Registrable Securities in accordance with this Agreement; provided, however, that ABC shall not be required to take any action pursuant to this Paragraph (b) unless the requested registration relates to at least 360,000 shares of Registrable Securities.

          (ii) If the Sellers intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise ABC as a part of the request made pursuant to the foregoing Subparagraph
     (b)(i), in which event the managing underwriter shall be selected by ABC with the prior written consent of the Sellers holding a majority in number of the Registrable Securities covered by the registration request.

          (iii) ABC may postpone a registration requested pursuant to Subparagraph (b)(i) for a period not to exceed 90 days if, at the time ABC receives a registration request pursuant to Subparagraph (b)(i), ABC is engaged in confidential negotiations or other confidential business activities (a "Confidential Transaction"), the disclosure of which, based upon the written advice of outside counsel, would be required in the registration statement, and the Board of Directors of ABC determines in good faith that such disclosure would be materially detrimental to ABC and its stockholders or would have a material adverse effect on the Confidential Transaction.

          (iv) (a) ABC will not include in any demand registration pursuant to this Paragraph (b) any securities which are not Registrable Securities without the prior written consent of the Sellers holding a majority in number of the Registrable Securities covered by the registration request, subject to ABC's obligations existing at the date hereof to register additional shares of ABC Common Stock as set forth on Exhibit A hereto.

                 (b) If a demand registration pursuant to this Paragraph (b) is an underwritten offering and the managing underwriter advises ABC in writing that in its opinion the number of Registrable Securities requested to be included in such offering and, if permitted, the number of securities which are not Registrable Securities requested to be included in such offering exceed the number of securities which can be sold in an orderly manner in such offering within a price range acceptable to the Sellers holding a majority in number of Registrable Securities covered by the registration request, ABC will include in such registration, first, prior
                                                                  -----
     to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included which in the opinion of such underwriter can be sold in an orderly manner within the price range of such offering, pro rata (as nearly as practicable) among the Sellers on the basis of the number of Registrable Securities proposed to be sold by each such Seller; and second, the number of securities which are
                                   ------
     not Registrable Securities requested to be included which in the opinion of such underwriter can be sold in an orderly manner within the price range of such offering, pro rata (as nearly as practicable) among the holders of such securities on the basis of the number of securities proposed to be sold by each such holder.

          (v) Upon the closing of a demand registration pursuant to this Paragraph (b), each Seller agrees not to effect any public sale or distribution of equity securities, or any securities convertible into or exchangeable or exercisable for such securities, of ABC for a period of at least 90 days after such closing.

          (vi)   ABC agrees:

                 (a) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 25-day period prior to and during the 90-day period beginning on the effective date of any underwritten registration under this Paragraph (b) (except pursuant to (i) registrations on Form S-8 or any successor form, and (ii) registrations on a form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or which does not permit the inclusion of shares of persons other than ABC) unless the underwriters managing the registered public offering otherwise agree, and

                 (b) after the date hereof not to grant, directly or indirectly, any other persons the right to request ABC to register any equity securities of ABC in excess of the number of shares equal to four percent (4%) of the then outstanding shares of ABC Common Stock;

     (c)  PiggyBack Rights.  If ABC proposes to register shares of its Common
          ----------------
Stock for a public offering (including an offering by stockholders other than the Sellers but excluding an offering to employees on Form S-8 or any other offering on a form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or which does not permit the inclusion of shares of persons other than ABC), ABC shall promptly give the Stockholders written notice of such proposed registration. Upon the written request of any Stockholder given within 20 days after mailing of such notice by ABC, ABC shall, subject to the provisions of Paragraph (g) hereof, use its reasonable best efforts to register under the Act all of the Registrable Securities that any Stockholder has requested to have included. The Sellers' participation in a registration pursuant to this Paragraph (c) shall be conditioned upon the Sellers' complete and full cooperation on a timely basis with all requirements reasonably established by ABC and/or the managing underwriter in the course of such registration.

     (d)  Obligations of ABC.  Whenever required under this Agreement to effect
          ------------------
the registration of any Registrable Securities, ABC shall, as expeditiously as possible:

          (i) Prepare and file with the Securities and Exchange Commission (the "SEC") (or any successor agency) a registration statement with respect to such Registrable Securities (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, ABC will furnish on a timely basis to the counsel selected by Sellers copies of all such documents required to be filed, which documents in the case of a registration under Paragraph (b) will be subject to review by such counsel), and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Sellers, use its reasonable best efforts to keep such registration statement effective for up to 120 days;

          (ii) Prepare and file with the SEC such supplements and amendments to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during an effective period, if requested by the Sellers, of not to exceed 120 continuous days;

          (iii) Furnish to the Sellers such numbers of copies of the prospectus, including a preliminary prospectus in conformity with the requirements of the Act, and such other documents as the Sellers may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

          (iv) Use its reasonable best efforts to expeditiously register or qualify the Registrable Securities under such securities or Blue Sky laws of such jurisdictions within the United States as shall be appropriate or reasonably requested by the Sellers;

          (v) In the case of a registration under Paragraph (b), enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the shares of Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation:

               (a) making such representations and warranties to the underwriters in form, substance and scope, reasonably satisfactory to the managing underwriter, as are customarily made by issuers to underwriters in underwritten secondary offerings;

               (b) obtaining opinions and updates thereof of counsel, which counsel and opinions to ABC (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter, addressed to the managing underwriter covering the matters customarily covered in opinions requested in underwritten secondary offerings and such other matters as may be reasonably requested by the managing underwriter;

               (c) causing the underwriting agreements to set forth in full the indemnification provisions and procedures of Paragraph (j) below (or such other substantially similar provisions and procedures as the managing underwriter shall reasonably request) with respect to all parties to be indemnified pursuant to said Paragraph (j); and

               (d) delivering such documents and certificates as may be reasonably requested by the Sellers to evidence compliance with the provisions of this Subparagraph (d)(v) and with any customary conditions contained in the underwriting agreement or other agreement entered into by ABC; and

          (vi) Promptly notify each Seller at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, at the request of any such Seller, ABC will promptly prepare and furnish such Seller a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (e)  Seller Information.  It shall be a condition precedent to the
          ------------------
obligations of ABC to take any action pursuant to this Agreement that the Sellers shall furnish to ABC such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

     (f)  Expenses.  ABC shall pay all fees and expenses incurred in connection
          --------
with any registration pursuant to this Agreement, including, without limitation, all registration, filing and qualification fees and expenses, accounting fees, fees and disbursements of counsel for ABC, printing fees, listing fees, miscellaneous travel and other out-of-pocket expenditures incurred by ABC. Sellers shall pay all fees and disbursements of counsel for Sellers and all underwriting discounts and all commissions or brokerage fees applicable to the Registrable Securities sold by them and all miscellaneous travel and other out-of-pocket expenditures incurred by them.

     (g)  Underwriting Requirements.  In connection with any offering involving
          -------------------------
an underwriting of shares, ABC shall not be required under Paragraph (c) to include any of the Registrable Securities in such underwriting unless Sellers accept the terms of the underwriting as agreed upon between ABC and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by ABC. If the total number of Registrable Securities that Sellers request be included in such offering exceeds (when combined with the securities being offered by ABC and any other selling stockholders having rights to participate in such offering) the number of securities that the underwriters reasonably believe compatible with the success of the offering by ABC, then ABC shall be required to include in the offering only that number of securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering by ABC, the securities so included to be allocated pro rata (as nearly as practicable) among the Sellers and other selling stockholders on the basis of the number of securities proposed to be sold by each.

     (h)  Successors and Assigns.  The registration rights provided by this
          ----------------------
Agreement shall be binding upon and inure to the benefit of ABC (and its successors and assigns), and the Stockholders (and any affiliates thereof to whom the Registrable Securities are transferred, sold or disposed). Except as expressly stated in the foregoing sentence, the registration rights provided by this Agreement may not be assigned by the Stockholders without the prior written consent of ABC.

     (i)  Limits on Rights.  The right of the Stockholders to require a
          ----------------
registration pursuant to Paragraph (b) shall be limited to two registrations. Participation in a registration pursuant to Paragraph (c) shall be limited, as to any Stockholder, to a single registration and any Stockholder participating in a registration pursuant to Paragraph (c) shall have no right to participate in any further registration pursuant thereto unless such Stockholder was not allowed to register at least seventy-five percent (75%) of the Registrable Securities requested for inclusion in such registration due to the operation of Paragraph (g) above. The failure of the Sellers to sell all of the Registrable Securities offered in a registration effected pursuant to Paragraph (b) shall not entitle any of the Sellers to require or participate in any further registration under Paragraph (b) of ABC securities.

     (j)  Indemnification.
          ---------------

          (i) ABC agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers, directors, stockholders, partners and employees and each person who controls (within the meaning of the Act) such holder against all losses, claims, damages, liabilities and expenses whatsoever, as incurred, and reasonable fees and expenses of counsel incurred in investigating, preparing or defending against, or aggregate amounts paid in settlement of any litigation, action, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon, caused by or arising out of any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to ABC by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after ABC has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, ABC will indemnify such underwriters, their officers and directors and each person who controls (within the meaning of the Act) such underwriters to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          (ii) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to ABC in writing such information as ABC reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify ABC, its directors, stockholders, employees and officers and each person who controls (within the meaning of the Act) ABC against any losses, claims, damages, liabilities and expenses whatsoever, as incurred, and reasonable fees and expenses of counsel incurred in investigating, preparing or defending against, or aggregate amounts paid in settlement of any litigation, action, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon, caused by or arising out of any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder expressly for such purpose and is reasonably relied upon in conformity with such written information.

          (iii) Any person entitled to indemnification hereunder will (a) give reasonably prompt written notice to the indemnifying party of any claim with respect to which he or it seeks indemnification and (b) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without his or its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (iv) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities. ABC also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event ABC's indemnification is unavailable for any reason. Such right to contribution shall be in such proportion as is appropriate to reflect the relative fault of and benefits to ABC on the one hand and the Sellers on the other (in such proportions that the Sellers are severally, not jointly, responsible for the balance), in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and indemnified parties shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and the indemnified parties in connection with the offering to which losses, claims, damages, liabilities or expense relate. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

               The parties hereto agree that it would not be just or equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediate preceding paragraph. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Subparagraph (j)(iv), no Seller shall be required to contribute any amount in excess of the net amount of proceeds received by such Seller from the sale of Registrable Securities pursuant to the registration statement.

     (k)  Entire Agreement; Modification; Amendment.  This Agreement constitutes
          -----------------------------------------
the entire Agreement between the parties covering the subject matter hereof and supersedes all prior agreements or understandings whether written or oral. This Agreement may not be modified or amended other than in a writing signed by ABC and Stockholders holding a majority of the Registrable Securities.

     (l)  No Inconsistent Agreements.  ABC will not hereafter enter into any
          --------------------------
agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

     (m)  Adjustments Affecting Registrable Securities.  ABC will not take any
          --------------------------------------------
action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement provided that this Paragraph
(m) shall not apply to actions or changes with respect to ABC's business, earnings, revenues, financial conditions or prospects.

     (n)  Termination.  This Agreement, other than the provisions of Paragraph
          -----------
(j) above, shall terminate on the sixth anniversary of the date hereof; provided, however, that such termination shall not be effective until completion
--------  -------
of any registration of Registrable Securities requested prior to such sixth anniversary in accordance with this Agreement; and provided further, that with
                                                   ----------------
respect to any Stockholder, this Agreement shall terminate on the date on which such Stockholder may sell Registrable Securities in accordance with Rule 145(d)(2) or (3) under the Act.

     (o)  Remedies.  Any person having rights under any provision of this
          --------
Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of the Agreement.

     (p)  Severability.  Whenever possible, each provision of this Agreement
          ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provisions will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     (q)  Descriptive Headings.  The descriptive headings of this Agreement are
          --------------------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (r)  Governing Law.  This Agreement shall be governed by, and construed in
          -------------
accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within the State, without regard to the conflicts of laws provision thereof.

     (s)  Notices.  All notices and other communications given or made pursuant
          -------
hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the Parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a Party as shall be specified by like notice):

          (a)  If to ABC:

                    ABC Rail Products Corporation
                    200 South Michigan Avenue

                    13th Floor
                    Chicago, IL  60604
                    Attention: Donald W. Ginter
                    Telecopy No.: (312) 322-0397

          (b) If to a Stockholder, at the address specified by such holder to ABC.

     IN WITNESS WHEREOF, this Agreement has been entered into by the parties hereto as of the date first written above.


                              ABC RAIL PRODUCTS CORPORATION


                              By: __________________________________
                                    Name:
                                    Title:


                              STOCKHOLDERS:


                              ____________________________________
                                    Joseph A. Seher


                              ____________________________________
                                    Vaughn W. Makary


                              ____________________________________
                                    Wayne R. Rockenbach


                              ____________________________________
                                    John W. Waite


                              ____________________________________
                                    John M. Lison


                              ____________________________________
                                    Stephen W. Becker


                              ____________________________________
                                    John M. Giba

                              ____________________________________
                                    Brian L. Greenburg


                              ____________________________________
                                    Michael B. Heisler


                              ____________________________________
                                    Jack R. Long


                              ____________________________________
                                    Wilbur G. Streams


                              ____________________________________
                                    Richard A. Drexler


                              ____________________________________
                                    Daniel W. Duval


                              ____________________________________
                                    Willard H. Thompson

                                                                       EXHIBIT I


                       FORM OF OPINION OF COUNSEL TO ABC
                       ---------------------------------


     (1) Each of ABC and Merger Subsidiary is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware.

     (2) Each of ABC and Merger Subsidiary has corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of ABC and Merger Subsidiary has the corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement and to consummate the transactions contemplated thereby.

     (3) The Merger Agreement and the performance by ABC and Merger Subsidiary of their respective obligations thereunder have been duly authorized by all requisite corporate action on the part of ABC and Merger Subsidiary. The Merger Agreement has been duly executed and delivered by, and is binding upon, ABC and Merger Subsidiary. Upon filing of the Certificate of Merger with the Secretary of State of Delaware, the Merger will be effective in accordance with the General Corporation Law of the State of Delaware.

     (4) Neither the execution and delivery by ABC and Merger Subsidiary of the Merger Agreement nor the performance of their respective obligations thereunder will (a) result in the violation of any statute or regulation (it being understood that we are not expressing any opinion as to any Federal or state securities laws, Federal or state antitrust laws or Federal or state environmental laws), or any order or decree known to us of any court or Governmental Authority binding upon ABC or Merger Subsidiary or their respective properties, or (b) conflict with or result in a default or in the creation of a lien under any of the provisions of ABC's Restated Certificate of Incorporation or By-Laws or Merger Subsidiary's Certificate of Incorporation or By-Laws.

     (5) The ABC Common Shares to be issued upon the Effective Time are duly authorized and, upon filing of the Certificate of Merger with the Secretary of State of Delaware in accordance with the General Corporation Law of the State of Delaware, will be validly issued, fully paid and nonassessable.

                                                                       EXHIBIT J


                      FORM OF OPINION OF COUNSEL TO NACO
                      ----------------------------------


     (1) NACO is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware.

     (2) NACO has corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. NACO has the corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement and to consummate the transactions contemplated thereby.

     (3) The Merger Agreement and the performance by NACO of its obligations thereunder have been duly authorized by all requisite corporate action on the part of NACO. The Merger Agreement has been duly executed and delivered by, and is binding upon, NACO. Upon filing of the Certificate of Merger with the Secretary of State of Delaware, the Merger will be effective in accordance with the General Corporation Law of the State of Delaware.

     (4) Neither the execution and delivery by NACO of the Merger Agreement nor the performance of its obligations thereunder will (a) result in the violation of any statute or regulation (it being understood that we are not expressing any opinion as to any Federal or state securities laws, Federal or state antitrust laws or Federal or state environmental laws), or any order or decree known to us of any court or Governmental Authority binding upon NACO or their respective properties, or (b) conflict with or result in a default or in the creation of a lien under any of the provisions of NACO's Restated Certificate of Incorporation or By-Laws.

     (5) NACO has an authorized capitalization consisting of ______ shares of Common Stock, ____ of which are issued and outstanding and _____ of which are held as treasury shares. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

                                   EXHIBIT B

                     OPINION OF SALOMON SMITH BARNEY INC.



September 17, 1998


Board of Directors
ABC Rail Products Corporation
200 South Michigan Avenue
Chicago, IL 60604

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock of ABC Rail Products Corporation (the "Company" or "ABC Rail") of the exchange ratio under the Agreement and Plan of Merger by and among NACO, Inc. ("NACO"), ABCR Acquisition Sub Inc. ("Merger Sub") and the Company, dated as of September 17, 1998 (the "Merger Agreement"). We understand that, in the Merger, Merger Sub will be merged with NACO, the separate corporate existence of Merger Sub shall cease, and NACO shall continue as the surviving corporation which shall be a wholly owned subsidiary of the Company. We further understand that, upon effectiveness of the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of NACO (the "NACO Common Stock"), will be converted into approximately 8.7 fully paid and non-assessable shares as determined in accordance with terms in the Merger Agreement (the "Exchange Ratio") of Common Stock, par value $0.01 per share, of ABC Rail (the "ABC Rail Common Stock").

In connection with rendering our opinion, we have reviewed: (i) a draft of the Merger Agreement; (ii) certain publicly available business and financial information relating to the Company, which was discussed with us by management of the Company; (iii) certain internally prepared documents relating to NACO which we discussed with NACO; (iv) information relating to certain strategic implications and operational benefits anticipated to result from the Merger, which we discussed with the Company and NACO; (v) certain publicly available and other information concerning the trading of, and the trading market for, the publicly traded securities of the Company; (vi) certain publicly available information with respect to other companies that we believe to be comparable in certain respects to the Company and NACO; and (vii) certain publicly available information with respect to other merger and acquisition transactions that we believe to be comparable in certain respects to the Merger. In addition to the foregoing, we have conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate to arrive at our opinion.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all information provided to or reviewed by us or publicly available, and we have not assumed any responsibility for any independent verification of any of such information. With respect to financial forecasts, and other information and data provided to or reviewed by, and relied upon by, us, we have been advised by the managements of the Company and NACO that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company and NACO as to the expected future financial performance of the Company and NACO and the strategic implications and operational benefits anticipated from the Merger. We express no opinion with respect to such forecasts or the assumptions on which they were based. We further relied on the assurances of managements of the Company and NACO that they were unaware of any facts that would make the forecasts or information and data provided to us incomplete or misleading. We have not made or been provided with any independent evaluations or appraisals of any of the Company's or NACO's assets, properties, liabilities or securities.
We have been advised by you that the Merger Agreement, in the form executed by the parties, will not vary from the draft that we reviewed in any way that is material to this opinion. We have assumed that the Merger will be accounted for as a pooling-of-interests in accordance with generally accepted accounting principles ("GAAP"), and that the Merger qualifies for such accounting treatment under GAAP. We have also assumed that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and none of the Company, NACO, Merger Sub or holders of ABC Rail Common Stock will recognize gain or loss for U.S. federal or state income tax purposes as a result of the Merger.

As you are aware, Salomon Smith Barney Inc. ("Salomon Smith Barney") is acting as financial advisor to the Company in connection with the Merger for which we will receive certain fees, including with regard to the rendering of this opinion, a significant portion of which fees is contingent upon the consummation of the Merger. In the ordinary course of our securities business we and our affiliates may hold or actively trade the debt and equity securities of the Company for our own account and for the account of our customers and, accordingly, we may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Travelers Group Inc. and its affiliates) may maintain other business and financial relationships with the Company and NACO.

Our engagement in connection with the Merger did not include the solicitation of, and we have not solicited, prospective acquirors of all or part of the Company. Our opinion, as expressed below, relates to the relative values of the Company and NACO and does not imply any conclusion as to what the value of the merged company's common stock actually will be when issued pursuant to the Merger or the price at which such stock will trade following the consummation of the Merger. Our opinion necessarily is based

Board of Directors
ABC Rail Products Corporation
September 17, 1998
Page 2

upon conditions and circumstances as they exist and can be evaluated as of the date hereof and does not address the underlying business decision of the Company to enter into the Merger Agreement. Specifically, we have not been asked to, nor do we, express an opinion as to the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage.

This opinion is for the benefit and use by members of the Board of Directors of the Company in connection with their evaluation of the Merger and does not constitute a recommendation to any holder of shares of ABC Rail Common Stock as to how such stockholder should vote with respect to the Merger. This opinion may not be published or otherwise used by the Company without our prior written consent, other than as provided for in the engagement agreement, dated August 13, 1998, between the Company and Salomon Smith Barney.

Based upon, and subject to, the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of ABC Rail Common Stock.

Very truly yours,


SALOMON SMITH BARNEY INC.

                                   EXHIBIT C

                 OPINION OF ROBERT W. BAIRD & CO. INCORPORATED



September 17, 1998


PERSONAL & CONFIDENTIAL
-----------------------

Board of Directors
NACO, Inc.
2001 Butterfield Road
Suite 502
Downers Grove, IL  60515

Gentlemen:

NACO, Inc. (the "Company") proposes to enter into a merger of equals transaction by means of an Agreement and Plan of Merger (the "Agreement") with ABC Rail Products Corporation ("ABC") and ABCR Acquisition, Inc., a wholly owned subsidiary of ABC ("Merger Sub"). Pursuant to the Agreement, at the Effective Time (as defined in the Agreement), Merger Sub will be merged with and into the Company (the "Merger") and each outstanding share of common stock, par value $.01 per share of the Company ("Company Common Stock") (other than shares held by the Company, ABC or any of their respective subsidiaries) will be converted solely into the right to receive the number of shares of common stock, par value $0.01 per share of ABC ("ABC Common Stock") equal to the Exchange Ratio (as hereinafter defined).

The Exchange Ratio means that number of shares of ABC Common Stock (rounded up to the nearest one thousandth) equal to the number of Fully Diluted ABC Shares (as defined in the Agreement) divided by the number of Fully Diluted NACO Shares (as defined in the Agreement). Based on the Exchange Ratio, current holders of Company Common Stock and current holders of ABC Common Stock each would own approximately 50% of the outstanding shares of ABC Common Stock on a fully diluted basis immediately following consummation of the Merger (assuming for analytical purposes that proceeds from the hypothetical exercise of stock options are used to repurchase shares of ABC Common Stock).

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Company Common Stock of the Exchange Ratio.

Robert W. Baird & Co. Incorporated ("Baird"), as part of its investment banking business, is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

In conducting our investigation and analysis and in arriving at our opinion herein, we have reviewed such information and taken into account such financial and economic factors as we have deemed relevant under the circumstances. In that connection, we have, among other things: (i) reviewed certain internal information, primarily financial in nature, including projections, concerning the business and operations of the Company furnished to us for purposes of our analysis; (ii) reviewed certain internal information, primarily financial in nature, including projections, concerning the business and operations of ABC furnished to us for purposes of our analysis, as well as publicly available information including but not limited to ABC's recent filings with the Securities and Exchange Commission and equity analyst research reports prepared by various investment banking firms including Baird; (iii) reviewed the draft Agreement in the form presented to the Company's Board of Directors; (iv) compared the historical market prices and trading activity of ABC Common Stock with those of certain other publicly traded companies we deemed relevant; (v) compared the financial position and operating results of the Company and ABC with those of other publicly traded companies we deemed relevant; (vi) compared the proposed financial terms of the Merger with the financial terms of certain other business combinations we deemed relevant; and (vii) reviewed the potential pro forma financial effects of the Merger on the Company and ABC based on, among other things, certain estimates of cost savings, synergies and other projected combined benefits expected to result from the Merger, jointly prepared and provided to us by the senior managements of the Company and ABC. We have held discussions with certain members of the Company's and ABC's senior management concerning the Company's and ABC's respective historical and current financial condition and operating results, as well as the future prospects of the Company and ABC, respectively. We have also considered such other information, financial studies, analysis and investigations and financial, economic and market criteria which we deemed relevant for the preparation of this opinion.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us by or on behalf of the Company and ABC, or publicly available, and have not assumed any responsibility to verify any such information independently. We have also assumed, with your consent, that (i) the Merger will be accounted for as a pooling of interests under generally accepted accounting principles; (ii) the Merger will qualify as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended; (iii) all material assets and liabilities (contingent or otherwise, known or unknown) of the Company and ABC are as set forth in the consolidated financial statements of the Company and ABC, respectively; (iv) the Merger will be consummated in accordance with the terms of the Agreement, without any amendment thereto and without waiver by the Company or ABC of any of the conditions to their respective obligations thereunder; and (v) in the course of obtaining the necessary

Board of Directors
NACO, Inc.
September 17, 1998
Page 2

regulatory and other consents or approvals for the Merger, no restrictions, including any divestiture requirements or amendments or modifications to existing agreements, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger. We have assumed that the financial forecasts examined by us were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the Company's senior management as to future performance of the Company, and ABC's senior management as to future performance of ABC. In conducting our review, we have not undertaken nor obtained an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or ABC nor have we made a physical inspection of the properties or facilities of the Company or ABC. Our opinion necessarily is based upon economic, monetary and market conditions as they exist and can be evaluated on the date hereof, and does not predict or take into account any changes which may occur, or information which may become available, after the date hereof.

We note that the Agreement and the other documents relating to the Merger include, among other things, certain provisions which we understand are designed to create a balance of control of ABC after the Merger. Further, as noted above, as a result of the Exchange Ratio, the stockholders of the Company and ABC will have essentially equal ownership interests in ABC immediately following the Merger. Accordingly, the Exchange Ratio does not reflect a change of control premium to the stockholders of either the Company or ABC, and in rendering our opinion we have analyzed the Merger as a strategic business combination not involving a sale of control of the Company.

Our opinion has been prepared solely for the information of the Company's Board of Directors, and shall not be used for any other purpose or disclosed to any other party without the prior written consent of Baird; provided, however, that this letter may be reproduced in full in the Proxy Statement to be provided to the Company's stockholders in connection with the Merger. This opinion does not address the relative merits of the Merger and any other potential transactions or business strategies considered by the Company's Board of Directors, and does not constitute a recommendation to any stockholder of the Company as to how any such stockholder should vote with respect to the Merger. In addition, we are not expressing any opinion as to the price or range of prices at which ABC Common Stock will trade at any time. Baird has acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, part of which is payable upon the preparation and delivery of this fairness opinion and part of which is contingent upon consummation of the Merger. In the past, we have provided investment banking services to the Company, including acting as financial advisor to the Company in evaluating its strategic and financial alternatives. We also have previously provided investment banking services to ABC from time to time, having acted as managing underwriter in the public offering of shares of ABC Common Stock and of certain debt securities of ABC. In addition, we previously acted as financial advisor to ABC in connection with certain acquisitions. Baird received customary compensation for the above-mentioned services. Baird is a subsidiary of The Northwestern Mutual Life Insurance Company which currently holds the Company's $15.0 million principal amount Senior Subordinated Note and a related Warrant that entitles it to purchase 54,271 shares of Company Common Stock for a purchase price of $0.01 per share. In the Merger, this Warrant will be converted into the right to purchase a number of shares of ABC Common Stock equal to the product of 54,271 and the Exchange Ratio.

In the ordinary course of our business, we may from time to time trade the securities of ABC for our own account or accounts of our customers and, accordingly, may at any time hold long or short positions in such securities.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock.

Sincerely yours,


ROBERT W. BAIRD & CO. INCORPORATED

                                   EXHIBIT D

                             FORM OF AMENDMENTS TO
                       ABC CERTIFICATE OF INCORPORATION

                                   [to come]

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   ABC is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any persons who were or are parties, or are threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify him against the expenses that such officer or director has actually and reasonably incurred in connection therewith.

   ABC's restated certificate of incorporation provides that each person who is or was or had agreed to become a director or officer of ABC, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of ABC as an employee or agent of ABC or as a director, officer, employee or agent of another corporation, general or limited partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by ABC to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, ABC may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in the restated certificate of incorporation.

   ABC's restated certificate of incorporation also provides that to the full extent permitted by the General Corporation law of the State of Delaware or any other applicable laws presently or hereafter in effect, no director of ABC shall be personally liable to ABC or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of ABC.

   ABC's bylaws provide that each person who is or was or had agreed to become a director or officer of ABC, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of ABC as an employee or agent of ABC or as a director, officer, employee or agent of another corporation, general or limited partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by ABC to the full extent permitted by the General Corporation law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, ABC may enter into one or more agreements with any person that provide for indemnification greater or different than that provides in the bylaws.

   ABC has in effect insurance policies in the amount of $10.0 million covering all of ABC's directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

     (a) The following exhibits, as required by Item 601 of Regulation S-K, are filed as part of this Registration Statement:

   EXHIBIT     DESCRIPTION
   -------     -----------
     NO.
     ---
    2.1        Agreement and Plan of Merger by and among ABC, ABCR Acquisition
               Sub, Inc. and NACO, Inc. Dated September 18, 1998 (Incorporated by reference to ABCs Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 1998) (SEC
               File No. 0-22906)

    3.1 Restated Certificate of Incorporation of the Company (Incorporated by reference to the same numbered exhibit filed with the Registrant's Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on April 13, 1994) (SEC File No. 33-77652).

    3.2 Bylaws of the Company (Incorporated by reference to the same numbered exhibit filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1994) (SEC File No. 0-22906).

    3.3 Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Company (Incorporated by reference to Exhibit 3.1 filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended October 31, 1996) (SEC File No. 0-22906).

    3.4 Certificate of Correction of Certificate of Designation of the Company (Incorporated by reference to Exhibit 3.2 filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended October 31, 1996) (SEC File No. 0-22906).

    4.1 Form of certificate representing shares of Common Stock of the Company (Incorporated by reference to the same numbered exhibit filed with the Registrant's Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on October 12, 1993) (SEC File No. 33-70242).

    4.2 Rights Agreement, dated as of September 29, 1995 between the Company and LaSalle National Trust, N.A., as Rights Agent (the "Rights Agreement"), which includes the Form of Certificate of Designation, Preferences and Rights, the form of Rights Certificate and the Summary of Stockholder Rights Plan (Incorporated by reference to the same numbered exhibit filed with the Registrant's Current Report on Form 8-K dated October 2,
               1995) (SEC File No. 0-22906).

    4.3 Amendment No. 1 to the Rights Agreement Dated November 15, 1996 (Incorporated by reference to Exhibit 4.1 filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended October 31, 1996) (SEC File No. 0-22906).

    4.4 Amendment No. 2 to the Rights Agreement Dated September 17, 1998 (Incorporated by reference to Exhibit 4.1 filed with the Registrant's Form 8-A/A on September 24, 1998) (SEC File No. 0-22906)

    4.5 Indenture dated January 15, 1997, from ABC to First Trust of Illinois, National Association, as Trustee (incorporated by reference to the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 15,
               1996) (SEC File No. 333-16241)

    4.6 First Supplemental Indenture to the Indenture dated January 15, 1997, from ABC to First Trust of Illinois, National Association, as Trustee (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 17, 1997) (SEC File No. 0-22906)

    4.7 Second Supplemental Indenture to the Indenture dated January 15, 1997, from ABC to First Trust of Illinois, National Association, as Trustee (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 1997) (SEC File No. 0-22906)

    5.1 Opinion of Jones, Day, Reavis & Pogue regarding the legality of the shares of ABC common stock to be issued pursuant to this Registration Statement. (to be filed by amendment)

    8.1 Opinion of Jones, Day, Reavis & Pogue regarding federal income tax consequences (to be filed by amendment)

    8.2 Opinion of Schiff Hardin & Waite regarding federal income tax consequences (to be filed by amendment)

    10.1 Registration Rights Agreement, dated as of August 28, 1991, among the Company, KARC and the Management Investors named therein (Incorporated by reference to the same numbered exhibit filed with the Registrant's Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on October 12, 1993) (SEC File No. 33-70242).

    10.2 Second Amended and Restated Loan and Security Agreement (the "Security Agreement"), dated as of January 31, 1997, among the Company, ABC Deco Inc. and American Systems Technologies, Inc., as borrowers, the financial institutions named therein, as lenders, and American National Bank and Trust Company of Chicago, as agent, and Amendment No. 1 thereto dated as of August 8, 1997 ("Amendment 1"), Amendment No. 2 thereto dated as of October 31, 1997 ("Amendment 2"), Amendment No. 3 thereto dated as of December 8, 1997 ("Amendment 3"), Amendment No. 4 thereto dated December 22, 1997 ("Amendment 4") and Amendment No. 5 thereto dated April 24, 1998 ("Amendment 5") (Security Agreement and Amendment 1 incorporated by reference to the same numbered exhibit filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1997 (SEC File No. 0-22906); Amendment 2 incorporated by reference to Exhibit 10.1 filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended October 31, 1997 (SEC File No. 0-22906); Amendment 3 incorporated by reference to Exhibit 10.1 filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended January 31, 1998 (SEC File No. 0-22906); Amendment 4 incorporated by reference to Exhibit 10.1 filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1998 (SEC File No. 0-22906); and Amendment 5 incorporated by reference to Exhibit 10.3 filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1998 (SEC File No. 0-22906).

    10.3 Stock Option Plan dated July 1, 1993 (Incorporated by reference to the same numbered exhibit filed with the Registrant's Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on October 12, 1993) (SEC File No. 33-70242).

    10.4 Lease, entered into March 10, 1993, between the Company and Milton M. Siegel Company (Incorporated by reference to the same numbered exhibit filed with the Registrant's Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on October 12, 1993) (SEC File No. 33-70242).

    10.5 ABC Rail Corporation Master Savings Trust (Incorporated by reference to the same numbered exhibit filed with the Registrant's Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on October 12, 1993) (SEC File No. 33-70242).

    10.6 ABC Rail Corporation Savings and Investment Plan, as amended and restated effective as of May 1, 1988 (Incorporated by reference to the same numbered exhibit filed with the Registrant's Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on October 12, 1993) (SEC File No. 33-70242).

    10.7 Partnership Agreement, dated as of February 1, 1992, by and between ABC Rail French Holdings, Inc. and Cogifer Americas, Inc. (Incorporated by reference to the same numbered exhibit filed with the Registrant's Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on October 12, 1993) (SEC File No. 33-70242).

   10.8 Commercial Representation Agreement, dated February 21, 1992, between the Company and Cogifer Industries of Croissy-sur-Sein, France and certain of its affiliates (Incorporated by reference to the same numbered exhibit filed with the Registrant's Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on October 12, 1993) (SEC File No. 33-70242).

   10.9 Agreement, dated February 21, 1992, by and between the Company and Cogifer Industries (Incorporated by reference to the same numbered exhibit filed with the Registrant's Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on October 12, 1993) (SEC File No. 33-70242).

  10.10 Lease, dated March 1, 1994, by and between the City of Newton, Kansas and the Company (Incorporated by reference to the same numbered exhibit filed with the Registrant's Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on April 13, 1994) (SEC File No. 33-77652).

  10.11 1994 Director Stock Option Plan (Incorporated by reference to the same numbered exhibit filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1994) (SEC File No. 0-22906).

  10.12 Amendment No. 1 to 1994 Director Stock Option Plan (Incorporated by reference to the same numbered exhibit filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1996) (SEC File No. 0-22906).

  10.13        Form of option agreement evidencing options granted to Donald W.
               Grinter (72,000 shares), D. Chisholm MacDonald (40,000 shares), David G. Kleeschulte (40,000 shares) and Eugene Ziemba (60,000 shares) pursuant to the Stock Option Plan listed as Exhibit 10.3 above (Incorporated by reference to the same numbered exhibit filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1994) (SEC File No. 0-22906).

  10.14 Asset Purchase Agreement dated April 3, 1995, between the Company and General Electric Railcar Wheel and Parts Service Corporation (Incorporated by reference to the same numbered exhibit filed with the Registrant's Current Report on Form 8-K dated May 15,
               1995) (SEC File No. 0-22906).

  10.15 1994 Stock Option Plan (Incorporated by reference to the same numbered exhibit filed with the Registrant's Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on April 13, 1994) (SEC File No. 33-77652).

  10.16 Agreement and General Release dated as of October 2, 1996 between Ben R, Yorks and the Company (Incorporated by reference to the same numbered exhibit filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1996) (SEC File No. 0-22906).

   21.1 Subsidiaries of the Company (Incorporated by reference to the same numbered exhibit filed with the Registrant's Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on April 13, 1994) (SEC File No. 33-77652).

   23.1        Consent of Independent Public Accountants of ABC

   23.2        Consent of Independent Public Accountants of NACO

   23.3        Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1 and 8.1)

   23.4        Consent of Schiff Hardin & Waite (included in Exhibit 8.2)

   23.5 Consent of Salomon Smith Barney Inc. to the inclusion of their opinion as Exhibit B to the Proxy Statement/Prospectus included herein

   23.6 Consent of Robert W. Baird & Co. Incorporated to the inclusion of their opinion as Exhibit C to the Proxy Statement/Prospectus included herein

   24.1        Powers of Attorney

   27.2        NACO Financial Data Schedule (to be filed by amendment)

   99.1        Consent of Joseph A. Seher to be named a director of ABC

   99.2        Consent of Richard A. Drexler to be named a director of ABC

   99.3        Consent of Daniel W. Duval to be named a director of ABC

   99.4        Consent of Willard H. Thompson to be named a director of ABC

   99.5 Form of proxy to be used at the ABC stockholders meeting (to be filed by amendment)

    (b)  Financial Statement Schedules:

         All schedules are omitted since the required information is not present in amounts sufficient to require submission of schedules or because the information required is included in the consolidated financial statements and notes thereto.

ITEM 22. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (a) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus that is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such offering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (c) That every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statements through the date of responding to the request.

    (e) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (f) To supply by a means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, state of Illinois, on October 9, 1998.

                              ABC RAIL PRODUCTS CORPORATION


                              By:  /s/ Robert W. Willmschen, Jr.
                                   --------------------------------------
                                   Robert W. Willmschen, Jr.
                                   Executive Vice President
                                   and Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                          Title                     Date
        ---------                          -----                     ----
/s/  Donald W. Grinter     Chairman and Chief Executive Officer     , 1998
-------------------------  of ABC Rail Products Corporation and
Donald W. Grinter          Director

*                          Director                                 , 1998
-------------------------
   Norman M. Doerr
*                          Director                                 , 1998
-------------------------
   Jean-Pierre M. Ergas
*                          Director                                 , 1998
-------------------------
   Donald R. Gant
*                          Director                                 , 1998
-------------------------
   James E. Martin
*                          Director                                 , 1998
-------------------------
   George W. Peck, IV


* The undersigned by signing his name hereunto has hereby signed this registration statement on behalf of the above-named officers and directors, on October 9, 1998, pursuant to a power of attorney executed on behalf of each such director and officer and filed with the Securities and Exchange Commission.


By:  /s/  Robert W. Willmschen, Jr.
     ------------------------------------------
     Robert W. Willmschen, Jr.
     Executive Vice President
     and Chief Financial Officer

                                 EXHIBIT INDEX




EXHIBIT                                     DESCRIPTION                                        LOCATION IN
-------                                     -----------                                        -----------
  NO.                                                                                            DOCUMENT
  ---                                                                                            --------
2.1      Agreement and Plan of Merger by and among ABC, ABCR Acquisition Sub,                Incorporated by
         Inc. and NACO, Inc. Dated September 18, 1998 (Incorporated by reference                reference
         to ABCs Current Report on Form 8-K filed with the Securities and Exchange
         Commission on September 18, 1998) (SEC File No. 0-22906)

3.1      Restated Certificate of Incorporation of the Company (Incorporated by               Incorporated by
         reference to the same numbered exhibit filed with the Registrant's                     reference
         Registration Statement on Form S-1 originally filed with the Securities and
         Exchange Commission on April 13, 1994) (SEC File No. 33-77652).

3.2      Bylaws of the Company (Incorporated by reference to the same numbered               Incorporated by
         exhibit filed with the Registrant's Annual Report on Form 10-K for the fiscal          reference
         year ended July 31, 1994) (SEC File No. 0-22906).

3.3      Certificate of Designation, Preferences and Rights of Series A Junior               Incorporated by
         Participating Preferred Stock of the Company (Incorporated by reference to             reference
         Exhibit 3.1 filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended October 31, 1996) (SEC File No. 0-22906).

3.4      Certificate of Correction of Certificate of Designation of the Company              Incorporated by
         (Incorporated by reference to Exhibit 3.2 filed with the Registrant's Quarterly        reference
         Report on Form 10-Q for the quarter ended October 31, 1996) (SEC File
         No. 0-22906).

4.1      Form of certificate representing shares of Common Stock of the Company              Incorporated by
         (Incorporated by reference to the same numbered exhibit filed with the                 reference
         Registrant's Registration Statement on Form S-1 originally filed with the
         Securities and Exchange Commission on October 12, 1993) (SEC File
         No. 33-70242).

4.2      Rights Agreement, dated as of September 29, 1995 between the Company and            Incorporated by
         LaSalle National Trust, N.A., as Rights Agent (the "Rights Agreement"),                reference
         which includes the Form of Certificate of Designation, Preferences and
         Rights, the form of Rights Certificate and the Summary of Stockholder Rights
         Plan (Incorporated by reference to the same numbered exhibit filed with the
         Registrant's Current Report on Form 8-K dated October 2, 1995) (SEC File
         No. 0-22906).

4.3      Amendment No. 1 to the Rights Agreement Dated November 15, 1996                     Incorporated by
         (Incorporated by reference to Exhibit 4.1 filed with the Registrant's Quarterly        reference
         Report on Form 10-Q for the quarter ended October 31, 1996) (SEC File
         No. 0-22906).

4.4      Amendment No. 2 to the Rights Agreement Dated September 17, 1998                    Incorporated by
         (Incorporated by reference to Exhibit 4.1 filed with the Registrant's                  reference
         Form 8-A/A on September 24, 1998) (SEC File No. 0-22906)

EXHIBIT                                     DESCRIPTION                                        LOCATION IN
-------                                     -----------                                        -----------
  NO.                                                                                            DOCUMENT
  ---                                                                                            --------
4.5      Indenture dated January 15, 1997, from ABC to First Trust of Illinois,              Incorporated by
         National Association, as Trustee (incorporated by reference to the Registrant's        reference
         Registration Statement on Form S-3 filed with the Securities and Exchange
         Commission on November 15, 1996) (SEC File No. 333-16241)

4.6      First Supplemental Indenture to the Indenture dated January 15, 1997, from          Incorporated by
         ABC to First Trust of Illinois, National Association, as Trustee (incorporated         reference
         by reference to the Registrant's Current Report on Form 8-K filed with the
         Securities and Exchange Commission on January 17, 1997) (SEC File No. 0-
         22906)

4.7      Second Supplemental Indenture to the Indenture dated January 15, 1997, from         Incorporated by
         ABC to First Trust of Illinois, National Association, as Trustee (incorporated         reference
         by reference to the Registrant's Current Report on Form 8-K filed with the
         Securities and Exchange Commission on December 22, 1997) (SEC File No.
         0-22906)

5.1      Opinion of Jones, Day, Reavis & Pogue regarding the legality of the shares          To be filed by
         of ABC common stock to be issued pursuant to this Registration Statement.              amendment
         (to be filed by amendment)

8.1      Opinion of Jones, Day, Reavis & Pogue regarding federal income tax                  To be filed by
         consequences (to be filed by amendment)                                                amendment

8.2      Opinion of Schiff Hardin & Waite regarding federal income tax consequences          To be filed by
         (to be filed by amendment)                                                             amendment

10.1     Registration Rights Agreement, dated as of August 28, 1991, among the               Incorporated by
         Company, KARC and the Management Investors named therein (Incorporated                 reference
         by reference to the same numbered exhibit filed with the Registrant's
         Registration Statement on Form S-1 originally filed with the Securities and
         Exchange Commission on October 12, 1993) (SEC File No. 33-70242).

10.2     Second Amended and Restated Loan and Security Agreement (the "Security              Incorporated by
         Agreement"), dated as of January 31, 1997, among the Company, ABC Deco                 reference
         Inc. and American Systems Technologies, Inc., as borrowers, the financial institutions named therein, as lenders, and American National Bank and Trust
         Company of Chicago, as agent, and Amendment No. 1 thereto dated as of
         August 8, 1997 ("Amendment 1"), Amendment No. 2 thereto dated as of
         October 31, 1997 ("Amendment 2"), Amendment No. 3 thereto dated as of
         December 8, 1997 ("Amendment 3"), Amendment No. 4 thereto dated
         December 22, 1997 ("Amendment 4") and Amendment No. 5 thereto dated
         April 24, 1998 ("Amendment 5") (Security Agreement and Amendment 1
         incorporated by reference to the same numbered exhibit filed with the
         Registrant's Annual Report on Form 10-K for the fiscal year ended
         July 31, 1997 (SEC File No. 0-22906); Amendment 2 incorporated by reference to Exhibit 10.1 filed with the Registrant's Quarterly Report on
         Form 10-Q for the quarter ended October 31, 1997 (SEC File No. 0-22906);
         Amendment 3 incorporated by reference to Exhibit 10.1 filed with the
         Registrant's Quarterly Report on Form 10-Q for the quarter ended
         January 31, 1998 (SEC File No. 0-22906); Amendment 4 incorporated by reference to Exhibit 10.1 filed with the Registrant's Quarterly Report on
         Form 10-Q for the quarter ended April 30, 1998 (SEC File No. 0-22906); and
         Amendment 5 incorporated by reference to Exhibit 10.3 filed with the
         Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30,
         1998 (SEC File No. 0-22906).

EXHIBIT                                     DESCRIPTION                                        LOCATION IN
-------                                     -----------                                        -----------
  NO.                                                                                            DOCUMENT
  ---                                                                                            --------
10.3     Stock Option Plan dated July 1, 1993 (Incorporated by reference to the same         Incorporated by
         numbered exhibit filed with the Registrant's Registration Statement on                 reference
         Form S-1 originally filed with the Securities and Exchange Commission on
         October 12, 1993) (SEC File No. 33-70242).

10.4     Lease, entered into March 10, 1993, between the Company and                         Incorporated by
         Milton M. Siegel Company (Incorporated by reference to the same numbered               reference
         exhibit filed with the Registrant's Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on
         October 12, 1993) (SEC File No. 33-70242).

10.5     ABC Rail Corporation Master Savings Trust (Incorporated by                          Incorporated by
         reference to the same numbered exhibit filed with the Registrant's                     reference
         Registration Statement on Form S-1 originally filed with the Securities and
         Exchange Commission on October 12, 1993) (SEC File No. 33-70242).

10.6     ABC Rail Corporation Savings and Investment Plan, as amended and restated           Incorporated by
         effective as of May 1, 1988 (Incorporated by reference to the same numbered            reference
         exhibit filed with the Registrant's Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on
         October 12, 1993) (SEC File No. 33-70242).

10.7     Partnership Agreement, dated as of February 1, 1992, by and between ABC             Incorporated by
         Rail French Holdings, Inc. and Cogifer Americas, Inc. (Incorporated by                 reference
         reference to the same numbered exhibit filed with the Registrant's
         Registration Statement on Form S-1 originally filed with the Securities and
         Exchange Commission on October 12, 1993) (SEC File No. 33-70242).

10.8     Commercial Representation Agreement, dated February 21, 1992, between               Incorporated by
         the Company and Cogifer Industries of Croissy-sur-Sein, France and certain             reference
         of its affiliates (Incorporated by reference to the same numbered exhibit filed with the Registrant's Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on October 12, 1993) (SEC File
         No. 33-70242).

10.9     Agreement, dated February 21, 1992, by and between the Company and                  Incorporated by
         Cogifer Industries (Incorporated by reference to the same numbered exhibit             reference
         filed with the Registrant's Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on October 12, 1993) (SEC
         File No. 33-70242).

10.10    Lease, dated March 1, 1994, by and between the City of Newton, Kansas and           Incorporated by
         the Company  (Incorporated by reference to the same numbered exhibit filed             reference
         with the Registrant's Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on April 13, 1994) (SEC File
         No. 33-77652).

10.11    1994 Director Stock Option Plan (Incorporated by reference to the same              Incorporated by
         numbered exhibit filed with the Registrant's Annual Report on Form 10-K for            reference
         the fiscal year ended July 31, 1994) (SEC File No. 0-22906).

10.12    Amendment No. 1 to 1994 Director Stock Option Plan (Incorporated by                 Incorporated by
         reference to the same numbered exhibit filed with the Registrant's Annual              reference
         Report on Form 10-K for the fiscal year ended July 31, 1996) (SEC File
         No. 0-22906).

EXHIBIT                                     DESCRIPTION                                        LOCATION IN
-------                                     -----------                                        -----------
  NO.                                                                                            DOCUMENT
  ---                                                                                            --------
10.13    Form of option agreement evidencing options granted to Donald W. Grinter            Incorporated by
         (72,000 shares), D. Chisholm MacDonald (40,000 shares), David G.                       reference
         Kleeschulte (40,000 shares) and Eugene Ziemba (60,000 shares) pursuant to the Stock Option Plan listed as Exhibit 10.3 above (Incorporated by reference to the same numbered exhibit filed with the Registrant's Annual Report on
         Form 10-K for the fiscal year ended July 31, 1994) (SEC File No. 0-22906).

10.14    Asset Purchase Agreement dated April 3, 1995, between the Company and               Incorporated by
         General Electric Railcar Wheel and Parts Service Corporation  (Incorporated            reference
         by reference to the same numbered exhibit filed with the Registrant's Current
         Report on Form 8-K dated May 15, 1995) (SEC File No. 0-22906).

10.15    1994 Stock Option Plan (Incorporated by reference to the same numbered              Incorporated by
         exhibit filed with the Registrant's Registration Statement on Form S-1                 reference
         originally filed with the Securities and Exchange Commission on April 13,
         1994) (SEC File No. 33-77652).

10.16    Agreement and General Release dated as of October 2, 1996 between Ben R,            Incorporated by
         Yorks and the Company (Incorporated by reference to the same numbered                  reference
         exhibit filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1996) (SEC File No. 0-22906).

21.1     Subsidiaries of the Company (Incorporated by reference to the same numbered         Incorporated by
         exhibit filed with the Registrant's Registration Statement on Form S-1                 reference
         originally filed with the Securities and Exchange Commission on April 13,
         1994) (SEC File No. 33-77652).

23.1     Consent of Independent Public Accountants of ABC                                    Filed herewith

23.2     Consent of Independent Public Accountants of NACO                                   Filed herewith

23.3     Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1 and 8.1)             To be filed by
                                                                                                amendment

23.4     Consent of Schiff Hardin & Waite (included in Exhibit 8.2)                          To be filed by
                                                                                                amendment

23.5     Consent of Salomon Smith Barney Inc. to the inclusion of their opinion as           Filed herewith
         Exhibit B to the Proxy Statement/Prospectus included herein

23.6     Consent of  Robert W. Baird & Co. Incorporated to the inclusion of their            Filed herewith
         opinion as Exhibit C to the Proxy Statement/Prospectus included herein

24.1     Powers of Attorney                                                                  Filed herewith

EXHIBIT                                     DESCRIPTION                                        LOCATION IN
-------                                     -----------                                        -----------
  NO.                                                                                            DOCUMENT
  ---                                                                                            --------

27.2     NACO Financial Data Schedule                                                        To be filed by
                                                                                                amendment

99.1     Consent of Joseph A. Seher to be named a director of ABC                            Filed herewith

99.2     Consent of Richard A. Drexler to be named a director of ABC                         Filed herewith

99.3     Consent of Daniel W. Duval to be named a director of ABC                            Filed herewith

99.4     Consent of Willard H. Thompson to be named a director of ABC                        Filed herewith

99.5     Form of proxy to be used at the ABC stockholders meeting                            To be filed by
                                                                                                amendment